As filed with the Securities and Exchange Commission on July 7, 2021

Registration No. 333-257373

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Latch, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5072 (Primary Standard Industrial Classification Code Number)	85-3087759 (I.R.S. Employer Identification No.)

508 West 26th Street, Suite 6G

New York, New York 10011

(917) 338-3915

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Priyen Patel

Vice President of Legal

508 West 26th Street, Suite 6G

New York, New York 10011

(917) 338-3915

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc D. Jaffe

Ryan J. Maierson

Nick S. Dhesi

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 906-1200

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Common Stock, par value $0.0001 per share	15,333,301(2)	$11.50 (3)	$176,332,961.50	$19,237.93
Common Stock, par value $0.0001 per share	1,000,000(4)	$12.47(5)	$12,470,000	$1,360.48
Secondary Offering:
Common Stock, par value $0.0001 per share	81,264,674(6)	$12.22 (7)	$993,054,316.28	$108,342.23
Warrants to purchase Common Stock	5,333,334 (8)	—	—	— (9)
Total			$1,181,857,277.78	$128,940.64(10)

(1)

Pursuant to Rule 416 under the Securities Act (as defined below), this registration statement also covers any additional number of shares of Common Stock (as defined below) issuable upon stock splits, stock dividends or other distribution, recapitalization or similar events with respect to the shares of Common Stock being registered pursuant to this registration statement.

(2)

Consists of (a) 5,333,334 shares of Common Stock issuable upon the exercise of 5,333,334 Private Placement Warrants (as defined below) by the holders thereof and (b) 9,999,967 shares of Common Stock issuable upon the exercise of 9,999,967 Public Warrants (as defined below) by the holders thereof.

(3)	The price per share is based upon the exercise price per Warrant (as defined below) of $11.50 per share.
(4)	Consists of 1,000,000 shares of Common Stock reserved for issuance upon the exercise of Options (as defined below).
(5)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $12.47, which is the average of the high ($12.70) and low ($12.24) prices of the Common Stock on Nasdaq (as defined below) on June 30, 2021.

(6)

Represents the resale of 81,264,674 shares of Common Stock by the Selling Securityholders (as defined below), which includes 5,333,334 shares of Common Stock issuable upon the exercise of Private Placement Warrants by the holders thereof.

(7)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $12.22, which is the average of the high ($12.73) and low ($11.71) prices of the Common Stock on Nasdaq on June 21, 2021.

(8)	Represents the resale by the Selling Securityholders of 5,333,334 Private Placement Warrants.
(9)	In accordance with Rule 457(g), the entire registration fee for the Warrants is allocated to the shares of Common Stock underlying the Warrants, and no separate fee is payable for the Warrants.
(10)

Includes a registration fee of $127,580.16 previously paid with respect to the shares of Common Stock listed in the calculation of registration fee table for the registration statement on Form S-1 filed by the Registrant on June 25, 2021. An additional registration fee of $1,360.48 is being paid with respect to the additional 1,000,000 shares of Common Stock being registered hereby.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Preliminary Prospectus dated July 7, 2021.

PROSPECTUS

Latch, Inc.

Up to 16,333,301 Shares of Common Stock Issuable Upon Exercise of Warrants and Options

Up to 81,264,674 Shares of Common Stock

Up to 5,333,334 Warrants

This prospectus relates to the issuance by us of up to an aggregate of up to 16,333,301 shares of our common stock, $0.0001 par value per share (“Common Stock”), which consists of (i) up to 5,333,334 shares of Common Stock that are issuable upon the exercise of 5,333,334 warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering of TS Innovation Acquisitions Corp., a Delaware corporation (“TSIA”), by the holders thereof, (ii) up to 9,999,967 shares of Common Stock that are issuable upon the exercise of 9,999,967 warrants (the “Public Warrants,” and together with the Private Placement Warrants, the “Warrants”) originally issued in the initial public offering of TSIA, by the holders thereof, and (iii) up to 1,000,000 shares of Common Stock reserved for issuance upon the exercise of options to purchase Common Stock (“Options”) held by certain of our former employees. We will receive the proceeds from any exercise of any Warrants or Options for cash.

This prospectus also relates to the offer and sale from time to time by the selling securityholders (including their transferees, donees, pledgees and other successors-in-interest) named in this prospectus (the “Selling Securityholders”) of (i) up to 81,264,674 shares of Common Stock (including up to 5,333,334 shares of Common Stock that may be issued upon exercise of the Private Placement Warrants) and (ii) up to 5,333,334 Warrants. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares of Common Stock or Warrants in the section entitled “Plan of Distribution.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock and Public Warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “LTCH” and “LTCHW,” respectively. On July 6, 2021, the closing price of our Common Stock was $12.47 and the closing price for our Public Warrants was $3.75.

We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Common Stock.

Our business and investment in our Common Stock involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                .

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may sell up to 81,264,674 shares of Common Stock and up to 5,333,334 Warrants from time to time in one or more offerings as described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of the Warrants and the issuance by us of the shares of Common Stock reserved for issuance upon the exercise of Options held by certain of our former employees. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants or Options pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants or Options for cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

On June 4, 2021 (the “Closing Date”), we consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated as of January 24, 2021 (the “Merger Agreement”), by and among the Company (formerly known as TS Innovation Acquisitions Corp.), Latch Systems, Inc. (formerly known as Latch, Inc.) (“Legacy Latch”), and Lionet Merger Sub Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub merged with and into Legacy Latch, with Legacy Latch becoming our wholly owned subsidiary (the “Business Combination” and, collectively with the other transactions described in the Merger Agreement, the “Transactions”). On the Closing Date, and in connection with the closing of the Transactions (the “Closing”), we changed our name to Latch, Inc.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” and “Latch” refer to the consolidated operations of Latch, Inc. and its subsidiaries. References to “TSIA” refer to the Company prior to the consummation of the Business Combination and references to “Legacy Latch” refer to Latch Systems, Inc. prior to the consummation of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described under the section in this prospectus titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following:

•	the impact of the COVID-19 pandemic on our business, financial condition and results of operations;

•	our ability to realize the benefits of the Business Combination;

•	legal proceedings, regulatory disputes, and governmental inquiries;

•	privacy and data protection laws, privacy or data breaches, or the loss of data;

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;

•	any defects in new products or enhancements to existing products;

•	our ability to continue to develop new products and innovations to meet constantly evolving customer demands;

•	our ability to hire, retain, manage and motivate employees, including key personnel;

•	our ability to enhance future operating and financial results;

•	compliance with laws and regulations applicable to our business;

•	our ability to upgrade and maintain our information technology systems;

•	our ability to acquire and protect intellectual property; and

•	our ability to successfully deploy the proceeds from the Business Combination.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 6 and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our Common Stock or Warrants.

Overview

Latch is an enterprise technology company focused on revolutionizing how people experience spaces by making spaces better places to live, work, and visit. Latch has created a full-building operating system, LatchOS, which addresses the essential requirements of modern buildings. Our LatchOS system streamlines building operations, enhances the resident experience, and enables efficient interactions with service providers. Our product offerings, designed to optimize the resident experience, include smart access, delivery and guest management, smart home and sensors, connectivity, and resident experience. We combine hardware, software, and services into a holistic system that makes spaces more enjoyable for residents, more efficient and profitable for building operators, and more convenient for service providers.

LatchOS enables spaces across North America. Throughout 2020, approximately 1 in 10 newly constructed multi-family apartment home units in the United States were equipped with Latch products and installed across 35 states and Canada, from affordable housing in Baltimore, to historic buildings in Manhattan, to luxury towers in the Midwest. Latch works with real estate developers, large and small, ranging from the largest real estate companies in the world to passionate local owners.

We engage with customers early in their new construction or renovation process, helping establish Latch as the technology consultant for the building. LatchOS is made up of modules, enabling essential capabilities for modern buildings. Building owners have the flexibility to select LatchOS modules to match their specific building or portfolio’s needs. LatchOS software starting pricing ranges from $7-12 per apartment per month, depending on which capabilities the building owner selects, for the LatchOS modules Smart Access, Smart Home, and Guest Management. Customers also purchase our first party and partner devices upfront to go along with the LatchOS modules they choose.

Our sales strategy is simple, repeatable, scalable, and unique. We engage directly with our customers to ensure they have the best possible experience with Latch and our partners from sale to installation to the lease-up. Latch engages with customers early in their construction or renovation process, establishing Latch as a technology advisor to the building. This engagement enables us to provide more technology advice early in the development process and creates high revenue visibility. Our customers sign letters of intent (“LOIs”) specifying which software and devices they want to receive and on which dates. This approach leads to multi-year software contracts, direct feedback loops with our customers and their residents, local and regional market insights, and a complete picture of the ever-changing demands of building operators. The installation timeline can range from six to 18 months after signing the LOI, depending on the construction schedule. We continuously evolve our products and add new features between signing the LOI and the time of installation.

Currently, we primarily serve the rental homes markets in North America. Based on internal research and external reporting, we estimate there are approximately 32 million multi-family apartment home units in North America. Today we primarily serve new construction and retrofit buildings. Since our launch in 2017, we have seen the share of our business coming from retrofit opportunities increase significantly: a trend we expect to continue over the medium term. We also serve the single-family rental market through our existing relationships with large real estate developers and owners. Based on internal research and external reporting, we estimate there are 15 million single-family rental home units in North America.

Background

We were incorporated as Strategic Acquisitions Corp. on September 18, 2020 and changed our name to TS Innovation Acquisitions Corp. on September 21, 2020. On June 4, 2021, we closed the Business Combination with Legacy Latch, as a result of which Legacy Latch became a wholly-owned subsidiary of ours, and we changed our name to Latch, Inc. While we are the legal acquirer of Legacy Latch in the Business Combination, Legacy Latch is deemed to be the accounting acquirer, and the historical financial statements of Legacy Latch became the historical financial statements of the Company upon the Closing of the Transactions.

At the effective time of the Business Combination (the “Effective Time”), each share of Legacy Latch preferred stock and common stock issued and outstanding immediately prior to the Effective Time converted into the right to receive 0.8971 shares of our Common Stock. In addition, each share of our Class B common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time converted into one share of Common Stock (of which 738,000 shares are subject to certain vesting conditions).

On January 24, 2021, in connection with the execution of the Merger Agreement, TSIA entered into subscription agreements (collectively, the “Subscription Agreements”) with certain parties subscribing for shares of TSIA’s Class A common stock, par value $0.0001 per share (“TSIA Class A Common Stock,” and such parties, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and TSIA agreed to sell to the Subscribers, (i) an aggregate of 19,000,000 shares of TSIA Class A Common Stock, for a purchase price of $10.00 per share and at an aggregate purchase price of $190,000,000, plus (ii) a number of shares of TSIA Class A Common Stock at a purchase price of $10.00 per share. Immediately prior to the closing of the Business Combination, we issued and sold 19,255,030 shares of our Common Stock to the Subscribers for aggregate gross proceeds to us of approximately $192.6 million (the “PIPE Investment”).

The rights of holders of our Common Stock and Warrants are governed by our second amended and restated certificate of incorporation (the “certificate of incorporation”), our amended and restated bylaws (the “bylaws”), and the Delaware General Corporation Law (the “DGCL”), and, in the case of the Warrants, the Warrant Agreement, dated as of November 9, 2020, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”). See the section entitled “Description of Capital Stock.”

Risk Factors

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include the following:

•	We are an early-stage company with a history of losses. We have not been profitable historically and may not achieve or maintain profitability in the future.

•	Our rapid growth and the quickly changing markets in which we operate make it difficult to evaluate our current business and future prospects, which may increase the risk of investing in our stock.

•

If we are unable to develop new solutions, adapt to technological change, sell our software, services, and products into new markets or further penetrate existing markets, our revenue may not grow as expected.

•

If our security controls are breached or unauthorized or inadvertent access to customer information or other data or to control or view systems are otherwise obtained, our products, software or services may be perceived as insecure, our business may be harmed, and we may incur significant liabilities.

•

We operate in the emerging and evolving smart building technology industry, which may develop more slowly or differently than we expect. If the smart building technology industry does not grow as we expect, or if we cannot expand our platforms and solutions to meet the demands of this market, our revenue may decline, fail to grow or fail to grow at an accelerated rate, and we may incur operating losses.

•	We are in the process of expanding our international operations, which exposes us to significant risks.

•

The markets in which we participate could become competitive and many companies, including large technology companies, point solution providers such as traditional lock companies, and other managed service providers, may target the markets in which we do business, including the smart building technology industry. If we are unable to compete effectively with these potential competitors, our sales and profitability could be adversely affected.

•

Customers may choose to adopt point products that provide control of discrete functions rather than adopting our integrated LatchOS platform. If we are unable to increase market awareness of the benefits of our unified solutions, our revenue may not continue to grow, or it may decline.

•	If we are unable to acquire necessary intellectual property or adequately protect our intellectual property, we could be competitively disadvantaged.

•	Accusations of infringement of third-party intellectual property rights could materially and adversely affect our business.

•

We collect, store, process, and use personal information and other customer data, which subjects us to legal obligations and laws and regulations related to security and privacy, and any actual or perceived failure to meet those obligations could harm our business.

•	We rely on a limited number of suppliers, manufacturers, and logistics partners for our products. A loss of any of these partners could negatively affect our business.

•

Increases in component costs, long lead times, supply shortages, and supply changes could disrupt our supply chain and have an adverse effect on our business, financial condition, and operating results

•	Our smart building technology is subject to varying state and local regulations, which may be updated from time to time.

Corporate Information

We were incorporated under the laws of the state of Delaware on September 18, 2020 under the name Strategic Acquisitions Corp. and changed our name to TS Innovation Acquisitions Corp. on September 21, 2020. Upon the closing of the Business Combination, we changed our name to Latch, Inc. Our principal executive offices are located at 508 West 26th Street, Suite 6G, New York, New York 10001, and our telephone number is (917) 338-3915. Our website address is www.latch.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•

the option to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•

exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering of our securities. However, if (i) our annual gross revenue exceeds $1.07 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Shares of Common Stock offered by us	15,333,301 shares issuable upon exercise of Warrants and 1,000,000 shares of Common Stock reserved for issuance upon the exercise of Options.

Shares of Common Stock offered by the Selling Securityholders	81,264,674 shares.

Shares of Common Stock outstanding prior to the exercise of all Warrants and the issuance of shares of Common Stock reserved for issuance upon the exercise of Options	141,260,318 shares (as of June 21, 2021).

Shares of Common Stock outstanding assuming the exercise of all Warrants and the issuance of shares of Common Stock reserved for issuance upon the exercise of Options	157,593,619 shares (as of June 21, 2021).

Warrants offered by the Selling Securityholders	5,333,334 Warrants.

Warrants outstanding	15,333,301 Warrants (as of June 21, 2021).

Exercise price per share pursuant to the Warrants	$11.50

Use of proceeds	We will not receive any proceeds from the sale of shares by the Selling Securityholders. We will receive the proceeds from any exercise of the Warrants or Options for cash, which we intend to use for general corporate and working capital purposes.

Risk factors	You should carefully read the “Risk Factors” beginning on page 6 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock or Warrants.

Nasdaq symbol for our Common Stock	“LTCH”

Nasdaq symbol for our Warrants	“LTCHW”

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our Common Stock or Warrants. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock and Warrants could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Risks Related to Our Business and Industry

We are an early-stage company with a history of losses. We have not been profitable historically and may not achieve or maintain profitability in the future.

We experienced net losses in each year since inception, including net losses of $66.0 million and $50.2 million, respectively, for the years ended December 31, 2020 and 2019. We believe we will continue to incur operating losses and negative cash flow in the near-term as we continue to invest significantly in our business, in particular to enhance and develop new LatchOS modules, services, and products to position us for future growth. Additionally, we have incurred substantial losses and expended significant resources upfront to market, promote and sell our solutions and products and expect to continue to do so in the future. We also expect to continue to invest for future growth, including for customer acquisition, technology infrastructure, services development, international expansion, and expansion into new verticals. In addition, as a public company, we incur significant accounting, legal, and other expenses.

We expect to continue to incur losses for at least the foreseeable future and will have to generate and sustain increased revenues to achieve future profitability. Achieving profitability will require us to increase revenues, manage our cost structure, and avoid significant liabilities. Revenue growth may slow, revenues may decline, or we may incur significant losses in the future for a number of possible reasons, including general macroeconomic conditions, increasing competition (including competitive pricing pressures), a decrease in the growth of the markets in which we compete, or if we fail for any reason to continue to capitalize on growth opportunities. Additionally, we may encounter unforeseen operating expenses, difficulties, complications, delays, service delivery, and quality problems and other unknown factors that may result in losses in future periods. If these losses exceed our expectations or our revenue growth expectations are not met in future periods, our financial performance will be harmed and the price of our Common Stock and Warrants could be volatile or decline.

Our operating results and financial condition may fluctuate from period to period.

Our operating results and financial condition fluctuate from quarter-to-quarter and year-to-year and are likely to continue to vary due to a number of factors, many of which will not be within our control. Both our business and the smart building technology industry are changing and evolving rapidly, and our historical operating results may not be useful in predicting our future operating results. If our operating results do not meet the guidance that we provide to the marketplace or the expectations of securities analysts or investors, the market price of our Common Stock and Warrants will likely decline. Fluctuations in our operating results and financial condition may be due to a number of factors, including:

•	the portion of our revenue attributable to software-as-a-service (“SaaS”) versus hardware and other sales;

•	fluctuations in demand, including due to seasonality, for our platform and solutions;

•	changes in pricing by us in response to competitive pricing actions;

•	the ability of our hardware vendors to continue to manufacture high-quality products and to supply sufficient products to meet our demands;

•	the timing and success of introductions of new solutions, products or upgrades by us or our competitors;

•	changes in our business and pricing policies or those of our competitors;

•	the ability to accurately forecast revenue;

•	our ability to control costs, including our operating expenses and the costs of the hardware we purchase;

•	competition, including entry into the industry by new competitors and new offerings by existing competitors;

•	our ability to successfully manage any future acquisitions and integrations of businesses;

•	issues related to introductions of new or improved products such as shortages of prior generation products or short-term decreased demand for next generation products;

•	the amount and timing of expenditures, including those related to expanding our operations, increasing research and development, introducing new solutions or paying litigation expenses;

•	the ability to effectively manage growth within existing and new markets domestically and abroad;

•	changes in the payment terms for our platform and solutions;

•	the strength of regional, national and global economies;

•	changes in the fair values of our financial instruments (including the Warrants); and

•	the impact of natural disasters or manmade problems such as terrorism.

Due to the foregoing factors, and the other risks discussed in this prospectus, you should not rely on quarter-over-quarter and year-over-year comparisons of our operating results as an indicator of our future performance.

Our rapid growth and the quickly changing markets in which we operate make it difficult to evaluate our current business and future prospects, which may increase the risk of investing in our Common Stock or Warrants.

We have grown rapidly since 2017 when we introduced our smart building technology. We have encountered and expect to continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly changing markets. If our assumptions regarding these uncertainties are incorrect or change in reaction to changes in our markets, or if we do not manage or address these risks successfully, our results of operations could differ materially from our expectations, and our business could suffer.

Growth may place significant demands on our management and our operational and financial infrastructure and require us to commit substantial financial, operational and technical resources to attract, service, and retain an increasing number of customers. If we are unable to hire, retain, manage and motivate our employees, we may not be able to grow effectively, and our business, results of operations and financial condition could be adversely affected.

We have recently experienced substantial growth in our business. This growth has placed and may continue to place significant demands on our management, and our operational and financial infrastructure. As our operations grow in size, scope, and complexity, we will need to increase our sales and marketing efforts and add additional sales and marketing personnel and senior management in various regions worldwide and improve and upgrade our systems and infrastructure to attract, service, and retain an increasing number of customers. For example, we plan to explore opportunities for international expansion and extend our offerings to current customers by introducing new software, services and products. The expansion of our systems and infrastructure will require us to commit substantial financial, operational, and technical resources in advance of an increase in the volume of business, with no assurance that the volume of business will increase. Any such additional capital investments will increase our cost base.

Continued growth could also strain our ability to maintain reliable service levels for our customers, develop and improve our operational, financial and management controls, enhance our billing and reporting systems and procedures and recruit, train and retain highly skilled personnel. Competition for highly skilled personnel is often intense, especially in New York City and San Francisco, where we have a substantial presence and need for highly skilled personnel. We may not be successful in attracting, integrating, or retaining qualified personnel to fulfill our current or future needs, including, but not limited to, senior management, engineers, designers, product managers, operations, logistics, and supply chain personnel. We have from time to time experienced, and we expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. The loss of services of senior management or other key employees could significantly delay or prevent the achievement of our development and strategic objectives. In particular, we depend to a considerable degree on the vision, skills, experience, and effort of our co-founder, Chairman, and Chief Executive Officer, Luke Schoenfelder. The replacement of senior management or other key personnel would likely involve significant time and costs, and such loss could significantly delay or prevent the achievement of our business objectives and future growth.

In addition, our existing systems, processes, and controls may not prevent or detect all errors, omissions, or fraud. We may also experience difficulties in managing improvements to our systems, processes, and controls or in connection with third-party software licensed to help us with such improvements. Any future growth, particularly any additional international expansion, would add complexity to our organization and require effective communication and coordination throughout our organization. Additionally, our productivity and the quality of our solutions and services may be adversely affected if we do not integrate and train our new employees quickly and effectively. If we fail to achieve the necessary level of efficiency in our organization as we grow, our business, results of operations and financial condition could be materially and adversely affected.

Our future operating results will rely in part upon the successful execution of our strategic partnerships, which may not be successful. If these companies choose not to partner with us, our business and results of operations may be harmed.

A strategic partnership between two independent businesses is a complex, costly, and time-consuming process that will require significant management attention and resources. Realizing the benefits of our strategic partnerships, particularly our relationships with Google Nest, Honeywell, ecobee, Jasco, Leviton and Sonos, among others, will depend in part on our ability to work with our strategic partners to develop, integrate, market and sell co-branded solutions. In particular, working with major technology platforms and their products and services may take an extended period of time to deliver. Setting up and maintaining the operations and processes necessary for these strategic partnerships may cause us to incur significant costs, disrupt our business and, if implemented ineffectively, would limit the expected benefits to us. In addition, the process of bringing third-party solutions to market may take longer than anticipated, which could negate or reduce our anticipated benefits and revenue opportunities, and it may be necessary in the future to renegotiate agreements relating to various aspects of these solutions or other third-party solutions. The failure to successfully and timely implement and operate our strategic partnerships could harm our ability to realize the anticipated benefits of these partnerships and could adversely affect our business, financial condition, cash flows and results of operations. In addition, if these third-party solution providers choose not to partner with us, choose to integrate their solutions with our competitors’ platforms, or are unable or unwilling to update their solutions, our business, financial condition, cash flows and results of operations could be harmed.

If our security controls are breached or unauthorized or inadvertent access to customer information or other data or to control or view systems are otherwise obtained, our products, software or services may be perceived as insecure, our business may be harmed, and we may incur significant liabilities.

Use of our solutions involves the storage, transmission and processing of personal, payment, credit and other confidential and private information of our customers, and may in certain cases permit access to our customers’ homes or property or help secure them. We also maintain and process confidential and proprietary information in our business, including our employees’ and contractors’ personal information and confidential business information. We rely on proprietary and commercially available systems, software, tools and monitoring to protect against unauthorized use or access of the information we process and maintain. Our services and the networks and information systems we utilize in our business are at risk for breaches as a result of third-party action, employee or partner error, malfeasance, or other factors.

Criminals and other nefarious actors are using increasingly sophisticated methods, including cyber-attacks, phishing, social engineering and other illicit acts to capture, access, or alter various types of information, to engage in illegal activities such as fraud and identity theft, and to expose and exploit potential security and privacy vulnerabilities in corporate systems and websites. Unauthorized intrusion into the portions of our systems and networks and data storage devices that process and store customer confidential and private information, the loss of such information or the deployment of malware or other harmful code to our services or our networks or systems may result in negative consequences, including the actual or alleged malfunction of our products, software or services. In addition, third parties, including our partners, could also be sources of security risks to us in the event of a failure of their own security systems and infrastructure. The threats we and our partners face continue to evolve and are difficult to predict due to advances in computer capabilities, new discoveries in the field of cryptography and new and sophisticated methods used by criminals. There can be no assurances that our defensive measures will prevent cyber-attacks or that we will discover network or system intrusions or other breaches on a timely basis or at all. We cannot be certain that we will not suffer a compromise or breach of the technology protecting the systems or networks that house or access our software, services and products or on which we or our partners process or store personal information or other sensitive information or data, or that any such incident will not be believed or reported to have occurred. Any such actual or perceived compromises or breaches to systems, or unauthorized access to our customers’ data, products, software or services, or acquisition or loss of data, whether suffered by us, our partners or other third parties, whether as a result of employee error or malfeasance or otherwise, could harm our business. They could, for example, cause interruptions in operations, loss of data, loss of confidence in our services, software and products and damage to our reputation, and could limit the adoption of our software, services and products. They could also subject us to costs, regulatory investigations and orders, litigation, contract damages, indemnity demands and other liabilities and materially and adversely affect our customer base, sales, revenues and profits. Any of these could, in turn, have a material adverse impact on our business, financial condition, cash flows or results of operations.

If such an event results in unauthorized access to or loss of any data subject to data privacy and security laws and regulations, then we could be subject to substantial fines by U.S. federal and state authorities, foreign data privacy authorities around the world and private claims by companies or individuals. A cyber-attack may cause additional costs, such as investigative and remediation costs, and the costs of providing individuals and/or data owners with notice of the breach, legal fees, and the costs of any additional fraud detection activities required by law, a court or a third-party. Additionally, some of our customer contracts require us to indemnify customers from damages they may incur as a result of a breach of our systems. There can be no assurance that the limitation of liability provisions in our contracts for a security breach would be enforceable or would otherwise protect us from any such liabilities or damages with respect to any particular claim.

Further, if a high profile security breach occurs with respect to another provider of smart building solutions, our customers and potential customers may lose trust in the security of our services or in the smart building technology industry generally, which could adversely impact our ability to retain existing customers or attract new ones. Even in the absence of any security breach, customer concerns about security, privacy or data protection may deter them from using our software, services and products.

Our insurance policies covering errors and omissions and certain security and privacy damages and claim expenses may not be sufficient to compensate for all potential liability. Although we maintain cyber liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all.

Our new integrated direct selling and deployment strategy may subject us to additional risks.

Historically, our channel partners have contracted with building owners to own the full scope of installation and service of our smart access products. However, we have launched a new integrated direct selling and deployment strategy targeted at our larger enterprise accounts in which we directly own the full scope of installation and service of our products with the building. This new strategy may involve significant risks and uncertainties, including distraction of management from other business operations, significant research and development costs and time, sales and marketing, and other resources to be dedicated to the new strategy at the expense of time dedicated to our other business operations, generation of insufficient revenue to offset expenses associated with the new strategy, inadequate return of capital, increased exposure to liability for improper installation, and other risks that we may not have adequately anticipated. Because new strategies and initiatives are inherently risky, our new integrated direct selling and deployment strategy may not be successful and could materially adversely affect our business, results of operations and financial condition.

We may be unable to attract new customers and maintain customer satisfaction with current customers, which could have an adverse effect on our business and rate of growth.

We have experienced significant customer growth over the past several years. Our continued business and revenue growth is dependent on our ability to continuously attract and retain customers, and we cannot be sure that we will be successful in these efforts, or that customer retention levels will not materially decline. There are a number of factors that could lead to a decline in customer levels or that could prevent us from increasing our customer levels, including:

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our failure to introduce new features, products, or services that customers find engaging or our introduction of new products or services, or changes to existing products and services that are not favorably received;

•	harm to our brand and reputation;

•	pricing and perceived value of our offerings;

•	our inability to deliver quality products, software, and services;

•	our customers engaging with competitive software, services and products;

•	technical or other problems preventing customers from using our software, services and products in a rapid and reliable manner or otherwise affecting the customer experience;

•	deterioration of the real estate industry, including declining levels of new construction of multi-family and single family rental buildings and reduced spending in the real estate industry;

•	unsatisfactory experiences with the delivery, installation, or service of our products; and

•	deteriorating general economic conditions or a change in consumer spending preferences or buying trends.

Additionally, further expansion into international markets such as Germany, France, and the United Kingdom will create new challenges in attracting and retaining customers that we may not successfully address. As a result of these factors, we cannot be sure that our customer levels will be adequate to maintain or permit the expansion of our operations. A decline in customer levels could have an adverse effect on our business, financial condition, and operating results.

We rely on certain third-party providers of licensed software and services that are important to the operations of our business.

Certain aspects of the operation of our business depend on third-party software and service providers. We rely on certain software technology that we license from third parties and use in our software, services and products to perform key functions and provide critical functionality. With regard to licensed software technology, we are, to a certain extent, dependent upon the ability of third parties to maintain, enhance or develop their software and services on a timely and cost-effective basis, to meet industry technological standards, to deliver software and services that are free of defects or security vulnerabilities, and to ensure their software and services are free from disruptions or interruptions. Further, these third-party services and software licenses may not always be available to us on commercially reasonable terms or at all.

If our agreements with third-party software or services vendors are not renewed or the third-party software or services become obsolete, fail to function properly, are incompatible with future versions of our products or services, are defective or otherwise fail to address our needs, there is no assurance that we would be able to replace the functionality provided by the third-party software or services with software or services from alternative providers. Furthermore, even if we obtain licenses to alternative software or services that provide the functionality we need, we may be required to replace hardware installed at our customers’ apartment buildings or homes to affect our integration of or migration to alternative software products. Any of these factors could have a material adverse effect on our financial condition, cash flows or results of operations.

We rely on our channel partner network for successful deployment of our products as onsite product specialists, and the inability of our channel partners to perform installation and deployment services, or the loss of key channel partners, could adversely affect our operating results.

Our certified channel partners are third-party onsite product specialists that provide specific knowledge and expertise to assist in the sale and deployment of Latch products. We provide our channel partners with specific training and programs to assist them in selling and deploying our software, services and products, but there can be no assurance that these steps will be effective. In addition, our channel partners may be unsuccessful in selling and supporting our software, services and products. In the future, these partners may also market, sell, and support products and services that are competitive with ours and may devote more resources to the marketing, sales and support of such competitive products. We cannot assure you that we will retain these channel partners or that we will be able to secure additional or replacement channel partners. The loss of one or more of our significant channel partners or a decline in the number or size of orders from any of them could harm our results of operations. In addition, any new channel partner requires training and may take several weeks or more to achieve productivity. Our channel partner sales structure could subject us to lawsuits, potential liability and reputational harm if, for example, any of our channel partners misrepresents the functionality of our software, services, or products to customers or violates laws or our corporate policies. If we fail to effectively manage our existing sales channels, if our channel partners are unsuccessful in fulfilling the orders for our products, or if we are unable to enter into arrangements with, and retain a sufficient number of, high quality channel partners in each of the regions in which we sell products and services and keep them motivated to sell our products, our ability to sell our products and results of operations will be harmed.

Potential customer turnover in the future, or costs we incur to retain and upsell our customers, could materially and adversely affect our financial performance.

Our customers have no obligation to renew their contracts for our software services after the expiration of the initial term, which on average is more than six years. In the event that these customers do renew their contracts, they may choose to renew for fewer units, shorter contract lengths, or for less expensive subscriptions. We cannot predict the renewal rates for customers that have entered into software contracts with us.

Customer turnover, as well as reductions in the number of units for which a customer subscribes, each could have a significant impact on our results of operations, as does the cost we incur in our efforts to retain our customers and encourage them to upgrade their services and increase the number of their units that use our software, services, and products. Our turnover rate could increase in the future if customers are not satisfied with our software, services, and products, the value proposition of our services or our ability to otherwise meet their needs and expectations. Turnover and reductions in the number of booked units may also increase due to factors beyond our control, including the failure or unwillingness of customers to pay for our software, services, and products due to financial constraints and the impact of a slowing economy. There is no guarantee that the number of booked units will convert into actual deliveries, or will convert into deliveries within the timeframe we anticipate. If a significant number of customers terminate, reduce, or fail to renew their software contracts, or if a number of booked units do not convert to deliveries, we may be required to incur significantly higher marketing expenditures than we currently anticipate in order to increase the number of new customers or to upsell existing customers, and such additional marketing expenditures could harm our business and results of operations.

Our future success also depends in part on our ability to sell additional functionalities to our current customers and to sell into our customers’ future projects. This may require increasingly sophisticated and more costly sales efforts, technologies, tools and a longer sales cycle. Any increase in the costs necessary to upgrade, expand and retain existing customers could materially and adversely affect our financial performance. If our efforts to convince customers to add units and, in the future, to purchase additional functionalities are not successful, our business may suffer. In addition, such increased costs could cause us to increase our rates, which could increase our turnover rate.

If we are unable to develop new solutions, adapt to technological change, sell our software, services and products into new markets or further penetrate our existing markets, our revenue may not grow as expected.

Our ability to increase sales will depend, in large part, on our ability to enhance and improve our platforms, software, services, and products, introduce new software, services, and products in a timely manner, sell into new markets and further penetrate our existing markets. The success of any enhancement or new platform, software, services and products depends on several factors, including the timely completion, introduction and market acceptance of enhanced or new software, services and products, the ability to maintain and develop relationships with partners and vendors, the ability to attract, retain and effectively train sales and marketing personnel, the effectiveness of our marketing programs, and the ability of our software, services, and products to maintain compatibility with a wide range of connected devices. Any new product or service we develop or acquire may not be introduced in a timely or cost-effective manner, and may not achieve the broad market acceptance necessary to generate significant revenue. Any new markets into which we attempt to sell our software, services and products, including new vertical markets (e.g., commercial office) and new countries or regions, may not be receptive. Our ability to further penetrate our existing markets depends on the quality, availability and reliability of our software, services and products and our ability to design our software, services and products to meet customer demand. Similarly, if any of our potential competitors implement new technologies before we are able to implement ours, those competitors may be able to provide more effective products, possibly at lower prices. Any delay or failure in the introduction of new or enhanced solutions could harm our business, financial condition, cash flows and results of operations.

We operate in the emerging and evolving smart building technology industry, which may develop more slowly or differently than we expect. If the smart building technology industry does not grow as we expect, or if we cannot expand our platforms and solutions to meet the demands of this market, our revenue may decline, fail to grow or fail to grow at an accelerated rate, and we may incur operating losses.

The market for integrated smart building solutions, such as home automation, security monitoring, video monitoring, energy management and building services, is in an early stage of development, and it is uncertain how rapidly or how consistently this market will develop and the degree to which our platforms and solutions will be accepted into the markets in which we operate. Some customers may be reluctant or unwilling to use our platforms and solutions for a number of reasons, including satisfaction with traditional solutions, concerns about additional costs, concerns about data privacy, and lack of awareness of the benefits of our platforms and solutions. Our ability to expand the sales of our platforms and solutions into new markets depends on several factors, including the reputation and recognition of our platforms and solutions, the timely completion, introduction and market acceptance of our platforms and solutions, the ability to attract, retain and effectively train sales and marketing personnel, the ability to develop relationships with service providers, the effectiveness of our marketing programs, the costs of our platforms and solutions and the success of our competitors. If we are unsuccessful in developing and marketing our platforms and solutions into new markets, or if customers do not perceive or value the benefits of our platforms and solutions, the market for our platforms and solutions might not continue to develop or might develop more slowly than we expect, either of which would harm our revenue and growth prospects.

We are in the process of expanding our international operations, which exposes us to significant risks.

We currently have operations in the United States and Canada and are planning to expand our international operations to Germany, France, and the United Kingdom, and may further grow our international presence in the future. The future success of our business will depend, in part, on our ability to expand our operations and customer base worldwide. Operating in international markets requires significant resources and management attention and will subject us to regulatory, economic, and political risks that are different from those in the United States. Due to our limited experience with international operations and developing and managing sales and distribution channels in international markets, our international expansion efforts may not be successful. In addition, we will face risks in doing business internationally that could materially and adversely affect our business, including:

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our ability to comply with differing and evolving technical and environmental standards, telecommunications regulations, building and fire codes, and certification requirements outside the United States;

•	difficulties and costs associated with staffing and managing foreign operations;

•	our ability to effectively price our products and subscriptions in competitive international markets;

•	potentially greater difficulty collecting accounts receivable and longer payment cycles;

•	the need to adapt and localize our products and subscriptions for specific countries;

•	the need to offer customer care in various native languages;

•	reliance on third parties over which we have limited control;

•	availability of reliable network connectivity in targeted areas for expansion;

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lower levels of adoption of credit or debit card usage for Internet related purchases by foreign customers and compliance with various foreign regulations related to credit or debit card processing and data protection requirements;

•	difficulties in understanding and complying with local laws, regulations, and customs in foreign jurisdictions;

•	restrictions on travel to or from countries in which we operate or inability to access certain areas;

•	export controls and economic sanctions;

•	changes in diplomatic and trade relationships, including tariffs and other non-tariff barriers, such as quotas and local content rules;

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U.S. government trade restrictions, including those which may impose restrictions, including prohibitions, on the exportation, re-exportation, sale, shipment or other transfer of programming, technology, components, and/or services to foreign persons;

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our ability to comply with different and evolving laws, rules, and regulations, including the European Union General Data Protection Regulation (the “GDPR”) and other data privacy and data protection laws, rules and regulations;

•	compliance with various anti-bribery and anti-corruption laws such as the Foreign Corrupt Practices Act and U.K. Bribery Act of 2010;

•	more limited protection for intellectual property rights in some countries;

•	adverse tax consequences;

•	fluctuations in currency exchange rates;

•	exchange control regulations, which might restrict or prohibit our conversion of other currencies into U.S. Dollars;

•	restrictions on the transfer of funds;

•	new and different sources of competition;

•	political and economic instability created by the U.K.’s departure from the European Union;

•	deterioration of political relations between the United States and other countries in which we may operate; or

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political or social unrest, economic instability, conflict or war in such countries, or sanctions implemented by the United States against countries in which we operate, all of which could have a material adverse effect on our operations.

We have limited experience with international regulatory environments and market practices and may not be able to penetrate or successfully operate in the markets we choose to enter. In addition, we may incur significant expenses as a result of our international expansion, and we may not be successful. We may face limited brand recognition in certain parts of the world that could lead to non-acceptance or delayed acceptance of our software, services, and products by customers in new markets. Our failure to successfully manage these risks could harm our international operations and have an adverse effect on our business, financial condition, and operating results.

The markets in which we participate could become competitive and many companies, including large technology companies, point solution providers such as traditional lock companies, and other managed service providers, may target the markets in which we do business, including the smart building technology industry. If we are unable to compete effectively with these potential competitors, our sales and profitability could be adversely affected.

The smart building technology industry in which we participate may become competitive and competition may intensify in the future.

Our ability to compete depends on a number of factors, including:

•	our platforms and solutions’ functionality, performance, ease of use, reliability, availability, and cost effectiveness relative to that of our competitors’ products;

•	our success in utilizing new and proprietary technologies to offer solutions and features previously not available in the marketplace;

•	our success in identifying new markets, applications and technologies;

•	our ability to attract and retain partners;

•	our name recognition and reputation;

•	our ability to recruit software engineers and sales and marketing personnel; and

•	our ability to protect our intellectual property.

Customers may prefer to purchase from their existing suppliers rather than a new supplier regardless of product performance or features. In the event a customer decides to evaluate a smart building solution, the customer may be more inclined to select one of our competitors if such competitor’s product offerings are broader or at a better price point than those that we offer.

In connection with the Business Combination, we identified material weaknesses in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements and have other adverse consequences.

A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the financial statements would not be prevented or detected on a timely basis.

We have identified material weaknesses in our internal control over financial reporting that we are currently working to remediate, which relate to: (a) our general segregation of duties, including the review and approval of journal entries; (b) the lack of a formalized risk assessment process; and (c) selection and development of control activities, including over information technology.

Our management has concluded that these material weaknesses in our internal control over financial reporting were due to the fact that we were a private company with limited resources and did not have the necessary business processes and related internal controls formally designed and implemented coupled with the appropriate resources with the appropriate level of experience and technical expertise to oversee our business processes and controls.

Our management is in the process of developing a remediation plan. The material weaknesses will be considered remediated when our management designs and implements effective controls that operate for a sufficient period of time and our management has concluded, through testing, that these controls are effective. Our management will continue to monitor the effectiveness of our remediation plans and will make the changes we determine to be appropriate.

If not remediated, these material weaknesses could result in material misstatements to our annual or interim consolidated financial statements that might not be prevented or detected on a timely basis, or in the delayed filing of required periodic reports.

On April 12, 2021, the staff of the SEC issued a statement regarding the accounting and reporting considerations for Warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Following the issuance of the SEC Statement, on April 29, 2021, TSIA concluded that it was appropriate to restate its previously issued audited financial statements as of and for the period ended December 31, 2020, and as part of such process, TSIA identified a material weakness in its internal controls over financial reporting. As the accounting acquirer in the Business Combination, we will have to address any unremediated material weakness in internal controls over the financial reporting at TSIA, including this material weakness with respect to accounting for TSIA’s Warrants.

If we are unable to assert that our internal control over financial reporting is effective, or if our Independent Registered Public Accounting Firm is unable to express an unqualified opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our Common Stock and Warrants could be adversely affected and we could become subject to litigation or investigations by Nasdaq, the SEC, or other regulatory authorities, which could require additional financial and management resources.

We may expand through acquisitions of, or investments in, other companies, each of which may divert our management’s attention, result in additional dilution to our stockholders, increase expenses, disrupt our operations and harm our results of operations.

Our business strategy may, from time to time, include acquiring or investing in complementary services, technologies or businesses. We cannot assure you that we will successfully identify suitable acquisition candidates, integrate or manage disparate technologies, lines of business, personnel and corporate cultures, realize our business strategy or the expected return on our investment, or manage a geographically dispersed company. Any such acquisition or investment could materially and adversely affect our results of operations. Acquisitions and other strategic investments involve significant risks and uncertainties, including:

•	the potential failure to achieve the expected benefits of the combination or acquisition;

•	unanticipated costs and liabilities;

•	difficulties in integrating new software, services and products, businesses, operations and technology infrastructure in an efficient and effective manner;

•	difficulties in maintaining customer relations;

•	the potential loss of key employees of the acquired businesses;

•	the diversion of the attention of our senior management from the operation of our daily business;

•	the potential adverse effect on our cash position to the extent that we use cash for the purchase price;

•	the potential significant increase of our interest expense, leverage, and debt service requirements if we incur additional debt to pay for an acquisition;

•	the potential issuance of securities that would dilute our stockholders’ percentage ownership;

•	the potential to incur large and immediate write-offs and restructuring and other related expenses; and

•	the inability to maintain uniform standards, controls, policies and procedures.

Any acquisition or investment could expose us to unknown liabilities. Moreover, we cannot assure you that we will realize the anticipated benefits of any acquisition or investment. In addition, our inability to successfully operate and integrate newly acquired businesses appropriately, effectively, and in a timely manner could impair our ability to take advantage of future growth opportunities and other advances in technology, as well as on our revenues, gross margins and expenses.

Customers may choose to adopt point products that provide control of discrete functions rather than adopting our integrated LatchOS platform. If we are unable to increase market awareness of the benefits of our unified solutions, our revenue may not continue to grow, or it may decline.

Many vendors have emerged, and may continue to emerge, to provide point products with advanced functionality for use in buildings, such as a video doorbell, thermostat, or lights that can be controlled by an application on a smartphone. We expect more and more electronics and appliance products to be network-aware and connected—each very likely to have its own smart device (phone or tablet) application. Customers may be attracted to the relatively low costs of these point solution products and the ability to expand their building control solution over time with minimal upfront costs, which may reduce demand for our integrated solutions. If so, building managers that are our current customers may switch and offer the point products and services of competing companies, which would adversely affect our sales and profitability. If a significant number of customers in our target market choose to adopt point products rather than our integrated solutions, then our business, financial condition, cash flows and results of operations will be harmed, and we may not be able to achieve sustained growth or our business may decline.

Changes in effective tax rates, or adverse outcomes resulting from examination of our income or other tax returns, could adversely affect our results of operations and financial condition.

Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expiration of, or lapses in, the research and development tax credit laws;

•	expiration or non-utilization of net operating loss carryforwards;

•	tax effects of share-based compensation;

•	expansion into new jurisdictions;

•	potential challenges to and costs related to implementation and ongoing operation of our intercompany arrangements;

•	changes in tax laws and regulations and accounting principles, or interpretations or applications thereof; and

•	certain non-deductible expenses as a result of acquisitions.

Any changes in our effective tax rate could adversely affect our results of operations.

We may be unable to use some or all of our net operating loss carryforwards, which could materially and adversely affect our reported financial condition and results of operations.

As of December 31, 2020, we had approximately $18.2 million in federal net operating loss carryforwards available to offset future taxable income that will begin to expire in 2034 and approximately $132.4 million in federal net operating loss carryforwards available to offset future taxable income that have an indefinite life. As of December 31, 2020, we had approximately $138.3 million in state net operating loss carryforwards available to offset future taxable income. Some of these state net operating losses have an indefinite life and others are subject to different expiration rules.

In addition, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), our ability to utilize net operating loss carryforwards or other tax attributes in any taxable year may be limited if we experience an “ownership change.” A Section 382 “ownership change” generally occurs if one or more stockholders or groups of stockholders, who each own at least 5% of our stock, increase their collective ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Similar rules may apply under state tax laws. We have not yet undertaken an analysis of whether the transactions contemplated by the Merger Agreement gave rise to an “ownership change” for purposes of Section 382 of the Internal Revenue Code or whether there are any existing limitations on use with respect to our net operating losses.

It is possible that we will not generate taxable income in time to use our net operating loss carryforwards that are subject to expiration (or that we will not generate taxable income at all). If we have previously had, or have in the future, one or more Section 382 “ownership changes,” we may not be able to utilize a material portion of our net operating losses, even if we achieve profitability. If we are limited in our ability to use our net operating losses in future years in which we have taxable income, we will pay more taxes than if we were able to fully utilize our net operating losses. This could materially and adversely affect our results of operations.

We may require additional capital to pursue our business objectives and to respond to business opportunities, challenges, or unforeseen circumstances. If capital is not available to us, our business, results of operations, and financial condition may be adversely affected.

We intend to continue to make expenditures and investments to support the growth of our business and may require additional capital to pursue our business objectives and respond to business opportunities, challenges, or unforeseen circumstances, including the need to develop new products or software or enhance our existing products and software, enhance our operating infrastructure, and acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. However, additional funds may not be available when we need them on terms that are acceptable to us, or at all. Any debt financing that we secure in the future could involve restrictive covenants, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. In addition, the restrictive covenants in credit facilities we may secure in the future may restrict us from being able to conduct our operations in a manner required for our business and may restrict our growth, which could have an adverse effect on our business, financial condition, or results of operations.

We cannot assure you that we will be able to comply with any such restrictive covenants. In the event that we are unable to comply with these covenants in the future, we would seek an amendment or waiver of the covenants. We cannot assure you that any such waiver or amendment would be granted. In such an event, we may be required to repay any or all of our existing borrowings, and we cannot assure you that we will be able to borrow under our existing credit agreements, or obtain alternative funding arrangements on commercially reasonable terms, or at all.

In addition, volatility in the credit markets may have an adverse effect on our ability to obtain debt financing. Any future issuances of equity or convertible debt securities could result in significant dilution to our existing stockholders, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our Common Stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges, or unforeseen circumstances could be significantly limited, and our business, results of operations, financial condition and prospects could be materially and adversely affected.

If we are unable to acquire necessary intellectual property or adequately protect our intellectual property, we could be competitively disadvantaged.

Our intellectual property, including our patents, trademarks, copyrights, trade secrets and other proprietary rights, constitutes a significant part of our value. Our success depends, in part, on our ability to protect our proprietary technology, brands and other intellectual property against dilution, infringement, misappropriation and competitive pressure by defending our intellectual property rights. To protect our intellectual property rights, we rely on a combination of patent, trademark, copyright and trade secret laws of the United States, Canada and countries in Europe and Asia and a combination of confidentiality procedures, contractual provisions and other methods, all of which offer only limited protection. In addition, we make efforts to acquire rights to intellectual property necessary for our operations. However, there can be no assurance that these measures will be successful in any given case, particularly in those countries where the laws do not protect our proprietary rights as fully as in the United States.

We own a portfolio of issued U.S. patents and pending U.S. and foreign patent applications that relate to a variety of smart building technology utilized in our business. We may file additional patent applications in the future in the United States and internationally. The process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner all the way through to the successful issuance of a patent. We may choose not to seek patent protection for certain innovations and may choose not to pursue patent protection in certain jurisdictions. In addition, issuance of a patent does not guarantee that we have an absolute right to practice the patented invention.

If we fail to acquire the necessary intellectual property rights or adequately protect or assert our intellectual property rights, competitors may dilute our brands or manufacture and market similar software, services and products or convert our customers, which could adversely affect our market share and results of operations. We may not receive patents or trademarks for all our pending patent and trademark applications, and existing or future patents or licenses may not provide competitive advantages for our software, services and products. Furthermore, it is possible that our patent applications may not issue as granted patents, that the scope of our issued patents will be insufficient or not have the coverage originally sought, or that our issued patents will not provide us with any competitive advantages. Our competitors may challenge, invalidate or avoid the application of our existing or future intellectual property rights that we obtain or license. In addition, patent rights may not prevent our competitors from developing, using or selling products or services that are similar to or address the same market as our software, services and products. The loss of protection for our intellectual property rights could reduce the market value of our brands and our software, services and products, reduce new customer originations or upgrade sales to existing customers, lower our profits, and could have a material adverse effect on our business, financial condition, cash flows or results of operations.

Our policy is to require our employees that were hired to develop material intellectual property included in our products to execute written agreements in which they assign to us their rights in potential inventions and other intellectual property created within the scope of their employment (or, with respect to consultants and service providers, their engagement to develop such intellectual property), but we cannot assure you that we have adequately protected our rights in every such agreement or that we have executed an agreement with every such party. Finally, in order to benefit from the protection of patents and other intellectual property rights, we must monitor and detect infringement, misappropriation or other violations of our intellectual property rights and pursue infringement, misappropriation or other claims in certain circumstances in relevant jurisdictions, all of which are costly and time-consuming. As a result, we may not be able to obtain adequate protection or to effectively enforce our issued patents or other intellectual property rights.

In addition to patents and registered trademarks, we rely on trade secret rights, copyrights and other rights to protect our unpatented proprietary intellectual property and technology. Despite our efforts to protect our proprietary technologies and our intellectual property rights, unauthorized parties, including our employees, consultants, service providers or subscribers, may attempt to copy aspects of our products or obtain and use our trade secrets or other confidential information. We generally enter into confidentiality agreements with our employees and third parties that have access to our material confidential information, and generally limit access to and distribution of our proprietary information and proprietary technology through certain procedural safeguards. These agreements may not effectively prevent unauthorized use or disclosure of our intellectual property or technology, could be breached or otherwise may not provide meaningful protection for our trade secrets and know-how related to the design, manufacture or operation of our products and may not provide an adequate remedy in the event of unauthorized use or disclosure. We cannot assure you that the steps taken by us will prevent misappropriation of our intellectual property or technology or infringement of our intellectual property rights. Competitors may independently develop technologies or products that are substantially equivalent or superior to our solutions or that inappropriately incorporate our proprietary technology into their products or they may hire our former employees who may misappropriate our proprietary technology or misuse our confidential information. In addition, if we expand the geography of our service offerings, the laws of some foreign countries where we may do business in the future do not protect intellectual property rights and technology to the same extent as the laws of the United States, and these countries may not enforce these laws as diligently as government agencies and private parties in the United States.

From time to time, legal action by us may be necessary to enforce our patents and other intellectual property rights, to protect our trade secrets, to determine the validity and scope of the intellectual property rights of others or to defend against claims of infringement, misappropriation or invalidity. Such litigation could result in substantial costs and diversion of resources and could negatively affect our business, operating results and financial condition. If we are unable to protect our intellectual property and technology, we may find ourselves at a competitive disadvantage to others who need not incur the additional expense, time and effort required to create the innovative products that have enabled us to be successful to date.

Accusations of infringement of third-party intellectual property rights could materially and adversely affect our business.

There has been substantial litigation in the areas in which we operate regarding intellectual property rights, and we may be sued for infringement from time to time in the future. Also, in some instances, we have agreed to indemnify our customers for expenses and liability resulting from claimed intellectual property infringement by our solutions. From time to time, we may receive requests for indemnification in connection with allegations of intellectual property infringement and we may choose, or be required, to assume the defense and/or reimburse our customers for their expenses, settlement and/or liability. We cannot assure you that we will be able to settle any future claims or, if we are able to settle any such claims, that the settlement will be on terms favorable to us. Our broad range of technology may increase the likelihood that third parties will claim that we, or our customers infringe their intellectual property rights.

We have in the past received, and may in the future receive, notices of allegations of infringement, misappropriation or misuse of other parties’ proprietary rights. Furthermore, regardless of their merits, accusations and lawsuits like these may require significant time and expense to defend, may negatively affect customer relationships, may divert management’s attention away from other aspects of our operations and, upon resolution, may have a material adverse effect on our business, results of operations, financial condition, and cash flows.

Certain technology necessary for us to provide our solutions may, in fact, be patented by other parties either now or in the future. If such technology were validly patented by another person, we would have to negotiate a license for the use of that technology. We may not be able to negotiate such a license at a price that is acceptable to us or at all. The existence of such a patent, or our inability to negotiate a license for any such technology on acceptable terms, could force us to cease using the technology and cease offering subscriptions incorporating the technology, which could materially and adversely affect our business and results of operations.

If we, or any of our solutions, were found to be infringing on the intellectual property rights of any third party, we could be subject to liability for such infringement, which could be material. We could also be prohibited from using or selling certain subscriptions, prohibited from using certain processes, or required to redesign certain products, each of which could have a material adverse effect on our business and results of operations.

These and other outcomes may:

•	result in the loss of a substantial number of existing customers or prohibit the acquisition of new customers;

•	cause us to pay license fees for intellectual property we are deemed to have infringed;

•	cause us to incur costs and devote valuable technical resources to redesigning our products;

•	cause our cost of revenues to increase;

•	cause us to accelerate expenditures to preserve existing revenues;

•	materially and adversely affect our brand in the marketplace and cause a substantial loss of goodwill;

•	cause us to change our business methods or subscriptions; and

•	require us to cease certain business operations or offering certain products or features.

Our products and services may be affected from time to time by design and manufacturing defects that could adversely affect our business and result in harm to our reputation.

We offer complex software and hardware products and services that can be affected by design and manufacturing defects. Sophisticated full building operating system software and applications, such as those offered by us, have issues that can unexpectedly interfere with the intended operation of hardware or software products. Defects may also exist in components and products that we source from third parties. Any such defects could make our software, services and products unsafe, create a risk of property damage and personal injury, and subject us to the hazards and uncertainties of product liability claims and related litigation. In addition, from time to time, we may experience outages, service slowdowns, or errors that affect our software and full building operating system offerings. As a result, our services may not perform as anticipated and may not meet customer expectations. There can be no assurance that we will be able to detect and fix all issues and defects in the hardware, software, and services we offer. Failure to do so could result in widespread technical and performance issues affecting our products and services and could lead to claims against us. We maintain general liability insurance; however, design and manufacturing defects, and claims related thereto, may subject us to judgments or settlements that result in damages materially in excess of the limits of our insurance coverage. In addition, we may be exposed to recalls, product replacements or modifications, write-offs of inventory, property, plant and equipment, or intangible assets, and significant warranty and other expenses such as litigation costs and regulatory fines. If we cannot successfully defend any large claim, maintain our general liability insurance on acceptable terms, or maintain adequate coverage against potential claims, our financial results could be adversely impacted. Further, given that some of our solutions are considered security systems, quality problems could subject us to substantial liability, adversely affect the experience for users of our software, services and products, and result in harm to our reputation, loss of competitive advantage, poor market acceptance, reduced demand for our software, services and products, delay in new product and service introductions, and lost revenue.

Our new software, services and products may not be successful.

We launched our first smart building products in 2017. Since that time, we have launched a number of other offerings and anticipate launching additional software, services and products in the future, such as expanding into new verticals (e.g., commercial offices) or introducing new LatchOS modules aimed at capturing residents’ digital services spending. The software, services and products we may launch in the future may not be well-received by our customers, may not help us to generate new customers, may adversely affect the attrition rate of existing customers, may increase our customer acquisition costs and may increase the costs to service our customers. Any profits we may generate from these or other new products, software or services may be lower than profits generated from our existing software, services, and products and may not be sufficient for us to recoup our development or customer acquisition costs incurred. New software, services and products may also have lower gross margins, particularly to the extent that they do not fully utilize our existing infrastructure. In addition, new software, services and products may require increased operational expenses or customer acquisition costs and present new and difficult technological and intellectual property challenges that may subject us to claims or complaints if subscribers experience service disruptions or failures or other quality issues. To the extent our new software, services and products are not successful, it could have a material adverse effect on our business, financial condition, cash flows or results of operations.

If we fail to continue to develop our brand or our reputation is harmed, our business may suffer.

We believe that continuing to strengthen our current brand will be critical to achieving widespread acceptance of our software, services, and products and will require continued focus on active marketing efforts. The demand for and cost of online and traditional advertising have been increasing and may continue to increase. Accordingly, we may need to increase our investment in, and devote greater resources to, advertising, marketing, and other efforts to create and maintain brand loyalty among users, especially as we launch new LatchOS modules aimed to capture resident’s digital services spending. Brand promotion activities may not yield increased revenues, and even if they do, any increased revenues may not offset the expenses incurred in building our brand. In addition, if we do not handle customer complaints effectively, our brand and reputation may suffer, we may lose our customers’ confidence, and they may choose to terminate, reduce or not to renew their subscriptions. Many of our customers also participate in social media and online blogs about smart building technology solutions, including our products, and our success depends in part on our ability to minimize negative and generate positive customer feedback through such online channels where existing and potential customers seek and share information. If we fail to promote and maintain our brand, our business could be materially and adversely affected.

Our applications run on mobile operating systems, networks, and devices that we do not control.

Our customers access our platform through the Latch App and Latch Manager App (collectively, “Latch Apps”). There is no guarantee that popular mobile devices and operating systems will continue to support the Latch Apps. We are dependent on the interoperability of the Latch Apps with popular mobile operating systems that we do not control, such as Android and iOS, and any changes in such systems that degrade the functionality of our digital offering or give preferential treatment to competitors could adversely affect our platform’s usage on mobile devices. Additionally, in order to deliver high-quality mobile content, it is important that our digital offering is designed effectively and works well with a range of mobile technologies, systems, networks, and standards that we do not control. We may not be successful in developing relationships with key participants in the mobile industry or in developing products that operate effectively with these technologies, systems, networks, or standards, which could harm our business.

Potential problems with our information systems, third-party systems, and infrastructure that we rely on could interfere with our business and operations.

We rely on our information systems and third parties’ information systems and infrastructure (such as cloud computing platforms and databases) for hosting and making our software products available, processing customer orders, distribution of our products, billing our customers, processing credit card transactions, customer relationship management, supporting financial planning and analysis, accounting functions and financial statement preparation, and otherwise running our business. Information systems may experience interruptions, including interruptions of related services from third-party providers, which may be beyond our control. Such business interruptions could cause us to fail to meet customer requirements. All information systems, both internal and external, are potentially vulnerable to damage or interruption from a variety of sources, including without limitation, computer viruses, security breaches, energy blackouts, natural disasters, terrorism, war, telecommunication failures, employee or other theft, and third-party provider failures. Any errors or disruption in our information systems and those of the third parties upon which we rely could have a significant impact on our business. In addition, we may implement further and enhanced information systems in the future to meet the demands resulting from our growth and to provide additional capabilities and functionality. The implementation of new systems and enhancements is frequently disruptive to the underlying business of an enterprise, and can be time-consuming and expensive, increase management responsibilities, and divert management attention.

We collect, store, process, and use personal information and other customer data, which subjects us to legal obligations and laws and regulations related to security and privacy, and any actual or perceived failure to meet those obligations could harm our business.

We collect, process, store, and use a wide variety of data from current and prospective customers, including personal information, such as home addresses and geolocation. Federal, state, and international laws and regulations governing privacy, data protection, and e-commerce transactions require us to safeguard our customers’ personal information. The scope of such laws and regulations is rapidly changing. We are also subject to the terms of our privacy policies and contractual obligations to third parties related to privacy, data protection and information security. We strive to comply with applicable laws, regulations, policies and other legal obligations relating to privacy, data protection, and information security. However, the regulatory framework for privacy, data protection, and information security is, and is likely to remain, uncertain for the foreseeable future, and it is possible that these or other actual or alleged obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices.

We also expect that there will continue to be new laws, regulations and industry standards concerning privacy, data protection, and information security proposed and enacted in various jurisdictions. Various states throughout the United States are increasingly adopting or revising privacy, information security and data protection laws and regulations that could have a significant impact on our current and planned privacy, data protection and information security-related practices, our collection, use, sharing, retention and safeguarding of customer, consumer and/or employee information, as well as any other third-party information we receive, and some of our current or planned business activities. For example, California recently enacted legislation, the California Consumer Privacy Act of 2018 (“CCPA”), that affords consumers who are California residents expanded privacy protections and control over the collection, use and sharing of their personal information. The CCPA went into effect on January 1, 2020, and gives California residents expanded rights to access and require deletion of their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used. The CCPA also provides for a private right of action for data breaches that may increase data breach litigation. Relatedly, the California Privacy Rights Act (the “CPRA”) was recently adopted by California voters. The CPRA significantly amends the CCPA and imposes additional data protection obligations on covered companies doing business in California, including additional consumer rights processes and opt outs for certain uses of sensitive data. It also creates a new California data protection agency specifically tasked to enforce the law, which would likely result in increased regulatory scrutiny of California businesses in the areas of data protection and security. The substantive requirements for businesses subject to the CPRA will go into effect on January 1, 2023, and become enforceable on July 1, 2023.

Additionally, the interpretations of existing federal and state consumer protection laws relating to online collection, use, dissemination, and security of personal information adopted by the Federal Trade Commission (the “FTC”), state attorneys general, private plaintiffs, and courts have evolved, and may continue to evolve, over time. Consumer protection laws require us to publish statements that describe how we handle personal information and choices individuals may have about the way we handle their personal information. If such information that we publish is considered untrue, we may be subject to government claims of unfair or deceptive trade practices, which could lead to significant liabilities and consequences. Furthermore, according to the FTC, violating consumers’ privacy rights or failing to take appropriate steps to keep consumers’ personal information secure may constitute unfair acts or practices in or affecting commerce and thus violate Section 5(a) of the Federal Trade Commission Act of 1914 (the “FTC Act”). The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities.

In Canada, the Personal Information Protection and Electronic Documents Act (“PIPEDA”) and similar provincial laws may impose obligations with respect to processing personal information. PIPEDA requires companies to obtain an individual’s consent when collecting, using or disclosing that individual’s personal information. Individuals have the right to access and challenge the accuracy of their personal information held by an organization, and personal information may only be used for the purposes for which it was collected. If an organization intends to use personal information for another purpose, it must again obtain that individual’s consent. Failure to comply with PIPEDA could result in significant fines and penalties. In Europe, the GDPR went into effect in May 2018 and imposes strict requirements for processing the personal data of individuals within the European Economic Area. Companies that must comply with the GDPR face increased compliance obligations and risk, including more robust regulatory enforcement of data protection requirements and potential fines for noncompliance of up to €20 million or 4% of the annual global revenues of the noncompliant company, whichever is greater. Relatedly, from January 1, 2021, companies have to comply with both the GDPR and the GDPR as incorporated into United Kingdom national law, the latter regime having the ability to separately fine up to the greater of £17.5 million or 4% of global turnover. The relationship between the United Kingdom and the European Union in relation to certain aspects of data protection law remains unclear, and it is unclear how United Kingdom data protection laws and regulations will develop in the medium to longer term, and how data transfers to and from the United Kingdom will be regulated in the long term. Currently there is a four to six-month grace period agreed in the EU and United Kingdom Trade and Cooperation Agreement, ending June 30, 2021, at the latest, whilst the parties discuss an adequacy decision. However, it is not clear whether (and when) an adequacy decision may be granted by the European Commission enabling data transfers from EU member states to the United Kingdom long term without additional measures. These changes may lead to additional costs and increase our overall risk exposure.

With data privacy and security laws and regulations imposing new and relatively burdensome obligations, and with substantial uncertainty over the interpretation and application of these and other laws and regulations, we may face challenges in addressing their requirements and making necessary changes to our policies and practices and may incur significant costs and expenses in an effort to do so. Any failure or perceived failure by us to comply with our privacy policies, our data privacy or security related obligations to our customers or any of our other legal obligations relating to data privacy or security may result in governmental investigations or enforcement actions, litigation, claims or public statements against us by consumer advocacy groups or others, and could result in significant liability, loss of relationships with key third parties, or cause our customers to lose trust in us, which could have an adverse effect on our reputation and business.

Although we have established security procedures to protect customer information, our or partners’ security and testing measures may not prevent security breaches. Further, advances in computer capabilities, new discoveries in the field of cryptography, inadequate facility security, or other developments may result in a compromise or breach of the technology we use to protect customer data. Any compromise of our security or breach of our customers’ privacy could harm our reputation or financial condition and, therefore, our business.

In addition, a party who circumvents our security measures or exploits inadequacies in our security measures, could, among other effects, misappropriate customer data or other proprietary information, cause interruptions in our operations, or expose customers to computer viruses or other disruptions. Actual or perceived vulnerabilities may lead to claims against us. To the extent that the measures we or our third-party business partners have taken prove to be insufficient or inadequate, we may become subject to litigation, breach notification obligations, or regulatory or administrative sanctions, which could result in significant fines, penalties, or damages and harm to our reputation. Depending on the nature of the information compromised, in the event of a data breach or other unauthorized access to our customer data, we may also have obligations to notify customers about the incident, and we may need to provide some form of remedy, such as a subscription to a credit monitoring service, for the individuals affected by the incident. A growing number of legislative and regulatory bodies have adopted consumer notification requirements in the event of unauthorized access to or acquisition of certain types of personal data. Such breach notification laws continue to evolve and may be inconsistent from one jurisdiction to another. Complying with these obligations could cause us to incur substantial costs and could increase negative publicity surrounding any incident that compromises customer data.

Furthermore, we may be required to disclose personal data pursuant to demands from individuals, privacy advocates, regulators, government agencies, and law enforcement agencies in various jurisdictions with conflicting privacy and security laws. This disclosure or refusal to disclose personal data may result in a breach of privacy and data protection policies, notices, laws, rules, court orders, and regulations and could result in proceedings or actions against us in the same or other jurisdictions, damage to our reputation and brand, and inability to provide our products and services to customers in certain jurisdictions. Additionally, changes in the laws and regulations that govern our collection, use, and disclosure of customer data could impose additional requirements with respect to the retention and security of customer data, could limit our marketing activities, and have an adverse effect on our business, financial condition, and operating results.

We rely on a limited number of suppliers, manufacturers, and logistics partners for our products. A loss of any of these partners could negatively affect our business.

We rely on a limited number of suppliers to manufacture and transport our products, including in some cases only a single supplier for some of our products and components. Our reliance on a limited number of manufacturers for our products increases our risks, since we do not currently have alternative or replacement manufacturers beyond these key parties. In the event of interruption from any of our manufacturers, we may not be able to increase capacity from other sources or develop alternate or secondary sources without incurring material additional costs and substantial delays. Furthermore, many of these manufacturers’ primary facilities are located in Asia. Thus, our business could be adversely affected if one or more of our suppliers is impacted by a natural disaster or other interruption at a particular location.

If we experience a significant increase in demand for our products, or if we need to replace an existing supplier or logistics partner, we may be unable to supplement or replace them on terms that are acceptable to us, which may undermine our ability to deliver our products to customers in a timely manner. For example, it may take a significant amount of time to identify a manufacturer that has the capability and resources to build our products to our specifications in sufficient volume. Identifying suitable suppliers, manufacturers, and logistics partners is an extensive process that requires us to become satisfied with their quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any of our significant suppliers, manufacturers, or logistics partners could have an adverse effect on our business, financial condition and operating results.

We have limited control over our suppliers, manufacturers, and logistics partners, which may subject us to significant risks, including the potential inability to produce or obtain quality products and services on a timely basis or in sufficient quantity.

We have limited control over our suppliers, manufacturers, and logistics partners, which subjects us to risks, such as the following:

•	inability to satisfy demand for our products;

•	reduced control over delivery timing and product reliability;

•	reduced ability to monitor the manufacturing process and components used in our products;

•	limited ability to develop comprehensive manufacturing specifications that take into account any materials shortages or substitutions;

•	variance in the manufacturing capability of our third-party manufacturers;

•	price increases;

•	failure of a significant supplier, manufacturer, or logistics partner to perform its obligations to us for technical, market, or other reasons;

•	insolvency, bankruptcy or liquidation of a significant supplier, manufacturer, or logistics partner;

•	difficulties in establishing additional supplier, manufacturer, or logistics partner relationships if we experience difficulties with our existing suppliers, manufacturers, or logistics partners;

•	shortages of materials or components;

•	misappropriation of our intellectual property;

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exposure to natural catastrophes, political unrest, terrorism, labor disputes, and economic instability resulting in the disruption of trade from foreign countries in which our products are manufactured or the components thereof are sourced;

•	changes in local economic conditions in the jurisdictions where our suppliers, manufacturers, and logistics partners are located;

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the imposition of new laws and regulations, including those relating to labor conditions, quality and safety standards, imports, duties, tariffs, taxes, and other charges on imports, as well as trade restrictions and restrictions on currency exchange or the transfer of funds; and

•	insufficient warranties and indemnities on components supplied to our manufacturers or performance by our partners.

The occurrence of any of these risks, especially during seasons of peak demand, could cause us to experience a significant disruption in our ability to produce and deliver our products to our customers.

Increases in component costs, long lead times, supply shortages, and supply changes could disrupt our supply chain and have an adverse effect on our business, financial condition, and operating results.

Meeting customer demand partially depends on our ability to obtain timely and adequate delivery of components for our smart building products. All of the components that go into the manufacturing of our products are sourced from a limited number of third-party suppliers, and some of these components are provided by a single supplier. Our manufacturers generally purchase these components on our behalf, subject to certain approved supplier lists, and we do not have long-term arrangements with some of our component suppliers. We are therefore subject to the risk of shortages and long lead times in the supply of these components and the risk that our suppliers discontinue or modify components used in our products. In addition, the lead times associated with certain components are lengthy and preclude rapid changes in design, quantities, and delivery schedules. We may in the future experience component shortages, and the predictability of the availability of these components may be limited. In the event of a component shortage or supply interruption from suppliers of these components, we may not be able to develop alternate sources in a timely manner. Developing alternate sources of supply for these components may be time-consuming, difficult, and costly, and we may not be able to source these components on terms that are acceptable to us, or at all, which may undermine our ability to fill our orders in a timely manner. Any interruption or delay in the supply of any of these parts or components, or the inability to obtain these parts or components from alternate sources at acceptable prices and within a reasonable amount of time, would harm our ability to meet our scheduled products deliveries to our customers.

Moreover, volatile economic conditions may make it more likely that our suppliers may be unable to timely deliver supplies, or at all, and there is no guarantee that we will be able to timely locate alternative suppliers of comparable quality at an acceptable price. Increases in our component costs could have a material effect on our gross margins. The loss of a significant supplier, an increase in component costs, or delays or disruptions in the delivery of components could adversely impact our ability to generate future revenue and earnings and have an adverse effect on our business, financial condition, and operating results.

Some of our products and services contain open source software, which may pose particular risks to our proprietary software, technologies, products, and services in a manner that could harm our business.

We use open source software in our products and services and anticipate using open source software in the future. Some open source software licenses require those who distribute open source software as part of their own software product to publicly disclose all or part of the source code to such software product or to make available any derivative works of the open source code on unfavorable terms or at no cost. The terms of many open source licenses to which we are subject have not been interpreted by U.S. or foreign courts, and there is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide or distribute our products or services. Additionally, we could face claims from third parties claiming ownership of, or demanding release of, the open source software or derivative works that we developed using such software, which could include our proprietary source code, or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to make our software source code freely available, purchase a costly license, or cease offering the implicated products or services unless and until we can re-engineer them to avoid infringement. This re-engineering process could require us to expend significant additional research and development resources, and we cannot guarantee that we will be successful.

Additionally, the use of certain open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of software. There is typically no support available for open source software, and we cannot ensure that the authors of such open source software will implement or push updates to address security risks or will not abandon further development and maintenance. Many of the risks associated with the use of open source software, such as the lack of warranties or assurances of title or performance, cannot be eliminated, and could, if not properly addressed, negatively affect our business. We have processes to help alleviate these risks, including a review process for screening requests from our developers for the use of open source software, but we cannot be sure that all open source software is identified or submitted for approval prior to use in our products and services. Any of these risks could be difficult to eliminate or manage, and, if not addressed, could have an adverse effect on our business, financial condition, and operating results.

From time to time, we may be subject to legal proceedings, regulatory disputes, and governmental inquiries that could cause us to incur significant expenses, divert our management’s attention, and materially harm our business, financial condition, and operating results.

From time to time, we may be subject to claims, lawsuits, government investigations, and other proceedings involving products liability, competition and antitrust, intellectual property, privacy, consumer protection, securities, tax, labor and employment, commercial disputes, and other matters that could adversely affect our business operations and financial condition. As our business grows, we may see a rise in the number and significance of these disputes and inquiries. Litigation and regulatory proceedings, and particularly the intellectual property infringement matters that we could face, may be protracted and expensive, and the results are difficult to predict. Additionally, our litigation costs could be significant. Adverse outcomes with respect to litigation or any of these legal proceedings may result in significant settlement costs or judgments, penalties and fines, or require us to modify our products or services, make content unavailable, or require us to stop offering certain features, all of which could negatively affect our membership and revenue growth. See the section titled “Business—Legal Proceedings.”

The results of litigation, investigations, claims, and regulatory proceedings cannot be predicted with certainty, and determining reserves for pending litigation and other legal and regulatory matters requires significant judgment. There can be no assurance that our expectations will prove correct, and even if these matters are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our business, financial condition, and operating results.

Our business is subject to the risk of earthquakes, fire, power outages, floods, and other catastrophic events, and to interruption by manmade problems such as terrorism.

Our business is vulnerable to damage or interruption from earthquakes, fires, floods, power losses, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins, and similar events. The third-party systems and operations and manufacturers we rely on are subject to similar risks. For example, a significant natural disaster, such as an earthquake, fire, or flood, could have an adverse effect on our business, financial condition and operating results, and our insurance coverage may be insufficient to compensate us for losses that may occur. Acts of terrorism, which may be targeted at metropolitan areas that have higher population density than rural areas, could also cause disruptions in our or our suppliers’ and manufacturers’ businesses or the economy as a whole. We may not have sufficient protection or recovery plans in some circumstances, such as natural disasters affecting locations that store significant inventory of our products or that house our servers. As we rely heavily on our computer and communications systems, and the internet to conduct our business and provide high-quality customer service, these disruptions could negatively impact our ability to run our business and either directly or indirectly disrupt suppliers’ and manufacturers’ businesses, which could have an adverse effect on our business, financial condition, and operating results.

The outbreak of the COVID-19 coronavirus pandemic, or COVID-19, could have an adverse effect on our business, results of operations, and financial condition.

COVID-19 has caused significant volatility in financial markets and has caused what is likely to be an extended global recession. Public health problems resulting from COVID-19 and precautionary measures instituted by governments and businesses to mitigate its spread, including travel restrictions and quarantines, could contribute to a general slowdown in the global economy, adversely impact our customers, third-party suppliers and other business partners, and disrupt our operations. Changes in our and our customers’ operations in response to COVID-19 or employee illnesses resulting from the pandemic has resulted in and may continue to result in inefficiencies or delays, including in sales, delivery, and product development efforts, and additional costs related to business continuity initiatives, that cannot be fully mitigated through succession and business continuity planning, employees working remotely or teleconferencing technologies. For example, in the first quarter of 2020, we initiated a restructuring plan as part of our efforts to reduce operating expenses and preserve liquidity due to the uncertainty and challenges stemming from the COVID-19 pandemic. This restructuring included an approximate 25% reduction in headcount, which resulted in severance and benefit costs for affected employees and other miscellaneous direct and indirect costs. As a result of our strong 2020 performance, we have begun to rehire some of our employees who were terminated at the outset of the pandemic in connection with the restructuring, which may lead to increased expenses associated with the increasing headcount. Additionally, the COVID-19 pandemic has disrupted and may in the future continue to disrupt our hardware deliveries due to delays in construction timelines at our customers’ building sites.

COVID-19 and related governmental reactions have had and may continue to have a negative impact on our business, liquidity, results of operations, and stock price due to the occurrence of some or all of the following events or circumstances, among others:

•	our inability to manage our business effectively due to key employees becoming ill, working from home inefficiently, and being unable to travel to our facilities;

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our and our customers’, third-party suppliers’ and other business partners’ inability to operate worksites, including construction sites, manufacturing facilities and shipping and fulfillment centers, due to employee illness or reluctance to appear at work, or “stay-at-home” regulations;

•	interruptions in manufacturing (including the sourcing of key components) and shipment of our products;

•	disruptions of the operations of our third-party suppliers, which could impact our ability to purchase components at efficient prices and in sufficient amounts;

•	reduced demand for our products and services, including due to any prolonged economic downturn that may occur;

•	our inability to raise additional capital or the dilution of our Common Stock if we raise capital by issuing equity securities;

•	volatility in the market price of our Common Stock and Warrants; and

•	incurrence of significant increases to employee health care and benefits costs.

The extent of the impact of COVID-19 on our business and financial results will depend largely on future developments, including the duration of the spread of the outbreak, the impact on capital and financial markets, and the related impact on the financial circumstances of our customers, all of which are highly uncertain and cannot be predicted. This situation is changing rapidly, and additional impacts may arise that we are not aware of currently.

Our smart building technology is subject to varying state and local regulations, which may be updated from time to time.

Our smart building technology is subject to certain state and local regulations, which may be updated from time to time. For example, our software, services and products are subject to regulations relating to building and fire codes and public safety and may eventually be subject to state and local regulation regarding access control systems. The regulations to which we are subject may change, additional regulations may be imposed, or existing regulations may be applied in a manner that creates special requirements for the implementation and operation of our software, services, and products that may significantly impact or even eliminate some of our revenues or markets. In addition, we may incur material costs or liabilities in complying with any such regulations. Furthermore, some of our customers must comply with numerous laws and regulations, which may affect their willingness and ability to purchase our software, services and products. The modification of existing laws and regulations or interpretations thereof or the adoption of future laws and regulations could adversely affect our business, cause us to modify or alter our methods of operations and increase our costs and the price of our software, services and products. In addition, we cannot provide any assurance that we will be able, for financial or other reasons, to comply with all applicable laws and regulations. If we fail to comply with these laws and regulations, we could become subject to substantial penalties or restrictions that could materially and adversely affect our business.

We may fail to comply with import and export, bribery and money laundering laws, regulations and controls.

We conduct our business in the United States and Canada and source our products from Asia and the United States. We are subject to regulation by various federal, state, local and foreign governmental agencies, including, but not limited to, agencies and regulatory bodies or authorities responsible for monitoring and enforcing product safety and consumer protection laws, data privacy and security laws and regulations, employment and labor laws, workplace safety laws and regulations, environmental laws and regulations, antitrust laws, federal securities laws and tax laws and regulations.

We are subject to the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act, and possibly other anti-bribery laws, including those that comply with the Organization for Economic Cooperation and Development, or OECD, Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and other international conventions. Anti-corruption laws are interpreted broadly and prohibit the Company from authorizing, offering, or providing directly or indirectly improper payments or benefits to recipients in the public or private sector. Certain laws could also prohibit us from soliciting or accepting bribes or kickbacks. We can be held liable for the corrupt activities of our employees, representatives, contractors, partners and agents, even if we did not explicitly authorize such activity. Although we have implemented policies and procedures designed to ensure compliance with anti-corruption laws, there can be no assurance that all of our employees, representatives, contractors, partners, and agents will comply with these laws and policies.

Our operations require us to import from Asia and export to Canada, which geographically stretches our compliance obligations. We are also subject to anti-money laundering laws such as the USA PATRIOT Act and may be subject to similar laws in other jurisdictions. Our products are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls. We may also be subject to import/export laws and regulations in other jurisdictions in which we conduct business or source our products. If we fail to comply with these laws and regulations, we and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges; fines, which may be imposed on us and responsible employees or managers; and, in extreme cases, the incarceration of responsible employees or managers.

Changes in laws that apply to us could result in increased regulatory requirements and compliance costs which could harm our business, financial condition, cash flows and results of operations. In certain jurisdictions, regulatory requirements may be more stringent than in the United States. Noncompliance with applicable regulations or requirements could subject us to whistleblower complaints, investigations, sanctions, settlements, mandatory product recalls, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties or injunctions, suspension or debarment from contracting with certain governments or other customers, the loss of export privileges, multi-jurisdictional liability, reputational harm, and other collateral consequences. If any governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, financial condition, cash flows and results of operations could be materially harmed. In addition, responding to any action will likely result in a materially significant diversion of management’s attention and resources and an increase in defense costs and other professional fees.

Our operating results could be adversely affected if we are unable to accurately forecast customer demand for our products and services and adequately manage our inventory.

To ensure adequate inventory supply, we must forecast inventory needs and expenses and place orders sufficiently in advance with our suppliers and contract manufacturers, based on our estimates of future demand for particular products and services. Failure to accurately forecast our needs may result in manufacturing delays or increased costs. Our ability to accurately forecast demand could be affected by many factors, including changes in customer demand for our products and services, changes in demand for the software, services and products of our competitors, unanticipated changes in general market conditions, and the weakening of economic conditions or customer confidence in future economic conditions, such as those caused by the current COVID-19 outbreak. This risk will be exacerbated by the fact that we may not carry a significant amount of inventory and may not be able to satisfy short-term demand increases. If we fail to accurately forecast customer demand, we may experience excess inventory levels or a shortage of products available for sale.

Inventory levels in excess of customer demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would cause our gross margins to suffer and could impair the strength of our brand. Further, lower than forecasted demand could also result in excess manufacturing capacity or reduced manufacturing efficiencies, which could result in lower margins. Conversely, if we underestimate customer demand, our suppliers and manufacturers may not be able to deliver products to meet our requirements or we may be subject to higher costs in order to secure the necessary production capacity. An inability to meet customer demand and delays in the delivery of our products to our customers could result in reputational harm and damaged customer relationships and have an adverse effect on our business, financial condition, and operating results.

If we are unable to sustain pricing levels for our software, services, and products, our business could be adversely affected.

If we are unable to sustain pricing levels for our software subscriptions and products, whether due to competitive pressure or otherwise, our gross margins could be significantly reduced. Further, our decisions around the development of new software, services and products are grounded in assumptions about eventual pricing levels. If there is price compression in the market after these decisions are made, it could have a negative effect on our business.

Insurance policies may not cover all of our operating risks and a casualty loss beyond the limits of our coverage could negatively impact our business.

We are subject to all of the operating hazards and risks normally incidental to the provision of our products and services and business operations. In addition to contractual provisions limiting our liability to customers and third parties, we maintain insurance policies in such amounts and with such coverage and deductibles as required by law and that we believe are reasonable and prudent. Nevertheless, such insurance may not be adequate to protect us from all the liabilities and expenses that may arise from claims for personal injury, death, or property damage arising in the ordinary course of our business, and current levels of insurance may not be able to be maintained or available at economical prices. If a significant liability claim is brought against us that is not covered by insurance, then we may have to pay the claim with our own funds, which could have a material adverse effect on our business, financial condition, cash flows or results of operations.

Downturns in general economic and market conditions and reductions in spending may reduce demand for our software, services, and products, which could harm our revenue, results of operations and cash flows.

Our revenue, results of operations and cash flows depend on the overall demand for our software, services and products. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, construction slowdowns, energy costs, international trade relations and other geopolitical issues, the availability and cost of credit and the global housing and mortgage markets could cause a decrease in consumer discretionary spending and business investment and diminish growth expectations in the U.S. economy and abroad.

During weak economic times, the available pool of potential customers may decline as the prospects for new multifamily apartment and single family rental construction and residential building renovation projects diminish, which may have a corresponding impact on our growth prospects. In addition, there is an increased risk during these periods that an increased percentage of property developers will file for bankruptcy protection, which may harm our revenue, profitability and results of operations. In addition, we may determine that the cost of pursuing any claim may outweigh the recovery potential of such claim. Prolonged economic slowdowns and reductions in new residential and commercial building construction and renovation projects may result in diminished sales of our software, services and products. Further worsening, broadening or protracted extension of an economic downturn could have a negative impact on our business, revenue, results of operations and cash flows.

We may face exposure to foreign currency exchange rate fluctuations.

While we have historically transacted in U.S. Dollars with the majority of our customers and suppliers, we have transacted in some foreign currencies, such as the Canadian Dollar, Chinese Renminbi and the New Taiwan Dollar, and may transact in more foreign currencies in the future. Accordingly, changes in the value of foreign currencies relative to the U.S. Dollar may affect our revenue and operating results. As a result of such foreign currency exchange rate fluctuations, it could be more difficult to detect underlying trends in our business and operating results. In addition, to the extent that fluctuations in currency exchange rates cause our operating results to differ from our expectations or the expectations of our investors, the trading price of our Common Stock and Warrants could decline.

Risks Related to Our Common Stock and Warrants

Our issuance of additional shares of Common Stock, Warrants or other convertible securities may dilute your ownership interest in us and could adversely affect our stock price.

From time to time in the future, we may issue additional shares of our Common Stock, Warrants or other securities convertible into Common Stock pursuant to a variety of transactions, including acquisitions. Additional shares of our Common Stock may also be issued upon exercise of outstanding stock options and Warrants. The issuance by us of additional shares of our Common Stock, Warrants or other securities convertible into our Common Stock would dilute your ownership interest in us and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our Common Stock and Warrants. Subject to the satisfaction of vesting conditions and the expiration of our lock-up, shares issuable upon exercise of options will be available for resale immediately in the public market without restriction.

In the future, we expect to obtain financing or to further increase our capital resources by issuing additional shares of our capital stock or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity, or shares of preferred stock. Issuing additional shares of our capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of our Common Stock and Warrants, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Common Stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. As a result, holders of our Common Stock and Warrants bear the risk that our future offerings may reduce the market price of our Common Stock and Warrants and dilute their percentage ownership.

Future sales, or the perception of future sales, of our Common Stock and Warrants by us or our existing securityholders in the public market could cause the market price for our Common Stock and Warrants to decline.

The sale of substantial amounts of shares of our Common Stock or Warrants in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Common Stock and Warrants. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

In connection with the Business Combination, Latch stockholders are subject to certain restrictions on transfer with respect to the shares of Common Stock issued as part of the merger consideration beginning at Closing and ending on the date that is one year after the completion of the Business Combination, subject to certain price- and time-based releases.

Upon the expiration or waiver of the lock-up provisions described above, shares held by certain of our stockholders will be eligible for resale, subject to, in the case of certain stockholders, volume, manner of sale and other limitations under Rule 144.

As restrictions on resale end, the market price of shares of our Common Stock and Warrants could drop significantly if the holders of these shares or Warrants sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of Common Stock or other securities.

In addition, the shares of our Common Stock reserved for future issuance under the Latch, Inc. 2021 Incentive Award Plan (the “2021 Incentive Plan”) will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up provisions and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The number of shares reserved for future issuance under the 2021 Incentive Plan is equal to (i) 22,500,611 shares plus (ii) an annual increase for ten years on the first day of each calendar year beginning January 1, 2022, equal to the lesser of (A) 5% of the aggregate number of shares our Common Stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by our board of directors. The maximum number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options to purchase shares of our Common Stock (“ISOs”) granted under the 2021 Incentive Plan will be equal to 120,329,359 shares. We expect to file one or more registration statements on Form S-8 under the Securities Act to register shares of our Common Stock or securities convertible into or exchangeable for shares of our Common Stock issued pursuant to our equity incentive plans. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

Anti-takeover provisions in our governing documents and under Delaware law could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our Common Stock.

Our certificate of incorporation, our bylaws and Delaware law each contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. Among other things, our certificate of incorporation and/or our bylaws include the following provisions:

•

a staggered board, which means that our board of directors is classified into three classes of directors with staggered three-year terms and directors are only able to be removed from office for cause;

•	limitations on convening special stockholder meetings, which make it difficult for our stockholders to adopt desired governance changes;

•

a prohibition on stockholder action by written consent, which means that our stockholders are only able to take action at a meeting of stockholders and are not able to take action by written consent for any matter;

•	a forum selection clause, which means certain litigation against us can only be brought in Delaware;

•	the authorization of undesignated preferred stock, the terms of which may be established and shares of which may be issued without further action by our stockholders; and

•	advance notice procedures, which apply for stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents interested stockholders, such as certain stockholders holding more than 15% of our outstanding Common Stock, from engaging in certain business combinations unless (i) prior to the time such stockholder became an interested stockholder, the board of directors approved the transaction that resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the Common Stock, or (iii) following board approval, such business combination receives the approval of the holders of at least two-thirds of our outstanding Common Stock not held by such interested stockholder at an annual or special meeting of stockholders.

Any provision of our certificate of incorporation, our bylaws or Delaware law that has the effect of delaying, preventing or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock and could also affect the price that some investors are willing to pay for our Common Stock.

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our Common Stock and Warrants less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we may follow reduced disclosure requirements and do not have to make all of the disclosures that public companies that are not emerging growth companies do. We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (b) the last day of the fiscal year following the fifth anniversary of the date of the completion of the initial public offering of TSIA; (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our Common Stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

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exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards; and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We may choose to take advantage of some, but not all, of the available exemptions for emerging growth companies. We cannot predict whether investors will find our Common Stock or Warrants less attractive if we rely on these exemptions. If some investors find our Common Stock or Warrants less attractive as a result, there may be a less active trading market for our Common Stock and Warrants and our share and Warrant price may be more volatile.

Our certificate of incorporation and our bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for substantially all disputes between us and our stockholders, which limits our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our certificate of incorporation and our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the (a) Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought on our behalf; (ii) any action, suit or proceeding asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or stockholders to us or to our stockholders; (iii) any action, suit or proceeding asserting a claim arising pursuant to the DGCL, our certificate of incorporation or our bylaws; or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine; and (b) subject to the foregoing, the federal district courts of the United States is the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, such forum selection provisions shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Additionally, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As noted above, our certificate of incorporation and our bylaws provide that the federal district courts of the United States shall have jurisdiction over any action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

The market price of our Common Stock and Warrants may be volatile or may decline regardless of our operating performance. You may lose some or all of your investment.

The market price of our Common Stock and Warrants is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in this section and the following:

•	the impact of the COVID-19 pandemic on our financial condition and the results of operations;

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry compared to market expectations;

•	conditions that impact demand for our products;

•	future announcements concerning our business, our customers’ businesses or our competitors’ businesses;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	the size of our public float;

•	coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	changes in laws or regulations that adversely affect our industry or us;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	changes in senior management or key personnel;

•	issuances, exchanges or sales, or expected issuances, exchanges or sales, of our capital stock;

•	changes in our dividend policy;

•	adverse resolution of new or pending litigation against us; and

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changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

These broad market and industry factors may materially reduce the market price of our Common Stock and Warrants, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Stock and Warrants is low. As a result, you may suffer a loss on your investment.

In the past, following periods of market volatility, stockholders have instituted securities Class Action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

If securities analysts do not publish research or reports about us, or if they issue unfavorable commentary about us or our industry or downgrade our Common Stock or Warrants, the price of our Common Stock and Warrants could decline.

The trading market for our Common Stock and Warrants depends, in part, on the research and reports that third-party securities analysts publish about us and the industries in which we operate. We may be unable or slow to attract research coverage, and if one or more analysts cease coverage of us, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our Common Stock or Warrants adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock and Warrants would likely decline. If any analyst that may cover us ceases covering us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our Common Stock and Warrants to decline. Moreover, if one or more of the analysts who cover us downgrades our Common Stock or Warrants, or if our reporting results do not meet their expectations, the market price of our Common Stock and Warrants could decline.

The obligations associated with being a public company involve significant expenses and require significant resources and management attention, which may divert from our business operations.

We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal control over financial reporting. As a result, we will incur increased legal, accounting and other expenses that Legacy Latch did not previously incur. Our entire management team and many of our other employees will need to devote substantial time to compliance and may not effectively or efficiently manage our transition into a public company.

In addition, the need to establish the corporate infrastructure demanded of a public company may also divert management’s attention from implementing our business strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal control over financial reporting, including IT controls, and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. If we do not continue to develop and implement the right processes and tools to manage our changing enterprise and maintain our culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition and results of operations. In addition, we cannot predict or estimate the amount of additional costs we may incur to comply with these requirements. We anticipate that these costs will materially increase our general and administrative expenses.

These rules and regulations result in our incurring legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our board of directors, on our board committees or as executive officers.

As a public reporting company, we are subject to rules and regulations established from time to time by the SEC regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or report them in a timely manner.

We are subject to the rules and regulations established from time to time by the SEC and Nasdaq. These rules and regulations require, among other things that we establish and periodically evaluate procedures with respect to our internal control over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on our financial and management systems, processes and controls, as well as on our personnel.

In addition, as a public company, we are required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal control over financial reporting.

We do not intend to pay dividends on our Common Stock for the foreseeable future.

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on Common Stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the board of directors deems relevant.

You may only be able to exercise the Public Warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer shares of Common Stock from such exercise than if you were to exercise such Warrants for cash.

The Warrant Agreement provides that in the following circumstances holders of Warrants who seek to exercise their Warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the shares of Common Stock issuable upon exercise of the Warrants are not registered under the Securities Act in accordance with the terms of the Warrant Agreement; (ii) if we have so elected and the shares of Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the Public Warrants for redemption. If you exercise your Public Warrants on a cashless basis, you would pay the Warrant exercise price by surrendering the Warrants for that number of shares of Common Stock equal to (A) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Fair Market Value” (as defined in the next sentence) over the exercise price of the Warrants by (y) the Fair Market Value and (B) 0.361 per whole Warrant. The “Fair Market Value” is the volume weighted average price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the Warrant agent or on which the notice of redemption is sent to the holders of Warrants, as applicable. As a result, you would receive fewer shares of Common Stock from such exercise than if you were to exercise such Warrants for cash.

We may amend the terms of the Warrants in a manner that may have an adverse effect on holders of Public Warrants with the approval by the holders of at least 50% of the then outstanding Public Warrants. As a result, the exercise price of your Warrants could be increased, the exercise period could be shortened and the number of shares of Common Stock purchasable upon exercise of a Warrant could be decreased, all without your approval.

Our Warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or curing, correcting or supplementing any defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants, provided that the approval by the holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the rights of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder of

Public Warrants if holders of at least 50% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash or shares, shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a Warrant.

Our Warrant Agreement designates the courts of the State of New York or the U.S. District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the Warrants, which could limit the ability of Warrant holders to obtain a favorable judicial forum for disputes with us.

Our Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the U.S. District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our Warrants shall be deemed to have notice of and to have consented to the forum provisions in our Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the U.S. District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such Warrant holder in any such enforcement action by service upon such Warrant holder’s counsel in the foreign action as agent for such Warrant holder.

This choice-of-forum provision may limit a Warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

We may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, (a) at a price of $0.01 per Warrant, provided that the closing price of our Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the Warrant holders and provided certain other conditions are met, or (b) at a price of $0.10 per Warrant, provided that the closing price of our Common Stock equals or exceeds $10.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the Warrant holders and provided certain other conditions are met. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you to (i) exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (iii) accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by the Sponsor or its permitted transferees.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our Common Stock and our Warrants described in the section entitled “Selling Securityholders” to resell such shares of Common Stock and Warrants. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders.

The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

We are also registering shares of our Common Stock that may be issued upon exercise of Warrants and shares of our Common Stock reserved for issuance upon the exercise of Options held by certain of our former employees. We will receive the proceeds from any exercise of Warrants or Options for cash. We intend to use the proceeds from the exercise of Warrants or Options for cash for general corporate and working capital purposes.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the board of directors deems relevant.

MARKET INFORMATION

Our Common Stock and Warrants are listed on Nasdaq under the symbols “LTCH” and “LTCHW,” respectively. Prior to the consummation of the Business Combination, the TSIA Class A common stock, units and warrants were listed on Nasdaq under the symbols “TSIA,” “TSIAU” and “TSIAW,” respectively. As of June 21, 2021, there were 405 holders of record of our Common Stock and two holders of record of our Warrants. The actual number of stockholders of our Common Stock and the actual number of holders of our Warrants is greater than the number of record holders and includes holders of our Common Stock or Warrants whose shares of Common Stock or Warrants are held in street name by brokers and other nominees.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

FOR TSIA AND LEGACY LATCH

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” in connection with the completion of the Business Combination and the consummation of the Transactions.

TSIA is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. TSIA was incorporated in Delaware on September 18, 2020.

Latch is an enterprise technology company focused on revolutionizing the way people experience spaces by making spaces better places to live, work, and visit. Latch has created a full-building operating system, LatchOS, that addresses the essential needs of modern buildings by streamlining building operations, enhancing the resident experience, and enabling more efficient interactions with service providers.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of TSIA and the historical balance sheet of Legacy Latch on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and three months ended March 31, 2021 combines the historical statements of operations of TSIA and Legacy Latch for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented:

•	The merger of Merger Sub, the wholly owned subsidiary of TSIA, with and into Legacy Latch, with Legacy Latch as the surviving company;

•

The conversion of all outstanding Legacy Latch shares, warrants, convertible debt, and redeemable convertible preferred stock into Legacy Latch common stock that will roll over into the Post-Combination Company;

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”

•	The conversion of all outstanding TSIA shares, preferred stock, and warrants into TSIA common stock that will roll over into the Post- Combination Company; and

•

The issuance of the Post-Combination Company’s shares to be distributed at $10 per share as follows: 100,000,000 shares to Legacy Latch, 29,994,084 shares to TSIA, 19,000,000 shares to the Subscribers, 6,762,000 shares to the Sponsor, and 738,000 shares to the Sponsor, which are subject to certain vesting conditions including that the VWAP of the Post-Combination Company equals or exceeds $14.00 for any 20 trading days within a 30 trading day period on or prior to the five year anniversary of the consummation of the Business Combination. The 738,000 shares subject to vesting will not be considered outstanding until vesting conditions are achieved.

The historical financial information of TSIA was derived from the unaudited financial statements of TSIA as of and for the three months ended March 31, 2021 (included elsewhere in this prospectus) and the audited financial statements for the period from September 18, 2020 (inception) through December 31, 2020 (included elsewhere in this prospectus). The historical financial information of Legacy Latch was derived from the unaudited condensed consolidated financial statements of Legacy Latch as of and for the three months ended

March 31, 2021 (included elsewhere in this prospectus) and the audited consolidated financial statements for the year ended December 31, 2020 (included elsewhere in this prospectus). This information should be read together with TSIA’s and Legacy Latch’s audited 2020 financial statements and unaudited financial statements for the quarter ended March 31, 2021, and related notes, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and other financial information included elsewhere in this prospectus.

The pro forma combined financial statements do not necessarily reflect what the Post-Combination Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the Post-Combination Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Accounting for the Business Combination

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, TSIA was treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Latch issuing shares for the net assets of TSIA, accompanied by a recapitalization. The net assets of TSIA were recognized at fair value (which is consistent with carrying value), with no goodwill or other intangible assets recorded.

Legacy Latch was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Latch’s shareholders have the majority of the voting power in the Post-Combination Company

•	Legacy Latch appointed the majority of the board of directors of the Post-Combination Company

•	Legacy Latch’s existing management comprises the management of the Post-Combination Company

•	Legacy Latch will comprise the ongoing operations of the Post-Combination Company

•	Legacy Latch is the larger entity based on historical revenues and business operations

•	The Post-Combination Company assumed Latch’s name.

Description of the Business Combination

Pursuant to the Merger Agreement, the aggregate stock consideration issued by the Post-Combination Company in the Business Combination was $1.558 billion, consisting of 155,756,084 newly issued shares, of the Post-Combination Company valued at $10.00 per share. Legacy Latch received $1.0 billion in the form of 100,000,000 newly issued shares of the Post-Combination Company. TSIA public shareholders received $299.9 million in the form of 29,994,084 newly issued shares, the Subscribers received $190.0 million in the form of 19,000,000 newly issued shares, and the Sponsor received $67.6 million in the form of 6,762,000 newly issued shares in exchange for TSIA’s existing Class B common stock. The following represents the consideration at closing of the Business Combination:

(in millions)
Share issuance to Legacy Latch shareholders	$1,000.0
Share issuance to TSIA shareholders	299.9
Share issuance to Subscriber(s)	190.0
Share issuance to Sponsor	67.6

Share Consideration—at Closing	$1,557.5

The value of share consideration issuable at the Closing was determined by application of the Exchange Ratio of 0.8971, which is based on the implied $10.00 per share prior to the Business Combination.

In connection with the execution of the Merger Agreement, Sponsor and TSIA’s directors and officers (the “Sponsor Agreement Parties”) entered into the Sponsor Agreement. The Sponsor Agreement sets forth both the lock-up periods and vesting provisions for the outstanding Founder Shares and Private Placement Warrants. The Sponsor Agreement Parties have agreed, subject to certain exceptions, not to transfer the Founder Shares until the earlier of (A) one year after the completion of the Business Combination and (B) subsequent to the Business Combination, (x) the date on which the last reported sales price of the common stock equals or exceeds $12 per share for any 20-trading days within any 30-trading day period commencing at least 150 days after the closing date of the Business Combination or (y) the date on which Latch completes a liquidation, merger, capital stock exchange, reorganization or similar transaction that results in Latch’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, the Sponsor Agreement Parties have agreed not to transfer the Private Placement Warrants (or any shares of common stock issuable upon exercise thereof) until 30 days after the completion of the Business Combination. Refer to the vesting provisions for the Founder Shares documented in the footnotes of the shares table below.

Basis of Pro Forma Presentation

The following summarizes the pro forma Post-Combination Company shares outstanding taking into consideration actual redemptions:

	(Shares)%
Post-Combination Company shares issued to Legacy Latch stockholders	100,000,000	64.2%
Post-Combination Company shares issued to TSIA public stockholders	29,994,084	19.3%
Post-Combination Company shares issued to Subscribers	19,000,000	12.2%
Post-Combination Company shares issued to the Sponsor and certain TSIA’s directors(1)	6,762,000	4.3%

Pro Forma Shares Outstanding	155,756,084	100%

(1)

Post-Combination Combined Company shares to TSIA sponsor includes 6,762,000 shares outstanding in the Combined Company upon consummation of the Business Combination, and excludes an additional 738,000 shares which are subject to certain vesting conditions including a Combined Company share price that equals or exceeds $14.00 for any 20 trading days within a 30 trading day period on or prior to the five year anniversary of the consummation of the Business Combinations. The 738,000 shares will not be considered outstanding until vesting conditions are achieved.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 are based on the historical financial statements of TSIA and Legacy Latch. The unaudited pro forma adjustments are based on information currently available. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. Certain amounts that appear in this section may not sum due to rounding.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(In thousands)

	As of March 31, 2021				As of March 31, 2021
	Legacy Latch (Historical)	TSIA (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$46,542	$739	$300,005	(A)	$502,726
			(10,500)	(B)
			(18,247)	(C)
			190,000	(D)
			(5,754)	(D)
			(59)	(L)
Accounts receivable, net	9,165	—	—		9,165
Inventories, net	7,747	—	—		7,747
Prepaid expenses and other current assets	6,520	583	—		7,103

Total Current Assets	69,974	1,322	455,445		526,741
Cash held in Trust Account	—	300,005	(300,005)	(A)	—
Property and equipment, net	951	—	—		951
Internally developed software, net	8,408	—	—		8,408
Other non-current assets	1,116	—	—		1,116
Total Assets	80,449	301,327	155,440		537,216

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,530	$3,193	$—		$8,723
Accrued expenses	7,112	—	—		7,112
Due to related party	—	47	—		47
Deferred revenue	3,189	—	—		3,189
Other current liabilities	470				470
Total Current Liabilities	16,301	3,240	—		19,541

Deferred revenue	14,613	—	—		14,613
Term loan, net	6,011	—	(1,640)	(E)	4,371
Convertible notes, net	56,305	—	(56,305)	(F)	—
Warrant liability		32,254	(20,200)	(M)	12,054
Deferred underwriters’ discount	—	10,500	(10,500)	(B)	—
Other non-current liabilities	1,670	—	(1,111)	(F)	559
Total Liabilities	94,900	45,994	(89,756)		51,138

Commitments and Contingencies
Class A common stock subject to possible redemption—TSIA	—	250,333	(250,333)	(J)	—
Redeemable convertible preferred stock	160,605	—	(160,605)	(G)	—
Stockholders’ Equity
Common stock—Legacy Latch	—	—	—	(E)	—
			—	(F)
			1	(G)
			(1)	(H)
Preferred stock—TSIA	—	—	—		—

	As of March 31, 2021				As of March 31, 2021
	Legacy Latch (Historical)	TSIA (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Class A common stock—TSIA	—	—	2	(D)	16
			10	(H)
			1	(I)
			3	(J)
			—	(L)
Class B common stock—TSIA	—	1	(1)	(I)	—
Additional paid-in capital	25,230	21,475	(16,615)	(C)	681,675
			189,998	(D)
			(5,754)	(D)
			1,640	(E)
			51,111	(F)
			160,604	(G)
			(9)	(H)
			250,330	(J)
			(16,476)	(K)
			20,200	(M)
			(59)	(L)
Accumulated other comprehensive income	2	—	—		2
Accumulated deficit	(200,288)	(16,476)	(1,632)	(C)	(195,615)
			6,305	(F)
			16,476	(K)

Total Stockholders’ Equity	(175,056)	5,000	656,134		486,078

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$80,449	$301,327	$155,440		$537,216

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended March 31, 2021 Legacy Latch (Historical)	Three Months Ended March 31, 2021 TSIA (Historical)		Transaction Accounting Adjustments			Three Months Ended March 31, 2021 Pro Forma Combined
Revenue:
Hardware revenue	$5,014		$—	$—			$5,014
Software revenue	1,615		—	—			1,615
Total revenue	6,629		—	—			6,629
Cost of revenue:
Cost of hardware revenue	6,028		—	—			6,028
Cost of software revenue	134		—	—			134
Total cost of revenue	6,162		—	—			6,162
Operating expenses:
Research and development	9,615		—	—			9,615
Sales and marketing	3,750		—	—			3,750
General and administrative (2)	17,696			(2,098)	(AAA	)	15,598
Formation and operating costs (2)	—		2,479	(178)	(AAA	)	2,301
Depreciation and amortization	653		—	—			653
Total operating expenses	31,714		2,479	(2,275)			31,918
Loss from operations	(31,247)		(2,479)	2,275			(31,451)
Other income:
Change in fair value of warrant liabilities	—		(6,610)	3,543	(DDD	)	(3,067)
Interest income (expense), net	(3,318)		3	(3)	(BBB	)	(3,318)
Other income (expense)	(3,536)		—	3,597	(CCC	)	61
Other income, net	(6,854)		(6,607)	7,137			(6,324)
Income/(loss) before income taxes	(38,101)		(9,086)	9,412			(37,775)
Benefit (provision) for income taxes (1)	—		—	—			—

Net income (loss)	$(38,101)		$(9,086)	$9,412			$(37,775)

Per Share:
Basic and diluted net loss per common share	$(3.27)	$	(—)				$(0.24)
Weighted average shares outstanding, basic and diluted	11,636		—				155,756
Basic and diluted net loss per common share, Class A common stock	$—		$—
Weighted average shares outstanding, basic and diluted, Class A common stock	—		30,000
Basic and diluted net loss per common share, Class B common stock	$—		$(1.21)
Weighted average shares outstanding, basic and diluted, Class B common stock	—		7,500

(1)	The pro forma income statement adjustments do not have an income tax effect due to the pro forma net loss position and existing valuation allowance.
(2)

Legacy Latch and TSIA incurred $2,098 and $178, respectively, for transaction expenses related to the Business Combination for the three months ended March 31, 2021, which have also been included within the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, but are not expected to reoccur beyond 12 months after the Business Combination.

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

	Twelve Months Ended December 31, 2020 Legacy Latch (Historical)	For the Period from September 18, 2020 (inception) thru December 31, 2020 TSIA (Historical)		Transaction Accounting Adjustments			Twelve Months Ended December 31, 2020 Pro Forma Combined
Revenue:
Hardware revenue	$14,264		$—	$—			$14,264
Software revenue	3,797		—	—			3,797
Total revenue	18,061		—	—			18,061
Cost of revenue:
Cost of hardware revenue	19,933		—	—			19,933
Cost of software revenue	306		—	—			306
Total cost of revenue	20,239		—	—			20,239
Operating expenses:
Research and development	25,314		—	—			25,314
Sales and marketing	13,126		—	—			13,126
General and administrative (2)	19,797		900	3,907	(AA	)	24,604
Depreciation and amortization	1,382		—	—			1,382
Total operating expenses	59,619		900	3,907			64,426
Loss from operations	(61,797)		(900)	(3,907)			(66,604)
Other income:
Extinguishment of debt	(199)		—	—			(199)
Change in fair value of warrant liabilities	—		(5,756)	3,691	(EE	)	(2,065)
Transaction costs			736				736
Interest income (expense), net	(3,172)		2	(2)	(BB	)	(3,172)
Other income (expense)	(818)		—	6,305	(CC	)	6,350
				863	(DD	)
Other income, net	(4,189)		(5,018)	10,857			1,650
Income/(loss) before income taxes	(65,986)		(5,918)	6,950			(64,954)
Benefit (provision) for income taxes (1)	8		—	—			8
Net income (loss)	$(65,994)		$(5,918)	$6,950			$(64,962)
Per Share:
Basic and diluted net loss per common share	$(8.18)	$	(—)				$(0.42)
Weighted average shares outstanding, basic and diluted	8,069		—				155,756
Basic and diluted net loss per common share, Class A common stock	$—		$—
Weighted average shares outstanding, basic and diluted, Class A common stock	—		30,000
Basic and diluted net loss per common share, Class B common stock	$—		$(0.99)
Weighted average shares outstanding, basic and diluted, Class B common stock	—		7,500

(1)	The pro forma income statement adjustments do not have an income tax effect due to the pro forma net loss position and existing valuation allowance.
(2)

Legacy Latch and TSIA incurred $1,568 and $778, respectively, for transaction expenses related to the Business Combination in the year ended December 31, 2020, which have been included within the unaudited pro forma condensed combined statement of operations, but are not expected to reoccur beyond 12 months after the Business Combination.

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, TSIA was treated as the “acquired” company for financial reporting purposes. This determination was primarily based on evaluation of the following facts and circumstances: (i) Legacy Latch’s shareholders have the majority of the voting power of the Post-Combination Company; (ii) Legacy Latch appointed the majority of the board of directors of the Post-Combination Company; (iii) Legacy Latch’s existing management comprises the management of the Post Combination Company; (iv) Legacy Latch will comprise the ongoing operations of the Post Combination Company; (v) Legacy Latch is the larger entity based on historical revenues and business operations; and (vi) the Post-Combination Company assumed Latch’s name. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Latch issuing shares for the net assets of TSIA, accompanied by a recapitalization. The net assets of TSIA were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Legacy Latch.

The unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021 assumes that the Business Combination occurred on March 31, 2021. The unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020 and three months ended March 31, 2021 present the pro forma effect of the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis of Legacy Latch as the accounting acquirer.

The unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	TSIA’s unaudited Condensed Balance Sheet as of March 31, 2021 and the related notes for the period ended March 31, 2021, included elsewhere in this prospectus; and

•	Legacy Latch’s unaudited Condensed Consolidated Balance Sheet as of March 31, 2021 and the related notes for the quarter ended March 31, 2021, included elsewhere in this prospectus.

The unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction, with the following:

•	TSIA’s audited Statement of Operations for the period from September 18, 2020 (inception) through December 31, 2020 and the related notes, included elsewhere in this prospectus; and

•	Legacy Latch’s audited Consolidated Statement of Operations and Comprehensive Income (Loss) for the year ended December 31, 2020 and the related notes, included elsewhere in this prospectus.

The unaudited Pro Forma Condensed Combined Statement of Operations for the quarter ended March 31, 2021 has been prepared using, and should be read in conjunction, with the following:

•	TSIA’s unaudited Condensed Statement of Operations for the three months ended March 31, 2021, and the related notes, included elsewhere in this prospectus; and

•	Legacy Latch’s unaudited Condensed Consolidated Statement of Operations and Comprehensive Loss for the three months ended March 31, 2021 and the related notes, included elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Transaction Accounting Adjustments”). As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The pro forma financial information reflects transaction related adjustments management believes are necessary to present fairly Latch’s pro forma results of operations and financial position following the closing of the Business Combination and related transactions as of and for the periods indicated. The related transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Latch’s financial condition and results of operations upon the closing of the Business Combination. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Latch believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Combination Company. They should be read in conjunction with the audited financial statements and notes thereto of each of TSIA and Legacy Latch included elsewhere in this prospectus.

2.	Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that directly reflect the accounting for the transaction. Legacy Latch and TSIA have not had any historical relationship prior to the Business Combination, other than Tishman Speyer, an affiliate of the Sponsor, being a customer and investor in Legacy Latch in the ordinary course of business. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Post- Combination Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Post-Combination Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A)	Reflects the reclassification of cash and cash equivalents held in the TSIA trust account that became available in connection with the Business Combination.

(B)	Reflects the settlement of deferred underwriters’ fees incurred during the TSIA IPO that was due upon completion of the Business Combination.

(C)

Reflects the transaction costs incurred by Legacy Latch and TSIA subsequent to March 31, 2021 including, but not limited to, advisory fees, legal fees and registration fees that were paid in connection with the consummation of the Business Combination.

(D)

Represents the proceeds from the issuance of 19,000,000 shares of the Post-Combination Company at $10.00 per share to the Subscribers, offset by the PIPE placement fees of $5.8 million. The costs related to the issuance of the PIPE investment are adjusted against additional paid-in capital.

(E)

Represents the settlement of Legacy Latch’s warrants immediately prior to the consummation of the Business Combination. The warrants were net settled in a cashless exchange for common stock of Legacy Latch.

(F)

Represents the conversion of the outstanding principal amount of $50.0 million and accrued interest of $1.1 million on Legacy Latch’s convertible notes immediately prior to the consummation of the Business Combination into Legacy Latch common stock. The remaining adjustment of $6.3 million to retained earnings reflects the gain from the difference between the carrying amount of the convertible notes at conversion of $56.3 million and the associated outstanding principal of $50.0 million.

(G)	Represents the conversion of Legacy Latch’s redeemable convertible preferred stock immediately prior to the consummation of the Business Combination into Latch common stock.

(H)

Represents recapitalization of Legacy Latch’s equity and issuance of 100,000,000 shares of the Post-Combination Company’s common stock to Legacy Latch’s equity holders as consideration for the reverse recapitalization.

(I)	Reflects the conversion of TSIA Class B common stock held by the initial stockholders to shares of TSIA Class A common stock.

(J)

Represents the reclassification of historical TSIA’s Class A common stock previously subject to possible redemption from temporary equity into permanent equity immediately prior to the consummation of the Business Combination.

(K)	Reflects the reclassification of TSIA’s historical retained earnings to additional paid-in-capital in connection with the consummation of the Business Combination.

(L)

Reflects the actual redemptions of 5,916 public shares for aggregate redemption payments of $59,160 allocated to Class A Common Stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10 per share.

(M)

Latch has evaluated the accounting for TSIA’s public and private placement warrants for the Post Combination Company under ASC 480 and ASC 815. Latch has concluded that the public warrants qualify as equity instruments under ASC 815 after considering among other factors that after the Business Combination, the Post-Combination Company has a single class equity structure. Separately Latch has concluded that the private placement warrants will continue to be accounted for as a liability under ASC 815-40. The adjustment reflects the reclassification of TSIA’s public warrants from liabilities to equity in connection with the consummation of the Business Combination.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(AA)	Reflects the transaction costs incurred by Legacy Latch and TSIA in 2021 including, but not limited to, advisory fees, legal fees and registration fees. This is a non-recurring item.

(BB)	Reflects the elimination of TSIA’s historical interest income earned on the Trust Account.

(CC)

Represents the gain on the conversion of Legacy Latch’s outstanding convertible notes immediately prior to the consummation of the Business Combination into Latch common stock. The adjustment represents the difference between carrying amount of the convertible notes as of March 31, 2021 at conversion of $56.3 million and the outstanding principal of $50.0 million. This is a non-recurring item.

(DD)

Reflects the reversal of the loss on re-measurement at fair value of the derivative liability related to Legacy Latch’s convertible notes and the liability related to Legacy Latch’s warrants recognized in Legacy Latch’s Consolidated Statement of Operations and Comprehensive Income (Loss) for the year ended December 31, 2020.

(EE)

Reflects the reversal of the unrealized loss on change in fair value of warrants related to public warrants recognized in TSIA’s Historical Statement of Operations for the period from September 18, 2020 (Inception) through December 31, 2020 on the basis of Latch’s conclusion that the public warrants are equity instruments after the Business Combination.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the quarter ended March 31, 2021 are as follows:

(AAA)

Reflects the reversal of transaction costs incurred by Legacy Latch and TSIA in Q1 2021 that were reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, including, but not limited to, advisory fees, legal fees and registration fees. This is a non-recurring item.

(BBB)	Reflects the elimination of TSIA’s historical interest income earned on the Trust Account.

(CCC)

Reflects the reversal of the loss on re-measurement at fair value of the derivative liability related to Legacy Latch’s convertible notes and the liability related to Legacy Latch’s warrants recognized in Legacy Latch’s Condensed Consolidated Statement of Operations and Comprehensive Loss for the quarter ended March 31, 2021.

(DDD)

Reflects the reversal of the unrealized loss on change in fair value of warrants related to public warrants recognized in TSIA’s Historical Condensed Statement of Operations for the quarter ended March 31, 2021 on the basis of Latch’s conclusion that the public warrants are equity instruments after the Business Combination.

4.	Earnings per Share

Represents the net earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination, including related equity purchases, is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issued in connection with the Business Combination were outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared taking into consideration actual redemptions:

(Net loss presented in thousands of dollars) Pro Forma Basic and Diluted Loss Per Share	Three Months Ended March 31, 2021	Twelve Months Ended December 31, 2020
Pro Forma net loss attributable to shareholders	$(37,775)	$(64,962)
Weighted average shares outstanding, basic and diluted	155,756	155,756
Basic and diluted net loss per share	$(0.24)	$(0.42)

Pro Forma Weighted Average Shares—Basic and Diluted
Post-Combination Company shares issued to Legacy Latch stockholders	100,000,000	100,000,000
Post-Combination Company shares issued to TSIA public shareholders	29,994,084	29,994,084
Total Post-Combination Company shares issued to Subscribers	19,000,000	19,000,000
Total Post-Combination Company shares issued to the Sponsor and certain of TSIA’s directors	6,762,000	6,762,000

Pro Forma Weighted Average Shares—Basic and Diluted	155,756,084	155,756,084

As a result of the pro forma net loss, the earnings per share amounts exclude the anti-dilutive impact from the following securities:

•

The 10,000,000 public warrants sold during the TSIA IPO that were converted in the Merger into warrants to purchase up to a total of 10,000,000 Post-Combination Company shares, which are exercisable at $11.50 per share;

•	The 5,333,334 Private Placement Warrants that will be exercisable for one share of Latch’s common stock at an exercise price of $11.50 per share.

•	The 18,890,548 options outstanding in Legacy Latch as of March 31, 2021, of which 9,852,829 are vested and 9,037,719 are unvested.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations together with the consolidated financial statements and the related notes and other financial information of Latch included elsewhere in this prospectus. Some of the information contained in this discussion and analysis contains forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth in the section of the prospectus captioned “Risk Factors” and elsewhere in this prospectus, actual results may differ materially from those anticipated in these forward-looking statements.

Overview

Latch is an enterprise technology company focused on revolutionizing how people experience spaces by making spaces better places to live, work, and visit. Latch has created a full-building operating system, LatchOS, which addresses the essential requirements of modern buildings. Our LatchOS system streamlines building operations, enhances the resident experience, and enables efficient interactions with service providers. Our product offerings, designed to optimize the resident experience, include smart access, delivery and guest management, smart home and sensors, connectivity, and resident experience. We combine hardware, software, and services into a holistic system that makes spaces more enjoyable for residents, more efficient and profitable for building operators, and more convenient for service providers.

LatchOS enables spaces across North America. Throughout 2020, approximately 1 in 10 newly constructed multi-family apartment home units in the United States were equipped with Latch products and installed across 35 states and Canada, from affordable housing in Baltimore, to historic buildings in Manhattan, to luxury towers in the Midwest. Latch works with real estate developers, large and small, ranging from the largest real estate companies in the world to passionate local owners.

We engage with customers early in their new construction or renovation process, helping establish Latch as the technology consultant for the building. LatchOS is made up of modules, enabling essential capabilities for modern buildings. Building owners have the flexibility to select LatchOS modules to match their specific building or portfolio’s needs. LatchOS software starting pricing ranges from $7-12 per apartment per month, depending on which capabilities the building owner selects, for the LatchOS modules Smart Access, Smart Home, and Guest Management. Customers also purchase our hardware devices upfront to go along with the LatchOS modules they choose.

The LatchOS ecosystem has been created to serve all the stakeholders at a building and today LatchOS modules consists of the following modules:

•

Smart Access. Latch’s smart access software capabilities include complete resident, building staff, guest, service provider and construction access management powered by the Latch R, M, and C devices. These devices serve every door in a building, from apartment doors to elevators, from parking garages to gyms.

•

Delivery & Guest Management. Going beyond smart access, Latch Intercom solves the access problem for unexpected guests and deliveries enabling visitors to quickly connect with residents or building operators with just a few clicks. The Latch Delivery Assistant takes this further to the package room with a remote, virtual doorman facilitating secure package management.

•

Smart Home & Sensors. Latch’s enterprise device management enables smart home capabilities from thermostat, lighting, leak detection and other sensor integration, monitoring, and centralized device management for building owners and private resident control right in the Latch App. The integration of the LatchOS platform with smart home device manufacturers like Google Nest, ecobee, Honeywell, Jasco, Leviton, and more, provide our customers with a wide choice in smart home devices that can be controlled through LatchOS.

•

Connectivity. Connecting devices, operations, and residents reliably to the network across buildings can be complex. Latch Intercom and Latch Hub’s cellular connectivity bring internet access to new and existing building infrastructure from new construction to retrofits.

•

Resident Experience. Residents can control all of the Latch-enabled devices in their spaces through the Latch App right from the moment they arrive. Latch’s mobile applications also enable resident onboarding, streamlining the move-in experience. The average Latch App user already interacts with the Latch App multiple times per day, giving us an incredible foundation from which to engage and transact further with the residents over time as we introduce new functionalities and services to the Latch mobile applications.

After Latch has been installed and set up at a building, the building managers add all their residents as users to the Latch system. Our mobile applications then enable the residents to unlock all connected spaces in Latch buildings from the front door, package rooms, common spaces, elevators, and garages to their unit entrance, control their thermostat and smart home devices from the app, see who rang the bell at the front door through the intercom and let guests in through the app. In the near future, we believe interacting with service providers, buying renters insurance or choosing their internet package will all be possible from the Latch App. Residents become highly engaged users across all the capabilities that Latch provides them in their spaces.

Beyond enabling a new set of experiences at buildings for residents and building operators, Latch turns the purchase experience of smart building technology for building owners from a complex sale with multiple vendors into a simple process with Latch as a single vendor with one single contract and straightforward billing. LatchOS enables a unified management experience for building operators with a single interface to manage all Latch experiences instead of having a separate interface for each vendor and solution. Latch also enables a unified resident experience with a single interface through the Latch App for all resident-facing interactions and Latch experiences in our customers’ buildings. Devices that are part of the Latch ecosystem work better together since our curated set of partner devices and our smart building operating system, LatchOS, seamlessly integrate instead of a patchwork of devices from different vendors with different standards and interfaces that create technology silos and limited experiences.

Our sales strategy is simple, repeatable, scalable, and unique. We engage directly with our customers to ensure they have the best possible experience with Latch and our partners from sale to installation to the lease-up. Latch engages with customers early in their construction or renovation process, establishing Latch as a technology advisor to the building. This engagement enables us to provide more technology advice early in the development process and creates high revenue visibility. Our customers sign LOIs specifying which software and devices they want to receive and on which dates. This approach leads to multi-year software contracts, direct feedback loops with our customers and their residents, local and regional market insights, and a complete picture of the ever-changing demands of building operators. The installation timeline can range from six to 18 months after signing the LOI, depending on the construction schedule. We continuously evolve our products and add new features between signing the LOI and the time of installation.

Currently, we primarily serve the rental homes markets in North America. Based on internal research and external reporting, we estimate there are approximately 32 million multi-family apartment home units in North America. Today we primarily serve new construction and retrofit buildings. Since our launch in 2017, we have seen the share of our business coming from retrofit opportunities increase significantly: a trend we expect to continue over the medium term. We also serve the single-family rental market through our existing relationships with large real estate developers and owners. Based on internal research and external reporting, we estimate there are 15 million single-family rental home units in North America.

Developments in the First Quarter of 2021

We launched the C2 series door-mounted access control product to make retrofits and ongoing operations easier for every project. We have booked over 20,000 units and delivered over 1,000 units to customers across the country. The C2 includes: a patent-pending turn mechanism ensuring smooth locking and unlocking; a three-piece modular design simplifying and reducing costs of installation; 24 months of battery life decreasing building staff time and operational costs; and improved functionality and quality at a lower price to both customers and Latch.

We launched NFC unlock on Android through an over the air update, delivering a much desired feature for the industry and deepening our integrations with the Google ecosystem. As a result of owning the full technology stack—hardware, firmware and software, we can more easily and quickly deploy new features that add immediate value to both building owners and residents. This strategic technology approach provides significant advantages and future opportunities. NFC unlock on Android has an average ~850ms unlock time and more consistent performance despite Android device fragmentation.

COVID-19 Update

In March 2020, the outbreak of COVID-19 was declared a pandemic. Measures taken by various governments to contain the virus have affected economic activity. We have taken a number of measures to monitor and mitigate the effects of COVID-19, such as safety and health measures for our people (such as social distancing and working from home) and securing the supply of materials that are essential to our production process. The COVID-19 pandemic disrupted and may intermittently continue to disrupt our hardware deliveries due to delays in construction timelines at our customer’s building sites. In addition, the COVID-19 pandemic resulted in a global slowdown of economic activity and a recession in the United States, and the economic situation remains fluid as parts of the economy appear to be recovering while others continue to struggle. While the nature of the situation is dynamic, the Company has considered the impact when developing its estimates and assumptions. Actual results and outcomes may differ from management’s estimates and assumptions.

In the first quarter of fiscal year 2020, we initiated a restructuring plan as part of our efforts to reduce operating expenses and preserve liquidity due to the uncertainty and challenges stemming from the COVID-19 pandemic. We incurred costs in connection with involuntary termination benefits associated with our corporate-related initiatives and cost-saving opportunities. The reduction in force (“RIF”) involved an approximate 25% reduction in headcount, which resulted in severance and benefits costs for affected employees and other miscellaneous direct costs. These amounts are recorded principally in research and development, sales and marketing, and general and administrative based on the department the expense relates to within the Consolidated Statements of Operations and Comprehensive Loss. As a result of our strong performance in 2020 and through 2021, we have rehired some of the staff that was terminated at the outset of the pandemic.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted to provide certain relief in response to the COVID-19 pandemic. The CARES Act includes numerous tax provisions and other stimulus measures. Among the various provisions in the CARES Act, the Company is utilizing the payroll tax deferrals. In the second quarter of fiscal 2020, Legacy Latch received and repaid $3.4 million in loans under the CARES Act.

The Business Combination

On January 24, 2021, we entered into the Merger Agreement with TSIA and Merger Sub. On June 4, 2021, upon the closing of the Merger, Merger Sub merged with and into Latch, with Latch surviving as the surviving company pursuant to the provisions of the DGCL. Upon consummation of the Transactions, the new combined company was renamed Latch, Inc.

The Business Combination is accounted for as a reverse capitalization in accordance with GAAP. Under the guidance in ASC 805, Business Combinations, TSIA is treated as the “acquired” company for financial reporting purposes. We are deemed the accounting predecessor of the combined business and the successor SEC registrant, meaning that our financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. The Business Combination will have a significant impact on our future reported financial position and results as a consequence of the reverse capitalization. The most significant changes in Latch’s future reported financial position and results are a net increase in cash (as compared to our Condensed Consolidated Balance Sheets as of March 31, 2021) of approximately $453 million, which includes approximately $190 million in proceeds from the PIPE Investment, which was consummated substantially simultaneously with the Business Combination, offset by additional transaction costs for the Business Combination. The transaction costs for the Business Combination are approximately $45.8 million, including $36.8 million that was funded in connection with the closing of the Business Combination, of which $10.5 million represents deferred underwriter fees related to TSIA’s initial public offering. See “Unaudited Pro Forma Combined Financial Information for TSIA and Legacy Latch” in this prospectus for additional information.

Products and Platform

Our platform, LatchOS, is a full building operating system that brings together all the elements that make up the modern building experience for building managers, vendors, and residents. The LatchOS ecosystem consists of two general elements: software and devices. Our software, hardware, and services in turn enable the essential features for every stakeholder in the Latch ecosystem.

Latch has three software products in the market today: The Latch Resident Mobile Applications, Latch Manager Web, and the Latch Manager Mobile Application. These three products encompass the software that powers the LatchOS platform and allows for devices and services to operate in harmony. We also have a collection of first-party devices and third-party partner devices and services that can integrate into the LatchOS system to be managed, controlled and/or operated through our software products.

Software Products

Latch Mobile Applications

The Latch mobile applications are the primary tools for residents to unlock doors, give access to guests or service providers, control and manage smart devices, interact and communicate with the building, consumer services and transact with Latch. Latch offers a subset of these experiences through the Apple Watch as well.

Latch Manager Web and Manager Mobile Applications

Latch Manager Web is LatchOS’s central orchestration application for building operators. Our fully integrated system lets property managers support the resident experience from a single source. From the Latch Manager Web, property managers can control access sharing, resolve issues remotely, save time and money on rental unit turnover, and ensure their residents are secure.

First Party Hardware Devices

M, C, R Series

The M, C and R series are door-mounted access control products that interface with industry-standard lock hardware. They are designed to meet and exceed every project requirement. They are built to industry standards, compliant with code requirements, and suited for interior or exterior use.

Other Devices

Latch Intercom integrates seamlessly into the Latch core access systems and allows audio and video calls for remote unlocking. The Latch Camera is a dome camera that integrates seamlessly into Latch Intercom and core access systems to allow for video calls for remote unlocking. Latch Hub is an all-in-one connectivity solution that enables smart access, smart home, and sensor devices to do more at every building. The Latch Leak Detectors offer a simple and scalable solution to enable leak prevention, detection, and quick resolution for building owners and residents.

Works with Latch: 3rd Party Devices, Software and Partnerships

The LatchOS platform is compatible with a collection of industry-leading smart home devices, allowing these devices to be managed, controlled, and viewed from the LatchOS platform. Latch has selected several initial smart home devices with which to integrate (currently or in the near term), including smart home devices manufactured by Google Nest, Honeywell, ecobee, Jasco, Leviton, and Sonos, based on Latch’s assessment that these devices are aligned with Latch’s vision around enterprise device management privacy and security, design, and brand when it comes to building operators and residents. Latch has entered into agreements with Google Nest, Honeywell and ecobee and plans to enter into an agreement with Sonos. Such agreements include application programming interface (API) licensing terms that allow partner devices to be managed, controlled, and viewed from the LatchOS platform as appropriate for desired functionality. Such agreements include other terms that are customary in API license agreements, including intellectual property ownership and licensing provisions, joint marketing and advertising arrangements, indemnification obligations, confidentiality restrictions, and data protection requirements. Jasco and Leviton smart lighting products can be controlled by the LatchOS platform through the Zigbee protocol; therefore, no separate API license agreement is necessary between Latch and Jasco and Leviton in order to integrate the LatchOS platform with their smart lighting products.

We understand at Latch that operating a building can be complex and it can take many different processes, systems, and tools to manage a great building. A majority of buildings we work with use property management software to manage their back-office operations. In order to accommodate those complex use-cases, we have forged partnerships with the top property management software companies, such as Yardi and RealPage, and enabled integrations between such software and our software and devices so the building can operate seamlessly between the two systems at the building.

Latch leverages its cutting-edge smart access platform to unlock new use-cases in adjacent real estate verticals and with partners that serve buildings. Our smart access platform integrates with partners such as Tour24, Pinwheel and UPS to enable unattended showings and secure package delivery, and it has also allowed us to build a robust B2B2C distribution channel for us to transact with residents through the Latch App and offer future consumer and on-demand services.

Key Factors Affecting Our Performance

We believe that our future success will be dependent on many factors, including those further discussed below. While these areas represent opportunities for Latch, they also represent challenges and risks that we must successfully address in order to operate our business.

Investing in Research and Development (“R&D”) and enhancing our customer experience. Our performance is significantly dependent on the investments we make in research and development, including our ability to attract and retain highly skilled research and development personnel. We must continually develop and introduce innovative new hardware products, mobile applications and other new offerings. If we fail to innovate and enhance our brand and our products, our market position and revenue will likely be adversely affected.

Product introductions and expansion of our platform. We will need to expend additional resources to continue introducing new products, features, and functionality to enhance the value of our platform. To date, product introductions have often had a positive impact on our operating results due primarily to increases in revenue associated with sales of new products in the quarters following their introduction. For example, we have recently introduced a number of product enhancements and features, including Latch Intercom and our Smart

Home integration software. In the future, we intend to continue to release new products and enhance our existing products, and we expect that our operating results will be impacted by these releases.

Category adoption, expansion of our total addressable market, and market growth. Our future growth depends in part on the continued consumer adoption of hardware and software products which improve resident experience, and the growth of this market. In addition, our long-term growth depends in part on our ability to expand into adjacent markets and international territories in the future.

Key Business Metrics

We review the following key business metrics to measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions which will impact the future operational results of the Company. Increases or decreases in our key business metrics may not correspond with increases or decreases in our revenue.

The limitations our Key Business Metrics have as an analytical tool are: (1) they might not accurately predict our future GAAP financial results (2) we might not realize all or any part of the anticipated value reflected in its Total Bookings, and (3) other companies, including companies in our industry, may calculate our Key Business Metrics or similarly titled measures differently, which reduces its usefulness as a comparative measure.

	Three months ended March 31,		$ Change	% Change
	2021	2020
	(In thousands, except home units)
U.S. GAAP Measures:
Revenue	$6,629	$2,726	$3,903	143%
Net Loss	$(38,101)	$(15,941)	$(22,160)	(139%)
Key Performance Indicators:
Hardware Bookings	$28,217	$14,425	$13,792	96%
Software Bookings	$43,479	$23,572	$19,907	84%
Total Bookings	$71,696	$37,997	$33,699	89%
Booked ARR	$38,882	$17,647	$21,235	120%
Booked Home Units—Cumulative	368,994	176,902	192,092	109%
Adjusted EBITDA	$(13,892)	$(13,907)	$14	—

	Years ended December 31,
	2020	2019	$ Change	% Change
	(In thousands, except home units)
U.S. GAAP Measures:
Revenue	$18,061	$14,887	$3,174	21%
Net Loss	$(65,994)	$(50,226)	$(15,768)	(31)%
Key Performance Indicators:
Hardware Bookings	$72,511	$40,800	$31,711	78%
Software Bookings	$92,454	$69,809	$22,645	32%
Total Bookings	$164,965	$110,609	$54,356	49%
Booked ARR	$31,134	$14,486	$16,648	115%
Booked Home Units—Cumulative	304,749	144,699	160,050	111%
Adjusted EBITDA	$(54,842)	$(44,930)	$(9,912)	(22)%

Bookings

We use Bookings to measure sales volume and velocity of our hardware and software products. Bookings represent written but non-binding LOIs from our customers to purchase Latch hardware products and software services, not reflecting discounts. We sell software services with all our access hardware products. Based on historical experience, we believe there is sufficient or reasonable certainty about the customers’ ability and intent to fulfill these commitments with a target delivery date no longer than 24 months following LOI signature.

Hardware Bookings

Hardware Bookings represent the total revenue commitment to be recognized at time of shipment of the product. We calculate Hardware Bookings by multiplying the total booked units by the sales price (excluding discounts) for each respective unit. There is typically a lag between Hardware Bookings and recognition of GAAP revenue due to installation timelines with a target delivery date no longer than 24 months following LOI signature.

Software Bookings

Software Bookings represent the total revenue commitment over the life of the software agreement. We calculate Software Bookings by multiplying the total booked units by the subscription price (excluding discounts) and the contract term as outlined in the LOI. There is typically a lag between Software Bookings and recognition of GAAP revenue due to installation timelines and the recognition of Software Revenue over the course of the contract with a target delivery date no longer than 24 months following LOI signature. Our long-term software contracts typically average more than six years in length.

Booked ARR

We use Booked Annual Recurring Revenue (“ARR”) to assess the general health and trajectory of our recurring software. Booked ARR is defined as the cumulative value of annual recurring revenue from Latch software subscriptions that are under a signed LOI. We calculate Booked ARR by multiplying the total number of units that have been booked by the annual listed subscription pricing (excluding discounts) at the time of booking. LOIs typically deliver within six to 18 months of signing, depending on construction timelines. Booked ARR is adjusted for bookings that do not ship within a normal construction timeframe. It should be viewed differently from Software Booking as it represents only the average annual software revenue, not the lifetime contract value.

Booked Home Units—Cumulative

We use Booked Home Units—Cumulative to measure the number of homes signed to operate on our platform, market penetration in the rental homes market, and the size opportunity to grow revenue from increasing sales of additional hardware, software, and service revenue into signed homes. Booked Home Units represent the total number of apartment units or similar dwellings installed cumulatively, as well as committed to be installed, with Latch products. Booked Home Units are adjusted for bookings that do not ship within a normal construction timeframe. LOIs typically deliver within six to 18 months of signing, depending on construction timelines.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense, depreciation and amortization expense, interest income, interest expense, provision for income taxes, restructuring, one-time litigation expenses, loss on extinguishment of debt, change in fair value of derivative instruments, and our transaction related expenses. We believe excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. We monitor and have presented in this prospectus Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. Accordingly, we believe that

Adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results in the same manner as our management and board of directors. See “Non-GAAP financial measures” for additional information and reconciliation of this measure.

Components of Results of Operations

Revenue

We currently generate revenue from two sources: (1) hardware devices that are both Latch built (“first-party”) and partner built (“third-party”) and (2) software products used by property managers via Web or mobile and by residents via mobile.

Hardware Revenue

We generate hardware revenue primarily from the sale of our portfolio of devices both first-party and third-party for our smart access and smart building solutions. We sell hardware to building developers through our channel partners who act as the intermediary and installer. We recognize hardware revenue when the hardware is shipped to our channel partners, which is when control is transferred to the building developer. We provide warranties related to the intended functionality of the products and those warranties typically allow for the return of defective hardware up to one year for electrical components and five years for mechanical components past the date of sale. We are currently in the process of beginning to launch our new generation of hardware products with much lower production costs, which we expect will improve our future hardware margins.

Software Revenue

We generate software revenue primarily through the sale of our software-as-a-service, or SaaS, over our cloud-based platform on a subscription-based arrangement. Subscription fees vary depending on the optional features selected by customers as well as the term length. SaaS arrangements generally have term lengths of month-to-month, two-year, five-year and ten-year and include a fixed-fee paid upfront except for the month-to-month arrangements. As a result of significant discounts provided on the longer-term software contracts paid up front, we have determined that there is a significant financing component and have therefore broken out the interest component. Revenue is primarily recognized on a ratable basis over the subscription period of the contractual arrangement beginning when or as control of the promised services is available or transferred to the customer. We expect software revenue to increase as a percentage of total revenue over time.

Cost of Revenue

Cost of hardware revenue consists primarily of product costs, including manufacturing costs, duties and other applicable importing costs, shipping and handling costs, packaging, warranty costs, assembly costs, and warehousing costs, as well as other non-inventoriable costs including personnel-related expenses associated with supply chain logistics and channel partner fees. Cost of software revenue consists primarily of outsourced hosting costs and personnel-related expenses associated with monitoring and managing the outsourced hosting service provider. Our cost of revenue excludes depreciation and amortization shown in operating expenses.

In 2019, the Trump administration imposed significant changes to U.S. trade policy with respect to China. Tariffs have subjected certain Latch products manufactured overseas to additional import duties. The amount of the import tariff has changed numerous times, and may change again in the future, based on action by U.S. presidential administrations. We continue to monitor the change in tariffs. If tariffs are increased, such actions may increase our cost of hardware revenue and reduce our hardware revenue margins further in the future.

Operating Expenses

Operating expenses consist of research and development, sales and marketing, general and administrative, and depreciation and amortization expenses.

Research and Development Expenses

Research and development expenses consist primarily of personnel and related expenses for our employees working on our product, design and engineering teams, including salaries, bonuses, benefits, payroll taxes, travel and stock-based compensation. Also included are non-personnel costs such as amounts paid to our third-party contract manufacturers for tooling, engineering and prototype costs of our hardware products, fees paid to third party consultants, R&D supplies and rent. We expect our research and development expenses to increase in absolute dollars as we continue to make significant investments in developing new products and enhancing existing products.

Sales and Marketing Expenses

Sales and marketing expenses consist primarily of personnel and related expenses for our employees working on our sales, customer success, deployment and marketing teams, including salaries, bonuses, benefits, payroll taxes, travel, commissions and stock-based compensation. Also included are non-personnel costs such as marketing activities (trade shows and events, conferences, and digital advertising), professional fees, rent and customer support. We expect our sales and marketing expense to increase in absolute dollars as the restrictions related to COVID-19 begin to be lifted and as we continue to invest in our sales force to drive increased market share through new customer acquisition and provide best in class support to our existing customer base.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel and related expenses for our executive, legal, human resources, finance, and IT functions, including salaries, bonuses, benefits, payroll taxes, travel, and stock-based compensation. Additional expenses included in this category are non-personnel costs such as legal fees, rent, professional fees, audit fees, bad debt expense and insurance costs. During the first quarter of 2021, we incurred stock-based compensation expense from a non-recurring secondary purchase as described in the unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2021 set forth herein. Excluding this impact, we expect our general and administrative expenses to increase in absolute dollars due to our plans to remediate our material weaknesses which were identified in the years ended December 31, 2020 and 2019, as well as the continued growth of our business and related infrastructure as well as legal, accounting, director and officer insurance premiums, investor relations and other costs associated with operating as a public company.

Depreciation and Amortization Expenses

Depreciation and amortization expenses consist primarily of depreciation expense related to investments in property and equipment and internally developed capitalized software.

Other Income (Expense), Net

Other income (expense), net consists of interest expense associated with the significant financing component of our longer-term software contracts, interest expense associated with our debt financing arrangements, interest income on highly liquid short-term investments, gain or loss on extinguishment of debt, and gain or loss on change in fair value of derivatives.

Income Taxes

The provision for income taxes consists primarily of income taxes related to state jurisdictions in which we conduct business. We maintain a full valuation allowance on our deferred tax assets as we have concluded that it is more likely than not that the deferred assets will not be utilized.

Results of Operations for the three months ended March 31, 2021 and 2020

The following table sets forth our historical operating results for the periods indicated. The period-to-period comparison of operating results is not necessarily indicative of results for future periods:

	Three months ended March 31,		$ Change	% Change
	2021	2020
	(In thousands, other than share and per share data)
Revenue:
Hardware revenue	$5,014	$2,032	$2,982	147%
Software revenue	1,615	694	921	133

Total revenue	6,629	2,726	3,903	143
Cost of revenue:(1)
Cost of hardware revenue	6,028	3,203	2,825	88
Cost of software revenue	134	59	75	127

Total cost of revenue	6,162	3,262	2,900	89
Operating expenses:
Research and development	9,615	5,604	4,011	72
Sales and marketing	3,750	4,392	(642)	(15)
General and administrative	17,696	5,076	12,620	249

Depreciation and amortization	653	273	380	139

Total operating expenses	31,714	15,345	16,369	107
Loss from operations	(31,247)	(15,881)	(15,366)	(97)
Other income (expense):
Interest expense, net	(3,318)	(60)	(3,258)	N.M.
Other expense	(3,536)	—	(3,536)	(100)
Total other income (expense)	(6,854)	(60)	(6,794)	N.M.
Loss before income taxes	(38,101)	(15,941)	(22,160)	(139)
Income taxes	—	—	—	—

Net loss	(38,101)	(15,941)	(22,160)	(139)
Other comprehensive income (loss)
Foreign currency translation adjustment	7	—	7	100
Comprehensive income (loss)	$(38,094)	$(15,941)	$(22,153)	(139)%
Earnings (loss) per common share:

Basic and diluted net loss per share	$(3.27)	$(2.02)	$(1.25)	(62)%

Weighted average shares outstanding:
Basic and Diluted	11,636,136	7,882,647

(1)	Exclusive of depreciation and amortization shown in operating expenses below.

N.M.—Not meaningful

Comparison of three months ended March 31, 2021 and March 31, 2020

Revenue

Revenue increased by $3.9 million to $6.6 million for the first quarter of 2021 as compared to $2.7 million the for the first quarter of 2020, driven by a $3.0 million increase in hardware revenue and a $0.9 million increase in software revenue. We experienced delays in unit deliveries in the first half of 2020 as a result of the impact of COVID-19 on the residential multi-family construction market; however, as the construction market and economy continued to reopen, access unit deliveries increased 124% in the first quarter of 2021 compared to the first quarter of 2020. These increased deliveries were the primary driver of our 147% hardware revenue growth in the first quarter of 2021 compared to the first quarter of 2020. Similarly high software revenue growth of 133% in the first quarter of 2021 reflects the continued growth in the home units install base as a result of the delivered hardware units in 2020 and 2021.

Cost of Revenue

Cost of revenue increased by $2.9 million to $6.2 million for the first quarter of 2021 as compared to $3.3 million for the first quarter of 2020, primarily as a result of the increase in cost of hardware revenue of $2.8 million, which was primarily related to the higher hardware revenue partially offset by lower tariff costs and a one-time charge for excess inventory at our contract manufacturer recorded in the first quarter of 2020.

Research and Development Expenses

Research and development expenses increased by $4.0 million to $9.6 million for the first quarter of 2021 as compared to $5.6 million for the first quarter of 2020, primarily due to a $3.8 million stock-based compensation charge incurred in connection with the sale of shares to investors by certain Company employees and non-employee service providers.

Sales and Marketing Expenses

Sales and marketing expenses decreased by $0.6 million to $3.8 million for the first quarter of 2021 as compared to $4.4 million for the first quarter of 2020, reflecting $0.4 million in lower compensation costs due to the reduction in force as a result of the impact of COVID-19 and $0.2 million in reduced marketing activity.

General and Administrative Expenses

General and administrative expenses increased by $12.6 million to $17.7 million for the first quarter of 2021 as compared to $5.1 million for the first quarter of 2020, primarily due to a $10.1 million stock-based compensation charge incurred in connection with the sale of shares to investors by certain Company employees and non-employee service providers. In addition, we incurred $1.9 million of transaction costs and professional advisory fees in connection with the Business Combination.

Depreciation and Amortization Expenses

Depreciation and amortization expenses increased by $0.4 million to $0.7 million for the first quarter of 2021 as compared to $0.3 million for the first quarter of 2020, primarily due to the increase in amortization of internally developed software released in 2020 and 2021.

Total Other Income (Expense), Net

Other expenses increased by $6.8 million to $6.9 million for the first quarter of 2021 as compared to $0.1 million for the first quarter of 2020, primarily due to a $3.6 million unfavorable change in the fair value of the derivative liability related to our convertible notes and $3.3 million higher interest expense primarily related to our convertible notes.

Results of Operations for the years ended December 31, 2020 and 2019

The following table summarizes our historical Consolidated Statements of Operations and Comprehensive Income (Loss) data. The period to period comparison of operating results is not necessarily indicative of results for future periods:

	Years ended December 31,
	2020	2019	$ Change	% Change
	(In thousands, other than share and per share data)
Revenue:
Hardware revenue	$14,264	$13,501	$763	6%
Software revenue	3,797	1,386	2,411	174

Total revenue	18,061	14,887	3,174	21
Cost of revenue:(1)
Cost of hardware revenue	19,933	17,084	2,849	17
Cost of software revenue	306	213	93	44

Total cost of revenue	20,239	17,297	2,942	17
Operating expenses:
Research and development	25,314	18,340	6,974	38
Sales and marketing	13,126	13,084	42	—
General and administrative	19,797	15,146	4,651	31
Depreciation and amortization	1,382	723	659	91

Total operating expenses	59,619	47,293	12,326	26

Loss from operations	(61,797)	(49,703)	(12,094)	(24)
Other income (expense):
Extinguishment of debt	(199)	(916)	717	78
Interest income (expense), net	(3,172)	443	(3,615)	(816)
Other income (expense)	(818)	—	(818)	(100)

Total other income (expense)	(4,189)	(473)	(3,716)	(786)
Loss before income taxes	(65,986)	(50,176)	(15,810)	(32)
Income taxes	8	50	(42)	(84)

Net loss	(65,994)	(50,226)	(15,768)	(31)

Other comprehensive income (loss)
Foreign currency translation adjustment	9	—	9	100

Comprehensive income (loss)	$(65,985)	$(50,226)	$(15,759)	(31)%

Earnings (loss) per common share:
Basic net loss per share	$(8.18)	$(6.86)	(1.32)	(19)%
Diluted net loss per share	$(8.18)	$(6.86)	(1.32)	(19)%
Weighted average shares outstanding:
Basic	8,069,009	7,317,824
Diluted	8,069,009	7,317,824

(1)	Exclusive of depreciation and amortization shown in operating expenses below.

Comparison of years ended December 31, 2020 and December 31, 2019

Revenue

Revenue increased by $3.2 million driven primarily by an increase in software revenue, and to a lesser extent, hardware revenue. Software revenue increased $2.4 million primarily reflecting the continued growth in the home units install base as a result of the delivered hardware units in 2020. Hardware revenue increased $0.8 million, primarily due to the release of Intercom and Smart Home devices in the second half of 2020. We experienced delays in unit deliveries in the first half of 2020 as a result of the impact of COVID-19 on the residential multi-family construction market; however, as the construction market and economy began to reopen, unit deliveries increased 144% in the second half of 2020 compared to the first half of the year.

Cost of Revenue

Cost of revenue increased $2.9 million, primarily as a result of the increase in cost of hardware revenue of $2.8 million, which was primarily related to higher hardware revenue driven by the release of new product offerings in 2020, a one-time charge for excess inventory at our contract manufacturer of $0.5 million and increased shipping costs.

Research and Development Expenses

The increase in research and development expenses of $7.0 million was primarily due to an increase in employees in research and development functions. Our personnel and related costs, including salary, benefits, and stock-based compensation, increased by $3.8 million compared to the prior year due to the investments we made in new hardware and the LatchOS platform. In addition, our contract manufacturing costs increased by $2.6 million compared to the prior year primarily due to the release of our new Intercom device in the second half of 2020 and for our new generation of smart access hardware devices expected to release in 2021.

Sales and Marketing Expenses

Sales and marketing expenses were relatively flat reflecting $0.8 million in reduced marketing activity and a $0.7 million decrease in travel related expenses for our sales force as a result of the impact of COVID-19, partially offset by $0.5 million of restructuring costs incurred in 2020 and higher personnel related costs of $0.5 million.

General and Administrative Expenses

The increase in general and administrative expenses of $4.7 million reflects $1.5 million of expenses incurred in connection with the Business Combination, including transaction costs and professional advisory fees. In addition, our personnel and related costs, including salary, benefits, and stock-based compensation, increased by $1.3 million, reflecting investments to build out our corporate infrastructure, as well as $1.0 million of higher IT costs as a result of new system implementations and software licenses to scale our operations.

Depreciation and Amortization Expenses

The increase in depreciation and amortization expenses of $0.7 million was primarily due to the increase in amortization of internally developed software in 2020.

Total Other Income (Expense), Net

The increase in other expenses of $3.7 million was primarily due to higher interest expense and an unfavorable change in the fair value of the derivative liability related to our convertible notes. In addition, our interest expense was higher related to the significant financing component of our longer-term software contracts.

Liquidity and Capital Resources

We have incurred losses since our inception. Our operations have been financed primarily through net proceeds from the issuance of our redeemable convertible preferred stock and convertible debt, as well as borrowings under our term loan. As of March 31, 2021, we had an accumulated deficit of $200.3 million, working capital of $53.7 million, $46.5 million in cash and cash equivalents, and remaining availability of $10.0 million under our revolving line of credit.

We subcontract with other companies to manufacture our products. During the normal course of business, we and our manufacturers procure components based upon a forecasted production plan. If we cancel all or part of the orders, we may be liable to our suppliers and manufacturers for the cost of the unutilized component orders or components purchased by our manufacturers. Historically, we do not believe there have been any material liabilities that have resulted from cancellation of purchase orders.

Our short-term liquidity needs primarily include working capital for sales and marketing, research and development, and continued innovation. Our future capital requirements will depend on many factors, including our levels of revenue, the expansion of sales and marketing activities, market acceptance of our products, the results of business initiatives, the timing of new product introductions, and overall economic conditions.

We believe our existing cash and cash equivalent balances and committed credit lines will be sufficient to meet our working capital and capital expenditure needs and debt service obligations for at least the next 12 months. In the future, we may attempt to raise additional capital through the sale of additional equity or debt financing, but cannot assure you we will be successful, nor can we assure that financing would be at similar interest rates in the future. The sale of additional equity would be dilutive to our stockholders. Additional debt financing could result in increased debt service obligations and more restrictive financial and operational covenants.

Indebtedness

2020 Convertible Notes

Between August 11, 2020 and October 23, 2020, Legacy Latch issued a series of convertible promissory notes to various investors pursuant to a Note Purchase Agreement dated August 11, 2020, subsequently amended with a Note Purchase Agreement dated October 23, 2020, with a maturity date of April 23, 2022 (subject to the holder’s option to extend the maturity date for a period of one year), for an aggregate principal amount of $50 million. The notes accrued interest at a rate of 5% per annum for the first 6 months, 7% per annum for the following 6 months, and 9% per annum from month 13 until maturity, that was due and payable upon the earlier to occur of the maturity date or an event of default, unless otherwise converted prior to maturity or an event of default.

The terms of the notes provided for the principal and accrued interest to automatically convert into the type of preferred stock issued in a sale of preferred stock (“Next Equity Financing”) at a conversion price equal to the lesser of 80% of the price paid per share by the investors in the Next Equity Financing, or $650 million divided by Legacy Latch’s then fully-diluted capitalization (exclusive of the notes and any other then-outstanding convertible notes or other convertible instruments issued by Legacy Latch) prior to the Next Equity Financing. Upon (i) a merger or consolidation of Legacy Latch or a subsidiary of Legacy Latch, (ii) the sale of substantially all of Legacy Latch’s assets, (iii) the liquidation, dissolution or winding up of Legacy Latch (collectively, a “Corporate Transaction”), or (iv) the closing of Legacy Latch’s initial public offering or a merger, acquisition or other business combination involving Legacy Latch and a publicly traded special purpose acquisition company (a “Qualified Public Company Event”), all outstanding principal and interest of the note shall, at the holder’s option, be due and payable in full or be converted into common stock of Legacy Latch at a conversion price equal to the lesser of 80% of the price per share offered for the shares of common stock upon a Corporate Transaction or Qualified Public Company Event, or $650 million divided by Legacy Latch’s then-outstanding capitalization (exclusive of (1) the notes and any other then-outstanding convertible notes issued by Legacy Latch and (2) out-of-the money or unvested options or warrants).

Legacy Latch determined that the features providing for conversion into stock sold in a Next Equity Financing, upon a Corporate Transaction, or upon a Qualified Public Company Event at a stated discount represent embedded derivatives which require separate accounting recognition in accordance with subtopic ASC 815-15, Embedded Derivatives. The fair value of the embedded derivative on the date of issuance of $12.2 million was recorded as a derivative liability and combined with the debt host contract with an offset recorded as a discount against convertible notes, net.

Under the terms of the Merger Agreement, as of June 4, 2021 the outstanding principal and accrued but unpaid interest due on Legacy Latch’s convertible notes automatically converted into a number of shares of Common Stock in accordance with the applicable Legacy Latch convertible note.

Revolving Line of Credit and Term Loan

In September 2020, Legacy Latch obtained a revolving line of credit and a term loan, both of which were secured by a first-perfected security interest in substantially all of the assets of Legacy Latch.

The revolving line of credit provided a credit extension of up to $5 million and bore interest at the greater of the prime rate plus 2% or 5.25% per annum, as long as Legacy Latch maintained an Adjusted Quick Ratio of 1.25. If the Adjusted Quick Ratio fell below 1.25, then the revolving line of credit would bear interest at the greater of the prime rate plus 3% or 6.25% per annum. Legacy Latch could only borrow up to 80% of eligible accounts receivable. The revolving line of credit was set to mature on September 21, 2022, at which time all outstanding principal and interest would be due in full. The proceeds of the borrowing under the revolving line of credit could be used for working capital and general corporate purposes.

The available amount under the term loan was an initial $5 million with two additional tranches of $2.5 million each, which Legacy Latch could draw down on in annual increments from closing. The term loan would have born interest at the greater of the prime rate plus 3% or 6.25% per annum. The term loan was set to mature on December 1, 2024, at which time all outstanding principal and interest would have been due in full. In connection with the execution of the term loan, Legacy Latch issued warrants to purchase 231,000 shares of common stock, which were exercisable for a 12-year period. The initial strike price was $.91 per share. On June 4, 2021, the Company paid in full the outstanding principal and accrued interest on the term loan, and the warrants converted via net exercise into shares of Legacy Latch common stock.

Cash Flows for the three months ended March 31, 2021 and 2020

The following table sets forth a summary of our cash flows for the three months ended March 31, 2021 and 2020:

	Three months ended March 31,
	2021	2020
	(In thousands)
Net cash used in operating activities	$(14,330)	$(16,457)
Net cash used in investing activities	(1,736)	(1,879)
Net cash provided by financing activities	2,088	10,344
Effect of exchange rates on cash	(9)	—

Net change in cash and cash equivalents	$(13,987)	$(7,992)

Operating Activities

Net cash used in operating activities decreased by $2.2 million to $14.3 million for the first quarter of 2021 from $16.5 million for the first quarter of 2020, primarily due to approximately $3.0 million in increased accounts receivable collections partially offset by increased expenses incurred in connection with the Business Combination.

Investing Activities

In the first quarter of 2021, net cash used in investing activities consisted principally of capitalized internally developed software costs of $1.4 million, primarily reflecting the continued new functionality being added to our LatchOS platform for future product releases, and the purchase of property and equipment of $0.3 million.

In the first quarter of 2020, net cash used in investing activities consisted of capitalized software development costs of $1.7 million as a result of new functionality and products being built for our LatchOS platform, and the purchase of property and equipment and intangible assets.

Financing Activities

In the first quarter of 2021, net cash provided by financing activities consisted of the net proceeds from the issuance of common stock in connection with exercises of stock options.

In the first quarter of 2020, net cash provided by financing activities consisted principally of the net proceeds from the issuance of Series B-1 preferred stock.

Cash Flows for the years ended December 31, 2020 and 2019

The following table sets forth a summary of our cash flows for the years ended December 31, 2020 and 2019:

	Years ended December 31,
	2020	2019
	(In thousands)
Net cash used in operating activities	$(53,642)	$(47,625)
Net cash used in investing activities	(5,468)	(3,766)
Net cash provided by financing activities	65,408	66,087
Effect of exchange rates on cash	13	—

Net change in cash and cash equivalents	$6,311	$14,696

Operating Activities

The increase of $6.0 million in net cash used in operating activities reflects the $15.7 million increase in the net loss, after adjusting for non-cash items, partially offset by:

•	a higher increase in accounts receivable of $5.2 million in 2019 associated with increased adoption of products;

•	a higher investment of $1.1 million in inventories in 2019, primarily associated with the launch of the next generation of the M series product in 2019;

•	a $2.3 million increase in deferred revenue in 2020 reflecting the growth in long-term software contracts; and

•

a $1.4 million net increase in accounts payable and accrued expenses reflecting the accrual of expenditures incurred related to the Business Combination and to support general business growth, and the related timing of payments.

Investing Activities

In 2020, net cash used in investing activities consisted principally of capitalized internally developed software costs of $5.0 million, primarily reflecting the continued new functionality being added to our LatchOS platform for future product releases.

In 2019, net cash used in investing activities consisted of capitalized software development costs of $2.9 million as a result of new functionality and products being built for our LatchOS platform and the purchase of property and equipment of $0.9 million.

Financing Activities

In 2020, net cash provided by financing activities consisted principally of the net proceeds from the issuance of convertible promissory notes of $50.0 million, Series B-1 preferred stock of $10.3 million, term loan of $4.9 million, as well as proceeds and subsequent repayment of funds pursuant to the Paycheck Protection Program under the CARES Act.

In 2019, net cash provided by financing activities consisted principally of the net proceeds from the issuance of Series B-1 preferred stock of $56.5 million and convertible promissory notes of $9.0 million.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of March 31, 2021, December 31, 2020 and December 31, 2019.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities in the consolidated financial statements. We base these estimates and judgments on historical experience, projected future cash flows and various other factors that we believe are reasonable under the circumstances. Actual results may differ from our estimates under different assumptions or conditions, and to the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations and cash flows will be affected.

We believe that of our significant accounting policies, which are described in Note 2, Summary of Significant Accounting Policies to our consolidated financial statements included elsewhere in this prospectus, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, we believe that the following accounting policies are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations.

Revenue Recognition

We currently generate revenue primarily from two sources, hardware devices and software products.

Revenue is recognized upon transfer of control of promised goods or services to customers at the transaction price. We estimate the transaction price, including variable consideration, at the commencement of the contract and recognize revenue over the contract term.

To determine the transaction price, we analyze all of the performance obligations included in the contract. We consider the terms of the contract and our customary business practices, which typically include financing components or non-cash consideration. At times, our contracts include consideration payable to a customer in the form of fixed discounts or rebates. We record the consideration payable to a customer as a reduction to the transaction price resulting in a reduction to revenue over the service period.

If we enter into contracts that contain multiple promised services, we evaluate which of the promised services represent separate performance obligations based on whether or not the promised services are distinct and whether or not the services are separable from other promises in the contract. If these criteria are met, then we allocate the transaction price to the performance obligations using the relative stand-alone selling price method at contract inception.

Hardware Revenue

We generate hardware revenue primarily from the sale of our portfolio of devices for our smart access and smart building solutions. We sell hardware to building developers through our channel partners who act as the intermediary and installer. We recognize hardware revenue when the hardware is shipped to our channel partners, which is when control is transferred to the building developer.

We provide warranties related to the intended functionality of the products, and those warranties typically allow for the return of defective hardware up to one year for electrical components and five years for mechanical components past the date of sale.

We determined these warranties are not separate performance obligations as they cannot be purchased separately and do not provide a service, but rather an assurance that the hardware will function as expected. We record a reserve as a component of cost of revenue based on historical returns of defective products. For the years ended December 31, 2020 and 2019, our reserve for hardware warranties was approximately 2% and 2%, respectively, of our cost of hardware revenue. Due to our limited operating history, the ability to forecast future operating results, including the estimation of product returns, may differ materially from actual results. We also provide certain customers on a wholesale arrangement with a right of return for non-defective products, which is treated as a reduction of hardware revenue based on our expectations and historical experience.

Software Revenue

We generate software revenue primarily through the sale of our software-as-a-service, or SaaS, over our cloud-based platform on a subscription-based arrangement. Subscription fees vary depending on the optional features selected by customers as well as the term length. SaaS arrangements generally have term lengths of month-to-month, two-year, five-year and ten-year and include a fixed-fee paid upfront except for the month-to-month arrangements. As a result of significant discounts provided on the longer term software contracts paid upfront, we have determined that there is a significant financing component and have therefore broken out the interest component and recorded as a component of interest income (expense), net on the consolidated statements of operations.

The services provided by us for the subscription-based arrangements are considered stand-ready performance obligations where customers benefit from the services evenly throughout the service period. Revenue is primarily recognized on a ratable basis over the subscription period of the contractual arrangement beginning when or as control of the promised services is available or transferred to the customer.

Stock-Based Compensation

We record stock-based compensation expense based upon the award’s grant date fair value. We estimate the fair value of each option granted on the date of grant using the Black-Scholes option-pricing model, which requires us to estimate the risk-free interest rate, expected term, expected stock price volatility and dividend yield.

The risk-free interest rate assumption is based upon observed interest rates for constant maturity U.S. Treasury securities consistent with the expected term of our stock options.

The expected term represents the period of time the stock options are expected to be outstanding and is based on the “simplified method.” Under the “simplified method,” the expected term of an option is presumed to be the mid-point between the vesting date and the end of the contractual term. We use the “simplified method” due to the lack of sufficient historical exercise data to provide a reasonable basis upon which to otherwise estimate the expected term of the stock options.

Historically, since we have not had a trading history of our Common Stock, the expected volatility was derived from the average historical stock volatilities of several unrelated public companies within our industry that we consider to be comparable to our business over a period equivalent to the expected term of the awards. We intend to continue to consistently apply this process using the same or similar companies to estimate the expected volatility until sufficient historical information regarding the volatility of the share price of our Common Stock becomes available.

We do not expect any material changes in the near term to the underlying assumptions used to calculate stock-based compensation expense. However, if changes in these assumptions occur, and, should those changes be significant, they could have a material impact on our stock-based compensation expense.

Common Stock Valuations

In the absence of a public trading market, the fair value of Legacy Latch common stock was determined by our board of directors, with input from management, taking into account our most recent valuations from an independent third-party valuation specialist. Our board of directors intended all stock options granted to have an exercise price per share not less than the per share fair value of our common stock on the date of grant. The valuations of our common stock were determined in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. The assumptions we use in the valuation models were based on future expectations combined with management judgment, and considered numerous objective and subjective factors to determine the fair value of our common stock as of the date of each option grant, including the following factors:

•	relevant precedent transactions involving our capital stock;

•	contemporaneous valuations performed at periodic intervals by unrelated third-party specialists;

•	the liquidation preferences, rights, preferences, and privileges of our redeemable convertible preferred stock relative to the common stock;

•	our actual operating and financial performance;

•	current business conditions and projections;

•	our stage of development;

•	the likelihood and timing of achieving a liquidity event for the shares of common stock underlying the stock options, such as an initial public offering, given prevailing market conditions;

•	any adjustment necessary to recognize a lack of marketability of the common stock underlying the granted options;

•	recent secondary stock sales and tender offers;

•	the market performance of comparable publicly-traded companies; and

•	the U.S. and global capital market conditions.

In valuing our common stock at various dates, our board of directors determined the equity value of our business using various valuation methods including combinations of income and market approaches with input from management.

Application of these approaches involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, and future cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of our common stock.

For valuations after the completion of the Business Combination, our board of directors will determine the fair value of each share of underlying Common Stock based on the closing price of our Common Stock as reported on the date of grant. Future expense amounts for any particular period could be affected by changes in our assumptions or market conditions.

Impairment of Internally Developed Software

Our fixed assets are primarily comprised of capitalized software development. We evaluate the recoverability of our long-lived assets, including capitalized software, for impairment whenever events or circumstances indicate that the carrying amount of the assets may not be recoverable. Recoverability of long-lived assets are measured by comparison of the carrying amount of the asset to the future undiscounted cash flows the asset is expected to generate. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. Capitalized software is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The amount of impairment loss, if any, is measured as the difference between the carrying value of the asset and its estimated fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

We recognize the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

Warrant Liabilities

We account for the warrants issued in connection with the initial public offering of TSIA in accordance with Accounting Standards Codification (“ASC”) 815-40, “Derivatives and Hedging-Contracts in Entity’s Own Equity” (“ASC 815”), under which the warrants do not meet the criteria for equity classification and must be recorded as liabilities. As the warrants meet the definition of a derivative as contemplated in ASC 815, the warrants are measured at fair value at issuance and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Statement of Operations in the period of change. In accordance with ASC 825-10, “Financial Instruments”, we have concluded that a portion of the transaction costs which directly related to the initial public offering of TSIA and the Warrant Private Placement, which were previously charged to stockholders’ equity, should be allocated to the warrants based on their relative fair value against total proceeds, and recognized as transaction costs in the statement of operations.

Recent Accounting Pronouncements

See Note 2, Summary of Significant Accounting Policies, to the financial statements included elsewhere in this prospectus for more information.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented in this prospectus Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense, depreciation and amortization expense, interest income, interest expense, provision for income taxes, restructuring, one-time litigation expenses, loss on extinguishment of debt, gain or loss on change in fair value of derivative instruments, and our transaction related expenses. The most directly comparable GAAP measure is net loss. We monitor and have presented in this prospectus Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. In particular, we believe excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. We believe Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in net loss. Accordingly, we believe Adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospectus.

Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

The following table reconciles Adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP.

Reconciliation of Net loss to Adjusted EBITDA for the three months ended March 31, 2021 and 2020:

	Three months ended March 31,
	2021	2020
	(In thousands)
Net loss	$(38,101)	$(15,941)
Depreciation and amortization	653	273
Interest (income)/expense, net	3,318	60
Change in fair value of derivative liability	3,597	—
Restructuring costs(1)	—	310
Transaction-related costs(2)	2,148	—
Litigation costs(3)	—	1,035
Stock-based compensation and warrant expense(4)	14,493	356

Adjusted EBITDA	$(13,892)	$(13,907)

(1)

Legacy Latch initiated a restructuring plan in the first quarter of 2020 as part of its efforts to reduce operating expenses and preserve liquidity due to the uncertainty and challenges stemming from the COVID-19 pandemic. The RIF involved an approximate 25% reduction in headcount which resulted in severance and benefit costs for affected employees and other miscellaneous direct costs.

(2)

Transaction costs related to the Business Combination. These costs are included within general and administrative and sales and marketing within the Condensed Consolidated Statements of Operations and Comprehensive Loss.

(3)

Legal and settlement fees incurred in connection with non-ordinary course litigation and other disputes. These costs are included within general and administrative within the Condensed Consolidated Statements of Operations and Comprehensive Loss.

(4)

Stock-based compensation and warrant expense associated with equity compensation plans including $13.8 million related to the secondary purchase transaction during the three months ended March 31, 2021. See Note 13, Stock Based Compensation, to the unaudited condensed consolidated financial statements included elsewhere in this prospectus.

Reconciliation of Net loss to Adjusted EBITDA for the years ended December 31, 2020 and 2019:

	Years ended December 31,
	2020	2019
	(In thousands)
Net loss	$(65,994)	$(50,226)
Depreciation and amortization	1,382	723
Interest (income)/expense, net	3,172	(443)
Income taxes	8	50
Loss on extinguishment of debt	199	916
Change in fair value of derivative liability	863	—
Restructuring costs(1)	1,065	—
Transaction-related costs(2)	1,568	—
Litigation costs(3)	1,046	478
Stock-based compensation and warrant expense(4)	1,848	3,572

Adjusted EBITDA	$(54,843)	$(44,930)

(1)

Legacy Latch initiated a restructuring plan as part of its efforts to reduce operating expenses and preserve liquidity due to the uncertainty and challenges stemming from the COVID-19 pandemic. The RIF involved an approximate 25% reduction in headcount which resulted in severance and benefit costs for affected employees and other miscellaneous direct costs.

(2)

Transaction costs related to the Business Combination. These costs are included within general and administrative and sales and marketing within the Consolidated Statements of Operations and Comprehensive Income (Loss) for the year ended December 31, 2020.

(3)

Legal and settlement fees incurred in connection with non-ordinary course litigation and other disputes. These costs are included within general and administrative within the Consolidated Statements of Operations and Comprehensive Income (Loss) for the years ended December 31, 2020 and 2019.

(4)	Stock-based compensation and warrant expense associated with equity compensation plans.

BUSINESS

Company Overview

Latch is an enterprise technology company focused on revolutionizing how people experience spaces by making spaces better places to live, work, and visit. Latch has created a full-building operating system, LatchOS, which addresses the essential requirements of modern buildings. Our LatchOS system streamlines building operations, enhances the resident experience, and enables efficient interactions with service providers. Our product offerings, designed to optimize the resident experience, include smart access, delivery and guest management, smart home and sensors, connectivity, and resident experience. We combine hardware, software, and services into a holistic system that makes spaces more enjoyable for residents, more efficient and profitable for building operators, and more convenient for service providers.

LatchOS enables spaces across North America. Throughout 2020, approximately 1 in 10 newly constructed multi-family apartment home units in the United States were equipped with Latch products and installed across 35 states and Canada, from affordable housing in Baltimore, to historic buildings in Manhattan, to luxury towers in the Midwest. Latch works with real estate developers, large and small, ranging from the largest real estate companies in the world to passionate local owners.

We engage with customers early in their new construction or renovation process, helping establish Latch as the technology consultant for the building. LatchOS is made up of modules, enabling essential capabilities for modern buildings. Building owners have the flexibility to select LatchOS modules to match their specific building or portfolio’s needs. LatchOS software starting pricing ranges from $7-12 per apartment per month, depending on which capabilities the building owner selects, for the LatchOS modules Smart Access, Smart Home, and Guest Management. Customers also purchase our first party and partner devices upfront to go along with the LatchOS modules they choose.

The LatchOS ecosystem has been created to serve all the stakeholders at a building and today LatchOS modules consists of the following modules:

•

Smart Access. Latch’s smart access software capabilities include complete resident, building staff, guest, service provider and construction access management powered by the Latch R, M, and C devices. These devices serve every door in a building, from apartment doors to elevators, from parking garages to gyms.

•

Delivery & Guest Management. Going beyond smart access, Latch Intercom solves the access problem for unexpected guests and deliveries enabling visitors to quickly connect with residents or building operators with just a few clicks. The Latch Delivery Assistant takes this further to the package room with a remote, virtual doorman facilitating secure package management.

•

Smart Home & Sensors. Latch’s enterprise device management enables smart home capabilities from thermostat, lighting, leak detection and other sensor integration, monitoring, and centralized device management for building owners and private resident control right in the Latch App. The integration of the LatchOS platform with smart home device manufacturers like Google Nest, ecobee, Honeywell, Jasco, Leviton, and more, provide our customers with a wide choice in smart home devices that can be controlled through LatchOS.

•

Connectivity. Connecting devices, operations, and residents reliably to the network across buildings can be complex. Latch Intercom and Latch Hub’s cellular connectivity bring internet access to new and existing building infrastructure from new construction to retrofits.

•

Resident Experience. Residents can control all of the Latch-enabled devices in their spaces through the Latch App right from the moment they arrive. Latch’s mobile applications also enable resident onboarding, streamlining the move-in experience. The average Latch App user already interacts with the Latch App multiple times per day, giving us an incredible foundation from which to engage and transact further with the residents over time as we introduce new functionalities and services to the Latch mobile applications.

After Latch has been installed and set up at a building, the building managers add all their residents as users to the Latch system. Our mobile applications then enable the residents to unlock all connected spaces in Latch buildings from the front door, package rooms, common spaces, elevators, and garages to their unit entrance, control their thermostat and smart home devices from the app, see who rang the bell at the front door through the intercom and let guests in through the app. In the near future, we believe interacting with service providers, buying renters insurance or choosing their internet package will all be possible from the Latch App. Residents become highly engaged users across all the capabilities that Latch provides them in their spaces.

Beyond enabling a new set of experiences at buildings for residents and building operators, Latch turns the purchase experience of smart building technology for building owners from a complex sale with up to eight or more vendors into a simple process with Latch as a single vendor with one single contract and straightforward billing. LatchOS enables a unified management experience for building operators with a single interface to manage all Latch experiences instead of having a separate interface for each vendor and solution. Latch also enables a unified resident experience with a single interface through the Latch App for all resident-facing interactions and Latch experiences in our customers’ buildings. Devices that are part of the Latch ecosystem work better together since our curated set of partner devices and our smart building operating system, LatchOS, seamlessly integrate instead of a patchwork of devices from different vendors with different standards and interfaces that create technology silos and limited experiences.

Choosing Latch may also have a real impact on the economics of operating a building: increasing revenue and reducing expenses for operators. We estimate that operators may see revenue increases by up to $200-500 per apartment per year through the premium resident experience and market positioning that Latch enables, accelerated lease up, decelerated turnover, increased rent/amenity fee upside, ancillary monetization opportunities and future-proofing of their building. In addition, we estimate our products may reduce expenses by up to $100-300 per apartment per year through the consolidation of manual systems, eliminating recurring rekeying expenses and lockout responses, simplifying resident onboarding and offboarding, creating more efficient package delivery management, and enabling straightforward service provider access sharing and oversight. Though not all building operators may recognize these revenue increases and expense reductions, Latch provides real opportunity for building operators to increase profits through the use of our products.

Our sales strategy is simple, repeatable, scalable, and unique. We engage directly with our customers to ensure they have the best possible experience with Latch and our partners from sale to installation to the lease-up. Latch engages with customers early in their construction or renovation process, establishing Latch as a technology advisor to the building. This engagement enables us to provide more technology advice early in the development process and creates high revenue visibility. Our customers sign LOIs specifying which software and devices they want to receive and on which dates. This approach leads to multi-year software contracts, direct feedback loops with our customers and their residents, local and regional market insights, and a complete picture of the ever-changing demands of building operators. The installation timeline can range from six to 18 months after signing the LOI, depending on the construction schedule. We continuously evolve our products and add new features between signing the LOI and the time of installation.

With respect to deployment, our certified channel partners are third-party onsite product specialists that provide specific knowledge and expertise to assist in the sale and deployment of Latch products. In consideration for these services provided, we pay the channel partners a fee at our discretion based on a standard price list which is generally applicable to all channel partners with the amounts varying based on product and sales type. Fees generally range from 20% to 40% of the sales price of the hardware. We provide our channel partners with specific training and programs to assist them in selling and deploying our software, services, and products. The certified channel partners also work on behalf of our customers. In this capacity they will take custody of our hardware on behalf of our customers and install and service our smart access products. These services are provided pursuant to a contract that is directly between the channel partners and our customers. In such circumstances, our customers directly pay our channel partners for the foregoing services and Latch does not receive any revenue from the foregoing services.

Our channel partners agree to our channel policies and procedures, which include the code of conduct for our channel partners, customary confidentiality and intellectual property ownership provisions, branding and marketing guidelines, certification requirements, and warranty claim procedures. We work with approximately 180 channel partners and our contracts with our channel partners incorporate our channel policies and procedures and usually have one-year terms which are renewable annually.

Industry Background

Markets Served

Currently, we primarily serve the rental homes markets in North America. Based on internal research and external reporting, we estimate there are approximately 32 million multi-family apartment home units in North America. Today we primarily serve new construction and retrofit buildings. Since our launch in 2017, we have seen the share of our business coming from retrofit opportunities increase significantly: a trend we expect to continue over the medium term. We also serve the single-family rental market through our existing relationships with large real estate developers and owners. Based on internal research and external reporting, we estimate there are 15 million single-family rental home units in North America.

Fragmented Technology Market for Multifamily

The multifamily technology market is fragmented resulting in software tools and devices that do not work well with each other. To assemble a complete building solution, building operators are required to patch multiple solutions together. Building owners are often sourcing this smart building technology from eight or more vendors and point solution providers to satisfy their technology needs and create a modern building experience. Orchestrating the procurement can be an expensive and time-consuming process from evaluation to the decision on the final technology solution.

Expensive and Cumbersome Legacy Solutions

Historically, our customers used traditional keyed mortise lock and deadbolt products, traditional access control at the base building, and hardwired, traditional intercom products to outfit and secure their apartment homes. These products had not changed in decades before we launched our suite of Latch products. Legacy solutions introduce significant levels of friction and maintenance for operators, with on-going rekeying, credential management, guest management, and unit turnover costs incurred through the regular course of business.

Our Market Opportunity

Real estate is the world’s largest asset class. The broad ecosystem of institutionally owned and managed buildings represents a significant opportunity for us. We see opportunities to improve and augment our existing product suite to fit the needs of customers and stakeholders across the real estate ecosystem. We envision a world where the Latch system unifies every space in each stakeholder’s path, from the home to the office and more.

Today, we primarily serve the multifamily markets with our existing set of LatchOS software modules. Multifamily real estate ownership in North America is highly fragmented, with the top 50 multifamily owners only holding 14.5% of total home units in North America. As a result, we view our addressable market in three broad categories:

New Multifamily Construction

According to U.S. census data, over the five-year period from January 2015 through December 2019, an average of approximately 330,000 new multifamily home units, which represents new construction completions for buildings with five home units or more, were built each year.

Multifamily Retrofits

According to U.S. census data, over the period from 2009 to 2019, occupied apartment stock has grown from approximately 17 million home units to approximately 32 million home units.

Institutionally Owned Single-Family Rental

Our set of solutions is also highly complementary to the single-family rental market given our software products provide portfolio-wide management of all of our devices installed in a customer’s home units. Large single-family rental portfolios are particularly well-suited for this type of solution as a result of lower asset density as compared to multifamily. We see a significant opportunity to become the marquee partner for single-family rental owners to achieve efficiencies in managing large portfolios of rental assets.

Products and Platform

Our platform, LatchOS, is a full building operating system that brings together all the elements that make up the modern building experience for building managers, vendors, and residents. The LatchOS ecosystem consists of two general elements: software and devices. Our software, hardware, and services in turn enable the essential features for every stakeholder in the Latch ecosystem.

Latch has three software products in the market today: Latch Resident Mobile Applications, Latch Manager Web, and the Latch Manager Mobile Application. These three products encompass the software that powers the LatchOS platform and allows for devices and services to operate in harmony.

We typically enter into software agreements with our customers, with software licensing fees ranging from $7-12 per apartment per month. The exact costs vary based on the LatchOS modules selected by the customer. The initial term of our software agreements ranges from two to ten years, with an average initial term of approximately six years. The software agreements typically contain an automatic renewal term equal in length to the agreements’ initial term but provide that either party may terminate the agreement at the end of a given term by written notice to the other party. The software agreements also typically include indemnification, confidentiality and warranty terms customary for software agreements in our sector.

We also have a collection of first-party devices and third-party partner devices and services that can integrate into the LatchOS system to be managed, controlled and/or operated through our software products.

Software Products

Latch Mobile Applications

The Latch mobile applications are the primary tools for residents to unlock doors, give access to guests or service providers, control and manage smart devices, interact and communicate with the building, utilize consumer services and transact with Latch. Latch offers a subset of these experiences through the Apple Watch as well.

Latch Manager Web and Manager Mobile Applications

Manager Web is LatchOS’s central orchestration application for building operators. Our fully integrated system lets property managers support the resident experience from a single source. From the Manager Web, property managers can control access sharing, resolve issues remotely, save time and money on rental unit turnover, and ensure their residents are secure.

First Party Hardware Devices

M, C, R Series

The M, C and R series are door-mounted access control products that interface with industry-standard lock hardware. They are designed to meet and exceed every project requirement. They are built to industry standards, compliant with code requirements, and suited for interior or exterior use.

Other Devices

Latch Intercom integrates seamlessly into the Latch core access systems and allows audio and video calls for remote unlocking. The Latch Camera is a dome camera that integrates seamlessly into the Latch Intercom and core access systems to allow for video calls for remote unlocking. Latch Hub is an all-in-one connectivity solution that enables smart access, smart home, and sensor devices to do more at every building. The Latch Leak Detectors offer a simple and scalable solution to enable leak prevention, detection, and quick resolution for building owners and residents.

Works with Latch: 3rd Party Devices, Software and Partnerships

The LatchOS platform is compatible with a collection of industry-leading smart home devices, allowing these devices to be managed, controlled, and viewed from the LatchOS platform. Latch has selected several initial smart home devices with which to integrate (currently or in the near term), including smart home devices manufactured by Google Nest, Honeywell, ecobee, Jasco, Leviton, and Sonos, based on Latch’s assessment that these devices are aligned with Latch’s vision around enterprise device management privacy and security, design, and brand when it comes to building operators and residents. Latch has entered into agreements with Google Nest, Honeywell and ecobee and plans to enter into an agreement with Sonos. Such agreements include application programming interface (API) licensing terms that allow partner devices to be managed, controlled, and viewed from the LatchOS platform as appropriate for desired functionality. Such agreements include other terms that are customary in API license agreements, including intellectual property ownership and licensing provisions, joint marketing and advertising arrangements, indemnification obligations, confidentiality restrictions, and data protection requirements. Jasco and Leviton smart lighting products can be controlled by the LatchOS platform through the Zigbee protocol; therefore, no separate API license agreement is necessary between Latch and Jasco and Leviton in order to integrate the LatchOS platform with their smart lighting products.

We understand at Latch that operating a building can be complex and it can take many different processes, systems, and tools to manage a great building. A majority of buildings we work with use Property Management Software to manage their back-office operations. In order to accommodate those complex use-cases, we have forged partnerships with the top Property Management Software companies, such as Yardi and RealPage, and enabled integrations between such software and our software and devices so the building can operate seamlessly between the two systems at the building.

Latch leverages its cutting-edge smart access platform to unlock new use-cases in adjacent real estate verticals and with partners that serve buildings. Our smart access platform integrates with partners such as Tour24, Pinwheel and UPS to enable unattended showings and secure package delivery, and it has also allowed us to build a robust B2B2C distribution channel for us to transact with residents through the Latch App and offer future consumer and on-demand services.

Our Competitive Strengths

Strong and Sticky Software Distribution Model

We believe we offer the premier platform for distributing enterprise software into the portfolios of multifamily owners and developers. Each of our hardware products has an associated long-term software contract averaging greater than six years in length. Through our software, our customers receive enterprise management of all Latch supported hardware products and residents receive unified control of devices, home unit access, and amenity access all from within the Latch App.

Compelling Recurring Revenue Model

Each Latch customer must sign a software contract with Latch in order to utilize our suite of products and services through LatchOS. We have yet to churn a customer despite having already gone through a renewal cycle, and our average contract length is more than six years. Most of our customers prepay their SaaS contract subscription fees which gives us long-term predictability of our SaaS revenue.

Trusted Technology Partner for Rental Home Operators

We take what normally are disparate solutions and devices and combine them into a powerful system in which we believe all components work better together. The power of LatchOS is combining software and devices into a unified system that works for apartment building owners. This vertical-specific software approach gives our customers a single vendor, single contract, and a single interface to manage more and more of the essential needs in their buildings.

Passionate, Founder-Led Team

Our co-founders and management team have broad and deep experience at some of the world’s leading technology companies, and over 50% of our team have backgrounds in engineering, product, and design.

Visible, Long-term Sales

Our customers sign LOIs outlining the software and devices they want to buy for their building up to 24 months in advance of installation. This visibility provides predictable demand planning, forecasting, and mapping customer demands for certain products and services.

Efficient Customer Acquisition

Our targeted account-based sales model allows us to sell rapidly and deeply into the portfolios of North America’s largest rental home developers and owners. This strategy allowed us to grow cumulative booked home units by more than 100% over the twelve months ended December 31, 2020, with four consecutive quarters of record bookings. In addition, we have been able to acquire valuable customers with relatively low sales and marketing expenses due to strong product-market fit and an efficient sales strategy, resulting in a 6.8x lifetime customer value to customer acquisition cost ratio. We define lifetime customer value as total expected revenue collected per home unit reduced by the related cost of revenue over the home unit life. We define customer acquisition cost as total sales and marketing expense per new home unit acquisition. We use the lifetime customer value to customer acquisition cost ratio to measure customer acquisition efficiency. Other companies including companies in our industry may calculate this ratio or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Our platform gives us the opportunity to sell our customers’ residents additional products and services in the future, including laundry pick-up, in-home cleaning, handyman services and more. By acquiring the building as a customer and the building owners onboarding their residents as part of their business operations, we do not pay any additional costs to acquire the residents of the building as our customers. Latch plans to generate revenue from such services by offering the services through the Latch mobile applications and charging fees to the residents and/or service providers performing the services. Latch plans to partner with local service providers to perform these services and may directly perform these services in the future.

Our Mobile Applications

Our mobile applications give us the opportunity to sell additional products and services directly to residents in our customers’ buildings. By acquiring the building as a customer and the building owners onboarding their residents as part of their business operations, we do not incur any additional costs to acquire the residents of the building as customers.

Our Intellectual Property Portfolio

Our robust intellectual property portfolio, which includes patents, trademarks, copyrights, and trade secrets, enables us to protect our proprietary technology, brands, and other intellectual property against dilution, infringement, misappropriation, and competitive pressure. Specifically, we own several patents and pending patent applications in the United States that cover the material aspects of the LatchOS platform, including Smart Access, Delivery & Guest Management, Smart Home & Sensors, and Resident Experience. None of these patents are expected to expire prior to 2035. We also own patents and pending patent applications in the United States covering the ornamental design of our hardware products. None of such patents are expected to expire prior to 2030. We also own foreign counterparts related to the foregoing patents and pending patent applications. Additionally, our proprietary software and firmware are protected as trade secrets.

Our Growth Strategy

Our main objective is to increase the number of customers on the LatchOS platform and increase utilization of our platform by each customer and user, both operations staff and residents. To achieve this objective, we pursue the following strategies:

Further Penetration of North American Multifamily and Single-Family Rental Markets

As of December 31, 2020, our cumulative home unit bookings represent less than 1% of the total U.S. apartment stock. We plan to expand further in these markets organically via two primary strategies. First, we aim to continue to acquire new customers through our direct sales strategy. Second, we plan to build onto our existing customer relationships and sell deeper into our customer’s portfolios through existing portfolio retrofits, new construction, and upsells of additional LatchOS modules to existing buildings.

Geographic Expansion

Today, we only operate in the United States and Canada. While these geographies present sizable opportunities for Latch, our solution set is well-positioned to enter new geographic markets such as Europe. We see a near-term opportunity to expand into France, Germany, and the United Kingdom with the support of Tishman Speyer and current customers as our anchor partners in these regions.

New Products and Services

Our existing suite of hardware and software is just the beginning of our product expansion. Our dedicated team of designers, engineers, and product managers are creating new and innovative products and features for the Latch ecosystem. Once a customer is using LatchOS, new software modules can be seamlessly activated over the air via our management interface. We build our products with the goal of making the experience for all stakeholders seamless and intuitive and hold ourselves to the highest standards of excellence and innovation in our product development. We are also in active dialogue with other industry participants on how Latch can expand its offering with new products through partnerships with other companies.

Capturing Digital Consumer Services Spending

A tremendous amount of spending occurs inside of the home, from a wide range of on demand services to dry cleaning, to home cleaning, to maintenance, to individual internet connectivity, to renter’s insurance, and even to rent payment related services. The power of LatchOS is that we believe we can bring all of these services to the resident in a single interface through the Latch App. We have several new products and resident services in development that we will continue to release to Latch residents to better serve these stakeholders and make their spaces better places to live.

New Real Estate End-Markets

The rental home market is just our first step. We envision a world where the Latch system unifies every space in each stakeholder’s path, from the home to the office and more. The opportunity to provide a Latch-enabled solution to new markets such as commercial office, hospitality and more are attractive opportunities toward achieving this long-term vision.

Employees

Our employees are critical to our success. As of June 22, 2021, we had approximately 287 full-time employees based in the United States and 14 full-time employees based in Taiwan. We also engage numerous consultants and contractors to supplement our permanent workforce. A majority of our employees are engaged in engineering, software and product development, sales and related functions. To date, we have not experienced any work stoppages and consider our relationship with our employees to be in good standing. None of our domestic or international employees are subject to a collective bargaining agreement or represented by a labor union.

Facilities

We are headquartered in New York City, where we lease three office spaces totaling approximately 4,200 square feet that we currently use as engineering lab space. The lease covering approximately 800 square feet expires February 2022, the lease covering approximately 1,200 square feet expires October 31, 2021, and the lease covering approximately 2,200 square feet expires April 30, 2022. We intend to lease a larger office in New York City for our headquarters following the conclusion of governmental restrictions on gatherings relating to the COVID-19 pandemic.

In addition to our New York City headquarters, we currently lease approximately 3,300 square feet of office space in San Francisco and 150 square feet of workspace in Los Angeles. Both our San Francisco office and Los Angeles workspace are used primarily as office and workspace for our employees based in each city. The lease for our San Francisco office expires in June 2021 and we have the option to extend the term of the lease by one year. The term of the lease for our Los Angeles workspace is month-to-month. We also lease several storage units in a New York City warehouse that are used primarily for holding inventory. The term of the lease for our New York storage units is month-to-month.

In addition to our facilities located in the United States, we lease approximately 3,500 square feet of office space in Taipei, Taiwan that is used primarily as office space for our employees based in Taiwan. The lease for our Taipei office expires in June 2021.

We believe that our facilities are adequate to meet our needs for the immediate future and that suitable additional space will be available to accommodate any expansion of our operations as needed.

Government Regulation

We are subject to various laws, regulations and permitting requirements of authorities in the United States and Canada. We believe that we are in material compliance with all such laws, regulations and permitting requirements.

United States

We or our channel partners are subject to various federal, state, and local regulations related to access control products, such as state and local building and fire codes, the American Disabilities Act, and requirements for UL and FCC certifications.

We or our partners may be subject to numerous federal and state laws and regulations, including data breach notification laws, data privacy and security laws, and consumer protection laws and regulations (e.g., Section 5 of the FTC Act) that govern the collection, use, disclosure, and protection of personal information. Privacy and security laws, self-regulatory schemes, regulations, standards, and other obligations are constantly evolving, may conflict with each other to complicate compliance efforts, and can result in investigations, proceedings, or actions that lead to significant civil and/or criminal penalties and restrictions on data processing. For example, California recently enacted the CCPA, which went into effect on January 1, 2020. The CCPA, among other things, creates new data privacy obligations for covered companies and provides new privacy rights to California residents, including the right to access and delete their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used. The CCPA also creates a private right of action with statutory damages for certain data breaches, thereby potentially increasing risks associated with a data breach. Relatedly, the CPRA was recently voted into law by California residents. The CPRA significantly amends the CCPA and imposes additional data protection obligations on covered companies doing business in California, including additional consumer rights processes and opt outs for certain uses of sensitive data. It also creates a new California data protection agency specifically tasked to enforce the law, which would likely result in increased regulatory scrutiny of California businesses in the areas of data protection and security. The substantive requirements for businesses subject to the CPRA will go into effect on January 1, 2023 and become enforceable on July 1, 2023. Further, according to the FTC, violating consumers’ privacy rights or failing to take appropriate steps to keep consumers’ personal information secure may constitute unfair acts or practices in or affecting commerce in violation of Section 5 of the FTC Act. The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities.

Canada

In Canada, PIPEDA and similar provincial laws may impose obligations with respect to processing personal information. PIPEDA requires companies to obtain an individual’s consent when collecting, using or disclosing that individual’s personal information. Individuals have the right to access and challenge the accuracy of their personal information held by an organization, and personal information may only be used for the purposes for which it was collected. If an organization intends to use personal information for another purpose, it must again obtain that individual’s consent. Failure to comply with PIPEDA could result in significant fines and penalties.

Competition

Given the emerging nature of the smart building industry, there are a number of companies developing partial solutions that may be similar to parts of the LatchOS ecosystem. The smart building industry is highly fragmented with many players ranging from companies focused on singular smart building experiences (i.e., smart home solutions, package room solutions, intercoms, etc.), to middleware companies that do not develop most of their own hardware and stitch together 3rd party solutions, leading to partial or incomplete smart building experiences. We believe the majority of these other companies are developing solutions that do not solve buildings’ needs comprehensively or meet the enterprise management and security requirements of large enterprise environments. We believe that our innovative product design, enterprise grade platform, focus on privacy and security, commercial traction, issued and pending patents, broad intellectual property portfolio and strong engineering and operations team provide us with a competitive advantage over these other smart building companies. We expect competition to intensify in the future as the market for full building operating systems matures.

Legal Proceedings

We are, and from time to time we may become, involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not presently a party to any legal proceedings that, in the opinion of our management, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, financial condition, or cash flows.

MANAGEMENT

Management and Board of Directors

The following sets forth certain information, as of June 24, 2021, concerning the persons who serve as our executive officers and members of our board of directors.

Name	Age	Position
Directors
Luke Schoenfelder	32	Director
Robert J. Speyer	51	Director
Peter Campbell	56	Director
Tricia Han	49	Director
Raju Rishi	54	Director
J. Allen Smith	64	Director
Andrew Sugrue	31	Director

Executive Officers
Luke Schoenfelder	32	Chief Executive Officer
Michael Brian Jones	31	Chief Technology Officer
Ali Hussain	32	Chief Operating Officer
Garth Mitchell	35	Chief Financial Officer and Treasurer

Directors

Luke Schoenfelder, Chief Executive Officer and Chairman of the Board of Directors

Mr. Schoenfelder is our Chief Executive Officer, Co-Founder and Chairman of the Board of Directors. As the chief executive, Mr. Schoenfelder guides our vision and mission, designing better experiences for each stakeholder at the modern building. Under his guidance, we have evolved from an industry-defining smart access company to a powerful software, hardware and service ecosystem that empowers building owners, property managers, and residents with more flexibility and convenience in how they interact with their spaces. From launching our first access device to partnering with technology leaders like Google Nest, Mr. Schoenfelder has expertly expanded our presence in the market. As a partner to the country’s top developers including Avalon Bay, Brookfield and Prometheus, Mr. Schoenfelder guides our team as they continue to develop and deploy comprehensive solutions. Prior to the founding of Latch, Mr. Schoenfelder developed technology products for the emerging world with backing from the Clinton Global Initiative, Habitat for Humanity and the Dell Social Innovation Fund from 2011 to 2013. Before that Mr. Schoenfelder worked at Apple within the Retail and Worldwide Governmental Affairs practices, supporting international market expansion from 2008 to 2012. Mr. Schoenfelder holds degrees from Georgetown University and Imperial College London, where he studied as a Marshall Scholar. We believe that Mr. Schoenfelder is qualified to serve on our board of directors due to his significant experience building and scaling smart building technology as Latch’s President and Chief Executive Officer since its inception and because, as a founder of Latch, he is essential to the long-term vision of the Company.

Robert J. Speyer, Director

Mr. Speyer is a prominent leader in the real estate industry, with more than 25 years of real estate experience, and has served on our board of directors since June 2021. Mr. Speyer serves as President and Chief Executive Officer of Tishman Speyer, a position he has held since 2008. Since assuming the role of Chief Executive Officer of Tishman Speyer, Mr. Speyer has grown Tishman Speyer into a leading global real estate investment management firm with assets under management of $56.8 billion as of September 30, 2020. Under his leadership, Tishman Speyer has delivered more than 61 million square feet of development and redevelopment across 28 key international markets and 121 investments and acquired an additional 24 million square feet of operating real estate assets across 25 investments, serving the needs of industry-leading tenants around the world. Mr. Speyer also serves as Chief Executive Officer and Chairman of Tishman Speyer Innovation Corp. II, a special purpose acquisition company, a position he has held since November 2020. Mr. Speyer also is the Chairman of the Advisory Board of the Mayor’s Fund to Advance New York City, appointed by Mayor Bloomberg in 2006 and reappointed by Mayor de Blasio in 2014. In addition, Mr. Speyer is Founding Member and Co-Chairman of Breakthrough Properties, a joint-venture with Bellco Capital focused on life science real estate development and management. He is also a member of the Executive Committee of the Partnership for New York City. In 2013, Mr. Speyer became the youngest ever Chairman of the Real Estate Board of New York, the city’s premier industry association, and served as Chairman for five years. We believe that Mr. Speyer is qualified to serve on our board of directors due to his extensive experience in the real estate industry and his significant executive leadership, business and investment experience.

Peter Campbell, Director

Mr. Campbell currently serves on the board of directors of Tufin Software Technologies, Ltd., a New York Stock Exchange-listed security policy management company headquartered in Tel Aviv, Israel, and has served on our board of directors since June 2021. From 2006 to 2019, Mr. Campbell served as Chief Financial Officer of Mimecast Ltd., a Nasdaq-listed company specializing in cloud-based email management, where he also served as a director from 2007 to 2015. He previously served as Chief Financial Officer of SR Telecom Inc. a Nasdaq and Toronto Stock Exchange-listed global broadband wireless systems manufacturer, where he was employed from 2002 to 2006. Prior to that, Mr. Campbell was an auditor at Ernst & Young LLP in Canada in the technology sector. Mr. Campbell is a CPA and holds a Bachelor of Commerce degree and a Graduate Diploma in accounting from the John Molson School of Business at Concordia University in Canada, where he also served as a lecturer. We believe that Mr. Campbell is qualified to serve on our board of directors due to his extensive financial, operational and investment expertise, including his experience serving as Chief Financial Officer of a publicly traded company and as an auditor at a global accounting firm, as well as his substantial experience serving on the board of directors of publicly traded companies.

Tricia Han, Director

Ms. Han has been the Chief Executive Officer of MyFitnessPal, a health and fitness tracking app, since April 2021, and has served on our board of directors since June 2021. She also serves on the board of directors of Empire State Realty Trust, a New York Stock Exchange-listed real estate investment trust company, and is a member of the compensation, finance and nominating and governance committees. She previously served on the board of directors of Nutrisystem, Inc., a Nasdaq-listed leading provider of health and wellness and weight management products and services, from 2018 to 2019. From February 2020 to April 2021, she served as Chief Product Officer of Care.com, the largest U.S. marketplace connecting families and caregivers. From 2017 to 2020, Ms. Han served as Chief Executive Officer of Daily Burn, a leading fitness tech brand. Prior to Daily Burn, Ms. Han served as Chief Product Officer at Dotdash (formerly About.com), one of the largest content publishers on the Internet, from 2013 to 2017. Care.com, Daily Burn and Dotdash are each operating businesses of IAC. Ms. Han also previously served as the Senior Vice President of Product Management at WebMD from 2012 to 2013, and as Vice President of Product Development and General Manager of Commerce for DailyCandy from 2009 to 2012. Her professional experience includes leading product management teams at a variety of technology start-ups including Vindigo, Rave Wireless, and Juno Online Services. Ms. Han helped build several widely-adopted mobile applications, including for The New York Times and MapQuest. She earned her Bachelor of Arts in 1993 from Cornell University. We believe that Ms. Han is qualified to serve on our board of directors due to her extensive experience as a chief product officer at several technology companies, her significant management, business, and executive leadership experience, and her substantial experience serving on the board of directors of publicly traded companies.

Raju Rishi, Director

Mr. Rishi is a General Partner at RRE Ventures and has served on our board of directors since June 2021. In addition, Mr. Rishi has served on the board of directors of a number of private companies, including Bend Financial, a next generation health savings account provider, Redox, a modern API for healthcare, Knock.com, a real-estate sales platform, Greathorn, a cloud-based email security platform, imgix, an image optimization platform, PartnerStack, a partner and channel management platform, RxDefine, a platform that enables life science and medtech companies to digitally connect with consumers, and Tive, a platform that enables companies to track their supply chain through both cellular connected trackers and cloud software. Prior to joining RRE Ventures in 2015, Mr. Rishi was a Venture Partner at Sigma Prime Ventures in Boston from 2012 to 2015. Mr. Rishi has extensive career experience as an entrepreneur and operator. He is the founder of several startups in the mobile and enterprise software sectors. Prior to that, Mr. Rishi held executive roles at AT&T and Lucent. Mr. Rishi is a graduate of the Massachusetts Institute of Technology, where he holds B.S. and M.S. degrees in Materials Science and Engineering. We believe that Mr. Rishi is qualified to serve on our board of directors due to his extensive experience in identifying and investing in cutting-edge technology companies, his executive leadership, management, and business experience, and his experience serving on the board of directors of numerous private companies.

J. Allen Smith, Director

Mr. Smith has served on our board of directors since June 2021 and is the President of Cadre, a financial technology company that provides individuals and institutions direct access to large commercial real-estate properties. Prior to joining Cadre in 2020, Mr. Smith was the President and CEO of Four Seasons Hotels & Resorts (“Four Seasons”) from 2013 to 2018, where he oversaw significant growth in the business and financial performance of Four Seasons. Prior to that, Mr. Smith spearheaded Prudential Real Estate Investors’ growth into a global organization as Chief Executive Officer from 2008 to 2013, during which time he also played a substantial role in capital raising efforts. Mr. Smith is a graduate of Cornell University, where he holds an M.S in Hotel/ Motel Administration/ Management and a B.S. in Sociology. We believe that Mr. Smith is qualified to serve on our board of directors due to his extensive experience in the real estate and hospitality industries and his significant executive leadership, business, and investment experience.

Andrew Sugrue, Director

Mr. Sugrue is a Founding Partner at Avenir Growth Capital, a private investment firm with $1.5 billion in assets under management, and has served on our board of directors since June 2021. He also serves on the board of directors of a number of private companies, including Artsy, an online marketplace for fine art, Bevi, the maker of smart, bottleless flavored and sparkling beverage dispensers, Bustle Digital Group, a women focused digital media platform, Drizly, an alcohol delivery marketplace, Mark43, a software platform for public safety agencies, and Savage x Fenty, a direct to consumer lingerie brand launched by Rihanna. Prior to founding Avenir Growth Capital in 2017, Mr. Sugrue worked at Shumway Capital from 2016 to 2017, L Catterton from 2014 to 2016, and Peter J Solomon Company from 2012 to 2014. As a Robertson Scholar, he received a Master of Management Studies from the Fuqua School of Business at Duke University and a B.A. from the Honors Program at the University of North Carolina at Chapel Hill. We believe that Mr. Sugrue is qualified to serve on our board of directors due to his extensive experience in identifying and investing in category-defining technology companies and his experience serving on the board of directors of numerous private companies.

Executive Officers

Luke Schoenfelder, Chief Executive Officer and Chairman of the Board of Directors

See biographical information above in the Directors section.

Michael Brian Jones, Chief Technology Officer

Mr. Jones is the Chief Technology Officer and Co-Founder of Latch and has served in this role since Legacy Latch’s incorporation in 2014. Mr. Jones is a full stack hardware engineer with experience building remote data acquisition systems that have been deployed in some of the world’s most challenging environments. From smart grid monitoring in Haiti to remote soil sensing in rural Mexico, Mr. Jones has built products that capture, synthesize and present data to enterprise customers of all sorts. Mr. Jones holds a degree in Mechanical Engineering from Rochester Institute of Technology.

Ali Hussain, Chief Operating Officer

Mr. Hussain is the Chief Operating Officer of Latch and heads all business operations and unified sales across Latch. Prior to joining Latch, Mr. Hussain was a management consultant at the Boston Consulting Group from 2012 to 2015, where he worked to merge two firms in the logistics space, helped optimize the Asia-based supply chain for an industrials company and train enterprise sales teams. Mr. Hussain holds degrees from Cornell University and Oxford University, where he studied as a Marshall Scholar.

Garth Mitchell, Chief Financial Officer and Treasurer

Mr. Mitchell is the Chief Financial Officer and Treasurer of Latch. Prior to joining Latch, Mr. Mitchell was a Senior Investment Analyst at Lucus Advisors from 2015 to 2019 focused on technology, media and telecom sectors, was the director of strategy and business development at Assembled Brands from 2014 to 2015, was a lead internet and software investment analyst at Millennium Partners from 2011 to 2014 and was a financial analyst at Lazard from 2009 to 2010. Mr. Mitchell holds a Bachelor of Arts in Economics from Morehouse College.

Corporate Governance

We structure our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of this corporate governance include:

•

we have independent director representation on our audit, compensation and nominating committees, and our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

•	at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC; and

•	we have begun to and will continue to implement a range of other corporate governance best practices, including implementing a robust director education program.

Independence of the Board of Directors

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Ms. Han and Messrs. Speyer, Campbell, Rishi, Smith and Sugrue are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Composition of the Board of Directors

Our business and affairs are managed under the direction of our board of directors. Our board of directors is staggered in three classes, with two directors in Class I (Mr. Rishi and Mr. Smith), two directors in Class II (Ms. Han and Mr. Sugrue), and three directors in Class III (Mr. Schoenfelder, Mr. Campbell and Mr. Speyer).

Board Committees

Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and standing committees. We have a standing audit committee, nominating and corporate governance committee and compensation committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.

Audit Committee

Our audit committee is responsible for, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing, with our independent registered public accounting firm, the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related person transactions; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our audit committee consists of Peter Campbell, Raju Rishi and J. Allen Smith, with Peter Campbell serving as chair. Rule 10A-3 of the Exchange Act and Nasdaq rules require that our audit committee must be composed entirely of independent members. Our board of directors has affirmatively determined that Peter Campbell, Raju Rishi and J. Allen Smith each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and Nasdaq rules. Each member of our audit committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our board of directors has determined that Peter Campbell and J. Allen Smith each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors adopted a written charter for the audit committee, which is available on our corporate website at investors.latch.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Compensation Committee

Our compensation committee is responsible for, among other things:

•

reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by the board of directors, in conjunction with a majority of the independent members of the board of directors) the compensation of our Chief Executive Officer;

•	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;

•	reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans, policies and programs;

•	reviewing and approving all employment agreement and severance arrangements for our executive officers;

•	making recommendations to our board of directors regarding the compensation of our directors; and

•	retaining and overseeing any compensation consultants.

Our compensation committee consists of Raju Rishi and J. Allen Smith, with Raju Rishi serving as chair. Our board of directors has affirmatively determined that Raju Rishi and J. Allen Smith each meet the definition of “independent director” for purposes of serving on the compensation committee under Nasdaq rules, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our board of directors adopted a written charter for the compensation committee, which is available on our corporate website at investors.latch.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

•	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

•	overseeing succession planning for our Chief Executive Officer and other executive officers;

•	periodically reviewing our board of directors’ leadership structure and recommending any proposed changes to our board of directors;

•	overseeing an annual evaluation of the effectiveness of our board of directors and its committees; and

•	developing and recommending to our board of directors a set of corporate governance guidelines.

Our nominating and corporate governance committee consists of Andrew Sugrue and Tricia Han, with Andrew Sugrue serving as chair. Our board of directors has affirmatively determined that Andrew Sugrue and Tricia Han each meet the definition of “independent director” under Nasdaq rules. Our board of directors adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website at investors.latch.com. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Risk Oversight

Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our board of directors believes its administration of its risk oversight function has not negatively affected our board of directors’ leadership structure.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our compensation committee. In addition, none of our executive officers serves as a member of the compensation committee of the board of directors (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors.

Code of Business Conduct and Ethics

We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our corporate website at investors.latch.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

EXECUTIVE COMPENSATION

Overview

Our Named Executive Officers for the year ended December 31, 2020, include Luke Schoenfelder, our Chief Executive Officer, and Ali Hussain and Garth Mitchell, our two most highly compensated executive officers other than our current Chief Executive Officer, who were serving as executive officers as of December 31, 2020 (collectively, the “Named Executive Officers” or “NEOs”). This Executive Compensation section sets forth certain information regarding total compensation earned by our Named Executive Officers for the year ended December 31, 2020, as well as stock option awards held by our Named Executive Officers as of December 31, 2020. To date, the compensation packages for our Named Executive Officers primarily consist of base salary, an annual cash incentive bonus, stock option awards and health and welfare benefits.

Summary Compensation Table For 2020

The following table sets forth summary information regarding the total compensation earned during the year ended December 31, 2020 for the Named Executive Officers.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Option awards ($)(2)	All other compensation ($)(3)	Total ($)
Luke Schoenfelder, CEO	2020	270,000.80	—		—	270,000.80

Ali Hussain, COO	2020	280,000.47	—		—	280,000.47

Garth Mitchell, CFO	2020	285,000.00	100,000.00		—	385,000.00

(1)	Represents a discretionary performance bonus awarded to Mr. Mitchell for the year ended December 31, 2020.
(2)	None of the Named Executive Officers received stock option awards during the year ended December 31, 2020.
(3)	None of the Named Executive Officers received matching contributions to our 401(k) savings plan during the year ended December 31, 2020.

Narrative to Summary Compensation Table

Latch reviews compensation annually for all employees, including its Named Executive Officers. Our compensation practices historically have been designed to be comparable with the compensation packages of our competitors in the market while also taking into consideration the historical compensation levels of each executive, along with his or her individual performance as compared to its expectations and objectives. We seek to implement compensation policies and practices that link a portion of each executive’s cash compensation to our short-term performance objectives, and we have also provided a portion of their compensation as long-term incentive compensation in the form of equity awards in Latch. Latch does not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

The compensation committee of Latch’s board of directors (the “Compensation Committee”) has historically determined compensation for the Named Executive Officers. In November 2019, the Compensation Committee reviewed the 2018 Venture Capital Executive Compensation Survey to determine appropriate recommendations for the executive compensation of the Named Executive Officers. Compensation amounts shown in the Summary Compensation Table for 2020 above reflect amounts paid to our Named Executive Officers for 2020 and do not necessarily reflect amounts that are expected to be paid in 2021 and beyond.

Employment Agreements for Named Executive Officers

Overview; Salaries and Bonuses

In connection with the Business Combination, on January 24, 2021, each of the Named Executive Officers entered into an employment agreement, which became effective upon the consummation of the Business Combination. The Named Executive Officers are entitled to base salary and a target bonus of a certain percentage of his base salary as follows:

Name	Base Salary ($)	Target Bonus Percentage (%)
Luke Schoenfelder	500,000	10
Ali Hussain	400,000	13
Garth Mitchell	400,000	13

In addition to the salaries and bonus targets set forth above, each of the Named Executive Officers is also eligible to participate in and receive awards under the 2021 Incentive Plan. The amount, form and terms and conditions of any such awards under the 2021 Incentive Plan will be determined by the Compensation Committee.

Severance and Restrictive Covenants

Pursuant to their employment agreements, in the event of a termination of a Named Executive Officer’s employment for any reason, the executive would generally be entitled to receive earned but unpaid salary, accrued but unpaid annual bonus, any owed accrued expenses, as well as amounts payable under any benefit plans, programs or arrangements that such Named Executive Officer participates in or benefits from. In the event that a Named Executive Officer’s employment is terminated due to his death, in addition to the foregoing, he would be entitled to a pro-rated portion of his annual bonus, as determined by our board of directors. In the event that a Named Executive Officer’s employment is terminated either by us without “cause” (as defined in the applicable employment agreement) or by the Named Executive Officer for “good reason” (as defined in the applicable employment agreement), subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described below, such Named Executive Officer would be entitled to: (i) the sum of his base salary and target bonus at the time of termination, payable over a 12-month period, (ii) his accrued annual bonus and the pro-rated portion of his annual bonus, based on the time between his termination and the end of the performance period, and (iii) payment for such Named Executive Officer’s premiums incurred for participation in COBRA coverage pursuant to a Latch-sponsored group health plan for a 12-month period.

In the event that a Named Executive Officer’s employment is terminated by us without cause or by the Named Executive Officer for good reason within three months prior to, or 24 months following, a “change in control” (as defined in the 2021 Incentive Plan), subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described below, such Named Executive Officer would be entitled to: (i) the sum of his base salary and target bonus at the time of termination, payable generally in a lump sum within 30 days following the date of his termination, (ii) his accrued annual bonus and the pro-rated portion of his target bonus, based on the time between his termination and the end of the performance period, (iii) payment for such Named Executive Officer’s premiums incurred for participation in COBRA coverage pursuant to a Latch-sponsored group health plan for a 12-month period and (iv) full acceleration of his outstanding equity incentive awards.

Each Named Executive Officer is subject to certain restrictive covenants under his employment agreement, including but not limited to confidentiality, non-disparagement and one-year non-compete and non-solicitation covenants.

Director Compensation

No compensation was provided for the non-employee directors during the year ended December 31, 2020. J. Allen Smith previously received awards of stock options under our 2016 Stock Plan (as defined below) and, as of December 31, 2020, held 81,200 stock options.

Outstanding Equity Awards as of December 31, 2020

The following table sets forth certain information about outstanding equity awards granted by Legacy Latch to the Named Executive Officers outstanding as of December 31, 2020.

	Option award
	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price(2) ($)	Option expiration date
Luke Schoenfelder	11/7/2018	(1)(3)	2,034,215	1,453,012	0.61	11/6/2028
	5/12/2016	(1)(4)	2,000,896	—	0.20	5/11/2026
Ali Hussain	11/7/2018	(1)(3)	480,872	343,480	0.61	11/6/2028
Garth Mitchell	12/3/2019	(1)(5)	100,272	269,966	0.91	12/2/2029
	2/19/2019	(1)(6)	298,192	352,409	0.61	2/18/2029

(1)	These option awards were granted under our 2016 Stock Plan, the terms of which are described below under “2016 Stock Plan.”
(2)

All of the option awards listed in the table above were granted with a per share exercise price equal to the fair market value of one share of our Common Stock on the date of grant, as determined in good faith by our board of directors with the assistance of a third-party valuation expert.

(3)

1/48th of the total number of shares subject to the option vested on September 9, 2018, and the remaining shares subject to the option vest at a rate of 1/48th of the total number of shares subject to the option on each month thereafter, subject to continued service to Legacy Latch through each vesting date. In connection with an involuntary termination of employment within 12 months following a change of control, 100% of the total number of unvested shares subject to the option will become immediately vested and exercisable.

(4)	The stock option is fully vested.
(5)

1/48th of the total number of shares subject to the option vested on January 1, 2020, and the remaining shares subject to the option vest at a rate of 1/48th of the total number of shares subject to the option on each month thereafter, subject to continued service to Legacy Latch through each vesting date. In connection with an involuntary termination of employment within 12 months following a change of control, 100% of the total number of unvested shares subject to the option will become immediately vested and exercisable.

(6)

1/4th of the total number of shares subject to the option vested on February 18, 2020, and the remaining shares subject to the option vest at a rate of 1/48th of the total number of shares subject to the option on each month thereafter, subject to continued service to Legacy Latch through each vesting date.

Latchable, Inc. 2016 Stock Plan

In January 2016, we adopted the Latchable, Inc. 2016 Stock Plan (the “2016 Plan” and, together with the Latchable, Inc. 2014 Stock Incentive Plan, the “Prior Plans”) pursuant to which our board of directors was authorized (i) to grant either ISOs or non-qualified stock options to purchase shares of our Common Stock (“NSOs”) to our employees and (ii) to grant NSOs to outside directors and consultants. 24,412,947 shares had been authorized for issuance under the 2016 Plan at the time the 2021 Incentive Plan (described below) became effective. From and after the effectiveness of the 2021 Incentive Plan, no new awards will be made under the 2016 Plan.

Stock options granted under the 2016 Plan were granted with an exercise price equal to the stock’s fair market value at the date of grant. Stock options outstanding under the 2016 Plan generally have 10-year terms and vest over a four-year period starting from the date specified in each agreement.

Purpose

The purpose of the 2016 Plan was to offer persons selected by us an opportunity to acquire a proprietary interest in our success, or to increase such interest, by acquiring shares of our Common Stock.

Administration

The 2016 Plan was administered by our board of directors.

Subject to the provisions of the 2016 Plan, our board of directors had full authority and discretion to take any actions it deemed necessary or advisable for the administration of the 2016 Plan. Notwithstanding anything to the contrary in the 2016 Plan, with respect to the terms and conditions of awards granted to participants outside the United States, our board of directors was given authority to vary from the provisions of the 2016 Plan to the extent it determined it necessary and appropriate to do so; provided that there could be no variances from those 2016 Plan terms requiring stockholder approval. All decisions, interpretations and other actions of the board of directors were final and binding on all purchasers, all optionees and all persons deriving their rights from a purchaser or optionee.

Eligibility

Only employees, outside directors and consultants were eligible for the grant of NSOs or the direct award or sale of shares. Only employees were eligible for the grant of ISOs.

A person who owned more than 10% of the total combined voting power of all classes of outstanding stock of Latch was not eligible for the grant of an ISO unless (i) the exercise price was at least 110% of the fair market value of a share on the date of grant and (ii) such ISO by its terms was not exercisable after the expiration of five years from the date of grant.

Stock Awards

Each award of shares under the 2016 Plan is evidenced by a Stock Grant Agreement between the grantee and us. Each sale of shares under the 2016 Plan (other than upon exercise of an option) is evidenced by a Stock Purchase Agreement between the purchaser and us.

Any right to purchase shares under the 2016 Plan (other than an option) shall automatically expire if not exercised by the purchaser within 30 days (or such other period as may be specified in the Award Agreement) after the grant of such right was communicated to the purchaser by us.

Our board of directors determined the purchase price of shares to be offered under the 2016 Plan at its sole discretion.

Exercise Price & Date

The exercise price of an option is less than 100% of the fair market value of a share on the date of grant, and in the case of an ISO a higher percentage may be required by the eligibility requirements. Subject to the preceding sentence, the exercise price was determined by our board of directors at its sole discretion.

No option is exercisable unless the optionee (i) has delivered an executed copy of the Stock Option Agreement to us or (ii) otherwise agrees to be bound by the terms of the Stock Option Agreement. Our board of directors had authority to determine the exercisability provisions of the Stock Option Agreement at its sole discretion.

Termination of Service

If an optionee’s service terminates for any reason other than the optionee’s death, then the optionee’s vested options shall expire on the earliest of the following dates: (i) the expiration date (ii) the date 12 months after the optionee’s death, or such earlier or later date as our board of directors may determine (but in no event earlier than six months after the optionee’s death).

Stockholder Rights

An optionee, or a transferee of an optionee, shall have no rights as a stockholder with respect to any shares covered by the optionee’s option until such person files a notice of exercise, pays the exercise price and satisfies all applicable withholding taxes pursuant to the terms of such option.

Amendment or Termination

Our board of directors may amend, suspend or terminate the 2016 Plan at any time and for any reason.

No shares shall be issued or sold and no option granted under the 2016 Plan after the termination thereof, except upon exercise of an option (or any other right to purchase shares) granted under the 2016 Plan prior to such termination. The termination of the 2016 Plan, or any amendment thereof, shall not affect any share previously issued or any option previously granted under the 2016 Plan.

Latch, Inc. 2021 Incentive Plan

The purpose of the 2021 Incentive Plan is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Equity awards and equity-linked compensatory opportunities are intended to motivate high levels of performance and align the interests of directors, employees and consultants with those of stockholders by giving directors, employees and consultants the perspective of an owner with an equity or equity-linked stake in the Company and providing a means of recognizing their contributions to our success. The following summarizes the material terms of the 2021 Incentive Plan adopted in connection with the Business Combination as the long-term incentive compensation plan.

Eligibility and Administration

Our employees, consultants and directors, and employees and consultants of our subsidiaries, may be eligible to receive awards under the 2021 Incentive Plan. As of June 22, 2021, we had approximately 301 employees, 6 non-employee directors and 39 other individual service providers who may be eligible to receive awards under the 2021 Incentive Plan.

The 2021 Incentive Plan provides that it is administered by our board of directors, which may delegate its duties and responsibilities to one or more committees of our directors and/or officers (collectively, the “plan administrator”), subject to the limitations imposed under the 2021 Incentive Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The Compensation Committee of our board of directors has been appointed by our board of directors to administer the 2021 Incentive Plan.

The plan administrator has the authority to take all actions and make all determinations under the 2021 Incentive Plan, to interpret the 2021 Incentive Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2021 Incentive Plan as it deems advisable. The plan administrator also has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2021 Incentive Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2021 Incentive Plan.

Shares Available for Awards

The aggregate number of shares of Common Stock that is available for issuance under the 2021 Incentive Plan is equal to (i) 22,500,611 and (ii) an annual increase for ten years on the first day of each calendar year beginning January 1, 2022, equal to the lesser of (A) 5% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by our board of directors. The maximum number of shares of Common Stock that may be issued pursuant to the exercise of ISOs granted under the 2021 Incentive Plan is 120,329,359 shares.

If an award under the 2021 Incentive Plan or the Prior Plans is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2021 Incentive Plan. The payment of dividend equivalents in cash in conjunction with any awards under the 2021 Incentive Plan or the Prior Plans will not reduce the shares available for grant under the 2021 Incentive Plan. Furthermore, shares purchased on the open market with the cash proceeds from the exercise of options, and shares tendered or withheld to satisfy the exercise price or tax withholding obligation for any award, will again be available for awards under the 2021 Incentive Plan.

Awards granted under the 2021 Incentive Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2021 Incentive Plan but will count against the maximum number of shares that may be issued upon the exercise of ISOs.

The 2021 Incentive Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year, or director limit, may not exceed the amount equal to $750,000, increased to $1,000,000 in the fiscal year in which the 2021 Incentive Plan’s effective date occurs or in the fiscal year of a non-employee director’s initial service as a non-employee director. The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the plan administrator may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Awards

The 2021 Incentive Plan provides for the grant of stock options, including ISOs, NSOs, stock appreciation rights (“SARs”), restricted stock, dividend equivalents, restricted stock units (“RSUs”) and other stock or cash-based awards. Certain awards under the 2021 Incentive Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Internal Revenue Code (“Section 409A”), which may impose additional requirements on the terms and conditions of such awards. All awards under the 2021 Incentive Plan will be evidenced by award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of Common Stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.

•	Stock Options and SARs. Stock options provide for the purchase of shares of Common Stock in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Internal Revenue Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. Unless otherwise determined by the plan administrator, the exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. Unless otherwise determined by the plan administrator, the term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).

•	Restricted Stock. Restricted stock is an award of non-transferable shares of Common Stock that are subject to certain vesting conditions and other restrictions.

•

RSUs. RSUs are contractual promises to deliver shares of Common Stock in the future or an equivalent in cash and other consideration determined by the plan administrator, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of Common Stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The plan administrator may provide that the delivery of the shares (or payment in cash) underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the 2021 Incentive Plan.

•

Other Stock or Cash Based Awards. Other stock or cash-based awards are awards of cash, fully vested shares of Common Stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of Common Stock. Other stock or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.

•

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of Common Stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.

Certain Transactions

The plan administrator has broad discretion to act under the 2021 Incentive Plan and to adjust the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our Common Stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2021 Incentive Plan and outstanding awards. In the event of a change in control (as defined in the 2021 Incentive Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction.

No Repricing

Except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that reduces the exercise price of any stock option or SAR, or cancels any stock option or SAR that has an exercise price that is greater than the then-current Fair Market Value of our Common Stock in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.

Plan Amendment and Termination

Our board of directors may amend or terminate the 2021 Incentive Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the 2021 Incentive Plan, may materially and adversely affect an award outstanding under the 2021 Incentive Plan without the consent of the affected participant, and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws or to increase the director limit. The 2021 Incentive Plan will remain in effect until the tenth anniversary of the earlier of the date of the adoption of the 2021 Incentive Plan or the date of the approval of the 2021 Incentive Plan by the stockholders, unless earlier terminated. No awards may be granted under the 2021 Incentive Plan after its termination.

Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments

The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any Company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Awards under the 2021 Incentive Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2021 Incentive Plan, the plan administrator may, in its discretion, accept cash or check, shares of Common Stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal U.S. federal income tax consequences related to awards under the 2021 Incentive Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

•

Non-Qualified Stock Options. If an optionee is granted an NSO under the 2021 Incentive Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in our Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

•

Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of Common Stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Internal Revenue Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. The Company or its subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

•

Other Awards. The current federal income tax consequences of other awards authorized under the 2021 Incentive Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; non-transferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Section 409A of the Internal Revenue Code

Certain types of awards under the 2021 Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2021 Incentive Plan and awards granted under the 2021 Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A. To the extent determined necessary or appropriate by the plan administrator, the 2021 Incentive Plan and applicable award agreements may be amended to further comply with Section 409A or to exempt the applicable awards from Section 409A.

Our Executive Officer and Director Compensation

Executive Compensation

We intend to develop an executive compensation program that is consistent with our pre-Business Combination compensation policies and philosophies, which are designed to align compensation with business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to our long-term success.

Decisions on the executive compensation program are made by the Compensation Committee and guided by the advice of an independent compensation consultant. In connection with executive compensation decisions, our Compensation Committee has initially retained FW Cook as its independent compensation consultant. FW Cook assisted the Compensation Committee in January 2021 in establishing the terms and conditions (including salary and bonus amounts) for the Named Executive Officers’ employment agreements, as described above.

We anticipate that compensation for our executive officers will continue to consist of salary, annual cash incentive bonuses, and equity incentive award grants.

Base Salary

It is expected that our Named Executive Officers’ base salaries will initially continue as described under “—Employment Agreements for Named Executive Officers” and will be reviewed from to time by the Compensation Committee based upon advice from our independent compensation consultant.

Annual Bonuses

We intend to use annual cash incentive bonuses for the Named Executive Officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. We expect that, near the beginning of each year, the Compensation Committee may select performance targets, target amounts, target award opportunities and other terms and conditions of the bonus opportunities for the Named Executive Officers, subject to the terms of any employment agreement. Following the end of each year, the Compensation Committee will determine the extent to which performance targets were achieved, if applicable, and the amount of the award that is payable to each of the Named Executive Officers.

Stock-Based Awards

We intend to use stock-based awards to reward long-term performance of the Named Executive Officers. We believe that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of the Named Executive Officers with the interests of our stockholders and serve to motivate and retain the individual executives. Stock-based awards will be awarded under the 2021 Incentive Plan.

Other Compensation

We expect to continue to maintain various employee benefit plans, including medical and 401(k) plans, in which the Named Executive Officers will participate.

Director Compensation

We expect that our board of directors will implement an annual compensation program for our non-employee directors. The material terms of this program are not yet known and will depend on the judgment of the members of our board of directors based on advice and counsel of its advisors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described under “Executive Compensation” and “Management”, the following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•

any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, we and certain stockholders of Legacy Latch and TSIA entered into a registration rights agreement, or the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within 15 business days of the closing of the Business Combination. Certain Legacy Latch stockholders and TSIA stockholders may each request to sell all or any portion of their registrable securities in an underwritten offering up to two times in any 12-month period, so long as the total offering price is reasonably expected to exceed $75.0 million. We also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.

Series B Preferred Stock Financing

From August 2018 through January 2019, Legacy Latch issued an aggregate of 18,736,534 shares of Legacy Latch’s Series B Preferred Stock, par value $0.00001 per share (“Series B Preferred Stock”) for an aggregate purchase price of approximately $57.8 million. The following table summarizes purchases of shares of Series B Preferred Stock by related persons and their affiliated entities. None of Legacy Latch’s executive officers purchased shares of Series B Preferred Stock:

Name	Shares of Series B Preferred Stock	Total Purchase Price
Bventures Leverco S-B, LLC(1)	8,136,687	$25,453,997.95
Lux Co-Invest Opportunities, L.P.(2)	3,233,396	$10,103,532.30
RRE Ventures VII, LP(3)	1,690,233	$5,258,803.12
Third Prime Alpha Fund, L.P.(4)	35,030	$183,936.27
Total	13,095,346	$41,000,269.64

(1)	Nicholas Sammut was a member of the Legacy Latch board of directors and is affiliated with Bventures Leverco S-B, LLC (“Brookfield”).
(2)	Zack Schildhorn was a member of the Legacy Latch board of directors and is affiliated with Lux Co-Invest Opportunities, L.P. (“Lux”).
(3)	Raju Rishi is a member of the Latch board of directors and is affiliated with RRE Ventures VII, LP (“RRE Ventures”).
(4)	Keith Hamlin was a member of the Legacy Latch board of directors and is affiliated with Third Prime Series Investments, LLC (“Third Prime”).

Series B-1 Preferred Stock Financing

From May 2019 through May 2020, Legacy Latch issued an aggregate of 17,977,486 shares of Legacy Latch’s Series B-1 Preferred Stock, par value $0.00001 per share (“Series B-1 Preferred Stock”) for an aggregate purchase price of approximately $67.3 million. The following table summarizes purchases of shares of Series B-1 Preferred Stock by related persons and their affiliated entities. None of Legacy Latch’s executive officers purchased shares of Series B-1 Preferred Stock:

Name	Shares of Series B-1 Preferred Stock	Total Purchase Price
Avenir Latch Investors, LLC(1)	11,398,957	$41,072,799.79
Entities affiliated with Lux Ventures IV, L.P.(2)	2,337,342	$8,750,003.40
RRE Ventures VII, LP(3)	1,068,499	$4,000,000.81
Third Prime Series Investments, LLC(4)	427,399	$1,599,998.08
Total	15,232,197	$55,422,802.08

(1)	Andrew G. Sugrue is a member of the Latch board of directors and is affiliated with Avenir Latch Investors, LLC.
(2)	Zack Schildhorn was a member of the Legacy Latch board of directors and is affiliated with Lux Ventures IV, L.P.
(3)	Raju Rishi is a member of the Latch board of directors and is affiliated with RRE Ventures.
(4)	Keith Hamlin was a member of the Legacy Latch board of directors and is affiliated with Third Prime.

Series B-2 Preferred Stock Financing

From May 2019 through November 2019, Legacy Latch issued an aggregate of 2,690,322 shares of Legacy Latch’s Series B-2 Preferred Stock, par value $0.00001 per share (“Series B-2 Preferred Stock”) for an aggregate purchase price of approximately $9.1 million. The following table summarizes purchases of shares of Series B-2 Preferred Stock by related persons and their affiliated entities. None of Legacy Latch’s executive officers purchased shares of Series B-2 Preferred Stock:

Name	Shares of Series B-2 Preferred Stock	Total Purchase Price
J. Allen Smith(1)	29,973	$100,986.30
Total	29,973	$100,986.30

(1)	J. Allen Smith is a member of the Latch board of directors.

Convertible Notes

In September and October of 2020, Legacy Latch issued convertible promissory notes in an aggregate principal of $50.0 million. The convertible promissory notes accrued interest at a rate of (i) five percent (5%) per annum for the first six (6) months after issuance of the notes, (ii) seven percent (7.0%) per annum for months seven (7) through twelve (12) after issuance of the notes, and (iii) nine percent (9.0%) per annum for month thirteen (13) after issuance of the notes through the maturity date for such note, in each case, accruing annually. The convertible promissory notes converted into shares of Legacy Latch capital stock immediately prior to the consummation of the Business Combination. The following table summarizes purchases in such convertible promissory notes by related persons and their affiliated entities. None of Latch’s executive officers purchased such convertible promissory notes:

Name	Aggregate Principal Amount
J. Allen Smith(1)	$100,000.00
Avenir Latch Investors II, LLC(2)	$33,000,000.00
RRE Leaders II, L.P.(3)	$4,000,000.00
Total	$37,100,000.00

(1)	J. Allen Smith is a member of the Latch board of directors.

(2)	Andrew G. Sugrue is a member of the Latch board of directors and is affiliated with Avenir Latch Investors II, LLC.
(3)	Raju Rishi is a member of the Latch board of directors and is affiliated with RRE Leaders II, L.P.

Investors’ Rights Agreement

Legacy Latch was party to the Fifth Amended and Restated Investors’ Rights Agreement, dated as of May 20, 2019, as amended, which provided, among other things, that certain holders of its capital stock had the right to demand that Legacy Latch file a registration statement or request that their shares of Legacy Latch capital stock be covered by a registration statement that Legacy Latch is otherwise filing. This agreement was terminated upon completion of the Business Combination.

Right of First Refusal

Pursuant to certain of the Legacy Latch equity compensation plans and certain agreements with its stockholders, including the Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of May 20, 2019 (the “ROFR Agreement”), Legacy Latch or its assignees had the right to purchase shares of Legacy Latch capital stock that stockholders proposed to sell to other parties. Certain holders of Legacy Latch capital stock had rights of first refusal and co-sale under the ROFR Agreement. The right of first refusal rights granted pursuant to the ROFR Agreement terminated upon completion of the Business Combination.

Voting Agreement

Legacy Latch was a party to the Fifth Amended and Restated Voting Agreement, dated as of May 20, 2019, pursuant to which certain holders of its capital stock agreed to vote their shares of our capital stock on certain matters, including with respect to the election of directors. This agreement was terminated upon completion of the Business Combination.

Commercial, Vendor and Lease Agreements

Throughout Latch’s history, Latch has obtained equity funding from strategic partners that have affiliates with whom Legacy Latch transacts on a commercial basis in the ordinary course of its business. These strategic partners include Rational IX LLC, Innovation Club Latch Holding, LLC, SM Ventures LatchCo LLC, HV-Latch II LLC, RXR PT Latch LP, HLC Series Investments LLC, Third Prime Alpha Fund, L.P., 3PC Series LLC (Latch Series), HV-Latch II LLC, HV Latch I LLC, Wise Ventures Latch SPC, LLC, CPEG Venture I LLC, Bventures Leverco S-B, LLC, and Ironstate Development. As such, we have customers who have affiliates that are stockholders of us and/or who have or have had designated members of our board of directors in accordance with the agreements entered into in connection with such equity funding arrangements. We charge market rates for products and services, and the commercial arrangements with these customers were entered into on an arms’-length basis.

As of December 31, 2020 and 2019, we had $1,372,000 and $487,000, respectively, of receivables due from these customers. For the years ended December 31, 2020 and 2019, we received $1,928,000 and $1,998,000 respectively, of hardware revenue, and $384,000 and $144,000, respectively, of software revenue, from these customers.

During the years ended December 31, 2020 and December 31, 2019, we sold hardware and software in the ordinary course of business to properties owned by affiliates of Brookfield Properties, an affiliate of one of Legacy Latch’s 5% stockholders, for approximately $1,200,000 and $700,000, respectively.

In addition to its related party customers, we also have shareholders who are considered related party vendors that we transact with through the ordinary course of business, and we pay market rates for products and services with these vendors. As of December 31, 2020 and 2019, we had $145,000 and $47,000 respectively, of payables due to these vendors.

In January 2020, we signed a new one-year sublease agreement for our former New York City office space where the landlord is a shareholder of us. For the year ended December 31, 2020, Latch had rental expense of $575,000 related to the sublease, which is consistent with market rental rates for similar subleases. In August 2020, we terminated this sublease as of September 2020.

Additionally, in August 2020, we hired a chief product officer who is also the sole owner of one of our vendors. We previously engaged with the vendor through the ordinary course of business, resulting in related party transactions. We paid market rates for products and services with this vendor. Total expenses with this vendor for the year ended December 31, 2020 were $775,000. As of December 31, 2020, we had $43,000 of payables, which is included within accounts payable on the Consolidated Balance Sheets. We no longer engage with the vendor.

Director and Officer Indemnification

Our certificate of incorporation and our bylaws provide for indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We have entered into indemnification agreements with each member of our board of directors and several of our officers.

Procedures with Respect to Review and Approval of Related Person Transactions

Our board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). We have adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on Nasdaq. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the head of our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, the head of our legal department will be required to present to the audit committee all relevant facts and circumstances relating to the related person transaction. The audit committee will be required to review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the our code of business conduct and ethics, and either approve or disapprove the related person transaction. If advance audit committee approval of a related person transaction requiring the audit committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the audit committee, subject to ratification of the transaction by the audit committee at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then, upon such recognition, the transaction will be presented to the audit committee for ratification at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the audit committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions. No director will be permitted to participate in approval of a related person transaction for which he or she is a related person.

Our board of directors has delegated to the officers of the Company the right to approve certain commercial agreement entered into with related parties on arm’s length terms (as determined by the officers of the Company) in the ordinary course of business; provided, however, that any such agreement that is reasonably likely to require, during the term of such agreement, annual payments to or by the Company and its subsidiaries in excess of $500,000 shall be subject to approval in accordance with our related party transaction policy discussed above.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock immediately following consummation of the Transactions by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o Latch, Inc., 508 West 26th Street, Suite 6G, New York, New York 10001.

The beneficial ownership of our Common Stock is based on 141,260,318 shares of Common Stock issued and outstanding immediately following consummation of the Transactions.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
Entities affiliated with Avenir Latch Investors, LLC(1)	21,435,551	15.2%
Entities affiliated with Lux Ventures IV, L.P.(2)	15,080,615	10.7%
The Spruce House Partnership LLC(3)	9,400,023	6.7%
TS Innovation Acquisitions Sponsor, L.L.C.(4)	7,380,000	5.2%
Directors and Named Executive Officers:
Luke Schoenfelder(5)	5,252,027	3.6%
Michael Brian Jones(6)	2,197,726	1.5%
Ali Hussain(7)	798,081	*
Garth Mitchell(8)	159,086	*
Robert J. Speyer(9)	7,597,631	5.4%
Peter Campbell	—	—
Tricia Han	—	—
Raju Rishi	—	—
J. Allen Smith(10)	113,577	*
Andrew Sugrue(11)	21,435,551	15.2%
Directors and executive officers as a group (10 individuals)	37,553,679	25.4%

*	Less than one percent.
(1)

Based on a Schedule 13D filed June 14, 2021. Avenir Latch Investors, LLC is the record holder of 7,901,893 shares of Common Stock. Avenir Latch Investors II, LLC is the record holder of 6,981,953 shares of Common Stock. Avenir Latch Investors III, LLC is the record holder of 6,551,705 shares of Common Stock. Avenir Management Company, LLC is the manager of each of Avenir Latch Investors, LLC, Avenir Latch Investors II, LLC and Avenir Latch Investors III, LLC. Avenir Management Company, LLC is controlled by an investment committee comprised of James M. Reynolds, IV and Andrew Sugrue. As a result, each of Avenir Management Company, LLC and Messrs. Reynolds and Sugrue may be deemed to share beneficial ownership over the securities. The address for these entities and individuals is c/o Avenir Management Company, LLC, 135 Fifth Avenue, 7th Floor, New York, NY 10010.

(2)

Based on a Schedule 13G filed June 14, 2021. Lux Ventures IV, L.P. is the record holder of 9,637,958 shares of Common Stock. Lux Co-Invest Opportunities, L.P. is the record holder of 5,442,657 shares of Common Stock. Lux Venture Partners IV, LLC is the general partner of Lux Ventures IV, L.P. and exercises voting and dispositive power over the shares held by Lux Ventures IV, L.P. Lux Co-Invest Partners, LLC is the general partner of Lux Co-Invest Opportunities, L.P. and exercises voting and dispositive power over the shares held by Lux Co-Invest Opportunities, L.P. Peter Hebert and Josh Wolfe are the sole managers of Lux Venture Partners IV, LLC and Lux Co-Invest Partners, LLC and may be deemed to share voting and dispositive power for the shares held by each of Lux Ventures IV, L.P. and Lux Co-Invest Opportunities, L.P.. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway, 11th Floor, New York, NY 10010.

(3)

Based on a Schedule 13G filed June 11, 2021. The securities are held in the account of The Spruce House Partnership LLC (the “Aggregator”), its sole members being The Spruce House Partnership (AI) LP (f/k/a The Spruce House Partnership LP) and The Spruce House Partnership (QP) LP (collectively, the “Funds)”, each a private investment fund managed by Spruce House Investment Management LLC (the “Investment Manager”). The securities may be deemed to be beneficially owned by the Investment Manager, the general partner of the Funds, Spruce House Capital LLC (the “General Partner”), and by Zachary Sternberg and Benjamin Stein, managing members of the Investment Manager and the General Partner (the “Managing Members”). Each of the Funds, the Investment Manager, the General Partner and the Managing Members disclaim beneficial ownership of the securities held by the Aggregator, except to the extent of his or its pecuniary interest therein. The Aggregator, the Funds, the Investment Manager, the General Partner and the Managing Members (collectively, the “Reporting Persons”) affirmatively disclaim being a “group” for purposes of Section 16 of the Exchange Act. By virtue of these relationships, the Reporting Persons may be deemed to have shared voting and dispositive power with respect to the securities owned directly by the Funds. The address for these entities and individuals is 435 Hudson Street, 8th Floor, New York, New York 10014.

(4)

TS Innovation Acquisitions Sponsor, L.L.C. (“Sponsor”) is the record holder of such shares of Common Stock. The sole manager of the Sponsor is Tishman Speyer Properties, L.P. (“Tishman Speyer”). The general partner of Tishman Speyer is Tishman Speyer Properties, Inc. (“Tishman Speyer GP”). Robert J. Speyer, Chairman and Chief Executive Officer of the Issuer, and Jerry I. Speyer are the co-trustees of a voting trust that holds all voting common stock in Tishman Speyer GP and therefore may be deemed to share voting and investment power with respect to the securities reported herein. Each of the reporting persons disclaims any beneficial ownership of the securities reported herein, except to the extent of any pecuniary interest therein. The address for these entities and individuals is Rockefeller Center, 45 Rockefeller Plaza, New York, New York 10111.

(5)	Consists of (a) 1,175,907 shares of Common Stock held directly by Mr. Schoenfelder and (b) 4,076,120 shares of Common Stock subject to options exercisable within 60 days of Closing.
(6)	Consists of (a) 89,710 shares of Common Stock held directly by Mr. Jones and (b) 2,108,016 shares of Common Stock subject to options exercisable within 60 days of Closing.
(7)	Consists of (a) 405,909 shares of Common Stock held directly by Mr. Hussain and (b) 392,172 shares of Common Stock subject to options exercisable within 60 days of Closing.
(8)	Consists of (a) 75,852 shares of Common Stock held directly by Mr. Mitchell and (b) 83,234 shares of Common Stock subject to options exercisable within 60 days of Closing.
(9)

Consists of (a) the shares of Common Stock identified in footnote (3) above and (b) 217,631 shares of Common Stock held by Innovation Club Latch Holding, L.L.C. Speyer GP Holdings, LLC is the general partner of Madison Rock Investment, LP, which is the managing member of Innovation Club Latch Holding L.L.C. Mr. Speyer is the managing member of Speyer GP Holdings, LLC. As a result, Mr. Speyer may be deemed to share beneficial ownership over the shares of Common Stock held by Innovation Club Latch Holding, L.L.C., but disclaims beneficial ownership except to the extent of his pecuniary interest therein. The address for these entities and Mr. Speyer is Rockefeller Center, 45 Rockefeller Plaza, New York, New York 10111.

(10)	Consists of shares of Common Stock held directly by Mr. Smith.

(11)

Consists of the shares of Common Stock identified in footnote (1) above. Avenir Management Company, LLC is the investment advisor and manager of each of Avenir Latch Investors, LLC, Avenir Latch Investors II, LLC and Avenir Latch Investors III, LLC. Avenir Management Company, LLC is controlled by an investment committee comprised of Mr. Sugrue and Jamie Reynolds. As a result, Mr. Sugrue may be deemed to share beneficial ownership over the shares of Common Stock represented herein.

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock and Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock and Warrants after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Common Stock and Warrants that may be offered from time to time by each Selling Securityholder pursuant to this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Percentage ownership is based on 141,260,318 shares of Common Stock and 15,333,301 Warrants outstanding as of June 21, 2021.

Names and Addresses	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	Percentage		Warrants	Percentage
Adrenalin Properties Ltd(1)	5,000	—	5,000	—	—	—		—	—
Ali Hussain(2)	798,081	—	405,909	—	392,172		*	—	—
ArrowMark Fundamental Opportunity Fund, L.P.(3)	100,000	—	100,000	—	—	—		—	—
Avenir Latch Investors II, LLC(4)	6,981,953	—	6,981,953	—	—	—		—	—
Avenir Latch Investors III, LLC(5)	6,551,705	—	6,551,705	—	—	—		—	—
Avenir Latch Investors, LLC(6)	7,901,893	—	7,901,893	—	—	—		—	—
BEMAP Master Fund Ltd.(7)	57,153	—	57,153	—	—	—		—	—
Bespoke Alpha MAC MIM LP(8)	7,401	—	7,401	—	—	—		—	—
BlackRock, Inc. (9)	2,500,000	—	2,500,000	—	—	—		—	—
Booth & Co FBO Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund(10)	98,600	—	98,600	—	—	—		—	—
Booth & Co. fbo Fidelity Puritan Trust: Fidelity Balanced K6 Fund—Information Technology Sub-portfolio(11)	7,800	—	7,800	—	—	—		—	—
Booth & Co., LLC fbo Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio(12)	55,500	—	55,500	—	—	—		—	—
Booth and Co FBO Fidelity Puritan Trust: Fidelity Balanced Fund—Information Technology Sub(13)	540,300	—	540,300	—	—	—		—	—
Bventures Leverco S-B, LLC(14)	4,733,715	—	4,733,715	—	—	—		—	—
CHACHACHA 2019 TRUST DTD 9/20/2019(15)	2,000,000	—	2,000,000	—	—	—		—	—
Cohanzick Absolute Return Master Fund, Ltd.(16)	8,590	—	8,590	—	—	—		—	—
D1 Capital Partners Master LP(17)	2,500,000	—	2,500,000	—	—	—		—	—
Daniel-BCT(18)	10,000	—	10,000	—	—	—		—	—
Davidson Kempner Institutional Partners, L.P.(19)	107,220	—	107,220	—	—	—		—	—
Davidson Kempner International, Ltd.(20)	131,700	—	131,700	—	—	—		—	—
Davidson Kempner Partners(21)	52,230	—	52,230	—	—	—		—	—
Dayton Family Enterprises, LLC(22)	480,000	—	480,000	—	—	—		—	—
Dayton Family Investments, LLC(23)	20,000	—	20,000	—	—	—		—	—
Destinations Global Fixed Income Opportunities Fund(24)	126,645	—	126,645	—	—	—		—	—
Diego Berdakin(25)	50,000	—	50,000	—	—	—		—	—
DS Liquid Div RVA MON LLC(26)	48,203	—	48,203	—	—	—		—	—
Durable Capital Master Fund LP(27)	2,500,000	—	2,500,000	—	—	—		—	—
FLAPPER CO fbo FIAM Target Date Blue Chip Growth Commingled Pool(28)	71,700	—	71,700	—	—	—		—	—
Fred H. Bartlit Jr.(29)	7,500	—	7,500	—	—	—		—	—

Names and Addresses	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	Percentage		Warrants	Percentage
Garth Mitchell(30)	159,086	—	75,852	—	83,234		*	—	—
Hartford Small Company HLS Fund(31)	369,464	—	369,464	—	—	—		—	—
Innovation Club Latch Holding, L.L.C.(32)	217,631		217,631
Integrated Core Strategies (US) LLC(33)	468,640	—	460,000	—	8,640		*	—	—
Iron Horse Investment, LLC(34)	180,000	—	180,000	—	—	—		—	—
ISLANDMOORING & CO FBO Fidelity Capital Trust: Fidelity Flex Small Cap Fund—Small Cap Growth Subportfolio(35)	500	—	500	—	—	—		—	—
J. Allen Smith(36)	113,577	—	113,577	—	—	—		—	—
Jennifer Rubio(37)	80,000	—	80,000	—	—	—		—	—
JMP Ventures, LLC(38)	30,000	—	30,000	—	—	—		—	—
John Hancock Pension Plan(39)	33,874	—	33,874	—	—	—		—	—
John Hancock Variable Insurance Trust Small Cap Stock Trust(40)	271,318	—	271,318	—	—	—		—	—
Joshua Bradley(41)	2,500	—	2,500	—	—	—		—	—
Joshua Kazam(42)	80,000	—	80,000	—	—	—		—	—
Luke Schoenfelder(43)	5,252,027	—	1,175,907	—	4,076,120	2.9%		—	—
Lux Co-Invest Opportunities, L.P.(44)	5,442,657	—	5,442,657	—	—	—		—	—
Lux Ventures IV, L.P.(45)	9,637,958	—	9,637,958	—	—	—		—	—
Powhatan & Co., LLC fbo Fidelity Advisor Series I: Fidelity Advisor Balanced Fund—Information Technology Sub(46)	72,800	—	72,800	—	—	—		—	—
Powhatan & Co., LLC fbo Variable Insurance Products Fund III: Balanced Portfolio—Information Technology Sub(47)	77,900	—	77,900	—	—	—		—	—
M.H. Davidson & Co.(48)	8,850	—	8,850	—	—	—		—	—
Mag & Co fbo Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund(49)	372,800	—	372,800	—	—	—		—	—
Mag & Co fbo Fidelity Securities Fund: Fidelity Blue Chip Growth Fund(50)	899,500	—	899,500	—	—	—		—	—
Mag & Co fbo Fidelity Securities Fund: Fidelity Small Cap Growth Fund(51)	104,300	—	104,300	—	—	—		—	—
MassMutual Select Small Cap Growth Equity Fund(52)	145,423	—	145,423	—	—	—		—	—
MassMutual Small Cap Growth Equity CIT(53)	25,861	—	25,861	—	—	—		—	—
Meridian Enhanced Equity Fund(54)	32,500	—	32,500	—	—	—		—	—
Mia-BCT(55)	5,000	—	5,000	—	—	—		—	—
Michael Brian Jones(56)	2,197,726	—	89,710	—	2,108,016	1.5%		—	—
Michelangelo Volpi(57)	30,000	—	30,000	—	—	—		—	—
Millais Limited(58)	450,000	—	450,000	—	—	—		—	—
MMF LT, LLC(59)	300,000	—	300,000	—	—	—		—	—
MML Small Cap Growth Equity Fund(60)	62,840	—	62,840	—	—	—		—	—
Monashee Pure Alpha SPV I LP(61)	33,970	—	33,970	—	—	—		—	—
Monashee Solitario Fund LP(62)	43,574	—	43,574	—	—	—		—	—
Ned Segal(63)	30,000	—	30,000	—	—	—		—	—
Powhatan & Co., LLC fbo Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund(64)	23,000	—	23,000	—	—	—		—	—

Names and Addresses	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	Percentage	Warrants	Percentage
RiverPark Strategic Income Fund(65)	64,765	—	64,765	—	—	—	—	—
Ron-BCT(66)	5,000	—	5,000	—	—	—	—	—
RRE Leaders Fund II, L.P.(67)	553,778	—	553,778	—	—	—	—	—
RRE Leaders Fund, LP(68)	841,323	—	841,323	—	—	—	—	—
RRE Ventures VII, LP(69)	4,472,742	—	4,472,742	—	—	—	—	—
Ryan Engel(70)	20,000	—	20,000	—	—	—	—	—
Schonfeld Strategic 460 Fund LLC(71)	300,000	—	300,000	—	—	—	—	—
SFL SPV I LLC(72)	9,699	—	9,699	—	—	—	—	—
SHP 4 LLC(73)	2,255,030	—	2,255,030	—	—	—	—	—
THB Iron Rose LLC(74)	180,000	—	180,000	—	—	—	—	—
The Hartford Small Company Fund(75)	561,220	—	561,220	—	—	—	—	—
THISBE & CO fbo Fidelity NorthStar Fund—Sub D(76)	48,100	—	48,100	—	—	—	—	—
THISBE & CO fbo Fidelity U.S. Growth Opportunities Investment Trust(77)	4,500	—	4,500	—	—	—	—	—
THISBE & Co.: FBO Fidelity Blue Chip Growth Institutional Trust(78)	2,500	—	2,500	—	—	—	—	—
TS Innovation Acquisitions Sponsor, L.L.C.(79)	12,713,334	5,333,334	12,713,334	5,333,334	—	—	—	—
Vecchia Partners Ltd.(80)	22,500	—	22,500	—	—	—	—	—
Volpi Cupal Family Trust VDT 4/5/00(81)	50,000	—	50,000	—	—	—	—	—
WARMWIND + CO fbo Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund(82)	13,500	—	13,500	—	—	—	—	—
WAVECHART + CO fbo Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund(83)	106,700	—	106,700	—	—	—	—	—

(1)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(2)

Consists of (a) 405,909 shares of Common Stock held directly by Ali Hussain and (b) 392,172 shares of Common Stock subject to options exercisable within 60 days of Closing. Mr. Hussain has served as the Company’s Chief Operating Officer since the closing of the business combination on June 4, 2021. These securities are subject to a contractual lock-up for one year following the Closing Date, subject to price- and time-based releases, as described under “Description of Capital Stock—Transfer Restrictions.” These securities are being registered in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and between the Company, the selling securityholder and the other parties thereto, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.”

(3)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(4)

Andrew Sugrue, a member of the board of directors of the Company, is affiliated with Avenir Latch Investors II, LLC, and may be deemed to have beneficial ownership with respect to these securities. These securities are subject to a contractual lock-up for one year following the Closing Date, subject to price- and time-based releases, as described under “Description of Capital Stock—Transfer Restrictions.” These securities are being registered in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and between the Company, the selling securityholder and the other parties thereto, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.”

(5)

Andrew Sugrue, a member of the board of directors of the Company, is affiliated with Avenir Latch Investors III, LLC, and may be deemed to have beneficial ownership with respect to these securities. These securities are subject to a contractual lock-up for one year following the Closing Date, subject to price- and time-based releases, as described under “Description of

Capital Stock—Transfer Restrictions.” These securities are being registered in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and between the Company, the selling securityholder and the other parties thereto, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.”
(6)

Andrew Sugrue, a member of the board of directors of the Company, is affiliated with Avenir Latch Investors, LLC, and may be deemed to have beneficial ownership with respect to these securities. These securities are subject to a contractual lock-up for one year following the Closing Date, subject to price- and time-based releases, as described under “Description of Capital Stock—Transfer Restrictions.” These securities are being registered in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and between the Company, the selling securityholder and the other parties thereto, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.”

(7)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(8)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(9)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions. The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Global Allocation Fund, Inc.; BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; BlackRock Capital Allocation Trust; BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V; Master Total Return Portfolio of Master Bond LLC and BlackRock Global Long/Short Credit Fund of BlackRock Funds IV. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(10)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(11)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(12)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(13)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(14)

Nicholas Sammut, a member of the board of directors of Legacy Latch prior to the closing of the business combination on June 4, 2021, is affiliated with Bventures Leverco S-B, LLC, and may be deemed to have beneficial ownership with respect to these securities. These securities are subject to a contractual lock-up for one year following the Closing Date, subject to price- and time-based releases, as described under “Description of Capital Stock—Transfer Restrictions.” These securities are being registered in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and between the Company, the selling securityholder and the other parties thereto, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.”

(15)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(16)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(17)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(18)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(19)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(20)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(21)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(22)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(23)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(24)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(25)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(26)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(27)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions. Durable Capital Partners LP (“Durable Capital Partners”) is the investment adviser to Durable Capital Master Fund LP (“Durable Master Fund”). Durable Capital Partners GP LLC (“Durable GP”) is the general partner of Durable Capital Partners, and Henry Ellenbogen is the chief investment officer of Durable Capital Partners and the managing member of Durable GP. The principal business address of Durable Master Fund is c/o Durable Capital Partners, 5425 Wisconsin Avenue, Suite 802, Chevy Chase, MD 20815.

(28)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(29)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(30)

Consists of (a) 75,852 shares of Common Stock held directly by Garth Mitchell and (b) 83,234 shares of Common Stock subject to options exercisable within 60 days of Closing. Mr. Mitchell has served as the Company’s Chief Financial Officer and Treasurer since the closing of the business combination on June 4, 2021. These securities are subject to a contractual lock-up for one year following the Closing Date, subject to price- and time-based releases, as described under “Description of Capital Stock—Transfer Restrictions.” These securities are being registered in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and between the Company, the selling securityholder and the other parties thereto, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.”

(31)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(32)

Speyer GP Holdings, LLC is the general partner of Madison Rock Investment, LP, which is the managing member of Innovation Club Latch Holding, L.L.C. Robert J. Speyer, Chairman and Chief Executive Officer of the Company prior to the closing of the Business Combination on June 4, 2021 and a member of the board of directors of the Company since the closing of the business combination, is a managing member of Speyer GP Holdings, LLC. As a result, Mr. Speyer may be deemed to share beneficial ownership over the securities held by Innovation Club Latch Holding, L.L.C., but disclaims beneficial ownership except to the extent of any pecuniary interests therein. These securities are being registered in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and between the Company, the selling securityholder and the other parties thereto, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.”

(33)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. 460,000 shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions. Millennium International Management LP, a Delaware limited partnership (“Millennium International Management”), is the investment manager to ICS Opportunities II LLC, a Cayman Islands limited liability company (“ICS Opportunities II”), which holds 20,139 shares of Common Stock, and ICS Opportunities, Ltd., an exempted company organized under the laws of the Cayman Islands (“ICS Opportunities”), which holds 336,313 Warrants, and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities II and ICS Opportunities. Millennium Management LLC, a

Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies (US) LLC (“Integrated Core Strategies”), a Selling Securityholder, and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Management is also the general partner of the 100% owner of ICS Opportunities II and ICS Opportunities and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities II and ICS Opportunities. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities II and ICS Opportunities. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, ICS Opportunities II and ICS Opportunities. The foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies, ICS Opportunities II or ICS Opportunities, as the case may be.
(34)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(35)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(36)

J. Allen Smith has served as a member of the board of directors of the Company since the closing of the business combination on June 4, 2021. These securities are subject to a contractual lock-up for one year following the Closing Date, subject to price- and time-based releases, as described under “Description of Capital Stock—Transfer Restrictions.” These securities are being registered in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and between the Company, the selling securityholder and the other parties thereto, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.”

(37)

Jennifer Rubio served as a member of the board of directors of TSIA prior to the closing of the business combination on June 4, 2021. Consists of (a) 50,000 shares of Common Stock being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder, which shares were issued on June 4, 2021 in connection with the closing of the Transactions, and (b) 30,000 shares of Common Stock (“Rubio Founders Securities”) being registered in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and between the Company, the selling securityholder and the other parties thereto, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.” The Rubio Founders Securities are subject to a contractual lock-up for one year following the Closing Date, subject to price- and time-based releases, as described under “Description of Capital Stock—Transfer Restrictions.”

(38)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(39)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(40)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(41)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(42)

Joshua Kazam served as a member of the board of directors of TSIA prior to the closing of the business combination on June 4, 2021. Consists of (a) 50,000 shares of Common Stock being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder, which shares were issued on June 4, 2021 in connection with the closing of the Transactions, and (b) 30,000 shares of Common Stock (“Kazam Founders Securities”) being registered in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and between the Company, the selling securityholder and the other parties thereto, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.” The Kazam Founders Securities are subject to a contractual lock-up for one year following the Closing Date, subject to price- and time-based releases, as described under “Description of Capital Stock—Transfer Restrictions.”

(43)

Consists of (a) 1,175,907 shares of Common Stock held directly by Luke Schoenfelder and (b) 4,076,120 shares of Common Stock subject to options exercisable within 60 days of Closing. Mr. Schoenfelder has served as Chief Executive Officer and chairman of the board of directors of the Company since the closing of the business combination on June 4, 2021. These securities are subject to a contractual lock-up for one year following the Closing Date, subject to price- and time-based releases, as described under “Description of Capital Stock—Transfer Restrictions.” These securities are being registered for resale in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and between the Company, the selling securityholder and the other parties thereto, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.”

(44)

Zack Schildhorn, a member of the board of directors of Legacy Latch prior to the closing of the business combination on June 4, 2021, is affiliated with Lux Co-Invest Opportunities, L.P., and may be deemed to have beneficial ownership with respect to these shares. These securities are subject to a contractual lock-up for one year following the Closing Date, subject to price- and time-based releases, as described under “Description of Capital Stock—Transfer Restrictions.” These securities are being registered in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and between the Company, the selling securityholder and the other parties thereto, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.”

(45)

Lux Venture Partners IV, LLC is the general partner of Lux Ventures IV, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Ventures IV, L.P. Lux Co-Invest Partners, LLC is the general partner of Lux Co-Invest Opportunities, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Co-Invest Opportunities, L.P. Peter Hebert and Josh Wolfe are the individual managing members of Lux Venture Partners IV, LLC and Lux Co-Invest Partners, LLC (the “Individual Managers”). The Individual Managers, as the sole managers of Lux Venture Partners IV, LLC and Lux Co-Invest Partners, LLC, may be deemed to share voting and dispositive power for the shares noted herein held by Lux Ventures IV, L.P. and Lux Co-Invest Opportunities, L.P. Each of Lux Venture Partners IV, LLC, Lux Co-Invest Partners, LLC and the Individual Managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. These securities are subject to a contractual lock-up for one year following the Closing Date, subject to price- and time-based releases, as described under “Description of Capital Stock—Transfer Restrictions.” These securities are being registered in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and between the Company, the selling securityholder and the other parties thereto, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.”

(46)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(47)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(48)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(49)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(50)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(51)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(52)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(53)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(54)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(55)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(56)

Consists of (a) 89,710 shares of Common Stock held directly by Michael Brian Jones and (b) 2,108,016 shares of Common Stock subject to options exercisable within 60 days of Closing. Mr. Jones has served as Chief Technology Officer of the Company since the closing of the business combination on June 4, 2021. These securities are subject to a contractual lock-up for one year following the Closing Date, subject to price- and time-based releases, as described under “Description of Capital Stock—Transfer Restrictions.” These securities are being registered in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and between the Company, the selling securityholder and the other parties thereto, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.”

(57)

Michelangelo Volpi served as a member of the board of directors of TSIA prior to the closing of the business combination on June 4, 2021. These securities are being registered in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and between the Company, the selling securityholder and the other parties thereto, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.” These securities are subject to a contractual lock-up for one year following the Closing Date, subject to price- and time-based releases, as described under “Description of Capital Stock—Transfer Restrictions.”

(58)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(59)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(60)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(61)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(62)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(63)	Ned Segal served as a director of TSIA prior to the closing of the business combination on June 4, 2021.
(64)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(65)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(66)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(67)

Raju Rishi, a member of the board of directors of the Company since the closing of the business combination of June 4, 2021, is affiliated with RRE Leaders Fund II, L.P. These securities are subject to a contractual lock-up for one year following the Closing Date, subject to price- and time-based releases, as described under “Description of Capital Stock—Transfer Restrictions.” These securities are being registered for resale in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and between the Company, the selling securityholder and the other parties thereto, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.”

(68)

Raju Rishi, a member of the board of directors of the Company since the closing of the business combination of June 4, 2021, is affiliated with RRE Leaders Fund, LP. These securities are subject to a contractual lock-up for one year following the Closing Date, subject to price- and time-based releases, as described under “Description of Capital Stock—Transfer Restrictions.” These securities are being registered for resale in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and between the Company, the selling securityholder and the other parties thereto, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.”

(69)

Raju Rishi, a member of the board of directors of the Company since the closing of the business combination of June 4, 2021, is affiliated with RRE Ventures VII, LP. These securities are subject to a contractual lock-up for one year following the Closing Date, subject to price- and time-based releases, as described under “Description of Capital Stock—Transfer Restrictions.” These securities are being registered for resale in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and between the Company, the selling securityholder and the other parties thereto, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.”

(70)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(71)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(72)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(73)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(74)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(75)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(76)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(77)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(78)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(79)

Consists of (a) 7,380,000 shares of Common Stock, (b) 5,333,334 shares of Common Stock issuable upon exercise of the private placement warrants and (c) 5,333,334 private placement warrants. TS Innovation Acquisitions Sponsor, L.L.C. is the record holder of such securities and was the sponsor of TSIA prior to the Business Combination. The sole manager of the Sponsor is Tishman Speyer Properties, L.P. (“Tishman Speyer”). The general partner of Tishman Speyer is Tishman Speyer Properties, Inc. (“Tishman Speyer GP”). Robert J. Speyer, Chairman and Chief Executive Officer of the Company prior to the Business Combination and a member of the board of directors of the Company since the Business Combination, and Jerry I. Speyer are the co-trustees of a voting trust that holds all voting common stock in Tishman Speyer GP and therefore may be deemed to share voting and investment power with respect to the securities subject to this report. Each of the reporting persons disclaims any beneficial ownership of the securities subject to this registration statement, except to the extent of any pecuniary interest therein. These securities are subject to a contractual lock-up for one year following the Closing Date, subject to price- and time-based releases, as described under “Description of Capital Stock—Transfer Restrictions.” These securities are being registered for resale in accordance with the terms of an Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and between the Company, the selling securityholder and the other parties thereto, as described under “Certain Relationships and Related Party Transactions—Registration Rights Agreement.”

(80)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(81)

Michelangelo Volpi, a member of the board of directors of TSIA prior to the closing of the business combination on June 4, 2021, is the trustee of Volpi Cupal Family Trust VDT 4/5/00 and may be deemed to have beneficial ownership with respect to these securities. These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(82)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

(83)

These shares are being registered in accordance with the terms of a Subscription Agreement, dated as of January 24, 2021, by and between the Company and the selling securityholder. The shares were issued to the selling securityholder on June 4, 2021 in connection with the closing of the Transactions.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of our certificate of incorporation and bylaws and the DGCL. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. No shares of preferred stock are issued or outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Holders of shares of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of Common Stock do not have cumulative voting rights in the election of directors.

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any future holders of preferred stock having liquidation preferences, if any, the holders of Common Stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our Common Stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption provisions or sinking fund provisions applicable to the Common Stock. All shares of our Common Stock that are outstanding are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of the Common Stock are subject to those of the holders of any shares of our preferred stock that the board of directors may authorize and issue in the future.

Preferred Stock

Under the terms of the certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. The board of directors has the discretion to determine the rights, powers, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Common Stock.

Redeemable Warrants

Public Stockholders’ Warrants

Each whole Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our Business Combination. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of shares of Common Stock. This means only a whole Warrant may be exercised at a given time by a Warrant holder. The Warrants will expire on June 4, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, except if the Warrants may be exercised on a “cashless basis” and such cashless exercise is exempt from registration under the Securities Act. No Warrant will be exercisable and we will not be obligated to issue a share of Common Stock upon exercise of a Warrant unless the share of Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of the Business Combination, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Common Stock issuable upon exercise of the Warrants. We will use our commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants is not effective by the sixtieth (60th) business day after the closing of the Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Notwithstanding the above, if our shares of Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the Warrants by (y) the fair market value and (B) 0.361 per whole Warrant. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the shares of Common Stock for the ten trading days ending on the trading day prior to the date on which the notice of exercise is received by the Warrant agent.

Redemption of Warrants When the Price Per Share of Common Stock Equals or Exceeds $18.00. Once the Warrants become exercisable, we may call the Warrants for redemption (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Warrant holder; and

•

if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the Warrant holders.

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants is then effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 Warrant exercise price after the redemption notice is issued.

Redemption of Warrants When the Price Per Share of Common Stock Equals or Exceeds $10.00. Once the Warrants become exercisable, we may call the Warrants for redemption:

•	in whole and not in part;

•

at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares to be determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our Common Stock except as otherwise described below; and

•

if, and only if, the closing price of our Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the Warrant holders; and if the closing price of the Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the Warrant holders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Beginning on the date the notice of redemption is given until the Warrants are redeemed or exercised, holders may elect to exercise their Warrants on a cashless basis. The numbers in the table below represent the number of shares of Common Stock that a Warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Common Stock on the corresponding redemption date (assuming holders elect to exercise their Warrants and such Warrants are not redeemed for $0.10 per Warrant), determined for these purposes based on the volume weighted average price of our Common Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below. We will provide our Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

Pursuant to the Warrant Agreement, references above to Common Stock shall include a security other than Common Stock into which the Common Stock has been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of shares of Common Stock to be issued upon exercise of the Warrants if we are not the surviving entity following our initial business combination.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant is adjusted as set forth under the heading “—Anti-dilution Adjustments” below.

If the number of shares issuable upon exercise of a Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Warrant. If the exercise price of a Warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a Warrant pursuant to such exercise price adjustment.

	Fair Market Value of Common Stock
Redemption Date (period to expiration of warrants)	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the volume weighted average price of our Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $11 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 shares of Common Stock for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 shares of Common Stock for each whole Warrant. In no event will the Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Common Stock per Warrant (subject to adjustment).

Finally, as reflected in the table above, if the Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Common Stock.

As stated above, we can redeem the Warrants when the shares of Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing Warrant holders with the opportunity to exercise their Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Warrants when the shares of Common Stock are trading at a price below the exercise price of the Warrants, this could result in the Warrant holders receiving fewer shares of Common Stock than they would have received if they had chosen to wait to exercise their Warrants for shares of Common Stock if and when such shares of Common Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of shares of Common Stock to be issued to the holder.

Other Provisions. A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments. If the number of outstanding shares of Common Stock is increased by a share capitalization payable in shares of Common Stock, or by a split-up of Common Stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share capitalization of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Common Stock) multiplied by and (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such Common Stock (or other securities into which the Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends of $0.50 per annum subject to adjustment, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock decreased by a consolidation, combination, reverse share split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding share of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Common Stock (other than those described above or that solely affects the par value of such Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

The Warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding Public Warrants, and, solely with respect to any amendment to the terms of the Private Placement Warrants, a majority of the then outstanding Private Placement Warrants. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The

Warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Warrants and receive Common Stock. After the issuance of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder.

Exclusive Forum. We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the U.S. District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States are the sole and exclusive forum.

Private Placement Warrants

The Private Placement Warrants (including the Common Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until July 4, 2021 (except for limited exceptions) and they will not be redeemable by us (except as described above under “—Redemption of Warrants When the Price Per Share of Common Stock Equals or Exceeds $10.00”) so long as they are held by the initial stockholders or their permitted transferees. The Sponsor, or its permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. Except as described in this section, the Private Placement Warrants have terms and provisions that are identical to the Public Warrants. If the Private Placement Warrants are held by holders other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Warrants included in the units being sold in this offering.

Except as described above under “—Public Stockholders’ Warrants—Redemption of Warrants When the Price Per Share of Common Stock Equals or Exceeds $10.00,” if holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “sponsor exercise fair market value” of our Common Stock (defined below) over the exercise price of the Warrants by (y) the sponsor exercise fair market value. The “sponsor exercise fair market value” means the average closing price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the Warrant agent.

Dividends

Declaration and payment of any dividend is subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations our board of directors may regard as relevant.

We currently intend to retain all available funds and any future earnings to fund the development and growth of the business, and therefore we do not anticipate declaring or paying any cash dividends on Common Stock in the foreseeable future.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Shares

The authorized but unissued shares of our Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board of Directors

Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors.

Stockholder Action; Special Meetings of Stockholders

Our certificate of incorporation provides that stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of our capital stock is not able to amend our bylaws or remove directors without holding a meeting of stockholders called in accordance with our bylaws. Further, our certificate of incorporation provides that only the chairperson of our board of directors, a majority of the board of directors, our Chief Executive Officer or our President may call special meetings of stockholders, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting or a special meeting of stockholders. Generally, in order for any matter to be “properly brought” before a meeting, the matter must be (a) specified in a notice of meeting given by or at the direction of our board of directors, (b) if not specified in a notice of meeting, otherwise brought before the meeting by the board of directors or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a stockholder present in person who (1) was a stockholder both at the time of giving the notice and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with the advance notice procedures specified in our bylaws or properly made such proposal in accordance with Rule 14a-8 under the Exchange Act and the rules and regulations thereunder, which proposal has been included in the proxy statement for the annual meeting. Further, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the secretary and (b) provide any updates or supplements to such notice at the times and in the forms required by our bylaws. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than

90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”).

Stockholders at an annual meeting or special meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of the outstanding voting securities until the next stockholder meeting.

Amendment of Charter or Bylaws

Our bylaws may be amended or repealed by a majority vote of our board of directors or by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class. The affirmative vote of a majority of our board of directors and at least sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares entitled to vote thereon would be required to amend certain provisions of our certificate of incorporation.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation and bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We have entered into indemnification agreements with each of our directors and officers. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our certificate of incorporation and bylaws include provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Transfer Restrictions

Our bylaws provide that our legacy stockholders are subject to certain restrictions on transfer with respect to the shares of Common Stock issued as part of the merger consideration (the “Lock-Up Shares”). Such restrictions began at Closing and end on the date that is the earlier of (A) one year after the completion of the Business Combination and (B) (i) for 25% of the Lock-Up Shares held by each stockholder and their respective permitted transferees, the date on which the last reported sale price of Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 60 days after the Business Combination, (ii) for an additional 25% of the Lock-Up Shares held by each stockholder and their respective permitted transferees, the date on which the last reported sale price of Common Stock equals or exceeds $14.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, (iii) for an additional 25% of the Lock-Up Shares held by each stockholder and their respective permitted transferees, the date on which the last reported sale price of Common Stock equals or exceeds $16.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination and (iv) for an additional 25% of the Lock-Up Shares held by each stockholder and their respective permitted transferees, the date on which the last reported sale price of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination.

In addition, Sponsor and certain legacy stockholders of TSIA are subject to certain restrictions on transfer with respect to shares of Common Stock owned prior to the Business Combination. Such restrictions began at Closing and end on the date that is the earliest of (A) June 4, 2022, (B) the date on which the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing Date and (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates.

Forum Selection

Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is, to the fullest extent permitted by applicable law, the sole and exclusive forum for: (i) any derivative action brought by a stockholder on behalf of the Company, (ii) any claim of breach of a fiduciary duty owed by any of our directors, officers, stockholders or employees, (iii) any claim against us arising under our certificate of incorporation, bylaws or the DGCL or (iv) any claim against us governed by the internal affairs doctrine. Our certificate of incorporation designates the federal district courts of the United States as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

Trading Symbol and Market

Our Common Stock is listed on Nasdaq under the symbol “LTCH,” and our Warrants are listed on Nasdaq under the symbol “LTCHW.”

PLAN OF DISTRIBUTION

We are registering 81,264,674 shares of Common Stock and 5,333,334 Warrants for possible sale by the Selling Securityholders from time to time, up to 15,333,301 shares of Common Stock that are issuable upon the exercise of the Warrants and up to 1,000,000 shares of Common Stock reserved for issuance upon the exercise of Options held by certain of our former employees. The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their shares of Common Stock or Warrants. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock and Warrants covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

The shares of Common Stock and Warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common Stock and Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. A Selling Securityholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date by surrendering, at the office of the Warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, an election to purchase, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders have agreed to indemnify any underwriter against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses. The Selling Securityholders will pay any underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses relating to the offering.

LEGAL MATTERS

The validity of the shares of Common Stock and Warrants offered hereby will be passed upon for us by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The financial statements of TS Innovation Acquisitions Corp. as of December 31, 2020, and for the period from September 18, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

The consolidated financial statements of Latch, Inc. and its subsidiaries as of and for the years ended December 31, 2020 and 2019 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in this prospectus. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock and Warrants offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Common Stock and Warrants offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA INDEX TO FINANCIAL STATEMENTS

Audited consolidated financial statements of Latch, Inc. and Subsidiaries:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

TS Innovation Acquisitions Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of TS Innovation Acquisitions Corp. (the “Company”), as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from September 18, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from September 18, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

April 30, 2021

TS INNOVATION ACQUISITIONS CORP.

BALANCE SHEET

December 31, 2020

(As Restated)

Assets:
Current assets:
Cash	$1,171,569
Prepaid expenses	626,681

Total current assets	1,798,250
Cash and marketable securities held in Trust Account	300,002,255

Total Assets	$301,800,505

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$1,220,049
Due to related party	17,000

Total current liabilities	1,237,049
Warrant liability	25,644,337
Deferred underwriters’ discount	10,500,000

Total liabilities	37,381,386

Commitments and Contingencies
Class A Common Stock subject to possible redemption, 25,941,911 shares at redemption value	259,419,110
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 2,500,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 250,000,000 shares authorized; 4,058,089 issued and outstanding at December 31, 2020 (excluding 25,941,911 shares subject to possible redemption)	406
Class B common stock, $0.0001 par value; 25,000,000 shares authorized; 7,500,000 shares issued and outstanding at December 31, 2020	750
Additional paid-in capital	$12,389,225
Accumulated deficit	(7,390,372)

Total Stockholders’ Equity	5,000,009

Total Liabilities and Stockholders’ Equity	$301,800,505

See accompanying notes to financial statements.

TS INNOVATION ACQUISITIONS CORP.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM SEPTEMBER 18, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(As Restated)

General and administrative expenses	$900,030

Loss from operations	(900,030)
Other income/(expense):
Change in fair value of warrant liabilities	(5,756,190)
Transaction costs	(736,407)
Interest earned on marketable securities held in Trust Account	2,255

Total other income (expense)	(6,490,342)

Net loss	$(7,390,372)

Basic and diluted weighted average shares outstanding, Class A Common Stock	30,000,000

Basic and diluted net income per share, Class A Common Stock	$0.00

Basic and diluted weighted average shares outstanding, Class B Common Stock	7,500,000

Basic and diluted net loss per share, Class B Common Stock	$(0.99)

See accompanying notes to financial statements.

TS INNOVATION ACQUISITIONS CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM SEPTEMBER 18, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(As Restated)

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance—September 18, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to TS Innovation Acquisitions Sponsor, L.L.C.	—	—	8,625,000	863	24,137	—	25,000
Sale of 30,000,000 Units on November 13, 2020, net of warrant fair value	30,000,000	3,000	—	—	287,031,147	—	287,034,147
Offering costs	—	—	—	—	(16,327,362)	—	(16,327,362)
Excess of cash received over Fair Value of Private Placement Warrants	—	—	—	—	1,077,706	—	1,077,706
Forfeiture of 1,125,000 by initial stockholders	—	—	(1,125,000)	(113)	113	—	—
Net loss	—	—	—	—	—	(7,390,372)	(7,390,372)
Class A common stock subject to possible redemption	(25,941,911)	(2,594)	—	—	(259,416,516)	—	(259,419,110)

Balance—December 31, 2020	4,058,089	$406	7,500,000	$750	$12,389,225	$(7,390,372)	$5,000,009

See accompanying notes to financial statements.

TS INNOVATION ACQUISITIONS CORP.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM SEPTEMBER 18, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(As Restated)

Cash flows from operating activities:
Net loss	$(7,390,372)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on cash and marketable securities held in Trust Account	(2,255)
Change in fair value of warrant liabilities	5,756,190
Transaction costs	736,407

Changes in operating assets and liabilities:
Due to related party	17,000
Prepaid assets	(626,681)
Accounts payable and accrued expenses	870,049

Net cash used in operating activities	(639,662)

Cash flows from investing activities:
Purchase of investments and marketable securities held in Trust	(300,000,000)

Net cash used in investing activities	(300,000,000)

Cash flows from financing activities:
Proceeds from sale of Class B common stock to Sponsor	25,000
Proceeds from sale of Units, net of offering costs	293,786,231
Proceeds from issuance of Private Placement Warrants	8,000,000
Proceeds from Promissory Note - Related Party	95,000
Repayment of Promissory Note - Related Party	(95,000)

Net cash provided by financing activities	301,811,231

Net change in cash	1,171,569
Cash, beginning of the period	—

Cash, end of period	$1,171,569

Supplemental disclosure of cash flow information:
Non-cash investing and financing transactions:
Initial value of Class A common stock subject to possible redemption	$266,095,750

Change in value of Class A common stock subject to redemption	$(6,676,640)

Initial Classification of Warrant Liability	$19,888,147

Deferred underwriters’ discount payable charged to additional paid in capital	$10,500,000

Accrued offering costs included in accounts payable and accrued expenses	$350,000

See accompanying notes to financial statements.

TS INNOVATION ACQUISITIONS CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization, Business Operations and Basis of Presentation

TS Innovation Acquisitions Corp. (the “Company”) was incorporated in Delaware on September 18, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). While the Company may pursue an acquisition opportunity in any industry or geographic region, the Company intends to focus its search on identifying a prospective target that can benefit from the Company’s sponsor’s leading brand, operational expertise, and global network in the real estate industry, including real estate adjacent Proptech businesses.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from September 18, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO (as defined below) and will recognize changes in the fair value of warrant liability as other income (expense). The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is TS Innovation Acquisitions Sponsor, L.L.C. (the “Sponsor”).

Financing

The registration statement for the Company’s initial public offering was declared effective on November 9, 2020 (the “Effective Date”). On November 13, 2020, the Company consummated the initial public offering of 30,000,000 units (each, a “Unit” and collectively, the “Units”) at $10.00 per Unit (the “Initial Public Offering” or “IPO”), which is discussed in Note 4. Simultaneously with the closing of the IPO, the Company consummated the sale of 5,333,334 private placement warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant, which is discussed in Note 5.

Transaction costs of the IPO amounted to $17,063,769, consisting of $6,000,000 of cash underwriting fees, $10,500,000 of deferred underwriting fees, and $563,769 of other offering costs. Of the total transaction costs from the IPO, $736,407 is included in transaction costs in the Statement of Operations and $16,327,362 is included in equity based on relative fair values. See Note 3.

Trust Account

Following the closing of the IPO on November 13, 2020, $300,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (iii) the redemption of the Company’s public shares if the Company is unable to complete the initial Business Combination within 24 months from the closing of the IPO (the “Combination Period”), subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholder.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Placement Warrants to the Sponsor, was placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in “U.S. government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company will provide holders of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share, sold in the IPO (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares (as defined below) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) without a stockholder vote by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the IPO in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of incorporation (the “Certificate of incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor, the Company’s officers and directors have agreed to vote their Founder Shares (as defined below in Note 5) and any Public Shares purchased during or after the IPO in favor of a Business Combination. In addition, the Sponsor, the Company’s officers and directors have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

The Certificate of Incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the IPO (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less amounts released to pay taxes and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject, in each case, to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete a Business Combination within the 24-month time period.

The Sponsor, and the Company’s officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor, or the Company’s officers and directors acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective targets or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties

Management is continuing to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might results from the outcome of this uncertainty.

Liquidity

As of December 31, 2020, the Company had cash outside the Trust Account of $1,171,569 available for working capital needs. All remaining cash held in the Trust Account is generally unavailable for the Company’s use, prior to an initial business combination, and is restricted for use either in a Business Combination or to redeem common stock. As of December 31, 2020, none of the amounts in the Trust Account were available to be withdrawn as described above.

Through December 31, 2020, the Company’s liquidity needs were satisfied through receipt of $25,000 from the sale of the founder shares, advances from the Sponsor in an aggregate amount of $17,000 and the remaining net proceeds from the IPO and the sale of Private Placement Warrants.

The Company anticipates that the $1,171,569 outside of the Trust Account as of December 31, 2020, will be sufficient to allow the Company to operate for at least the next 12 months from the issuance of the financial statements, assuming that a Business Combination is not consummated during that time. Until consummation of its Business Combination, the Company will be using the funds not held in the Trust Account, and any additional Working Capital Loans (as defined in Note 5) from the initial stockholders, the Company’s officers and directors, or their respective affiliates (which is described in Note 5), for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

The Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if the Company’s estimates of the costs of undertaking in-depth due diligence and negotiating business combination is less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the business combination. Moreover, the Company will need to raise additional capital through loans from its Sponsor, officers, directors, or third parties. None of the Sponsor, officers or directors are under any obligation to advance funds to, or to invest in, the Company. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

Note 2—Restatement of Previously Issued Financial Statements

On April 12, 2021, the Staff of the Securities and Exchange Commission issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a Business Combination. The terms described in the SEC Statement are common in SPACs and are similar to the terms contained in the warrant agreement, dated as of November 9, 2020, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”). In response to the SEC Statement, the Company reevaluated the accounting treatment of (i) the 10,000,000 redeemable warrants (the “Public Warrants”) that were included in the Units issued by the Company in its IPO and (ii) the 5,333,334 redeemable warrants that were issued to the Company’s sponsor in a private placement that closed concurrently with the closing of the IPO (see Note 2, Note 4, Note 5 and Note 8). The Company previously accounted for the Warrants as components of equity.

In further consideration of the guidance in Accounting Standards Codification (“ASC”) 815-40, Derivatives and Hedging; Contracts in Entity’s Own Equity, the Company concluded that the terms of the Warrant Agreement preclude the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, management concluded that the Warrants should be recorded as derivative liabilities on the Balance Sheet and measured at fair value at issuance (on the date of the consummation of the IPO) and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Statement of Operations in the period of the change. In accordance with ASC 825-10 “Financial Instruments”, the Company has concluded that a portion of the transaction costs which directly related to the IPO and the private placement of the Private Placement Warrants, which were previously charged to stockholders’ equity, should be allocated to the warrants based on their relative fair value against total proceeds, and recognized as transaction costs in the statement of operations.

The Company’s management and the audit committee of the Company’s Board of Directors concluded that it is appropriate to restate (i) the Company’s previously issued audited financial statements as of December 31, 2020 and for the period from September 18, 2020 (inception) through December 31, 2020, as previously reported in its Form 10-K and (ii) certain items on the audited balance sheet dated as of November 13, 2020, as previously reported in a Current Report on Form 8-K filed with the SEC on November 19, 2020. The restated classification and reported values of the Warrants as accounted for under ASC 815-40 are included in the financial statements herein.

The Company’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses, cash flows or cash.

The following tables summarize the effect of the restatement on each financial statement line item as of the dates, and for the period, indicated:

	As Previously Reported	Adjustment	As Restated
Balance Sheet at November 13, 2020
Warrant Liability	$—	$19,888,147	$19,888,147
Total Liabilities	$10,916,886	$19,888,147	$30,805,033
Class A common stock subject to possible redemption	285,983,890	(19,888,140)	266,095,750
Class A common stock	140	199	339
Additional paid-in capital	5,001,338	736,407	5,737,745
Accumulated deficit	(2,331)	(736,407)	(738,738)
Total Stockholders’ Equity	5,000,010	(7)	5,000,003

Balance Sheet at December 31, 2020
Warrant Liability	$—	$25,644,337	$25,644,337
Total Liabilities	11,737,049	25,644,337	37,381,386
Class A common stock subject to possible redemption	285,063,450	(25,644,340)	259,419,110
Class A common stock	149	257	406
Additional paid-in capital	5,896,882	6,492,343	12,389,225
Accumulated deficit	(897,775)	(6,492,597)	(7,390,372)
Total Stockholders’ Equity	$5,000,006	$3	$5,000,009

Statement of Operations for the period from September 18, 2020 (inception) through December 31, 2020
Transaction costs	—	(736,407)	(736,407)
Unrealized loss on change in fair value of warrant liability	—	(5,756,190)	(5,756,190)
Total other income (expense)	$2,255	$(6,492,597)	$(6,490,342)
Net Loss	(897,775)	(6,492,597)	(7,390,372)
Basic and diluted net loss per share, Class B Common Stock	$(0.12)	$(0.87)	$(0.99)

Statement of Cash Flows for the period from September 18, 2020 (inception) through December 31, 2020
Cash Flows from Operating Activities:
Net loss	$(897,775)	$(6,492,597)	$(7,390,372)
Unrealized loss on change in fair value of warrant liability	—	5,756,190	5,756,190
Transaction costs	—	736,407	736,407
Supplemental disclosure of cash flow information:
Class A common stock subject to possible redemption	$285,063,450	$(25,644,340)	$259,419,110

Note 3—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company is presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. As of December 31, 2020, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities during the reporting period and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Marketable Securities Held in Trust Account

At December 31, 2020, the assets held in the Trust Account were substantially held in money market funds. During period September 18, 2020 (Inception) through December 31, 2020, the Company did not withdraw any of the interest income from the Trust Account to pay its tax obligations.

Offering Costs Associated with IPO

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering. Offering costs are charged to stockholders’ equity or the Statement of Operations based on the relative value of the Public Warrants to the proceeds received from the Units sold upon the completion of the IPO. Accordingly, on December 31, 2020, offering costs totaling $17,063,769 (consisting of $6,000,000 of underwriting fee, $10,500,000 of deferred underwriting fee and $563,769 of other offering costs) were recognized with $736,407 in transaction costs, which was allocated to the Public Warrants and Private Placement Warrants, included in the Statement of Operations as transaction costs and $16,327,362 included in stockholders’ equity.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock are classified as stockholders’ equity. The Company’s common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2020, 25,941,911 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Net Income (Loss) Per Common Stock

Net income (loss) per common stock is computed by dividing net income (loss) by the weighted average number of common stock outstanding for the period. The calculation of diluted income (loss) per common stock does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) Private Placement Warrants since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statements of operations include a presentation of income (loss) per share for Class A Common Stock subject to possible redemption in a manner similar to the two-class method of income (loss) per common stock. Net income per common stock, basic and diluted, for redeemable Class A Common Stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of redeemable Class A Common Stock outstanding since original issuance. Net loss per common stock, basic and diluted, for non-redeemable Class B Common Stock is calculated by dividing the net income (loss), adjusted for income attributable to redeemable Class B Common Stock, by the weighted average number of non-redeemable Class B Common Stock outstanding for the period. Non-redeemable Class B Common Stock include the Founder Shares as these common stocks do not have any redemption features and do not participate in the income earned on the Trust Account.

Below is a reconciliation of the net loss per common stock:

For the Year ended
December 31, 2020
Redeemable Class A Common Stock

Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest Income	$2,255
Allocation of franchise tax	(2,255)

Net Earnings	—
Denominator: Weighted Average Redeemable Class A Common Stock
Redeemable Class A Common Stock, Basic and Diluted	30,000,000
Earnings/Basic and Diluted Redeemable Class A Common Stock(1)	$0.00

Non-Redeemable Class B Common Stock
Numerator: Net Income minus Redeemable Net Earnings
Net Income (Loss)	$(7,390,372)
Redeemable Net Earnings	$—

Non-Redeemable Net Loss	$(7,390,372)
Denominator: Weighted Average Non-Redeemable Class B Common Stock
Non-Redeemable Class B Common Stock, Basic and Diluted	7,500,000
Loss/Basic and Diluted Non-Redeemable Common Stock(1)	$(0.99)

(1)	Calculated from original date of issuance

Average shares were reduced for the effect of an aggregate of 1,125,000 shares of Class B common stock that were forfeited since the over-allotment option was not exercised by the underwriters (see Note 5). As of December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. The Company’s derivative instruments are recorded at fair value as of the IPO (November 13, 2020) and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants are a derivative instrument. As the warrants meet the definition of a derivative the warrants are measured at fair value at issuance and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Statement of Operations in the period of change. In accordance with ASC 825-10“Financial Instruments”, the Company has concluded that a portion of the transaction costs which directly related to the Initial Public Offering and the Private Placement, which were previously charged to stockholders’ equity, should be allocated to the Warrants based on their relative fair value against total proceeds, and recognized as transaction costs in the statement of operations.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

See Note 8 for additional information on assets and liabilities measured at fair value.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 4—Initial Public Offering

Pursuant to the IPO, the Company sold 30,000,000 units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock (such shares of common stock included in the Units being offered, the

“Public Shares”), and one-third of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment.

Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless” basis, and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

If (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 10 trading day period starting on the trading day after the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price of the Warrants will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price of the Warrants will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sales price of the Class A common stock equals or exceeds $18.00 per share on each of 20 trading days within the 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.

In addition, the Company may call the Public Warrants for redemption:

•	in whole and not in part;

•

at $0.10 per warrant provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive a certain number of shares of Class A common stock, based on the fair market value of the Class A common stock;

•

if, and only if, the closing price of Class A common stock equals or exceeds $10.00 per share for any 20 trading days within the 30-trading day period ending three trading days before the notice of redemption is sent to the warrant holders; and

•

if the closing price of Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders is less than $18.00 per share, the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

Note 5—Related Party Transactions

Founder Shares

On September 23, 2020, the Sponsor paid an aggregate price of $25,000 in exchange for issuance of 8,625,000 shares of Class B common stock (the “Founder Shares”). In October 2020, the Sponsor transferred 30,000 Founder Shares to each of Joshua Kazam, Jennifer Rubio, Ned Segal and Michelangelo Volpi, the Company’s independent director nominees, in each case for approximately the same per-share price initially paid by the Sponsor, resulting in the Sponsor holding 8,505,000 Founder Shares, of which 1,125,000 Founder Shares were forfeited as a result of the over-allotment expiring unexercised.

The initial stockholders, including the Sponsor, have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination and (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lock-up.

Private Placement Warrants

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 5,333,334 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $8,000,000 in a private placement.

Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor were added to the proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants are non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Private Placement Warrants will be identical to the warrants sold in the IPO except that, so long as they are held by the Sponsor or its permitted transferees, the Private Placement Warrant (i) will not be redeemable by the Company, (ii) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. If the Private Placement Warrants are held by holders other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the Units being sold in the IPO.

Promissory Note—Related Party

The Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note. This loan was non-interest bearing, unsecured and due at the earlier of December 31, 2021 or the completion of the IPO. The Company had borrowed $95,000 under the promissory note, which was repaid at the closing of the IPO on November 13, 2020.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. To date, the Company had no borrowings under the Working Capital Loans.

Administrative Services Agreement

The Company agreed, commencing on November 9, 2020, to pay the Company’s Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. Upon completion of the Company’s Business Combination or its liquidation, the Company will cease paying these monthly fees. From the period from November 9, 2020 to December 31, 2020, the Company incurred and accrued $17,000 of the administrative service fee, which is presented as Due to Related Party on the accompanying balance sheet.

The Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or their affiliates.

Note 6—Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement to be signed prior to the consummation of the Initial Public Offering. These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The registration rights agreement will not provide for any maximum cash penalties nor any penalties connected with delays in registering the Company’s common stock.

Underwriting Agreement

As of December 31, 2020, the over-allotment granted to the underwriters had expired unexercised. On November 13, 2020, the underwriters were paid a cash underwriting discount of 2% of the gross proceeds of the Initial Public Offering, or $6,000,000. The underwriter is entitled to a deferred fee of $0.35 per Unit, or $10,500,000 in the aggregate. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 7—Stockholders’ Equity

Class A Common Stock—The Company is authorized to issue 250,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2020, there were 4,058,089 shares of Class A common stock issued and outstanding, excluding 25,941,911 shares of Class A common shares subject to possible redemption.

Class B Common Stock—The Company is authorized to issue 25,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of December 31, 2020, there were 7,500,000 shares of Class B common stock issued and outstanding, net of the forfeiture of 1,125,000 shares of Class B common stock as a result of the over-allotment expiring unexercised.

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders except as required by law.

The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Preferred Stock—The Company is authorized to issue 2,500,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no shares of preferred stock issued or outstanding.

Note 8—Recurring Fair Value Measurements

Warrant Liability

At December 31, 2020, the Company’s warrant liability was valued at $25,644,337. Under the guidance in ASC 815-40 the warrants do not meet the criteria for equity treatment. As such, the warrants must be recorded on the balance sheet at fair value. This valuation is subject to re-measurement at each balance sheet date. With each re-measurement, the warrant valuation will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations.

Recurring Fair Value Measurements

The following table presents fair value information as of December 31, 2020 of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. Since all of the Company’s permitted investments consist of a money market fund backed by treasury securities, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets. The Company’s warrant liability is based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the warrant liability is classified within Level 3 of the fair value hierarchy. For the period ending December 31, 2020 there were no transfers into or out of the Level 1, Level 2, or Level 3 classification.

	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account—U.S. Treasury Securities Money Market Fund	$300,002,255	$—	$—
Liabilities:
Private Placement Warrants	$—	$—	$8,987,260
Public Warrants	$—	$—	$16,657,077

Measurement

The Company established the initial fair value for the Warrants on November 13, 2020, the date of the consummation of the Company’s Initial Public Offering. On December 31, 2020, the fair value was remeasured. For both periods, neither the Public Warrants nor the Private Warrants were separately traded on an open market. As such, the Company used a Monte Carlo simulation model for the Private Placement Warrants and the Public Warrants. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A common stock and one-third of one Public Warrant),

(ii) the sale of Private Placement Warrants, and (iii) the issuance of Class B common stock, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A common stock subject to possible redemption (temporary equity), Class A common stock (permanent equity) and Class B common stock (permanent equity) based on their relative fair values at the initial measurement date. The Warrants were classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs.

The key inputs into the Monte Carlo simulation model for the Private Placement Warrants and Public Warrants were as follows at initial measurement and at December 31, 2020:

Input	November 13, 2020 (Initial Measurement)	December 31, 2020
Risk-free interest rate	0.51%	0.44%
Expected term (years)	5.84	5.56
Expected volatility	23.9%	24.2%
Exercise price	$11.50	$11.50
Fair value of Units	$9.55	$10.12

The change in the fair value of the warrant liabilities for the period ended December 31, 2020 is summarized as follows:

Fair value at issuance November 13, 2020	$19,888,147
Change in fair value	5,756,190
Fair Value at December 31, 2020	$25,644,337

Note 9—Income Taxes

The Company’s net deferred tax assets are as follows:

December 31, 2020
Deferred tax asset
Organizational costs/Startup expenses	$331,592
Federal Net Operating loss	11,586

Total deferred tax asset	343,178
Valuation allowance	(343,178)

Deferred tax asset, net of allowance	$—

The income tax provision consists of the following:

December 31, 2020
Federal
Current	$—
Deferred	343,178
State
Current	—
Deferred	—
Change in valuation allowance	(343,178)

Income tax provision	$—

As of December 31, 2020, the Company has $55,172 of U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from September 18, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $(343,178).

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2020 is as follows:

Statutory federal income tax rate	21.0%
Change in fair value of derivative warrant liabilities	(16.4)%
State taxes, net of federal tax benefit	0.0%
Permanent Book/Tax Differences	0.00%
Change in valuation allowance	(4.6)%

Income tax provision	—%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

Note 10—Subsequent Events

The Company evaluated events that have occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than the event disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On January 24, 2021, the Company entered into an Agreement and Plan of Merger with Lionet Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Latch, Inc., a Delaware corporation (“Latch”), pursuant to which Merger Sub will merge with and into Latch, with Latch surviving the merger as a wholly owned subsidiary of the Company. For further details on the contemplated merger, please see the Form 8-K filed with the Securities and

Exchange Commission on January 25, 2021.

TS INNOVATION ACQUISITIONS CORP.

CONDENSED BALANCE SHEETS

	March 31, 2021	December 31, 2020
Assets	(Unaudited)
Current Assets:
Cash	$739,467	$1,171,569
Prepaid expenses	582,655	626,681

Total current assets	1,322,122	1,798,250
Cash and marketable securities held in Trust Account	300,005,261	300,002,255

Total Assets	$301,327,383	$301,800,505

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$3,192,897	$1,220,049
Due to related party	47,000	17,000

Total current liabilities	3,239,897	1,237,049
Warrant liability	32,254,270	25,644,337
Deferred underwriters’ discount	10,500,000	10,500,000

Total liabilities	45,994,167	37,381,386

Commitments
Class A Common Stock subject to possible redemption, 25,033,322 and 25,941,911 shares at redemption value, respectively	250,333,215	259,419,110
Stockholders’ Equity:
Preferred shares, $0.0001 par value; 2,500,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.0001 par value; 250,000,000 shares authorized; 4,966,678 and 4,058,089 issued and outstanding (excluding 25,033,322 and 25,941,911 shares subject to possible redemption), respectively	497	406
Class B common stock, $0.0001 par value; 25,000,000 shares authorized; 7,500,000 shares issued and outstanding	750	750
Additional paid-in capital	21,475,028	12,389,225
Accumulated deficit	(16,476,274)	(7,390,372)

Total stockholders’ equity	5,000,001	5,000,009

Total Liabilities and stockholders’ equity	$301,327,383	$301,800,505

See accompanying notes to financial statements.

TS INNOVATION ACQUISITIONS CORP.

CONDENSED STATEMENTS OF OPERATIONS

For the Quarter ended March 31, 2021
(Unaudited)
Formation and operating costs	$2,478,975

Loss from operations	(2,478,975)

Other income/(expense)
Change in fair value of warrant liabilities	(6,609,933)
Interest income	3,006

Total other income/(expense)	(6,606,927)

Net loss	$(9,085,902)

Basic and diluted weighted average shares outstanding, Class A common stock	30,000,000

Basic and diluted net income per share	$0.00

Basic and diluted weighted average shares outstanding, Class B common stock	7,500,000

Basic and diluted net loss per share	$(1.21)

See accompanying notes to financial statements.

TS INNOVATION ACQUISITIONS CORP.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE QUARTER ENDED MARCH 31, 2021

	Common Stock				Additional		Total
	Class A		Class B		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance—December 31, 2020	4,058,089	$406	7,500,000	$750	$12,389,225	$(7,390,372)	$5,000,009
Change in Class A common stock subject to possible redemption	908,589	91	—	—	9,085,803	—	9,085,894
Net Loss	—	—	—	—	—	$(9,085,902)	$(9,085,902)

Balance as of March 31, 2021 (Unaudited)	4,966,678	$497	7,500,000	$750	$21,475,028	$(16,476,274)	$5,000,001

See accompanying notes to financial statements.

TS INNOVATION ACQUISITIONS CORP.

CONDENSED STATEMENT OF CASH FLOWS

For the Quarter ended March 31, 2021 (Unaudited)
Cash Flows from Operating Activities:
Net loss	$(9,085,902)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on cash held in Trust Account	(3,006)
Change in fair value of warrant liabilities	6,609,933
Changes in operating assets and liabilities:
Due to related party	30,000
Prepaid assets	44,026
Accounts payable and accrued expenses	1,972,847

Net cash used in operating activities	(432,102)

Net Change in Cash	(432,102)
Cash, beginning of the period	1,171,569

Cash, end of period	$739,467

Supplemental Disclosure of Non-cash Operating and Financing Activities:
Value of Class A common stock subject to possible redemption at December 31, 2020	$259,419,109

Change in value of Class A common stock subject to redemption	(9,085,894)

Value of Class A common stock subject to possible redemption at March 31, 2021	$250,333,215

See accompanying notes to financial statements.

TS INNOVATION ACQUISITIONS CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization, Business Operations and Basis of Presentation

TS Innovation Acquisitions Corp. (the “Company”) was incorporated in Delaware on September 18, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). While the Company may pursue an acquisition opportunity in any industry or geographic region, the Company intends to focus its search on identifying a prospective target that can benefit from the Company’s sponsor’s leading brand, operational expertise, and global network in the real estate industry, including real estate adjacent Proptech businesses.

On January 24, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lionet Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Latch, Inc., a Delaware corporation (“Latch”), pursuant to which Merger Sub will merge with and into Latch, with Latch surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). The transaction values Latch at an equity value of $1.56 billion post-money. Latch is a maker of the full-building enterprise software-as-a-service (SaaS) platform LatchOS. On May 12, 2021, the Company’s registration statement on Form S-4, as amended (Registration No. 333-254103) relating to the Merger was declared effective by the U.S. Securities and Exchange Commission (the “SEC”).

Upon closing of the Merger, the combined company’s common stock is expected to trade on NASDAQ under the ticker symbol “LTCH”.

The Company’s sponsor is TS Innovation Acquisitions Sponsor, L.L.C. (the “Sponsor”).

Financing

The registration statement for the Company’s initial public offering was declared effective on November 9, 2020 (the “Effective Date”). On November 13, 2020, the Company consummated the initial public offering of 30,000,000 units (each, a “Unit” and collectively, the “Units”) at $10.00 per Unit (the “Initial Public Offering” or “IPO”), which is discussed in Note 3. Simultaneously with the closing of the IPO, the Company consummated the sale of 5,333,334 private placement warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant, which is discussed in Note 4.

Trust Account

Following the closing of the IPO on November 13, 2020, $300,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (iii) the redemption of the Company’s public shares if the Company is unable to complete the initial Business Combination within 24 months from the closing of the IPO (the “Combination Period”), subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholder.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Placement Warrants to the Sponsor, will be held in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company will provide holders of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share, sold in the IPO (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares (as defined below) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) without a stockholder vote by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the IPO in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of incorporation (the “Certificate of incorporation”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor, the Company’s officers and directors have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the IPO in favor of a Business Combination. In addition, the Sponsor, the Company’s officers and directors have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

The Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the IPO (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less amounts released to pay taxes and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject, in each case, to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete a Business Combination within the 24-month time period.

The Sponsor, and the Company’s officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor, or the Company’s officers and directors acquire Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective targets or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Proposed Business Combination with Latch

Merger Agreement

If the Merger Agreement is approved and adopted and the Merger is subsequently completed, Merger Sub will merge with and into Latch with Latch surviving the Merger as a wholly owned subsidiary of the Company.

Under the terms of the Merger Agreement, immediately prior to the effective time of the Merger (the “Effective Time”), (i) Latch will cause each share of Latch preferred stock issued and outstanding to be automatically converted into a number of shares of Latch common stock in accordance with Latch’s certificate of incorporation (the “preferred stock conversion”) and (ii) Latch will cause the outstanding principal and accrued but unpaid interest due on Latch’s convertible notes immediately prior to the Effective Time to be automatically converted into a number of shares of Latch common stock in accordance with the terms of the applicable Latch convertible note (the “convertible note conversion”).

As part of the Merger, Latch equityholders will receive aggregate consideration of $1.0 billion, payable in newly issued shares of Class A common stock at a price of $10.00 per share and, solely with respect to holders of Latch vested stock options with respect to which an election to receive only cash has been properly made, the Cash Election Consideration (as defined below). At the Effective Time, (i) each share of Latch common stock issued and outstanding immediately prior to the closing of the Merger (the “Closing”) (including shares of Latch common stock issued upon the preferred stock conversion and the convertible note conversion and upon any exercise of Latch warrants prior to the Closing, but excluding shares owned by Latch as treasury stock or dissenting shares) will be cancelled and converted into the right to receive a number of shares of Class A common stock equal to the Exchange Ratio (as defined below), (ii) each Latch vested stock option with respect to which a cash election has been properly made that is issued and outstanding immediately prior to the Closing (such option, a “Cash Elected Company Option”) will be cancelled and converted into the right to receive an amount of cash equal to the Exchange Ratio multiplied by $10.00 minus the exercise price applicable to the share of Latch common stock underlying such Latch vested stock option (the “Cash Election Consideration”), and (iii) each outstanding Latch stock option that is not a Cash Elected Company Option, whether vested or unvested, will be converted into an option to purchase a number of shares of Class A common stock equal to the product of (x) the number of shares of Latch common stock underlying such Latch stock option immediately prior to the Closing and (y) the Exchange Ratio, at an exercise price per share equal to (A) the exercise price per share of Latch common stock underlying such Latch stock option immediately prior to the Closing divided by (B) the Exchange Ratio. The “Exchange Ratio” is the quotient of (x) the aggregate merger consideration of 100,000,000 shares of Class A common stock, divided by (y) the number of shares of Latch common stock outstanding on a fully diluted net exercise basis.

Sponsor Agreement

In connection with the execution of the Merger Agreement, pursuant to the terms of a sponsor agreement (the “Sponsor Agreement”), dated January 24, 2021, entered into among Latch, the Company, the Sponsor and the Company’s directors and officers, the Sponsor and the Company’s directors and officers have agreed to vote any Public Shares and Founder Shares held by them in favor of each of the proposals presented at the special meeting of the Company’s stockholders. The Sponsor, the Company’s directors and officers and their permitted transferees own at least 20% of the Company’s outstanding common stock entitled to vote thereon. The quorum and voting thresholds at the special meeting and the Sponsor Agreement may make it more likely that the Company will consummate the Merger. In addition, pursuant to the terms of the Sponsor Agreement, the Sponsor and the Company’s directors and officers have agreed to waive their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of a business combination, have agreed not to transfer any Public Shares and Founder Shares held by them for a certain period of time following the Merger, and have agreed to subject the Founder Shares held by Sponsor as of the Closing to certain time and performance-based vesting provisions.

Latch Holders Support Agreement

In connection with the execution of the Merger Agreement, the Company, Latch and certain stockholders of Latch (collectively, the “Supporting Latch Stockholders” and each, a “Supporting Latch Stockholder”) entered into a holders support agreement dated January 24, 2021 (the “Latch Holders Support Agreement”). The Latch Holders Support Agreement provides, among other things, each Supporting Latch Stockholder agreed to (i) vote at any meeting of the stockholders of Latch all of its Latch common stock and/or Latch preferred stock, as applicable (or any securities convertible into or exercisable or exchangeable for Latch common stock or Latch preferred stock), held of record or thereafter acquired in favor of the Transactions and the adoption of the Merger Agreement; (ii) appoint the chief executive officer of Latch as such stockholder’s proxy in the event such stockholder fails to fulfill its obligations under the Latch Holders Support Agreement, (iii) be bound by certain other covenants and agreements related to the Merger and (iv) be bound by certain transfer restrictions with respect to Latch securities, in each case, on the terms and subject to the conditions set forth in the Latch Holders Support Agreement.

Subscription Agreements

In connection with the execution of the Merger Agreement, the Company entered into subscription agreements (the “Subscription Agreements”) with the subscribers party thereto (the “Subscribers”), pursuant to which the Subscribers have agreed to purchase, and the Company has agreed to sell the Subscribers, (i) an aggregate of 19,000,000 shares of Class A common stock, for a purchase price of $10.00 per share and at an aggregate purchase price of $190,000,000, plus (ii) a number of shares of the Company Class A common stock at a purchase price of $10.00 per share, equal to the value necessary to fund the Cash Election Consideration. The Subscriptions are expected to close immediately prior to the closing of the Merger on the closing date. The consummation of the Subscriptions is contingent upon, among other customary closing conditions, the satisfaction or waiver of all conditions precedent to the closing of the Merger set forth in the Merger Agreement and the substantially concurrent consummation of the Merger.

Risks and Uncertainties

Management is continuing to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or results of its operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might results from the outcome of this uncertainty.

Liquidity

As of March 31, 2021, the Company had cash outside the Trust Account of $739,467 available for working capital needs. All remaining cash held in the Trust Account is generally unavailable for the Company’s use, prior to an initial Business Combination, and is restricted for use either in a Business Combination or to redeem common stock. As of March 31, 2021, none of the amount in the Trust Account was available to be withdrawn as described above.

Through March 31, 2021, the Company’s liquidity needs were satisfied through receipt of $25,000 from the sale of the founder shares, advances from the Sponsor in an aggregate amount of $95,000 and the remaining net proceeds from the IPO and the sale of Private Placement Warrants.

The Company anticipates that the $739,467 outside of the Trust Account as of March 31, 2021, will be sufficient to allow the Company to operate for at least the next 12 months from the issuance of the financial statements, assuming that a Business Combination is not consummated during that time. Until consummation of its Business Combination, the Company will be using the funds not held in the Trust Account, and any additional Working Capital Loans (as defined in Note 4) from the initial stockholders, the Company’s officers and directors, or their respective affiliates (which is described in Note 4), for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination.

The Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if the Company’s estimates of the costs of undertaking in-depth due diligence and negotiating business combination is less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to the business combination. Moreover, the Company will need to raise additional capital through loans from its Sponsor, officers, directors, or third parties. None of the Sponsor, officers or directors are under any obligation to advance funds to, or to invest in, the Company. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020 as filed with the SEC on May 3, 2021, which contains the audited financial statements and notes thereto. The interim results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. As of March 31, 2021, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities during the reporting period and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Marketable Securities Held in Trust Account

At March 31, 2021 and December 31, 2020, the assets held in the Trust Account were substantially held in money market funds.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock are classified as stockholders’ equity. The Company’s common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of March 31, 2021 and December 31, 2020, 25,033,322 and 25,941,911 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Net Loss Per Common Stock

Net income (loss) per common stock is computed by dividing net income (loss) by the weighted average number of common stock outstanding for each of the periods. The calculation of diluted income (loss) per common stock does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) Private Placement Warrants since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. The warrants are exercisable to purchase 5,333,334 shares of Class A common stock in the aggregate.

The Company’s statements of operations include a presentation of income (loss) per share for Class A Common Stock subject to possible redemption in a manner similar to the two-class method of income (loss) per common stock. Net income per common stock, basic and diluted, for redeemable Class A Common Stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of redeemable Class A Common Stock outstanding since original issuance. Net loss per common stock, basic and diluted, for non-redeemable Class B Common Stock is calculated by dividing the net income (loss), adjusted for income attributable to redeemable Class B Common Stock, by the weighted average number of non-redeemable Class B Common Stock outstanding for the periods. Non-redeemable Class B Common Stock include the

Founder Shares as these common stocks do not have any redemption features and do not participate in the income earned on the Trust Account.

Below is a reconciliation of the net loss per common stock:

For the Quarter ended March 31, 2021
Redeemable Class A Common Stock
Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest Income	$3,006
Less: interest available to pay taxes	(3,006)

Net Earnings	$0
Denominator: Weighted Average Redeemable Class A Common Stock
Redeemable Class A Common Stock, Basic and Diluted	30,000,000
Earnings/Basic and Diluted Redeemable Class A Common Stock	$0.00
Non-Redeemable Class B Common Stock
Numerator: Net Income minus Redeemable Net Earnings
Net Income (Loss)	$(9,085,902)
Redeemable Net Earnings	$(3,006)

Non-Redeemable Net Loss	$(9,088,908)
Denominator: Weighted Average Non-Redeemable Class B Common Stock
Non-Redeemable Class B Common Stock, Basic and Diluted	7,500,000
Loss/Basic and Diluted Non-Redeemable Common Stock	$(1.21)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the condensed balance sheets.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. The Company’s derivative instruments are recorded at fair value and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants are a derivative instrument. As the warrants meet the definition of a derivative the warrants are measured at fair value at issuance and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Statement of Operations in the period of change. In accordance with ASC 825-10 “Financial Instruments”, the Company has concluded that a portion of the transaction costs which directly related to the IPO and the Private Placement, which were previously charged to stockholders’ equity, should be allocated to the Warrants based on their relative fair value against total proceeds, and recognized as transaction costs in the statement of operations.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

See Note 7 for additional information on assets and liabilities measured at fair value.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of March 31, 2021, the Company had a deferred tax asset of $30,350 which had a full valuation allowance recorded against it.

The Company complies with the accounting and reporting requirements of FASB ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company does not currently have taxable income, but will generate taxable income in the future primarily consisting of interest income earned on the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the period from September 18, 2020 (inception) through March 31, 2021, the Company did not incur income tax expense.

There were no unrecognized tax benefits as of March 31, 2021. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of March 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3—Initial Public Offering

Pursuant to the IPO, the Company sold 30,000,000 units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock (such shares of common stock included in the Units being offered, the “Public Shares”), and one-third of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment, as described below.

Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Proposed Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless” basis, and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

If (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 10 trading day period starting on the trading day after the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price of the Warrants will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price of the Warrants will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sales price of the Class A common stock equals or exceeds $18.00 per share on each of 20 trading days within the 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.

In addition, the Company may call the Public Warrants for redemption:

•	in whole and not in part;

•

at $0.10 per warrant provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive a certain number of shares of Class A common stock, based on the fair market value of the Class A common stock;

•

if, and only if, the closing price of Class A common stock equals or exceeds $10.00 per share for any 20 trading days within the 30-trading day period ending three trading days before the notice of redemption is sent to the warrant holders; and

•

if the closing price of Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders is less than $18.00 per share, the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 4—Related Party Transactions

Founder Shares

On September 23, 2020, the Sponsor paid an aggregate price of $25,000 in exchange for issuance of 8,625,000 shares of Class B common stock (the “Founder Shares”). In October 2020, the Sponsor transferred 30,000 Founder Shares to each of Joshua Kazam, Jennifer Rubio, Ned Segal and Michelangelo Volpi, the Company’s independent director nominees, in each case for approximately the same per-share price initially paid by the Sponsor, resulting in the Sponsor holding 7,380,000 Founder Shares (after the forfeiture of 1,125,000 Founder Shares as a result of the over-allotment expired unexercised).

The initial stockholders, including the Sponsor, have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination and (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lock-up.

Private Placement Warrants

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 5,333,334 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $8,000,000 in a private placement.

Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor were added to the proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants are non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Private Placement Warrants will be identical to the warrants sold in the IPO except that, so long as they are held by the Sponsor or its permitted transferees, the Private Placement Warrant (i) will not be redeemable by the Company, (ii) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. If the Private Placement Warrants are held by holders other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the Units being sold in the IPO.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. To date, the Company had no borrowings under the Working Capital Loans.

Administrative Services Agreement

The Company has agreed, commencing on November 9, 2020, to pay the Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. Upon completion of the Company’s Business Combination or its liquidation, the Company will cease paying these monthly fees. From the period from January 1, 2021, to March 31, 2021, the Company had incurred and accrued $30,000 of the administrative service fee presented as Due to Related Party on the accompanying balance sheet. At March 31, 2021 and December 31, 2020, $47,000 and $17,000 was outstanding, respectively.

The Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or their affiliates.

Sponsor Agreement

Pursuant to the terms of the Sponsor Agreement, entered into among Latch, the Company, the Sponsor and the Company’s directors and officers, the Sponsor and the Company’s directors and officers have agreed to vote any Public Shares and Founder Shares held by them in favor of each of the proposals presented at the special meeting of the Company’s stockholders. The Sponsor, the Company’s directors and officers and their permitted transferees own at least 20% of the Company’s outstanding common stock entitled to vote thereon. The quorum and voting thresholds at the special meeting and the Sponsor Agreement may make it more likely that the Company will consummate the Merger. In addition, pursuant to the terms of the Sponsor Agreement, the Sponsor and the Company’s directors and officers have agreed to waive their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of a business combination, have agreed not to transfer any Public Shares and Founder Shares held by them for a certain period of time following the Merger, and have agreed to subject the Founder Shares held by Sponsor as of the Closing to certain time and performance-based vesting provisions.

Note 5—Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement to be signed prior to the consummation of the IPO. These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The registration rights agreement does not provide for any maximum cash penalties nor any penalties connected with delays in registering the Company’s common stock.

Underwriting Agreement

The underwriters will be entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the IPO, or $10,500,000, upon the completion of the Company’s initial Business Combination.

Note 6—Stockholders’ Equity

Preferred Stock—The Company is authorized to issue 2,500,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock—The Company is authorized to issue 250,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of March 31, 2021 and December 31, 2020 respectively, there were 4,966,678 and 4,058,089 shares of Class A common stock issued and outstanding, excluding 25,033,322 and 25,941,911 shares of Class A common stock subject to possible redemption.

Class B Common Stock—The Company is authorized to issue 25,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of March 31, 2021 and December 31, 2020, there were 7,500,000 shares of Class B common stock issued and outstanding.

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders except as required by law.

The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Note 7 —Recurring Fair Value Measurements

Investment Held in Trust Account

As of March 31, 2021, and December 31, 2020, investment securities in the Company’s Trust Account consisted of a treasury securities fund in the amount of $300,005,261 and $300,002,255, respectively, which was held in a money market fund. Since all of the Company’s permitted investments consist of treasury securities fund, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets.

Warrant Liability

At March 31, 2021 and December 31, 2020, the Company’s warrant liability was valued at $32,254,270 and $25,644,337, respectively. The warrants are recorded on the balance sheet at fair value. This valuation is subject to re-measurement at each balance sheet date. With each re-measurement, the warrant valuation will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations.

Recurring Fair Value Measurements

All of the Company’s permitted investments consist of a money market fund backed by treasury securities. Fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets. The Company’s Private Placement Warrant liability at December 31, 2020 and March 31 2021 and Public Warrant liability at December 31, 2020 is based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The Company’s warrant liability for the Public Warrants at March 31, 2021 is based on quoted prices (unadjusted) with less volume and transaction frequency than active markets. The fair value of the Public Warrant liability is classified within Level 2 of the fair value hierarchy. For the period ended December 31, 2020 there were no reclassifications into Level 1, Level 2 or Level 3. For the period ending March 31, 2021 the Public Warrants were reclassified from a Level 3 to a Level 2 classification. No other reclassifications occurred during the period.

The following tables presents fair value information as of March 31, 2021 and December 31, 2020 of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	March 31, 2021
	Carrying Value	(Level 1)	(Level 2)	(Level 3)
Assets:
Investments held in Trust Account – Money Market Fund	$300,005,261	$300,005,261	$—	$—
Liabilities:
Private Placement Warrants	$12,054,270	$—	$—	12,054,270
Public Warrants	$20,200,000	$—	$20,200,000	—

	December 31, 2020
	Carrying Value	(Level 1)	(Level 2)	(Level 3)
Assets:
Investments held in Trust Account – Money Market Fund	$300,002,255	$300,002,255	$—	$—
Liabilities:
Private Placement Warrants	$8,987,260	$—	$—	8,987,260
Public Warrants	$16,657,077	$—	$—	16,657,077

Measurement—Warrants

On March 31, 2021 and December 31, 2020 the fair value of the Company’s Warrants was determined. The Private Placement Warrants were not separately traded on an open market for March 31, 2021 or for December 31, 2020. The Public Warrants were not separately traded on an open market at December 31, 2020. As such, the Company used a Monte Carlo simulation model for those periods. For those periods, the Warrants were classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs.

The key inputs into the Monte Carlo simulation model for the Private Placement Warrants at March 31, 2021 and December 31, 2020 and for the Public Warrants at December 31, 2020 are as follows:

Input	March 31, 2021	December 31, 2020
Risk-free interest rate	0.97%	0.44%
Expected term (years)	5.22	5.56
Expected volatility	24.4%	24.2%
Exercise price	$11.50	$11.50
Fair value of Units	$10.86	$10.12

The Company’s warrant liability at March 31, 2021 for the Public Warrants is based on quoted prices (unadjusted) with less volume and transaction frequency than active markets. The fair value of the Public Warrant liability is classified within Level 2 of the fair value hierarchy.

The following table provides a reconciliation of changes in fair value of the beginning and ending balances for our assets and liabilities classified as level 3:

Warrant Liability
Fair value at December 31, 2020	$25,644,337
Public Warrants reclassified to level 2(1)	(12,054,270)
Change in fair value	6,609,933
Fair Value at March 31, 2021	$20,200,000

(1)	Assumes the Public Warrants were reclassified on March 31, 2021.

Note 8—Subsequent Events

The Company evaluated events that have occurred after the balance sheet date through May 18, 2021, which is the date on which these financial statements were issued. Based upon this review, other than the event disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On May 12, 2021, the Company’s registration statement on Form S-4, as amended (Registration No. 333-254103) relating to the Merger was declared effective by the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the stockholders and the Board of Directors of Latch, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Latch, Inc. and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive income (loss), redeemable convertible preferred stock and stockholders’ deficit, and cash flows, for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

New York, New York

March 10, 2021

We have served as the Company’s auditor since 2020.

Latch, Inc. and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2020 and 2019

(in thousands)

	2020	2019
Assets
Current assets
Cash and cash equivalents	$60,529	$54,218
Accounts receivable, net	8,227	7,027
Inventories, net	8,293	6,153
Prepaid expenses and other current assets	3,309	1,556

Total current assets	80,358	68,954
Property and equipment, net	753	1,064
Internally developed software, net	7,416	3,175
Other non-current assets	1,082	379

Total assets	$89,609	$73,572

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$3,732	$3,790
Accrued expenses	5,781	2,878
Deferred revenue—current	2,344	1,011

Total current liabilities	11,857	7,679
Deferred revenue—non-current	13,178	6,057
Other non-current liabilities	1,051	—
Term loan, net	5,481	—
Convertible notes, net	51,714	—

Total liabilities	83,281	13,736

Commitments and contingencies (see Note 10)

Redeemable convertible preferred stock: $0.00001 par value, 71,204 shares authorized and 71,069 and 68,318 shares issued and outstanding as of December 31, 2020 and 2019, respectively; liquidation preference—$165,562	160,605	150,305

Stockholders’ deficit
Common stock, $.00001 par value, 113,000 shares authorized, and 9,106 and 7,839 shares issued and outstanding as of December 31, 2020 and 2019, respectively	—	—
Additional paid-in capital	7,901	5,724
Accumulated other comprehensive income	9	—
Accumulated deficit	(162,187)	(96,193)

Total stockholders’ deficit	(154,277)	(90,469)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$89,609	$73,572

See accompanying notes to the consolidated financial statements.

Latch, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

Years ended December 31, 2020 and 2019

(in thousands, except share and per share amounts)

	2020	2019
Revenue:
Hardware revenue	$14,264	$13,501
Software revenue	3,797	1,386

Total revenue	18,061	14,887
Cost of revenue(1):
Cost of hardware revenue	19,933	17,084
Cost of software revenue	306	213

Total cost of revenue	20,239	17,297
Operating expenses:
Research and development	25,314	18,340
Sales and marketing	13,126	13,084
General and administrative	19,797	15,146
Depreciation and amortization	1,382	723

Total operating expenses	59,619	47,293

Loss from operations	(61,797)	(49,703)
Other income (expense)
Loss on extinguishment of debt	(199)	(916)
Interest income (expense), net	(3,172)	443
Other income (expense)	(818)	—

Total other expense	(4,189)	(473)

Loss before income taxes	(65,986)	(50,176)
Income taxes	8	50

Net loss	$(65,994)	$(50,226)
Other comprehensive income
Foreign currency translation adjustment	9	—
Comprehensive income (loss)	$(65,985)	$(50,226)

Net loss per common share:
Basic net loss per common share	$(8.18)	$(6.86)
Diluted net loss per common share	$(8.18)	$(6.86)
Weighted average shares outstanding:
Basic	8,069,009	7,317,824
Diluted	8,069,009	7,317,824

(1)	Exclusive of depreciation and amortization shown in operating expenses below.

See accompanying notes to the consolidated financial statements.

Latch, Inc. and Subsidiaries

Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

Years Ended December 31, 2020 and 2019

(in thousands)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
January 1, 2019	50,323	$83,449	5,479	$—	$1,715	$—	$(45,967)	$(44,252)
Issuance of Series B Preferred stock for cash, net of issuance costs	79	246	—	—	—	—	—	—
Issuance of Series B-1 Preferred stock for cash, net of issuance costs	15,226	56,542	—	—	—	—	—	—
Issuance of Series B-2 Preferred stock for conversion of convertible promissory notes and accrued interest	2,690	10,068	—	—	—	—	—	—
Exercises of common stock options	—	—	2,360	—	304	—	—	304
Common stock warrants issued	—	—	—	—	38	—	—	38
Net loss	—	—	—	—	—	—	(50,226)	(50,226)
Stock-based compensation	—	—	—	—	3,667	—	—	3,667

December 31, 2019	68,318	$150,305	7,839	$—	$5,724	$—	$(96,193)	$(90,469)

Issuance of Series B-1 Preferred stock for cash, net of issuance costs	2,751	10,300	—	—	—	—	—	—
Exercises of common stock options	—	—	1,267	—	226	—	—	226
Common stock warrants issued	—	—	—	—	391	—	—	391
Foreign currency translation adjustment	—	—	—	—	—	9	—	9
Net loss	—	—	—	—	—	—	(65,994)	(65,994)
Stock-based compensation	—	—	—	—	1,560	—	—	1,560

December 31, 2020	71,069	$160,605	9,106	$—	$7,901	$9	$(162,187)	$(154,277)

See accompanying notes to the consolidated financial statements.

Latch, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2020 and 2019

(in thousands)

	2020	2019
Operating activities
Net loss	$(65,994)	$(50,226)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	1,382	723
Non-cash interest expense	1,292	157
Loss on extinguishment of debt	199	916
Change in fair value of derivatives	863	—
Loss on disposal of property and equipment	36	—
Warrant expense	391	38
Provision for excess and obsolete inventory	145	150
Allowance for doubtful accounts	67	266
Stock-based compensation	1,525	3,534
Changes in assets and liabilities
Accounts receivable	(1,267)	(6,453)
Inventories	(2,285)	(3,376)
Prepaid expenses and other current assets	(1,753)	(733)
Other non-current assets	(551)	(201)
Accounts payable	(58)	2,871
Accrued expenses	2,861	(1,424)
Other non-current liabilities	1,051	—
Deferred revenue	8,454	6,133

Net cash used in operating activities	(53,642)	(47,625)
Investing activities
Purchase of property and equipment	(269)	(908)
Development of internal software	(5,000)	(2,854)
Purchase of intangible assets	(199)	(4)

Net cash used in investing activities	(5,468)	(3,766)
Financing activities
Proceeds from issuance of Series B preferred stock, net of issuance costs	—	246
Proceeds from issuance of Series B-1 preferred stock, net of issuance costs	10,300	56,542
Proceeds from issuance of convertible promissory notes, net of issuance costs	49,955	8,995
Proceeds from issuance of term loan, net of issuance costs	4,927	—
Proceeds from unsecured loan	3,441	—
Repayment of unsecured loan	(3,441)	—
Proceeds from issuance of common stock	226	304

Net cash provided by financing activities	65,408	66,087
Effect of exchange rates on cash	13	—
Net change in cash and cash equivalents	6,311	14,696
Cash and cash equivalents
Beginning of year	54,218	39,522

End of year	$60,529	$54,218

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$92	$—

Income taxes	$8	$58

Supplemental disclosure of non-cash investing and financing activities
Capitalization of stock-based compensation to internally developed software	$35	$133

Bifurcation of derivative liabilities component of issuance of convertible promissory notes and term loan	$12,527	$—

Capitalization of transaction costs	$653	$—

Accrued issuance costs	$42	$—

See accompanying notes to the consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS

Latch, Inc. and Subsidiaries (referred to herein as “Latch” or the “Company”), was incorporated in Delaware in 2014. Latch is an enterprise technology company focused on revolutionizing the way people experience spaces by making spaces better places to live, work, and visit. Latch has created a full-building operating system, LatchOS, that addresses the essential needs of modern buildings by streamlining building operations, enhancing the resident experience, and enabling more efficient interactions with service providers. Latch’s product offerings are designed to optimize the resident experience and include smart access, delivery and guest management, smart home and sensors, connectivity, and resident experience. Latch combines hardware, software, and services into a holistic system that it believes makes spaces more enjoyable for residents, more efficient and profitable for building operators, and more convenient for service providers.

The Company is located and headquartered in New York, NY. Other offices operated by the Company are in San Francisco, CA and Taipei, Taiwan. In May 2019, the Company incorporated Latch Taiwan, Inc., a 100% wholly-owned subsidiary, in the state of Delaware. In October 2020, the Company incorporated Latch Insurance Solutions, LLC., a 100% wholly owned subsidiary, in the state of Delaware. The Company’s revenues are derived primarily from operations in the United States and Canada.

In March 2020, the outbreak of the novel coronavirus (“COVID-19”) was declared a pandemic. The COVID-19 pandemic disrupted and may intermittently continue to disrupt our hardware deliveries due to delays in construction timelines at our customer’s building sites. In addition, the COVID-19 pandemic resulted in a global slowdown of economic activity and a recession in the United States and the economic situation remains fluid as parts of the economy appear to be recovering while others continue to struggle. While the nature of the situation is dynamic, the Company has considered the impact when developing its estimates and assumptions. Actual results and outcomes may differ from management’s estimates and assumptions.

In the first quarter of fiscal year 2020, the Company initiated a restructuring plan as part of its efforts to reduce operating expenses and preserve liquidity due to the uncertainty and challenges stemming from the COVID-19 pandemic. The Company incurred costs in connection with involuntary termination benefits associated with the Reduction in Force (“RIF”), which involved an approximate 25% reduction in headcount, including severance and benefits costs for affected employees opting in and other miscellaneous direct costs. As a result of our strong 2020 performance, we have also begun to rehire some of the staff that was terminated at the outset of the pandemic. Restructuring cost of $1,065 is recorded principally in research and development, sales and marketing, and general and administrative within the Consolidated Statements of Operations and Comprehensive Income (Loss) based on the department with which the expense relates. All amounts have been paid as of December 31, 2020.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted to provide certain relief in response to the COVID-19 pandemic. The CARES Act includes numerous tax provisions and other stimulus measures (see Note 14, Income Taxes, for additional information). Among the various provisions in the CARES Act, the Company is utilizing the payroll tax deferrals. In the second quarter of fiscal 2020, the Company received and repaid $3,441 in loans under the CARES Act.

The Company’s consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred net losses, and utilized cash in operations since inception, has an accumulated deficit as of December 31, 2020, of $162,187 as well as expects to incur future additional losses. The Company has cash available on hand and believes that this cash will be sufficient to fund operations and meet its obligations as they come due within one year from the date these consolidated financial statements are issued. In the event that the Company does not achieve revenue anticipated in its current operating plan, management has the ability and commitment to reduce operating expenses as necessary. The Company’s long-term success is dependent upon its ability to successfully raise additional capital, market its existing services, increase revenues, and, ultimately, to achieve profitable operations.

The consolidated financial statements and accompanying notes are presented in thousands, except per share data or stated otherwise within.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Basis of Presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of Latch, Inc. and its 100% wholly-owned subsidiaries, Latch Taiwan, Inc. and Latch Insurance Solutions, LLC. All intercompany transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of income and expense during the reporting period. Estimates are used when accounting for revenue recognition, allowance for doubtful accounts, allowances for hardware returns, estimates of excess and obsolete inventory, stock-based compensation, warrants, impairment of fixed assets and capitalized internally developed software. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the consolidated financial statements. Due to the use of estimates inherent in the financial reporting process and given the unknowable duration and effects of the COVID-19 pandemic, actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be Cash and cash equivalents. Cash and cash equivalents are recorded at cost, which approximates fair value. As of December 31, 2020 and 2019, cash consists primarily of checking and money market funds. The Company considers these money market funds to be Level 1 financial instruments.

The Company’s cash balances are primarily held with one financial institution and exceed the limits that are federally insured. To date, the Company has not recognized any losses caused by uninsured balances.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are stated at net realizable value, net of allowance for doubtful accounts and reserve for wholesale returns (See Revenue Recognition – Hardware below for further information). On a periodic basis, management evaluates its accounts receivable and determines whether to provide an allowance or if any accounts should be written off based on a past history of write-offs, collections, and current credit conditions. A receivable is considered past due if the Company has not received payments based on agreed-upon terms.

The Company generally does not require any security or collateral to support its receivables. The allowance for doubtful accounts was $88 and $283 as of December 31, 2020 and 2019, respectively.

Inventories, net

Inventories consist of finished goods and component parts, which are purchased from contract manufacturers and component suppliers. Inventories are stated at the lower of cost or net realizable value with cost being determined using the average cost method. The Company periodically assesses the valuation of inventory and will write down the value for estimated excess and obsolete inventory based upon estimates of future demand and market conditions, when necessary.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets as follows:

Useful life in years
Office furniture	5
Computers and equipment	3

Software Development Costs

The Company capitalizes certain development costs incurred in connection with its internally developed software. These capitalized costs are primarily related to its software which is hosted by the Company and accessed by its customers via a mobile application or web application on a subscription basis. Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable the expenditures will result in additional features and functionality. Maintenance costs are expensed as incurred. Internally developed software is amortized on a straight-line basis over its estimated useful life, generally 3-5 years. The Company capitalized $5,035 and $2,987 in internally developed software during the years ended December 31, 2020 and 2019, respectively. Amortization expense related to internally developed software for the years ended December 31, 2020 and 2019 was $794 and $340, respectively. The net book value of capitalized internally developed software at December 31, 2020 and 2019, was $7,416 and $3,175, respectively.

Intangible Assets

The Company’s finite-lived intangible assets consist primarily of acquisitions of patents and other intangibles. Intangible assets with finite lives are recorded at their estimated fair value at the date of acquisition and are amortized over their estimated useful lives using the straight-line method. Additionally, the Company has indefinite-lived intangible assets that were acquired, primarily including domain names. The net book value of intangible assets at December 31, 2020 and 2019, was $295 and $140, respectively, and included within other non-current assets on the Consolidated Balance Sheets.

Equity Issuance Costs

Costs incurred in connection with the issuance of the Company’s series preferred stock have been recorded as a direct reduction against redeemable convertible preferred stock within the Consolidated Balance Sheets.

Additionally, certain transaction costs incurred in connection with the pending merger agreement which are direct and incremental to the proposed merger (see Note 17, Subsequent Events) have been recorded as a component of prepaid expenses and other current assets within the Consolidated Balance Sheets.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). This new standard replaces all previous accounting guidance on this topic and eliminates all industry-specific guidance. The new revenue recognition guidance provides a unified model to determine how revenue is recognized. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In doing so, companies need to use more judgment and make more estimates than under prior guidance. Judgments include identifying performance obligations in the contract, estimating the amount of consideration to include in the transaction price, and allocating the transaction price to each performance obligation.

The Company adopted ASU No. 2014-09 and its related amendments (collectively, known as ASC 606, Revenue from Contracts with Customers) effective January 1, 2018, using the full retrospective approach to all contracts. Incremental costs to obtaining customer contracts, primarily sales commissions, were capitalized in accordance with the adoption of ASC 606.

In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under its agreements, the Company performs the following steps: (i) identify contracts with customers; (ii) identify performance obligations; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations; and (v) recognize revenue when (or as) the Company satisfies each performance obligation.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in ASC 606. Revenues are recognized when control of the promised goods or services are transferred to a customer in an amount that reflects the consideration that the Company expects to receive in exchange for those services. The Company currently generates its revenues from two primary sources: (1) hardware devices and (2) software products.

Hardware

The Company generates hardware revenue primarily from the sale of our portfolio of devices for our smart access and smart apartment solutions. The Company sells hardware to building developers through our channel partners who act as the intermediary and installer. The Company recognizes hardware revenue when the hardware is shipped to our channel partners, which is when control is transferred to the building developer.

The Company provides warranties related to the intended functionality of the products and those warranties typically allow for the return of hardware up to one year for electrical components and five years for mechanical components past the date of sale. The Company determined these warranties are not separate performance obligations as they cannot be purchased separately and do not provide a service in addition to an assurance the hardware will function as expected. The Company records a reserve as a component of cost of hardware revenue based on historical costs of replacement units for returns of defective products. For the years ended December 31, 2020 and 2019, the reserve for hardware warranties was approximately 2% of cost of hardware revenue. The Company also provides certain customers on a wholesale arrangement with a right of return for non-defective product, which is treated as a reduction of hardware revenue based on the Company’s expectations and historical experience. For the years ended December 31, 2020 and 2019, the reserve for wholesale returns against revenue was $131 and $578, and the reserve against accounts receivable was $1,787 and $1,483, respectively.

Software

The Company generates software revenue primarily through the sale of our software-as-a-service, or SaaS, over our cloud-based platform on a subscription-based arrangement. Subscription fees vary depending on the optional features selected by customers as well as the term length. SaaS arrangements generally have term lengths of month-to-month, 2-year, 5-year and 10-year and is a fixed-fee paid upfront except for the month-to-month arrangements. As a result of significant discounts provided on the longer term software contracts paid upfront, the Company has determined that there is a significant financing component and have therefore broken out the interest component and recorded as a component of interest income (expense), net on the Consolidated Statements of Operations and Comprehensive Income (Loss). The amount of interest expense related to this component was $1,524 and $433, for the years ended December 31, 2020 and 2019, respectively.

The services provided by the Company for the subscription-based arrangements are considered stand-ready performance obligations where customers benefit from the services evenly throughout the service period. Revenue is primarily recognized on a ratable basis over the subscription period of the contractual arrangement beginning when or as control of the promised services is available or transferred to the customer.

Performance Obligations

The company enters into contracts that contain multiple distinct performance obligations, hardware and software. The hardware performance obligation includes the delivery of hardware, and the software performance obligation allows the customer access to the software during the contracted-use term when the promised service is transferred to the customer. The Company has determined that the hardware and software are individual distinct performance obligations because both can be sold by the Company on a standalone basis, and because other vendors sell similar technologies and services on a standalone basis.

For each performance obligation identified, the Company estimates the standalone selling price, which represents the price at which the Company would sell the good or service separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price, taking into account available information such as market conditions, review historical pricing data, and internal pricing guidelines related to the performance obligations. The Company then allocates the transaction price among those obligations based on the estimation of standalone selling price. For software revenue, the Company estimates the transaction price, including variable consideration, at the commencement of the contract and recognizes revenue over the contract term. The aggregate amount of the transaction price allocated to the performance obligations that are unsatisfied was $15,523 as of December 31, 2020. The Company expects to recognize the short-term amount of $2,344 over the next 12 months, and the long-term portion of $13,179 over the contracted-use term of each agreement.

Revenue Disaggregation

The Company had total revenue of $18,061 and $14,887 for the years ended December 31, 2020 and 2019, respectively, all generated within North America.

Deferred Contract Costs

The Company capitalizes commission expenses paid to internal sales personnel that are incremental to obtaining customer software contracts. Costs related to the initial signing of software contracts are amortized over the average customer life, which has been estimated to be ten years. The Company determined the period of benefit by taking into consideration the length of terms in its customer contracts, including renewals and extensions. Amounts expected to be recognized within one year of the balance sheet date are recorded as deferred contract costs, current and is included in prepaid expenses and other current assets on the Consolidated Balance Sheets; the remaining portion is recorded as deferred contract costs non-current, and is included in other non-current assets on the Consolidated Balance Sheets. Amortization expense is included in sales and marketing expense in the Consolidated Statements of Operations and Comprehensive Income (Loss).

The following table represents a roll-forward of the Company’s deferred contract costs:

Balance as of January 1, 2019	$26
Additions to deferred contract costs	151
Amortization of deferred contract costs	(17)

Balance as of December 31, 2019	$160

Additions to deferred contract costs	454
Amortization of deferred contract costs	(65)

Balance as of December 31, 2020	$549

Contract Assets and Contract Liabilities (Deferred revenue)

A contract asset results when goods or services have been transferred to the customer, but payment is contingent upon a future event, other than the passage of time (i.e., type of unbilled receivable). The Company does not have any material unbilled receivables, therefore, does not have any contract assets. The Company only has accounts receivable as disclosed on the face of the Consolidated Balance Sheets.

The Company records contract liabilities to deferred revenue when the Company receives customer payments in advance of the performance obligations being satisfied on the Company’s contracts, which is generally the Company’s software revenue. The Company generally invoices its customers monthly, 2 years, 5 years or 10 years in advance of services being provided. The contract liability balance as of January 1, 2020 and 2019 was $7,068 and $934, respectively. The Company recognized $1,845 and $308 of software revenue during the years ended December 31, 2020 and 2019, respectively, from the beginning contract liability balance as of January 1, 2020 and 2019. Increase in contract liabilities for the years ended December 31, 2020 and 2019 primarily resulted from growth of contracts with new and existing customers. Deferred revenue that will be recognized during the succeeding 12-month period is recorded within current liabilities on the accompanying Consolidated Balance Sheets.

Cost of revenue

Cost of hardware revenue consists primarily of product costs, including manufacturing costs, duties and other applicable importing costs, shipping and handling costs, packaging, warranty costs, assembly costs and warehousing costs, as well as other non-inventoriable costs including personnel-related expenses associated with supply chain logistics and channel partner fees.

Cost of software revenue consists primarily of outsourced hosting costs and personnel-related expenses associated with monitoring and managing the outsourced hosting service provider.

Our cost of revenue excludes depreciation and amortization shown in operating expenses.

General and administrative

General and administrative expense consists primarily of personnel and related expenses for our executive, legal, human resources, finance, and IT functions, including salaries, bonuses, benefits, payroll taxes, travel, and stock-based compensation. Additional expenses included in this category are non-personnel costs such as legal fees, rent, professional fees, audit fees, bad debt expense and insurance costs.

Research and development

Research and development (“R&D”) expense consists primarily of personnel and related expenses for our employees working on our product design and engineering teams, including salaries, bonuses, benefits, payroll taxes, travel and stock-based compensation. Also included are non-personnel costs such as amounts paid to our third-party contract manufacturers for tooling, engineering and prototype costs of our hardware products, fees paid to third party consultants, R&D supplies and rent. R&D costs that do not meet the criteria for capitalization are expensed as incurred. R&D expense was $25,314 and $18,340 for the years ended December 31, 2020 and 2019, respectively.

Sales and marketing

Sales and marketing expense consists primarily of personnel and related expenses for our employees working on our sales, customer success, deployment and marketing teams, including salaries, bonuses, benefits, payroll taxes, travel, commissions and stock-based compensation. Also included are non-personnel costs such as marketing activities (trade shows and events, conferences, and digital advertising), professional fees, rent and customer support.

Costs associated with the Company’s advertising are expensed as incurred and are included in sales and marketing expenses. Advertising expense was $429 and $793 for the years ended December 31, 2020 and 2019, respectively.

Depreciation and amortization

Depreciation and amortization consist primarily of depreciation expense related to investments in property and equipment and internally developed capitalized software.

Impairment of Long-Lived Assets

The Company assesses long-lived assets for impairment in accordance with the provisions of FASB ASC 360, Property, Plant and Equipment. Long-lived assets (asset group), such as property and equipment and internally developed capitalized software costs subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of the asset. The amount of impairment loss, if any, is measured as the difference between the carrying value of the asset and its estimated fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. As of December 31, 2020 and 2019, no impairment charge has been recorded.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of December 31, 2020 and 2019, the Company has recorded a full valuation allowance against its deferred tax assets.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

Stock-Based Compensation

The Company measures and records the expense related to stock-based payment awards based on the fair value of those awards as determined on the date of grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation. The Company uses the Black-Scholes-Merton (“Black-Scholes”) option-pricing model to determine the fair value of stock awards. The Black-Scholes option-pricing model requires the use of highly subjective and complex assumptions, which determine the fair value of share-based awards, including the option’s expected term and the price volatility of the underlying stock. The Company calculates the fair value of options granted by using the Black-Scholes option-pricing model with the following assumptions:

Expected Volatility—The Company estimated volatility for option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the option grant for a term that is approximately equal to the options’ expected term.

Expected Term—The expected term of the Company’s options represents the period that the stock-based awards are expected to be outstanding. The Company has elected to use the midpoint of the stock options vesting term and contractual expiration period to compute the expected term, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

Risk-Free Interest Rate—The risk-free interest rate is based on the implied yield currently available on US Treasury zero-coupon issues with a term that is equal to the options’ expected term at the grant date.

Dividend Yield—The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

Fair Value Measurements

Fair value accounting is applied for all assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually). Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2—Inputs are observable, either directly or indirectly, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3—Inputs are generally unobservable inputs and typically reflect management’s best estimate of assumptions that market participants would use in pricing the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.

Convertible Notes and Derivatives

The Company accounts for convertible notes, net using an amortized cost model pursuant to ASC 835, Interest. Convertible notes are classified as liabilities measured at amortized cost, net of debt discounts from debt issuance costs, lender fees, and the initial fair value of bifurcated derivatives, which reduce the initial carrying amount of the notes. The carrying value is accreted to the stated principal amount at contractual maturity using the effective-interest method with a corresponding charge to interest expense pursuant to ASC 835. Debt discounts are presented on the balance sheet as a direct deduction from the carrying amount of the related debt.

The Company accounts for its derivatives in accordance with, ASC 815-10, Derivatives and Hedging, or ASC 815-15, Embedded Derivatives, depending on the nature of the derivative instrument. ASC 815 requires each contract that is not a derivative in its entirety be assessed to determine whether it contains embedded derivatives that are required to be bifurcated and accounted for as a derivative financial instrument. The embedded derivative is bifurcated from the host contract and accounted for as a freestanding derivative if the combined instrument is not accounted for in its entirety at fair value with changes in fair value recorded in earnings, the terms of the embedded derivative are not clearly and closely related to the economic characteristics of the host contract, and a separate instrument with the same terms as the embedded derivative would qualify as a derivative instrument. Embedded derivatives are measured at fair value and re-measured at each subsequent reporting period, and recorded within convertible notes, net on the accompanying consolidated Balance Sheets and changes in fair value recorded in other income (expense) within the Statements of Operations and Comprehensive Income (Loss).

Earnings per Share

The calculation of earnings per share is based on the weighted average number of common stock or common stock equivalents outstanding during the applicable period. The dilutive effect of common stock equivalents is excluded from basic earnings per share and is included in the calculation of diluted earnings per share. Potentially dilutive securities include outstanding convertible preferred stock, common stock options, and common stock warrants.

The Company follows the two-class method when computing net loss per common share when shares are issued that meet the definition of participating securities. The two-class method determines net loss per common share for each class of common stock and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common stockholders for the period to be allocated between common stock and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company’s redeemable convertible preferred stock contractually entitles the holders of such shares to participate in dividends, but does not contractually require the holders of such shares to participate in the Company’s losses. For periods in which the Company reports net losses, diluted net loss per share is the same as basic net loss per share because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.

Diluted shares outstanding are calculated using the treasury stock method or the two-class method, depending on which method is more dilutive for a given period. Under the treasury stock method, the amount the employee must pay for exercising stock options, the amount of compensation cost for future service that the Company has not yet recognized, and the amount of benefits that would be recorded in common shares when the award becomes deductible for tax purposes are assumed to be used to repurchase shares, based on the average share price for the fiscal period.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company invests its excess cash in low-risk, highly liquid money market funds with a major financial institution.

Significant customers are those which represent more than 10% of the Company’s total revenue or gross accounts receivable balance at each balance sheet date. As of December 31, 2020 and 2019, the Company had one customer that accounted for $1,532 and $2,534, or 15% and 29%, of gross accounts receivable, respectively. As of December 31, 2020, the Company had one customer that accounted for $1,894 or 10.5% of total revenue. There was no customer that accounted for greater than 10% of the Company’s total revenue for the year ended December 31, 2019.

Segment Information

The Company has one operating and reportable segment as it only reports financial information on an aggregate and consolidated basis to its Chief Executive Officer, who is the Company’s chief operating decision maker.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires lessees to recognize most leases on the balance sheet as a right of use asset and related lease liability. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this ASU on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, together with subsequent amendments, amends the requirement on the measurement and recognition of expected credit losses for financial assets held. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this ASU on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The update also simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance to improve consistent application. The amendment in this update is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, with early adoption permitted. The Company adopted this standard effective January 1, 2021. The Company has completed the assessment and determined this ASU does not have a material impact on its consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The amendment in this update is effective for fiscal years beginning after December 15, 2023, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements.

3.	FAIR VALUE MEASUREMENTS

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis are summarized as follows:

	As of December 31, 2020
	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total
Assets
Cash	$1,244	$—	$—	$1,244

Money market funds	59,285	—	—	59,285

Total assets	$60,529	$—	$—	$60,529

Liabilities
Derivative liabilities	—	—	13,390	13,390

Total liabilities	$—	$—	$13,390	$13,390

	As of December 31, 2019
	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total
Assets
Cash	$768	$—	$—	$768
Money market funds	53,450	—	—	53,450

Total assets	$54,218	$—	$—	$54,218

During the year ended December 31, 2020, Level 3 instruments consisted of the Company’s derivative liabilities related to the convertible notes and warrants issued in connection with the term loan. Fair value measurements categorized within Level 3 are sensitive to changes in the assumptions or methodologies used to determine fair value and such changes could result in a significant increase or decrease in the fair value. For the Company’s derivatives related to the convertible notes categorized within Level 3 of the fair value hierarchy, the Company compared the calculated value of the convertible notes with the indicated value of the host instrument, defined as the straight-debt component of the convertible notes. The difference between the value of the straight-debt host instrument and the fair value of the convertible notes results in the value of the derivative instruments. The convertible notes were valued using a discounted cash flow analysis. The Company discounted the future payoffs at risk-adjusted rates consistent with market yields. The discount rate was calculated by adding the risk-free rate, an option adjusted spread and a calibrated risk premium.

•	The selected risk-free rate was based on observed yields on U.S. Treasury securities.

•	The selected option-adjusted spread was based on the ICE Bank of America CCC and Lower US High Yield Index (HOA3); and

•	The calibrated risk premium was calculated as the additional risk premium necessary to reconcile with the original issuance at August 11, 2020.

Since the potential payoffs for the convertible notes are dependent on the outcome of future equity financing rounds, the discounted cash flow models incorporated management’s estimates for the probabilities and timing of future financing events.

The Company’s derivatives related to the warrants in connection with the revolving line of credit are categorized within Level 3 of the fair value hierarchy. The significant unobservable inputs include the expected term, volatility, risk-free interest rate and dividend yield (See Note 11, Convertible Preferred Stock and Equity, for further information).

The following table provides quantitative information regarding the significant unobservable inputs used by the Company:

Term in years	0.3 to 1.3
Calibrated Risk Premium	11.68%
Option Adjusted Spread	8.03%
Risk Free Rate	0.12% - 0.19%

The following table represents the activity of the Level 3 instruments (in thousands):

			For Year Ended December 31, 2020
	Convertible Notes	Warrants
Derivative liabilities - beginning balance	$12,234	$138	$12,372
Change in fair value (1)	287	576	863
Modification (2)	155	—	155

Derivative liabilities - ending balance	$12,676	$714	$13,390

(1)	Recorded in the Consolidated Statements of Operations and Comprehensive Income (Loss) within other income (expense).
(2)	Recorded in the Consolidated Statements of Operations and Comprehensive Income (Loss) within loss on extinguishment of debt.

There were no purchases or sales during the year ended December 31, 2020. There were no transfers into or out of Level 3 during the year ended December 31, 2020.

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following as of December 31, 2020 and 2019:

	2020	2019
Office furniture	$86	$122
Computers and equipment	1,789	1,542

Property and equipment	1,875	1,664
Less: accumulated depreciation	(1,122)	(600)

Total property and equipment, net	$753	$1,064

Total depreciation expense for the years ended December 31, 2020 and 2019, was $544 and $379, respectively.

The Company did not acquire any property and equipment under capital leases during the years ended December 31, 2020 and 2019.

5.	INTERNALLY DEVELOPED SOFTWARE, NET

Internally developed software, net consisted of the following as of December 31, 2020 and 2019:

	2020	2019
Internally developed software	$4,235	$1,627
Construction in progress	4,451	2,024
Less: accumulated amortization	(1,270)	(476)

Total internally developed software, net	$7,416	$3,175

Capitalized costs associated with construction in progress are not amortized into amortization expense until the related assets are put into service.

Total amortization expense for the years ended December 31, 2020 and 2019, was $794 and $340, respectively.

6.	INVENTORIES, NET

Inventories, net consisted of the following as of December 31, 2020 and 2019:

	2020	2019
Raw materials	$2,242	$2,444
Finished goods	6,376	3,891
Excess and obsolete reserve	(325)	(182)

Total inventories, net	$8,293	$6,153

The Company did not experience any significant write-downs for the years ended December 31, 2020 and 2019.

7.	ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 31, 2020 and 2019:

	2020	2019
Accrued payroll	$1,246	$279
Accrued duties	204	245
Accrued warranties	284	92
Accrued purchases	25	1,192
Accrued excess inventory	465	—
Accrued operating expenses	3,505	1,067
Other accrued expenses	52	3

Total accrued expenses	$5,781	$2,878

Certain prior period Other accrued expenses have been reclassified to Accrued operating expenses for consistency with the current year presentation and had no effect on the consolidated financial statements.

8.	DEBT

Term loan, net was comprised of the following indebtedness to various lenders as of December 31, 2020 and 2019:

	2020	2019
Term loan	$5,000	$—
Derivative liability	714	—

Less: current maturities	(—)	(—)
Less: unamortized discounts and fees	(127)	—
Less: debt issuance costs	(106)	(—)

Total term loan, net	$5,481	$—

Revolving line of credit and term loan

In September 2020, the Company obtained a revolving line of credit as well as a term loan, both of which are secured by a first-perfected security interest in substantially all of the assets of the Company. In connection with the term loan, the Company issued warrants to purchase common stock. Refer to Note 11, Convertible Preferred Stock and Equity, for additional information.

The revolving line of credit provides for a credit extension of up to $5,000 and bears interest at the greater of the prime rate plus 2% or 5.25% per annum, as long as the Company maintains an Adjusted Quick Ratio of 1.25. If the Adjusted Quick Ratio falls below 1.25, then the revolving line of credit bears interest at the greater of the prime rate plus 3% or 6.25% per annum. The Company may only borrow up to 80% of eligible accounts receivable. In addition to this borrowing limit, under the terms of the agreement, the revolving line of credit may only be drawn if the Company adheres to certain conditions related to its accounts receivable. Eligible accounts receivable is defined in the loan agreement as accounts billed with aging 90 days or less. In addition it excludes accounts receivable due from customers outside of the United States or in a currency other than U.S. dollars and in dispute or otherwise deemed doubtful to be collected. The revolving line of credit matures on September 21, 2022, in which all outstanding principal and interest is due in full. The proceeds of the borrowing under the revolving line of credit may be used for working capital and general corporate purposes. As of December 31, 2020, the Company had not drawn on the $5,000 available line of credit.

The available amount under the term loan is an initial $5,000, with two additional tranches of $2,500 each pending the conditions of the agreement, which the Company can draw down on in annual increments from closing. Under the terms of the agreement, the two additional tranches are available subject to revenue and financing conditions that must be adhered to within the specified period prior to drawing down each tranche. The term loan bears interest at the greater of the prime rate plus 3% or 6.25% per annum. The term loan matures on December 1, 2024, in which all outstanding principal and interest is due in full. Interest expense related to the term loan, including accretion expense and debt issuance amortization, was $138 for the year ended December 31, 2020.

The Company is subject to certain affirmative and negative financial covenants that it is required to meet in order to maintain its credit facilities, including approval required for certain dividend approval restrictions and a minimum bookings amount if the Company’s cash balance plus the amount available under the revolving line of credit falls below $20,000 combined. As of December 31, 2020, the Company was in compliance with all debt covenants.

Convertible Notes, Net

The following table summarizes the aggregate values recorded for the convertible notes as of December 31, 2020 and 2019:

	2020	2019
Principal	$50,000	$—
Derivative liability	12,676	—

Less: debt issuance cost	(37)	—
Less: unamortized discounts and fees	(10,925)	—

Net carrying amount	51,714	—

Less: current portion	—

Non-current portion	$51,714	$—

2019 Convertible Notes

Between February 21, 2019 and April 17, 2019, the Company issued a series of convertible promissory notes to various investors pursuant to a Note Purchase Agreement dated February 21, 2019, each with a maturity date of February 21, 2021 (subject to the holder’s option to extend the maturity date for a period of one year), for an aggregate principal amount of $8,995. The notes accrue interest at a rate of 5% per annum that is due and payable upon the earlier to occur of the maturity date or an event of default, unless otherwise converted prior to maturity or an event of default.

The terms of the notes provide for the principal and accrued interest to automatically convert into the type of preferred stock issued in a sale of preferred stock in which the Company receives gross proceeds in excess of $50,000 (“Next Equity Financing”) at a conversion price equal to 90% of the price paid per share by the investors in the Next Equity Financing. Upon (i) a merger or consolidation of the Company or a subsidiary of the Company, (ii) the sale of substantially all of the Company’s assets, (iii) the liquidation, dissolution or winding up of the Company (collectively, a “Corporate Transaction”), or (iv) an initial public offering (“IPO”), all outstanding principal and interest of the notes shall, at the holder’s option, be due and payable in full or be converted into common stock of the Company at a conversion price equal to 90% of the price per share offered for the shares of common stock upon a Corporate Transaction or IPO. If the Company consummates a sale of preferred stock with gross proceeds between $30,000 and $50,000 (“Non-Qualified Financing”), all outstanding principal and interest of the notes shall, at the holder’s option, be converted into the type of preferred stock issued in the Non-Qualified Financing at a conversion price equal to the price paid per share for the equity securities by the investors in the Non-Qualified Financing.

The Company determined that the features providing for conversion into stock sold in a Next Equity Financing, upon a Corporate Transaction, or upon an IPO at a stated discount (e.g., 90%) represent embedded derivatives which require separate accounting recognition in accordance with subtopic ASC 815-15, Embedded Derivatives. The fair value of the embedded derivative on the date of issuance of $999 was recorded as a derivative liability and combined with the debt host contract within convertible notes, net on the accompanying Consolidated Balance Sheets, with an offset recorded as a discount against convertible notes, net.

Upon the issuance of the Series B-1 preferred stock in May 2019 (see Note 11, Convertible Preferred Stock and Equity), there was a settlement of the full principal balance of $8,995 plus accrued interest of $74, thereby extinguishing the notes and resulting in a loss on debt extinguishment of $916.

2020 Convertible Notes

Between August 11, 2020 and October 23, 2020, the Company issued a series of convertible promissory notes to various investors pursuant to a Note Purchase Agreement dated August 11, 2020, subsequently amended with a Note Purchase Agreement dated October 23, 2020, with a maturity date of April 23, 2022 (subject to the holder’s option to extend the maturity date for a period of one year), for an aggregate principal amount of $50 million. The notes accrue interest at a rate of 5% per annum for the first 6 months, 7% per annum for the following 6 months, and 9% per annum from month 13 until maturity, that is due and payable upon the earlier to occur of the maturity date or an event of default, unless otherwise converted prior to maturity or an event of default.

The terms of the notes provide for the principal and accrued interest to automatically convert into the type of preferred stock issued in a sale of preferred stock (“Next Equity Financing”) at a conversion price equal to the lesser of 80% of the price paid per share by the investors in the Next Equity Financing, or $650 million divided by the Company’s then fully-diluted capitalization (exclusive of the Notes and any other then-outstanding convertible notes or other convertible instruments issued by the Company) prior to the Next Equity Financing. Upon (i) a merger or consolidation of the Company or a subsidiary of the Company, (ii) the sale of substantially all of the Company’s assets, (iii) the liquidation, dissolution or winding up of the Company (collectively, a “Corporate Transaction”), (iv) the closing of the Company’s initial public offering or a merger, acquisition or other business combination involving the Company and a publicly traded special purpose acquisition company (a “Qualified Public Company Event”) outstanding principal at 1.25 times par value, and interest of the note shall, at the holder’s option, be due and payable in full or be converted into common stock of the Company at a conversion price equal to the lesser of 80% of the price per share offered for the shares of common stock upon a Corporate Transaction or Qualified Public Company Event, or $650 million divided by the Company’s then-outstanding capitalization (exclusive of (1) the notes and any other then-outstanding convertible notes issued by the Company and (2) out-of-the money or unvested options or warrants).

The Company determined that the features providing for conversion into stock sold in a Next Equity Financing, upon a Corporate Transaction, or upon a Qualified Public Company Event at a stated discount represent embedded derivatives which require separate accounting recognition in accordance with subtopic ASC 815-15, Embedded Derivatives. The fair value of the embedded derivative on the date of issuance of $12,234 was recorded as a derivative liability and combined with the debt host contract within convertible notes, net on the accompanying Consolidated Balance Sheets, with an offset recorded as a discount against convertible notes, net. Upon amendment of the Note Purchase Agreement on October 23, 2020, the Company recorded an extinguishment of debt in the amount of $199, which was included in the Consolidated Statements of Operations and Comprehensive Income (Loss).

Annual maturities of long-term debt are as follows:

Year ending December 31
2021	—
2022	51,667
2023	1,667
2024	1,666
2025	—

Total principal payments	55,000

9.	DERIVATIVES

As described in Note 8, Debt, and Note 11, Convertible Preferred Stock and Equity, the Company identified certain embedded derivatives related to contingent requirements to repay its convertible notes at a substantial premium to par, as well as certain derivatives in its warrants in connection with its term loan. These derivatives are carried at estimated fair value on the accompanying Consolidated Balance Sheets as a portion of convertible notes, net and term loan, net. Changes in the estimated fair value of the derivatives are reported as other income (expense) in the accompanying Consolidated Statements of Operations. Refer to Note 3, Fair Value Measurement, for additional information. The change in fair value of derivatives for the year ended December 31, 2020 was $863.

10.	COMMITMENTS AND CONTINGENCIES

Commitments

The Company has entered into various operating lease agreements, which are generally for offices and facilities. In December 2018, the Company signed a sublease agreement for their primary office space in New York City, which expired in December 2019. In January 2020, the Company signed a new one-year sublease agreement for their New York City office space where the landlord is a shareholder of the Company. In August 2020, the Company terminated this sublease as of September 2020. In addition, the Company no longer had to pay cash rent for the periods from April through September 2020. In connection with this agreement, the Company issued warrants to purchase 363 shares of its common stock, which are exercisable for a 10-year period. The initial strike price is $.01 per share. Leases for additional office spaces are maintained in California, and Taiwan. The lease agreements often include escalating lease payments, renewal provisions and other provisions which require the Company to pay taxes, insurance, maintenance costs or defined rent increases.

The following table presents the future minimum lease payments under the non-cancelable operating leases as of December 31, 2020 as follows:

Year Ended December 31,	Minimum Lease Payments
2021	$359
2022	95
2023	—
2024	—
2025	—

Rental expense related to all office leases for the years ended December 31, 2020 and 2019, was $1,310 and $1,887, respectively. Rent expense is allocated between cost of hardware revenue, research and development, general and administrative, and sales and marketing, depending on headcount and the nature of the underlying lease.

Litigation

The Company also evaluates, on a quarterly and annual basis, developments in legal proceedings, investigations, claims, and other loss contingencies that could affect any required accrual or disclosure or estimate of reasonably possible loss or range of loss.

Management of the Company currently does not believe it is reasonably possible that the Company may have incurred a material loss, or a material loss in excess of recorded accruals, with respect to loss contingencies in the aggregate, for the fiscal year ended December 31, 2020.

The Company settled or resolved certain legal matters during the fiscal years ended December 31, 2020 and 2019 that did not individually or in the aggregate have a material impact on the Company’s business or its consolidated financial position, results of operations or cash flows.

11.	CONVERTIBLE PREFERRED STOCK AND EQUITY

The Company’s certificate of incorporation, as amended, designates and authorizes the Company to issue 184,204 shares, consisting of (i) 113,000 shares of common stock, par value $0.00001 per share; and (ii) 71,204 shares of preferred stock, $0.00001 par value per share, 7,971 shares of which are designated as Series Seed Preferred Stock, 15,231 shares of which are designated as Series A Preferred Stock, 8,464 shares of which are designated as Series A-1 Preferred Stock, 18,736 shares of which are designated as Series B Preferred Stock, 18,112 shares of which are designated as Series B-1 Preferred Stock and 2,690 shares of which are designated as Series B-2 Preferred Stock.

In May 2019, the Company sold and issued 15,226 shares of series B-1 preferred stock for cash proceeds net of issuance costs of $56,542. Upon the issuance of the Series B-1 preferred stock, the Company settled the full principal balance plus accrued interest of the 2019 Convertible Notes (see Note 8, Debt) through the issuance of 2,690 shares of series B-2 preferred stock.

In February 2020, through a subsequent closing, the Company sold and issued 2,751 shares of series B-1 preferred stock for cash proceeds of approximately $10,300.

Preferred stock as of December 31, 2020, consisted of the following (in thousands, except per share amounts):

	Issuance Start Date	Shares Authorized	Shares issued and Outstanding	Issuance Price Per Share	Carrying value	Liquidation Preference
Series Seed	July 14, 2014	3,971	3,971	$0.60	$1,768	$4,978
Series Seed	April 29, 2015	4,000	4,000	0.63	2,479	5,101
Series A	January 19, 2016	15,231	15,231	0.75	11,110	11,367
Series A-1	May 5, 2017	8,464	8,464	1.18	9,737	10,000
Series B	July 30, 2018	15,983	15,983	3.13	50,000	50,000
Series B—2019 Convertible Notes conversion at 10% discount	July 30, 2018	2,753	2,753	2.82	8,601	7,752
Series B-1	May 20, 2019	18,112	17,977	3.74	66,842	67,300
Series B-2	May 20, 2019	2,690	2,690	3.37	10,068	9,064

Total		71,204	71,069		$160,605	$165,562

The Company has recorded the convertible preferred stock that was issued at its fair value (i.e., the amount of proceeds received), net of issuance costs.

The holders of Series Seed, Series A, Series A-1, Series B, Series B-1, and Series B-2 preferred stock have various rights and preferences as follows:

Voting

Each share of preferred stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock, except as below:

Holders of a majority of the Series Seed, Series A, Series A-1, and Series B preferred stock are entitled to elect, voting as a separate class, one member to the Company’s Board of Directors.

Holders of a majority of Series B-1 and Series B-2 preferred stock voting together as a single class on an as-converted to common stock basis, are entitled to elect one member to the Company’s Board of Directors.

Holders of a majority of the common stock are entitled to elect, each voting separately as a class, four members to the Company’s Board of Directors.

Holders of common stock and preferred stock are entitled to elect, voting together as a single class on an as- converted basis, all remaining directors.

Protective Provisions

At any time when greater than 9,349 shares of preferred stock remain outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the written consent or affirmative vote of the requisite holders given in writing or by vote at a meeting: (a) effect any Liquidation Event, (b) acquire another company or business, unless otherwise approved by the board of directors, (c) increase or decrease the total number of authorized shares of Common Stock or Preferred Stock, (d) declare or pay any dividends on or declare or make any other distribution on account of any shares of Preferred Stock or Common Stock, (e) change the authorized number of directors of the Company, (f) authorize or issue, or obligate itself to issue, any equity security having a preference over, or being on a parity with any Preferred Stock with respect to dividends, liquidation or redemption, other than the issuance of any authorized but unissued shares of Preferred Stock. (g) redeem, purchase, or otherwise acquire any shares of preferred stock or common stock, (h) terminate any key employee or founder, unless approved by the board of directors, (i) adopt any new, or increase the number of shares of common stock reserved for issuance under any existing, equity incentive plan, unless approved by the board of directors, (j) create, invest in or hold equity in any non-wholly owned subsidiary, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose of all or substantially all of the assets of such subsidiary, unless approved by the board of directors, (k) incur or refinance any indebtedness for borrowed money unless approved by the board of directors, (l) amend, alter or repeal any provision of the certificate of incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of any series of preferred stock.

Dividends

The holders of Series Seed, Series A, Series A-1, Series B, Series B-1, and Series B-2 preferred stock shall be entitled to receive, out of any funds legally available, noncumulative dividends prior and in preference to any dividends paid on the common stock, at the rate of 8% of the applicable original issue price for each series of preferred stock, as adjusted for stock splits, stock dividends, combinations, recapitalizations, and similar transactions, when, as and if declared by the Board of Directors. After payment of such dividends on the preferred stock, any additional dividends or distributions shall be distributed among all holders of Common Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of preferred stock were converted to Common Stock at the then-effective conversion rate. Such dividends are not cumulative. No dividends have been declared or paid on the Company’s preferred stock.

Liquidation Preference

In the event of any liquidation, dissolution, or winding-up of the Company, the holders of preferred stock shall be entitled to receive, ratably, prior and in preference to any distribution of the assets or funds of the Company to the holders of the common stock, an amount equal to the issuance price per share of $.60, $.63, $.75, $1.18, $3.13, $2.82, $3.74, and $3.37 for Series Seed (issued before April 2019, 2015), Series Seed (issued after April 29, 2015), Series A, Series A-1, Series B, Series B-1, and Series B-2, respectively, as adjusted for stock splits, stock dividends, combinations, recapitalizations, and similar transactions, plus any accrued and unpaid dividends and any other declared but unpaid dividends (the “Liquidation Preference”). If the Company has insufficient assets to permit payment of the Liquidation Preference in full to all holders of preferred stock, then the assets of the Company shall be distributed ratably to the holders of preferred stock in proportion to the Liquidation Preference such holders would otherwise be entitled to receive.

After the payment of all preferential amounts required to be paid to the holders of shares of preferred stock and before any payment shall be made to the holders of common stock, if proceeds remain, one investor of the Company is entitled to receive a baseline liquidation bonus. The baseline liquidation bonus amount for each share of series B preferred stock held by the investor is equal to the greater of a) the amount the investor would have received upon the execution of a liquidation event if the series B preferred stock outstanding were entitled to receive proceeds in the aforementioned liquidation event and b) the amount the investor actually receives in the liquidation event for each share of series B preferred stock.

After payment of the Liquidation Preference to the holders of preferred stock and the investor previously mentioned, the remaining assets of the Company shall be distributed ratably to the holders of common stock on a fully converted basis.

The liquidation preference provisions of the preferred stock are considered contingent redemption provisions as there are certain elements that are not solely within the control of the Company. These elements primarily relate to deemed liquidation events such as a change in control. As a result, the Company considers the preferred stock as redeemable and has classified the preferred stock outside of stockholders’ equity (deficit) in the mezzanine section of the Consolidated Balance Sheets.

Conversion

Each share of preferred stock is convertible at the option of the holder, at any time after the date of issuance of such share, into shares of common stock as is determined by dividing the original purchase price of preferred stock by the conversion price in effect at the time of conversion for such series of preferred stock. The conversion price per share of Series Seed (before April 29, 2019), Series Seed (after April 29, 2015) Series A, Series A-1, Series B, Series B-1, and Series B-2, preferred stock shall be $.60, $.63, $.75, $1.18, $3.13, $2.82, $3.74, and $3.37 per share, respectively, as defined by the Company’s certificate of incorporation, as amended. As of December 31, 2020, the conversion ratio for preferred stock was one-to-one.

Each share of preferred stock will automatically be converted into shares of common stock at the then-effective conversion rate of such shares upon either (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock of the Company to the public with offering proceeds to the Company in excess of $150,000 (net of underwriters’ discounts, concessions, commissions, and expenses) or (ii) the consent of holders of at least a majority of the then-outstanding shares of preferred stock, voting together as a single class on an as-converted basis.

Common Stock Reserved for Future Issuance

The Company had reserved shares of common stock for future issuance as of December 31, 2020 and 2019, respectively, as follows (in thousands):

	2020	2019
Conversion of outstanding redeemable convertible preferred stock	71,069	68,318
Stock options issued and outstanding	24,179	21,448
Warrants issued and outstanding.	354	261
Remaining shares available for future issuance	1,003	3,869

Total	96,605	93,896

Warrants

In 2015, the Company issued warrants to purchase 72 shares of common stock, which are exercisable for a 10-year period. The initial strike price is $0.005 per share. All 72 shares were converted into common shares in January 2021.

In 2018, the Company issued warrants to purchase 147 shares of common stock, which are exercisable for a 10-year period. Of the warrants issued in 2018, 96 were converted into common shares as of December 31, 2020 at a strike price of $.01 per share. As of December 31, 2020, 51 warrants are outstanding at a strike price of $.37 per share.

In 2019, the Company issued warrants to purchase 42 shares of common stock, which are exercisable for a 10-year period. The initial strike price is $.01 per share. All 42 warrants issued in 2019 have been converted into common shares as of December 31, 2020.

In September 2020, in connection with the execution of the term loan, the Company issued warrants, classified and accounted for as liabilities, to purchase 231 shares of common stock, which are exercisable for a 12-year period. The initial strike price is $.91 per share.

In October 2020, the Company issued warrants to purchase 434 shares of common stock, which are exercisable for a 10-year period. The initial strike price is $.01 per share. All 434 warrants issued in October 2020 have been converted into common shares as of December 31, 2020.

Fair Valuation Methodology

The Company has historically issued warrants which were classified and accounted for as either liabilities or equity instruments on the Consolidated Balance Sheets, depending on the nature of the issuance. The Company’s warrants are initially measured at fair market value. The Company employs the Black-Scholes pricing model to calculate the value of the warrants and record the value. The inputs utilized by management are highly subjective, changes in the inputs and estimates could result in a material change to the calculated value. One of the key inputs used by management in calculating the value of these awards is the common stock price. Management and the board of directors considered various objective and subjective factors to determine the fair value of the Company’s common stock price at various grant dates, including the value determined by a third-party valuation firm. These factors included, among other things, financial performance, capital structure, forecasted operating results and market performance analyses of similar companies in our industry. The assumptions used in calculating the fair value of warrants represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. These warrants are measured at fair value using significant unobservable inputs (Level 3) and amounts to $576 and $116 as of December 31, 2020 and 2019, respectively. The 2019 warrants and the 2020 warrants issued in connection with the Company’s sublease were recorded within equity and allocated between research and development, general and administrative and sales and marketing on the Consolidated Statements of Operations and Comprehensive Income (Loss), depending on headcount as the issued warrants were in return for rental of office space. The 2020 warrants issued in connection with the term loan are recorded as derivative liabilities, within convertible notes, net on the Consolidated Balance Sheets. The debt discount is amortized over the life of the debt.

Key inputs to calculate the fair value of the warrants using the Black-Scholes pricing model were as follows:

	2020	2019
Expected term	10-12 years	10 years
Volatility	55.0 – 61.0%	55.0%
Risk-free interest rate	0.68 – 0.93%	2.03%
Dividend yield	0%	0%

May and June 2019 Secondary Purchase

In May and June 2019, LI SPV, LLC (“SPV”), an unrelated third party with no pre-existing equity investment or business relationship with the Company, purchased 874 shares of the Company’s vested common stock and common stock options from employees and non-employee consultants for $3.74 per share. The price per share was pegged to the Company’s May 20, 2019 Series B-1 preferred stock issuance price of $3.74 per share (see Note 8, Debt). SPV did not contemporarily participate in the Company’s May 2019 Series B-1 preferred stock offering.

The Company concluded that the price per share paid by SPV for the shares purchased from employees of the Company was in excess of fair value. In accordance with ASC 718, the Company concluded the excess value represents compensation to its employees, and therefore constitutes employee stock compensation expense. The Company recorded $2,476 in stock-based compensation expense related to the transaction allocated to general and administrative, sales and marketing, and research and development in the Consolidated Statements of Operations and Comprehensive Income (Loss).

12.	EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted net income per share for common stock and preferred stock:

	Common Stock 2020	Common Stock 2019
Numerator:
Numerator for basic and diluted net loss per share—net loss	$(65,994)	$(50,226)
Denominator:
Denominator for basic net loss per share-weighted-average common shares	8,069	7,318
Effect of dilutive securities	—	—

Denominator for diluted net loss—adjusted weighted-average common shares	8,069	7,318

Basic net loss per share	$ (8.18)	$(6.86)

Diluted net loss per share	$ (8.18)	$(6.86)

Potential common shares of 95,602 and 90,028 of preferred stock, common stock options, and common stock warrants were excluded from diluted EPS for the years ended December 31, 2020 and 2019, respectively, as the Company had net losses and their inclusion would be anti-dilutive (see Note 11, Convertible Preferred Stock and Equity and Note 13, Stock-Based Compensation).

13.	STOCK-BASED COMPENSATION

Stock Option Plans

In January 2016, the Company adopted the Latch, Inc. 2016 Stock Plan (the “Plan”) pursuant to which the Board of Directors may grant nonstatutory stock options to purchase shares of the Company’s common stock to outside directors and consultants and either nonstatutory or incentive stock options to purchase shares of the Company’s common stock to employees. The Plan authorizes grants of options up to 21,613. In May 2019, the Plan was modified and amended to authorize an aggregate of 24,413 shares. Stock options must be granted with an exercise price equal to the stock’s fair market value at the date of grant. Stock options generally have 10-year terms and vest over a four-year period starting from the date specified in each agreement. As of December 31, 2020, the Plan had 1,003 shares available for grant.

A summary of the status of the employee and nonemployee stock options as of December 31, 2020, and changes during the year then ended is presented below (the number of options represents ordinary shares exercisable in respect thereof):

	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Balance at December 31, 2019	21,448	$0.50
Options forfeited	(1,228)	$0.77
Options expired	(82)	$0.50
Options exercised	(694)	$0.35
Options granted	4,735	$0.91

Balance at December 31, 2020	24,179	$0.57	$8,244

Exercisable at December 31, 2020	14,559	$0.44	$6,913

The weighted-average grant-date fair value of options granted during the years ended December 31, 2020 and 2019 was $.42 and $.37, respectively.

The Company records stock-based compensation expense on a straight-line basis over the vesting period. As of December 31, 2020 and 2019, total compensation cost not yet recognized related to unvested stock options was $3,356 and $3,315, respectively, which is expected to be recognized over a weighted-average period of 2.49 and 2.82 years, respectively. Additionally, the Company records forfeitures as they occur.

Stock-based compensation expense was $1,525 and $3,534, net of capitalized costs of $35 and $133 included within internally developed software for the years ended December 31, 2020 and 2019, respectively. All stock-based compensation expense is included in cost of hardware revenue, sales and marketing, general and administrative, and research and development on the Consolidated Statements of Operations and Comprehensive Income (Loss).

The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each stock option.

The assumptions used to estimate the fair value of stock options granted during the years ended December 31, 2020 and 2019, are as follows:

	2020	2019
Expected term	6 years	6 years
Volatility	48.89% - 49.49%	47.60% - 48.84%
Risk-free interest rate	0.26% -0.67%	1.45% -2.62%
Dividend yield	0%	0%

Since the Company’s stock is not publicly traded, the expected volatility is based on the historical and implied volatility of similar companies whose stock or option prices are publicly available, after considering the industry, stage of life cycle, size, market capitalization, and financial leverage of the other companies. The risk-free interest rate assumption is based on observed U.S. Treasury yield curve interest rates in effect at the time of grant appropriate for the expected term of the stock options granted. As permitted under authoritative guidance, due to the limited amount of option exercises, the Company used the simplified method to compute the expected term for options granted to nonexecutive employees in the years ended December 31, 2020 and 2019. The same methodology was applied to executives for the years ended December 31, 2020 and 2019.

14.	INCOME TAXES

The provision for income taxes for the year ended December 31, 2020 and 2019, consisted of the following:

	2020	2019
Current
Federal	$—	$—
State	8	50

	8	50
Deferred
Federal	—	—
State	—	—

Total deferred	—	—

Total provision	$8	$50

As of December 31, 2020 and 2019, the Company’s net deferred tax liabilities consisted of the following:

	2020	2019
Net operating losses	$41,170	$24,733
Provision for doubtful accounts	498	469
Inventory reserves	86	48
Accrued expenses	804	35
Warrant expense	4	26
Deferred revenue	1	181
Stock-based compensation	139	110
Intangible assets	280	298
Convertible notes	593	—
Charitable contributions	4	4
Credits	343	343

Total deferred tax assets before valuation allowance	43,922	26,247
Valuation allowance	(41,787)	(25,346)

Deferred tax assets net of valuation allowance	2,135	901
Deferred commissions	(176)	(42)
Unrealized FX gain/loss	(6)	—
Fixed assets	(1,953)	(859)

Total deferred tax liabilities	(2,135)	(901)

Deferred tax liabilities, net	$—	$—

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted in the United States. The CARES Act contains several tax provisions, including modifications to the net operating loss (“NOL”) and business interest limitations as well as a technical correction to the recovery period for qualified improvement property. The Company has evaluated these provisions in the CARES Act and does not expect a material impact to the provision.

As of December 31, 2020, the Company had approximately $18,168 in gross Federal NOL carryforwards available to offset future taxable income that will begin to expire in 2034 and approximately $132,351 in federal NOL carryforwards available to offset future taxable income that have an indefinite life. The Company had approximately $138,299 in gross state NOL carryforwards available to offset future taxable income. Some of these net operating losses follow the Federal Tax Cuts and Job Acts and are indefinite life and others are finite life with various expiration dates.

The NOL carryforwards and R&D tax credits are available to reduce future taxable income and tax. However, Sections 382 and 383 of the Internal Revenue Code, and similar state regulations, contain provisions that may limit the NOL carryforwards and R&D tax credits available to be used to offset income in any given year upon the occurrence of certain events, including changes in the ownership interests of significant stockholders. In the event of a cumulative change in the ownership interest of significant stockholders in excess of 50% over a three-year period, the amount of the NOL carryforwards and R&D tax credits that the Company may utilize in any one year may be limited. The Company performed an analysis on Section 382 of the Internal Revenue Code and determined that it does not have any NOL limitations for the year ended December 31, 2020.

Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. As significant piece of objective negative evidence was the cumulative loss incurred over the three-year period ended December 31, 2020 and 2019. Such objective evidence limits the ability to consider other subjective evidence, such as our projections for future growth.

On the basis of this evaluation, as of December 31, 2020 and 2019, a valuation allowance of $41,787 and $25,346, respectively, has been recorded to recognize only the portion of the deferred tax asset that is more likely than not to be realized. The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight is given to subjective evidence such as our projections for growth. For the years ended December 31, 2020 and 2019, the valuation allowance increased by $16,441 and $12,063, respectively.

For the years ended December 31, 2020 and 2019, the Company’s effective tax rate was different from the US federal statutory rate. This difference is primarily attributable to the effect of state and local income taxes and permanent differences between expenses deductible for financial reporting purposes offset by the valuation allowances placed on the Company’s deferred tax assets.

The reconciliation of the Company’s effective tax rate to the statutory federal rate is as follows:

	2020		2019
	$	%	$	%
Federal statutory rate	$(13,857)	21.00%	$(10,544)	21.00%
Permanent items	338	(0.51)	1,009	(2.01)
State and local taxes, net of federal taxes	(3,560)	5.39	(2,497)	4.97
Deferred rate changes	(17)	0.03	(21)	0.04
Valuation allowance	16,441	(24.91)	12,063	(24.02)
Other	663	(1.00)	40	(0.08)

Effective tax rate	$8	—%	$50	(0.10)%

The Company evaluated the provisions of ASC 740, Income Tax, related to the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740 prescribes a comprehensive model for financial statement recognition, measurement, presentation, and disclosure of uncertain positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the benefits recognized and measured pursuant to the interpretation under ASC 740 are referred to as “unrecognized tax benefits.” A liability is recognized (or an amount of net operating loss carryover or tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authorities for a tax position that was not recognized as a result of applying the provisions of ASC 740. As of December 31, 2020 and 2019, no liability for unrecognized tax benefits was required to be recorded by the Company. Management does not expect any significant changes in its unrecognized tax benefits in the next 12 months. The Company includes interest and penalties related to unrecognized tax benefits within income tax expense. There are no interest or penalties relating to tax positions during the years ended December 31, 2020 and 2019.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal, state and foreign jurisdictions, where applicable. There are currently no pending tax examinations. The Company’s tax years are still open under statute from December 31, 2017 to the present. Federal and state net operating losses are subject to review by taxing authorities in the year utilized.

15.	RELATED-PARTY TRANSACTIONS

Throughout the Company’s history, the Company has obtained equity funding from strategic partners whom the Company transacts with through the ordinary course of business. As such, the Company has customers who are also shareholders and directors in the Company. The Company charges market rates for products and services which are offered to these strategic partners customers. As of December 31, 2020 and 2019, the Company had $1,372 and $487, respectively, of receivables due from these customers, which are included within accounts receivable on the Consolidated Balance Sheets. For the years ended December 31, 2020 and 2019, the Company had $1,928 and $1,998, respectively, of hardware revenue, and $384 and $144, respectively, of software revenue, which was included within the Consolidated Statements of Operations and Comprehensive Income (Loss).

In addition to its related party customers, the Company also has shareholders who are considered related party vendors that the Company transacts with through the ordinary course of business, and the Company pays market rates for products and services with these vendors. As of December 31, 2020 and 2019, the Company had $145 and $47, respectively, of payables due to these vendors, which are included within accounts payable on the Consolidated Balance Sheets.

In January 2020, the Company signed a new one-year sublease agreement for their New York City office space where the landlord is a shareholder of the Company. For the year ended December 31, 2020, the Company had rental expense of $575 related to the sublease, which is consistent with market rental rates for similar subleases. Refer to Note 10, Commitments and Contingencies, for additional information.

Additionally, in August 2020, the Company hired a chief product officer who is also the sole owner of one of the Company’s vendors. The Company currently engages with the vendor through the ordinary course of business, resulting in related party transactions. The Company pays market rates for products and services with this vendor. Total expense with this vendor for the year ended December 31, 2020 was $775. As of December 31, 2020, the Company had $43 of payables, which is included within accounts payable on the Consolidated Balance Sheets.

16.	RETIREMENT PLAN

The Company has a savings plan pursuant to Section 401(k) of the Internal Revenue Code (the “Code”) under which all employees meeting eligibility requirements are able to participate. The plan was established for the purpose of providing eligible employees and their beneficiaries funds for retirement. Subject to certain limits set forth in the Code, employees are permitted to make contributions to the plan on a pre-tax salary reduction basis. The Company may elect to make discretionary matching and profit-sharing contributions each year as determined annually. There were no employer contributions to the savings plan for the years ended December 31, 2020 and 2019.

17.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events and transactions that have occurred after December 31, 2020 up to March 10, 2021 and is not aware of any material events other than those described below.

Purchase Commitment

In January 2021, the Company entered into an arrangement with a supplier which requires future minimum purchases of inventory for an aggregate amount of $3,255 in scheduled installments starting in August 2021 through December 2022.

Secondary Purchase

On January 19, 2021, one of the Company’s existing equity holders acquired an additional 3,132 shares of the Company’s common stock from certain employees and nonemployee service providers at a price per share of $8.90. This price was determined based on the pre-money equity valuation ascribed to the Company by TS Innovation Acquisitions Corp. (“TSIA”) and the estimated conversion ratio at the time of the sales. The foregoing sales were consummated directly among the equity holders to satisfy the acquiring equity holder’s demand for additional shares of the Company’s common stock without increasing the size of the private placement transaction (“PIPE transaction”) and causing incremental dilution to investors in the combined company.

Merger Agreement

On January 24, 2021, the Company entered into a definitive agreement to merge with a wholly owned subsidiary of TSIA a special purpose acquisition company listed on the NASDAQ (Ticker: TSIA). The Company’s existing shareholders will retain 100% of their equity, which converts to 64.2% ownership of the outstanding shares of the Post-Combination Company at closing, assuming no redemptions by TSIA’s public stockholders. The remaining outstanding shares of the Post-Combination Company will be held by TSIA’s public stockholders, TSIA Sponsor, and Subscribers in the PIPE transaction to be consummated substantially simultaneously with the Business Combination. The transaction is expected to be completed during the second quarter of 2021. However, there can be no assurance as to when or if the closing of the Business Combination will occur. The Post-Combination Company will be renamed Latch, Inc.

Latch, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	As of March 31, 2021 (unaudited)	As of December 31, 2020
Assets
Current assets
Cash and cash equivalents	$46,542	$60,529
Accounts receivable, net	9,165	8,227
Inventories, net	7,747	8,293
Prepaid expenses and other current assets	6,520	3,309

Total current assets	69,974	80,358

Property and equipment, net	951	753
Internally developed software, net	8,408	7,416
Other non-current assets	1,116	1,082

Total assets	$80,449	$89,609

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit

Current liabilities
Accounts payable	$5,530	$3,732
Accrued expenses	7,112	5,781
Deferred revenue—current	3,189	2,344
Other current liabilities	470	—

Total current liabilities	16,301	11,857
Deferred revenue—non-current	14,613	13,178
Term loan, net	6,011	5,481
Convertible notes, net	56,305	51,714
Other non current liabilities	1,670	1,051

Total liabilities	94,900	83,281

Commitments and contingencies (see note 10)

Redeemable convertible preferred stock: $0.00001 par value, 71,204 shares authorized, 71,069 shares issued and outstanding as of both March 31, 2021 and December 31, 2020; liquidation preference—$165,562	160,605	160,605

Stockholders’ deficit
Common stock, $.00001 par value, 113,000 shares authorized, 15,157 and 9,106 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	25,230	7,901
Accumulated other comprehensive income	2	9
Accumulated deficit	(200,288)	(162,187)

Total stockholders’ deficit	(175,056)	(154,277)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$80,449	$89,609

See accompanying notes to the condensed consolidated financial statements.

Latch, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations and Comprehensive Loss (unaudited)

(in thousands)

	Three Months Ended March 31,
	2021	2020
Revenue:
Hardware revenue	$5,014	$2,032
Software revenue	1,615	694

Total revenue	6,629	2,726
Cost of revenue(1) :

Cost of hardware revenue(2)	6,028	3,203
Cost of software revenue	134	59

Total cost of revenue	6,162	3,262
Operating expenses:
Research and development (2)	9,615	5,604
Sales and marketing (2)	3,750	4,392
General and administrative (2)	17,696	5,076
Depreciation and amortization	653	273

Total operating expenses	31,714	15,345

Loss from operations	(31,247)	(15,881)
Other income (expense)
Interest expense, net	(3,318)	(60)
Other expense	(3,536)	—

Total other expense	(6,854)	(60)

Loss before income taxes	(38,101)	(15,941)
Income taxes	—	—

Net loss	$(38,101)	$(15,941)
Other comprehensive income (loss)
Foreign currency translation adjustment	7	—

Comprehensive loss	$(38,094)	$(15,941)

Net Loss per common share
Basic and diluted net loss per common share	$(3.27)	$(2.02)

Weighted averages shares outstanding
Basic and Diluted	11,636,136	7,882,647

(1)	Exclusive of depreciation and amortization shown in operating expenses below.
(2)	Stock-based compensation expense included in cost of revenue and operating expenses is as follows:

Cost of hardware revenue	$14	$4
Research and development	3,999	97
Sales and marketing	161	37
General and administrative	10,319	218

Total stock-based compensation	$14,493	$356

See accompanying notes to the condensed consolidated financial statements.

Latch, Inc. and Subsidiaries

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit (unaudited)

(In thousands)

	Three months ended March 31, 2020
	Redeemable Preferred Stock		Common Stock		Additional Paid-In	Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Equity

January 1, 2020	68,318	$150,305	7,839	$—	$5,724	$—	$(96,193)	$(90,469)

Issuance of Series B-1 Preferred stock for cash, net of issuance costs	2,751	10,300	—	—	—	—	—	—

Exercises of common stock options	—	—	61	—	19	—	—	19

Stock-based compensation	—	—	—	—	366	—	—	366

Net loss	—	—	—	—	—	—	(15,941)	(15,941)

March 31, 2020	71,069	$160,605	7,900	$—	$6,109	$—	$(112,134)	$(106,025)

	Three months ended March 31, 2021

January 1, 2021	71,069	$160,605	9,106	$—	$7,901	$9	$(162,187)	$(154,277)

Exercises of common stock options	—	—	6,051	—	2,816	—	—	$2,816

Foreign translation adjustment	—	—	—	—	—	(7)	—	$(7)

Stock-based compensation	—	—	—	—	14,513	—	—	$14,513

Net loss	—	—	—	—	—	—	(38,101)	$(38,101)

March 31, 2021	71,069	$160,605	15,157	$—	$25,230	$2	$(200,288)	$(175,056)

See accompanying notes to the condensed consolidated financial statements.

Latch, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows (unaudited)

(in thousands)

	Three months ended March 31,
	2021	2020
Operating activities
Net loss	$(38,101)	$(15,941)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	653	273
Non-cash interest expense	1,934	—
Change in fair value of derivatives	3,597	—
Provision for excess and obsolete inventory	9	36
Allowance (reversal) for doubtful accounts	171	(196)
Stock-based compensation	14,493	356
Changes in assets and liabilities
Accounts receivable	(1,108)	(1,742)
Inventories	537	(2,252)
Prepaid expenses and other current assets	(2,424)	85
Other non-current assets	(53)	(743)
Accounts payable	1,732	546
Accrued expenses	1,331	(103)
Other non-current liabilities	620	—
Deferred revenue	2,279	3,224

Net cash used in operating activities	(14,330)	(16,457)
Investing activities
Purchase of property and equipment	(290)	(105)
Development of internal software	(1,446)	(1,670)
Purchase of intangible assets	—	(104)

Net cash used in investing activities	(1,736)	(1,879)
Financing activities
Proceeds from issuance of Series B-1 preferred stock, net of issuance costs	—	10,300
Proceeds from issuance of common stock	2,035	44
Proceed from revolving credit facility	53	—

Net cash provided by financing activities	2,088	10,344
Effect of exchange rate on cash	(9)	—

Net change in cash and cash equivalents	(13,987)	(7,992)
Cash and cash equivalents
Beginning of period	60,529	54,218

End of period	$46,542	$46,226

Supplemental disclosure of non-cash investing and financing activities
Capitalization of stock-based compensation to internally developed software	$21	$10

Capitalization of transaction costs	$3,412	$—

Accrued fixed assets	$67	$—

Receivable from option exercises	$781	$—

See accompanying notes to the condensed consolidated financial statements.

Latch, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (unaudited)

1.	DESCRIPTION OF BUSINESS

Latch, Inc. and Subsidiaries (referred to herein as “Latch” or the “Company”), was incorporated in Delaware in 2014. Latch is an enterprise technology company focused on revolutionizing the way people experience spaces by making spaces better places to live, work, and visit. Latch has created a full-building operating system, LatchOS, that addresses the essential needs of modern buildings by streamlining building operations, enhancing the resident experience, and enabling more efficient interactions with service providers. Latch’s product offerings are designed to optimize the resident experience and include smart access, delivery and guest management, smart home and sensors, connectivity, and resident experience. Latch combines hardware, software, and services into a holistic system that it believes makes spaces more enjoyable for residents, more efficient and profitable for building operators, and more convenient for service providers.

The Company is located and headquartered in New York, NY. Other offices operated by the Company are in San Francisco, CA and Taipei, Taiwan. In May 2019, the Company incorporated Latch Taiwan, Inc., a 100% wholly owned subsidiary, in the state of Delaware. In October 2020, the Company incorporated Latch Insurance Solutions, LLC., a 100% wholly owned subsidiary, in the state of Delaware. The Company’s revenues are derived primarily from operations in the North America.

On January 24, 2021, the Company entered into a definitive agreement to merge with a wholly owned subsidiary of TS Innovation Acquisitions Corp. (“TSIA”) a special purpose acquisition company listed on the NASDAQ (Ticker: TSIA). The Company’s existing shareholders retained 100% of their equity, which converted to 64.2% ownership of the outstanding shares of the Post-Combination Company at closing, based on 6 redemptions by TSIA’s public stockholders. The remaining outstanding shares of the Post-Combination Company are held by TSIA’s public stockholders, TSIA Sponsor, and Subscribers in the private placement transaction (“PIPE transaction”) consummated substantially simultaneously with the Business Combination. The transaction closed on June 4, 2021. The Post-Combination Company will be renamed Latch, Inc. See Note 16 Subsequent Events for additional information.

COVID-19

In March 2020, the outbreak of the novel coronavirus (“COVID-19”) was declared a pandemic. The COVID-19 pandemic disrupted and may intermittently continue to disrupt our hardware deliveries due to delays in construction timelines at our customer’s building sites. In addition, the COVID-19 pandemic resulted in a global slowdown of economic activity and a recession in the United States and the economic situation remains fluid as parts of the economy appear to be recovering while others continue to struggle. While the nature of the situation is dynamic, the Company has considered the impact when developing its estimates and assumptions. Actual results and outcomes may differ from management’s estimates and assumptions.

In the first quarter of fiscal year 2020, the Company initiated a restructuring plan as part of its efforts to reduce operating expenses and preserve liquidity due to the uncertainty and challenges stemming from the COVID-19 pandemic. The Company incurred costs in connection with involuntary termination benefits associated with the Reduction in Force (“RIF”), which involved an approximate 25% reduction in headcount, including severance and benefits costs for affected employees opting in and other miscellaneous direct costs. As a result of our strong 2020 performance, we have also begun to rehire some of the staff that was terminated at the outset of the pandemic. Restructuring cost of $310 was recorded for the three months ended March 31, 2020, principally in research and development, sales and marketing, and general and administrative within the Condensed Consolidated Statements of Operations and Comprehensive Loss based on the department with which the expense relates. All amounts have been paid as of March 31, 2021.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted to provide certain relief in response to the COVID-19 pandemic. The CARES Act includes numerous tax provisions and other stimulus measures (see Note 14, Income Taxes, for additional information). Among the various provisions in the CARES Act, the Company is utilizing the payroll tax deferrals. In the second quarter of fiscal 2020, the Company received and repaid $3,441 in loans under the CARES Act.

Going Concern

The Company’s condensed consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred net losses, and utilized cash in operations since inception, has an accumulated deficit as of March 31, 2021, of $200,288 as well as expects to incur future additional losses. The Company has cash available on hand and believes that this cash will be sufficient to fund operations and meet its obligations as they come due within one year from the date these condensed consolidated financial statements are issued. In the event that the Company does not achieve revenue anticipated in its current operating plan, management has the ability and commitment to reduce operating expenses as necessary. The Company’s long-term success is dependent upon its ability to successfully raise additional capital, market its existing services, increase revenues, and, ultimately, to achieve profitable operations.

The condensed consolidated financial statements and accompanying notes are presented in thousands, except per share data or stated otherwise within.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Basis of Presentation

The condensed consolidated financial statements and related notes of the Company have been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting. Accordingly, certain information and footnote disclosures normally included in financial statements prepared under U.S. generally accepted accounting principles (“US GAAP”), have been condensed or omitted. In the opinion of management, all adjustments considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows have been included and are of a normal and recurring nature. The operating results presented for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the entire year. These financial statements should be read in conjunction with the Company’s Consolidated Financial Statements for the year ended December 31, 2020 and notes thereto.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of Latch, Inc. and its 100% wholly owned subsidiaries, Latch Taiwan, Inc. and Latch Insurance Solutions, LLC. All intercompany transactions have been eliminated in consolidation.

Use of Estimates

The preparation of condensed consolidated financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of income and expense during the reporting period. Estimates are used when accounting for revenue recognition, allowance for doubtful accounts, allowances for hardware returns, estimates of excess and obsolete inventory, stock-based compensation, warrants, impairment of fixed assets and capitalized internally developed software. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the condensed consolidated financial statements. Due to the use of estimates inherent in the financial reporting process and given the unknowable duration and effects of the COVID-19 pandemic, actual results could differ from those estimates.

The Company’s significant accounting policies for these financial statements as of March 31, 2021 are summarized below and should be read in conjunction with the Summary of Significant Accounting Policies detailed in the Company’s Consolidated Financial Statements for the year ended December 31, 2020.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are stated at net realizable value, net of allowance for doubtful accounts and reserve for wholesale returns (See Revenue Recognition – Hardware below for further information). On a periodic basis, management evaluates its accounts receivable and determines whether to provide an allowance or if any accounts should be written off based on a past history of write-offs, collections, and current credit conditions. A receivable is considered past due if the Company has not received payments based on agreed-upon terms.

The Company generally does not require any security or collateral to support its receivables. The allowance for doubtful accounts was $259 and $88 as of March 31, 2021 and December 31, 2020, respectively.

Inventories, net

Inventories consist of finished goods and component parts, which are purchased from contract manufacturers and component suppliers. Inventories are stated at the lower of cost or net realizable value with cost being determined using the average cost method. The Company periodically assesses the valuation of inventory and will write down the value for estimated excess and obsolete inventory based upon estimates of future demand and market conditions, when necessary.

Equity Issuance Costs

Costs incurred in connection with the issuance of the Company’s series preferred stock have been recorded as a direct reduction against redeemable convertible preferred stock within the Condensed Consolidated Balance Sheets.

Additionally, certain transaction costs incurred in connection with the pending merger agreement which are direct and incremental to the proposed merger (see Note 1, Description of Business) have been recorded as a component of prepaid expenses and other current assets within the Condensed Consolidated Balance Sheets.

Revenue Recognition

The Company adopted Accounting Standards Update (“ASU”) No. 2014-09 and its related amendments (collectively, known as Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers) effective January 1, 2018, using the full retrospective approach to all contracts. Incremental costs to obtaining customer contracts, primarily sales commissions, were capitalized in accordance with the adoption of ASC 606.

In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under its agreements, the Company performs the following steps: (i) identify contracts with customers; (ii) identify performance obligations; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations; and (v) recognize revenue when (or as) the Company satisfies each performance obligation.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in ASC 606. Revenues are recognized when control of the promised goods or services are transferred to a customer in an amount that reflects the consideration that the Company expects to receive in exchange for those services. The Company currently generates its revenues from two primary sources: (1) hardware devices and (2) software products.

Hardware

The Company generates hardware revenue primarily from the sale of our portfolio of devices for our smart access and smart apartment solutions. The Company sells hardware to building developers through our channel partners who act as the intermediary and installer. The Company recognizes hardware revenue when the hardware is shipped to our channel partners, which is when control is transferred to the building developer.

The Company provides warranties related to the intended functionality of the products and those warranties typically allow for the return of hardware up to one year for electrical components and five years for mechanical components past the date of sale. The Company determined these warranties are not separate performance obligations as they cannot be purchased separately and do not provide a service in addition to an assurance the hardware will function as expected. The Company records a reserve as a component of cost of hardware revenue based on historical costs of replacement units for returns of defective products. For the three months ended March 31, 2021 and 2020, the reserve for hardware warranties was approximately 1% and 2% of cost of hardware revenue, respectively. The Company also provides certain customers on a wholesale arrangement with a right of return for non-defective product, which is treated as a reduction of hardware revenue based on the Company’s expectations and historical experience. For the three months ended March 31, 2021 and 2020, the reserve for wholesale returns against revenue was zero and $55, respectively. The reserve against accounts receivable as of March 31, 2021 and December 31, 2020 was $1,775 and $1,787, respectively.

Software

The Company generates software revenue primarily through the sale of our software-as-a-service, or SaaS, to building developers over our cloud-based platform on a subscription-based arrangement. Subscription fees vary depending on the optional features selected by customers as well as the term length. SaaS arrangements generally have term lengths of month-to-month, 2-year, 5-year and 10-year and is a fixed-fee paid upfront except for the month-to-month arrangements. As a result of significant discounts provided on the longer-term software contracts paid upfront, the Company has determined that there is a significant financing component and have therefore broken out the interest component and recorded as a component of interest income (expense), net on the Condensed Consolidated Statements of Operations and Comprehensive Loss. The amount of interest expense related to this component was $658 and $267, for the three months ended March 31, 2021 and 2020, respectively.

The services provided by the Company for the subscription-based arrangements are considered stand-ready performance obligations where customers benefit from the services evenly throughout the service period. Revenue is primarily recognized on a ratable basis over the subscription period of the contractual arrangement beginning when or as control of the promised services is available or transferred to the customer.

Performance Obligations

The company enters into contracts that contain multiple distinct performance obligations, hardware and software. The hardware performance obligation includes the delivery of hardware, and the software performance obligation allows the customer access to the software during the contracted-use term when the promised service is transferred to the customer. The Company has determined that the hardware and software are individual distinct performance obligations because both can be sold by the Company on a standalone basis, and because other vendors sell similar technologies and services on a standalone basis.

For each performance obligation identified, the Company estimates the standalone selling price, which represents the price at which the Company would sell the good or service separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price, taking into account available information such as market conditions, review historical pricing data, and internal pricing guidelines related to the performance obligations. The Company then allocates the transaction price among those obligations based on the estimation of standalone selling price. For software revenue, the Company estimates the transaction price, including variable consideration, at the commencement of the contract and recognizes revenue over the contract term. The aggregate amount of the transaction price allocated to the performance obligations that are unsatisfied was $17,802 as of March 31, 2021. The Company expects to recognize the short-term amount of $4,687 over the next 12 months, and the long-term portion of $13,115 over the contracted-use term of each agreement.

Revenue Disaggregation

The Company had total revenue of $6,629 and $2,726 for the three months ended March 31, 2021 and 2020, respectively, all generated within North America.

Deferred Contract Costs

The following table represents a roll-forward of the Company’s deferred contract costs:

Balance as of January 1, 2021	$549
Additions to deferred contract costs	56
Amortization of deferred contract costs	(23)

Balance as of March 31, 2021	$582

Contract Assets and Contract Liabilities (Unbilled receivables and Deferred revenue)

	March 31, 2021	December 31, 2020
Contract assets (unbilled receivables)	$79	$—
Contract liabilities (deferred revenue)	$17,802	$15,522

The Company enters into contracts with its customers, which may give rise to contract assets (unbilled receivables) and contract liabilities (deferred revenue) due to revenue recognition differing from the timing of payments made by customers. The Company recognizes unbilled receivables when the performance obligation precedes the invoice date. The Company records unbilled receivables within prepaid and other current assets on the Condensed Consolidated Balance Sheets.

The Company records contract liabilities to deferred revenue when the Company receives customer payments in advance of the performance obligations being satisfied on the Company’s contracts, which is generally the Company’s software revenue. The Company generally invoices its customers monthly, 2 years, 5 years or 10 years in advance of services being provided. The Company recognized $1,126 of prior year deferred software revenue during the three months ended March 31, 2021.

Increase in contract liabilities for the three months ended March 31, 2021 primarily resulted from growth of contracts with new and existing customers. Deferred revenue that will be recognized during the succeeding 12-month period is recorded within current liabilities on the accompanying Condensed Consolidated Balance Sheets.

Cost of revenue

Cost of hardware revenue consists primarily of product costs, including manufacturing costs, duties and other applicable importing costs, shipping and handling costs, packaging, warranty costs, assembly costs and warehousing costs, as well as other non-inventoriable costs including personnel-related expenses associated with supply chain logistics and channel partner fees.

Cost of software revenue consists primarily of outsourced hosting costs and personnel-related expenses associated with monitoring and managing the outsourced hosting service provider.

Our cost of revenue excludes depreciation and amortization shown in operating expenses.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the condensed consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of March 31, 2021 and December 31, 2020, the Company recorded a full valuation allowance against its deferred tax assets.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

Stock-Based Compensation

The Company measures and records the expense related to stock-based payment awards based on the fair value of those awards as determined on the date of grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation. The Company uses the Black-Scholes-Merton (“Black-Scholes”) option-pricing model to determine the fair value of stock awards. The Black-Scholes option-pricing model requires the use of highly subjective and complex assumptions, which determine the fair value of share-based awards, including the option’s expected term and the price volatility of the underlying stock. The Company calculates the fair value of options granted by using the Black-Scholes option-pricing model with the following assumptions:

Expected Volatility—The Company estimated volatility for option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the option grant for a term that is approximately equal to the options’ expected term.

Expected Term—The expected term of the Company’s options represents the period that the stock-based awards are expected to be outstanding. The Company has elected to use the midpoint of the stock options vesting term and contractual expiration period to compute the expected term, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

Risk-Free Interest Rate—The risk-free interest rate is based on the implied yield currently available on US Treasury zero-coupon issues with a term that is equal to the options’ expected term at the grant date.

Dividend Yield—The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

Fair Value Measurements

Fair value accounting is applied for all assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the condensed consolidated financial statements on a recurring basis (at least annually). Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2—Inputs are observable, either directly or indirectly, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3—Inputs are generally unobservable inputs and typically reflect management’s best estimate of assumptions that market participants would use in pricing the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company invests its excess cash in low-risk, highly liquid money market funds with a major financial institution.

Significant customers are those which represent more than 10% of the Company’s total revenue or gross accounts receivable balance at each balance sheet date. As of March 31, 2021 and December 31, 2020, the Company had one customer that accounted for $1,595 and $1,532 or 17% and 15% of gross accounts receivable, respectively. For the three months ended March 31, 2021, the Company had one customer that accounted for $943 or 14% of total revenue. For the three months ended March 31, 2020, the Company had one customer that accounted for $546 or 20% of total revenue.

Segment Information

The Company has one operating and reportable segment as it only reports financial information on an aggregate and consolidated basis to its Chief Executive Officer, who is the Company’s chief operating decision maker.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02, Leases (Topic 842), which requires lessees to recognize most leases on the balance sheet as a right of use asset and related lease liability. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this ASU on its condensed consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, together with subsequent amendments, amends the requirement on the measurement and recognition of expected credit losses for financial assets held. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this ASU on its condensed consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The update also simplifies GAAP for other areas of Topic 740 by clarifying and amending existing guidance to improve consistent application. The amendment in this update is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, with early adoption permitted. The Company adopted this standard effective January 1, 2021. The Company has completed the assessment and determined this ASU does not have a material impact on its condensed consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The amendment in this update is effective for fiscal years beginning after December 15, 2023, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its condensed consolidated financial statements.

3.	FAIR VALUE MEASUREMENTS

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis are summarized as follows:

	As of March 31, 2021
	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total
Assets
Cash	$1,065	$—	$—	$1,065

Money market funds	45,477	—	—	45,477

Total assets	$46,542	$—	$—	$46,542

Liabilities
Derivative liabilities	—	—	16,987	16,987

Total liabilities	$—	$—	$16,987	$16,987

	As of December 31, 2020
	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total
Assets
Cash	$1,244	$—	$—	$1,244

Money market funds	59,285	—	—	59,285

Total assets	$60,529	$—	$—	$60,529

Liabilities
Derivative liabilities	—	—	13,390	13,390

Total liabilities	$—	$—	$13,390	$13,390

As of March 31, 2021 and December 31, 2020, Level 3 instruments consisted of the Company’s derivative liabilities related to the convertible notes and warrants issued in connection with the term loan. Fair value measurements categorized within Level 3 are sensitive to changes in the assumptions or methodologies used to determine fair value and such changes could result in a significant increase or decrease in the fair value. For the Company’s derivatives related to the convertible notes categorized within Level 3 of the fair value hierarchy, the Company compared the calculated value of the convertible notes with the indicated value of the host instrument, defined as the straight-debt component of the convertible notes. The difference between the value of the straight-debt host instrument and the fair value of the convertible notes results in the value of the derivative instruments. The convertible notes were valued using a discounted cash flow analysis. The Company discounted the future payoffs at risk-adjusted rates consistent with market yields. The discount rate was calculated by adding the risk-free rate, an option adjusted spread and a calibrated risk premium.

•	The selected risk-free rate was based on observed yields on U.S. Treasury securities.

•	The selected option-adjusted spread was based on the ICE Bank of America CCC and Lower US High Yield Index (HOA3); and

•	The calibrated risk premium was calculated as the additional risk premium necessary to reconcile with the original issuance at August 11, 2020.

Since the potential payoffs for the convertible notes are dependent on the outcome of future equity financing rounds, the discounted cash flow models incorporated management’s estimates for the probabilities and timing of future financing events.

The Company’s derivatives related to the warrants in connection with the revolving line of credit are categorized within Level 3 of the fair value hierarchy. The significant unobservable inputs include the expected term, volatility, risk-free interest rate and dividend yield (See Note 11, Convertible Preferred Stock and Equity, for further information).

The following table provides quantitative information regarding the significant unobservable inputs used by the Company:

	March 31, 2021	December 31, 2020
Term in years	0.1 to 1.1	0.3 to 1.3
Calibrated Risk Premium	11.68%	11.68%
Option Adjusted Spread	6.56%	8.03%
Risk Free Rate	0.05% - 0.07%	0.12% 0.19%

The following table represents the activity of the Level 3 instruments (in thousands):

	Convertible
	Notes	Warrants	Total
Derivative liabilities - December 31, 2020	12,676	714	$13,390
Change in fair value (1)	2,671	926	$3,597

Derivative liabilities - March 31, 2021	$15,347	$1,640	$16,987

(1)	Recorded in other income (expense) within the Condensed Consolidated Statements of Operations and Comprehensive Loss.

There were no purchases or sales during the three months ended March 31, 2021. There were no transfers into or out of Level 3 during the three months ended March 31, 2021.

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following as of March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020

Office furniture	$86	$86
Computers and equipment	2,145	1,789

Property and equiment	2,231	1,875
Less: Accumulated depreciation	(1,280)	(1,122)

Total property and equipment, net	$951	$753

5.	INTERNALLY DEVELOPED SOFTWARE, NET

Internally developed software, net consisted of the following as of March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020

Internally developed software	$6,963	$4,235
Construction in progress	3,189	4,451
Less: Accumulated amortization	(1,744)	(1,270)

Total internally developed software, net	$8,408	$7,416

Capitalized costs associated with construction in progress are not amortized into amortization expense until the related assets are put into service.

6.	INVENTORIES, NET

Inventories, net consisted of the following as of March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020

Raw materials	$1,059	$2,242
Finished goods	7,022	6,376
Excess and obsolete reserve	(334)	(325)

Total inventories, net	$7,747	$8,293

The Company did not experience any significant write-downs for the three months ended March 31, 2021.

7.	ACCRUED EXPENSES

Accrued expenses consisted of the following as of March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020

Accrued payroll	$1,582	$1,246
Accrued duties	203	204
Accrued warranties	313	284
Accrued purchases	491	25
Accrued excess inventory	448	465
Accrued operating expense	3,856	3,505
Other accrued expenses	219	52

Total accrued expenses	$7,112	$5,781

8.	DEBT

Term loan, net was comprised of the following indebtedness as of March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
Principal	$5,000	$5,000
Derivative liability	1,639	714
Less: unamortized discounts and fees	(119)	(127)
Less: debt issuance costs	(92)	(106)

Net carrying value	6,428	5,481
Less: current portion (1)	(417)	(—)

Term loan, net	$6,011	$5,481

(1)	Current portion of the term loan is recorded in other current liabilities on the Condensed Consolidated Balance Sheets.

Revolving line of credit and term loan

In September 2020, the Company obtained a revolving line of credit as well as a term loan, both of which are secured by a first-perfected security interest in substantially all of the assets of the Company. In connection with the term loan, the Company issued warrants to purchase common stock. Refer to Note 11,

Convertible Preferred Stock and Equity, for additional information.

The revolving line of credit provides for a credit extension of up to $5,000 and bears interest at the greater of the prime rate plus 2% or 5.25% per annum, as long as the Company maintains an Adjusted Quick Ratio of 1.25. If the Adjusted Quick Ratio falls below 1.25, then the revolving line of credit bears interest at the greater of the prime rate plus 3% or 6.25% per annum. The Company may only borrow up to 80% of eligible accounts receivable. In addition to this borrowing limit, under the terms of the agreement, the revolving line of credit may only be drawn if the Company adheres to certain conditions related to its accounts receivable. Eligible accounts receivable is defined in the loan agreement as accounts billed with aging 90 days or less. In addition, it excludes accounts receivable due from customers outside of the United States or in a currency other than U.S. dollars and in dispute or otherwise deemed doubtful to be collected. The revolving line of credit matures on September 21, 2022, in which all outstanding principal and interest is due in full. The proceeds of the borrowing under the revolving line of credit may be used for working capital and general corporate purposes. As of March 31, 2021, the Company had not drawn on the $5,000 available line of credit.

The available amount under the term loan is an initial $5,000, with two additional tranches of $2,500 each pending the conditions of the agreement, which the Company can draw down on in annual increments from closing. Under the terms of the agreement, the two additional tranches are available subject to revenue and financing conditions that must be adhered to within the specified period prior to drawing down each tranche. The term loan bears interest at the greater of the prime rate plus 3% or 6.25% per annum. The term loan matures on December 1, 2024, in which all outstanding principal and interest is due in full. Interest expense related to the term loan, including accretion expense and debt issuance amortization, was $123 for the three months ended March 31, 2021. See Note 16 Subsequent Events for additional information.

The Company is subject to certain affirmative and negative financial covenants that it is required to meet in order to maintain its credit facilities, including approval required for certain dividend approval restrictions and a minimum bookings amount if the Company’s cash balance plus the amount available under the revolving line of credit falls below $20,000 combined. As of March 31, 2021, the Company was in compliance with all debt covenants.

Convertible Notes, Net

The following table summarizes the aggregate values recorded for the convertible notes as of March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
Principal	$50,000	$50,000
Derivative liability	15,348	12,676
Less: unamortized discounts and fees	(9,012)	(10,925)
Less: debt issuance cost	(31)	(37)

Net carrying amount	56,305	51,714
Less: current portion	—	—

Convertible notes, net	$56,305	$51,714

Between August 11, 2020 and October 23, 2020, the Company issued a series of convertible promissory notes to various investors pursuant to a Note Purchase Agreement dated August 11, 2020, subsequently amended with a Note Purchase Agreement dated October 23, 2020, with a maturity date of April 23, 2022 (subject to the holder’s option to extend the maturity date for a period of one year), for an aggregate principal amount of $50 million. The notes accrue interest at a rate of 5% per annum for the first 6 months, 7% per annum for the following 6 months, and 9% per annum from month 13 until maturity, that is due and payable upon the earlier to occur of the maturity date or an event of default, unless otherwise converted prior to maturity or an event of default.

The terms of the notes provide for the principal and accrued interest to automatically convert into the type of preferred stock issued in a sale of preferred stock (“Next Equity Financing”) at a conversion price equal to the lesser of 80% of the price paid per share by the investors in the Next Equity Financing, or $650 million divided by the Company’s then fully-diluted capitalization (exclusive of the Notes and any other then-outstanding convertible notes or other convertible instruments issued by the Company) prior to the Next Equity Financing. Upon (i) a merger or consolidation of the Company or a subsidiary of the Company, (ii) the sale of substantially all of the Company’s assets, (iii) the liquidation, dissolution or winding up of the Company (collectively, a “Corporate Transaction”), (iv) the closing of the Company’s initial public offering or a merger, acquisition or other business combination involving the Company and a publicly traded special purpose acquisition company (a “Qualified Public Company Event”) outstanding principal at 1.25 times par value, and interest of the note shall, at the holder’s option, be due and payable in full or be converted into common stock of the Company at a conversion price equal to the lesser of 80% of the price per share offered for the shares of common stock upon a Corporate Transaction or Qualified Public Company Event, or $650 million divided by the Company’s then-outstanding capitalization (exclusive of (1) the notes and any other then-outstanding convertible notes issued by the Company and (2) out-of-the money or unvested options or warrants).

The Company determined that the features providing for conversion into stock sold in a Next Equity Financing, upon a Corporate Transaction, or upon a Qualified Public Company Event at a stated discount represent embedded derivatives which require separate accounting recognition in accordance with subtopic ASC 815-15, Embedded Derivatives. The fair value of the embedded derivative on the date of issuance of $12,234 was recorded as a derivative liability and combined with the debt host contract within convertible notes, net on the accompanying Condensed Consolidated Balance Sheets, with an offset recorded as a discount against convertible notes, net.

Annual maturities of long-term debt are as follows:

April 1, 2021—December 31, 2021	$—
2022	51,667
2023	1,667
2024	1,666
2025	—

Total principal payments	$55,000

Revolving Credit Facility

In January 2021, the Company signed an agreement for a revolving credit facility (“revolving facility”) with a freight forwarding and customs brokerage company. The revolving facility has a credit limit of $1 million, available to finance supply chain commercial invoices, including freight and customs duty charges. The Company authorizes payment of invoices on the due date and repays the financed amount plus interest 90 days following the initial payment date. An installment plan agreement is executed for each financing request which includes the interest rate. The interest rate for the installment plan agreements executed during the three months ended March 31, 2021 was 1.25% per month. The revolving facility matures on July 1, 2021. The Company is subject to certain affirmative and negative financial covenants that it is required to meet in order to maintain the revolving facility, including maintain a cash balance of at least $25 million. As of March 31, 2021, the Company was in compliance with all debt covenants. As of March 31, 2021, there is $53 outstanding on the revolving facility which is reported in other current liabilities on the Condensed Consolidated Balance Sheets.

9.	DERIVATIVES

As described in Note 8, Debt, and Note 11, Convertible Preferred Stock and Equity, the Company identified certain embedded derivatives related to contingent requirements to repay its convertible notes at a substantial premium to par, as well as certain derivatives in its warrants in connection with its term loan. These derivatives are carried at estimated fair value on the accompanying Condensed Consolidated Balance Sheets as a portion of convertible notes, net and term loan, net. Changes in the estimated fair value of the derivatives are reported as other income (expense) in the accompanying Condensed Consolidated Statements of Operations and Comprehensive Loss. Refer to Note 3, Fair Value Measurement, for additional information. The change in fair value of derivatives for the three months ended March 31, 2021 and 2020 was $3,597 and zero, respectively.

10.	COMMITMENTS AND CONTINGENCIES

Commitments

The Company has entered into various operating lease agreements, which are generally for offices and facilities. In January 2020, the Company signed a one-year sublease agreement for their New York City office space where the landlord is a shareholder of the Company. In August 2020, the Company terminated this sublease as of September 2020. In addition, the Company no longer had to pay cash rent for the periods from April through September 2020. In connection with this agreement, the Company issued warrants to purchase 363 shares of its common stock, which are exercisable for a 10-year period. The initial strike price is $.01 per share. Leases for additional office spaces are maintained in California, and Taiwan. The lease agreements often include escalating lease payments, renewal provisions and other provisions which require the Company to pay taxes, insurance, maintenance costs or defined rent increases.

Rental expense related to all office leases for the three months ended March 31, 2021 and 2020, was $159 and $805, respectively. Rent expense is allocated between cost of hardware revenue, research and development, general and administrative, and sales and marketing, depending on headcount and the nature of the underlying lease.

Purchase Commitment

In January 2021, the Company entered into an arrangement with a supplier which requires future minimum purchases of inventory for an aggregate amount of $3,255 in scheduled installments starting in August 2021 through December 2022. Future minimum purchases are $434 in 2021 and $2,821 in 2022. As of March 31, 2021, the Company has made no purchases towards these commitments.

Litigation

The Company is and may become, from time to time, involved in legal actions in the ordinary course of business, including governmental and administrative investigations, inquiries and proceedings concerning employment, labor, environmental and other claims. Although management is unable to predict with certainty the eventual outcome of any legal action, management believes the ultimate liability arising from such actions, individually and in the aggregate, which existed at March 31, 2021, will not materially affect the Company’s consolidated results of operations, financial position or cash flow. Given the inherent unpredictability of these types of proceedings, however, it is possible that future adverse outcomes could have a material effect on our financial results.

11.	CONVERTIBLE PREFERRED STOCK AND EQUITY

The Company’s certificate of incorporation, as amended, designates and authorizes the Company to issue 184,204 shares, consisting of (i) 113,000 shares of common stock, par value $0.00001 per share; and (ii) 71,204 shares of preferred stock, $0.00001 par value per share.

In February 2020, through a subsequent closing, the Company sold and issued 2,751 shares of series B-1 preferred stock for cash proceeds of approximately $10,300.

Preferred stock as of March 31, 2021, consisted of the following (in thousands, except per share amounts):

	Issuance Start Date	Shares Authorized	Shares Issued and Outstanding	Issuance Price Per Share	Carrying value	Liquidation Preference
Series Seed	July 14, 2014	3,971	3,971	$0.60	$1,768	$4,978
Series Seed	April 29, 2015	4,000	4,000	0.63	2,479	5,101
Series A	January 19, 2016	15,231	15,231	0.75	11,110	11,367
Series A-1	May 5, 2017	8,464	8,464	1.18	9,737	10,000
Series B	July 30, 2018	15,983	15,983	3.13	50,000	50,000
Series B--2019 Convertible Notes conversion at 10% discount	July 30, 2018	2,753	2,753	2.82	8,601	7,752
Series B-1	May 20, 2019	18,112	17,977	3.74	66,842	67,300
Series B-2	May 20, 2019	2,690	2,690	3.37	10,068	9,064

Total		71,204	71,069		$160,605	$165,562

The Company has recorded the convertible preferred stock that was issued at its fair value (i.e., the amount of proceeds received), net of issuance costs.

The holders of Series Seed, Series A, Series A-1, Series B, Series B-1, and Series B-2 preferred stock have various rights and preferences as follows:

Voting—Each share of preferred stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock, except as below:

Holders of a majority of the Series Seed, Series A, Series A-1, and Series B preferred stock are entitled to elect, voting as a separate class, one member to the Company’s Board of Directors.

Holders of a majority of Series B-1 and Series B-2 preferred stock voting together as a single class on an as-converted to common stock basis, are entitled to elect one member to the Company’s Board of Directors.

Holders of a majority of the common stock are entitled to elect, each voting separately as a class, four members to the Company’s Board of Directors.

Holders of common stock and preferred stock are entitled to elect, voting together as a single class on an as- converted basis, all remaining directors.

Protective Provisions—At any time when greater than 9,349 shares of preferred stock remain outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the written consent or affirmative vote of the requisite holders given in writing or by vote at a meeting: (a) effect any Liquidation Event, (b) acquire another company or business, unless otherwise approved by the board of directors, (c) increase or decrease the total number of authorized shares of Common Stock or Preferred Stock, (d) declare or pay any dividends on or declare or make any other distribution on account of any shares of Preferred Stock or Common Stock, (e) change the authorized number of directors of the Company, (f) authorize or issue, or obligate itself to issue, any equity security having a preference over, or being on a parity with any Preferred Stock with respect to dividends, liquidation or redemption, other than the issuance of any authorized but unissued shares of Preferred Stock. (g) redeem, purchase, or otherwise acquire any shares of preferred stock or common stock, (h) terminate any key employee or founder, unless approved by the board of directors, (i) adopt any new, or increase the number of shares of common stock reserved for issuance under any existing, equity incentive plan, unless approved by the board of directors, (j) create, invest in or hold equity in any non-wholly owned subsidiary, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose of all or substantially all of the assets of such subsidiary, unless approved by the board of directors, (k) incur or refinance any indebtedness for borrowed money unless approved by the board of directors, (l) amend, alter or repeal any provision of the certificate of incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of any series of preferred stock.

Dividends—The holders of Series Seed, Series A, Series A-1, Series B, Series B-1, and Series B-2 preferred stock shall be entitled to receive, out of any funds legally available, noncumulative dividends prior and in preference to any dividends paid on the common stock, at the rate of 8% of the applicable original issue price for each series of preferred stock, as adjusted for stock splits, stock dividends, combinations, recapitalizations, and similar transactions, when, as and if declared by the Board of Directors. After payment of such dividends on the preferred stock, any additional dividends or distributions shall be distributed among all holders of Common Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of preferred stock were converted to Common Stock at the then-effective conversion rate. Such dividends are not cumulative. No dividends have been declared or paid on the Company’s preferred stock.

Liquidation Preference—In the event of any liquidation, dissolution, or winding-up of the Company, the holders of preferred stock shall be entitled to receive, ratably, prior and in preference to any distribution of the assets or funds of the Company to the holders of the common stock, an amount equal to the issuance price per share of $0.60, $0.63, $0.75, $1.18, $3.13, $2.82, $3.74, and $3.37 for Series Seed (issued before April 2019, 2015), Series Seed (issued after April 29, 2015), Series A, Series A-1, Series B, Series B-1, and Series B-2, respectively, as adjusted for stock splits, stock dividends, combinations, recapitalizations, and similar transactions, plus any accrued and unpaid dividends and any other declared but unpaid dividends (the “Liquidation Preference”). If the Company has insufficient assets to permit payment of the Liquidation Preference in full to all holders of preferred stock, then the assets of the Company shall be distributed ratably to the holders of preferred stock in proportion to the Liquidation Preference such holders would otherwise be entitled to receive.

After the payment of all preferential amounts required to be paid to the holders of shares of preferred stock and before any payment shall be made to the holders of common stock, if proceeds remain, one investor of the Company is entitled to receive a baseline liquidation bonus. The baseline liquidation bonus amount for each share of series B preferred stock held by the investor is equal to the greater of a) the amount the investor would have received upon the execution of a liquidation event if the series B preferred stock outstanding were entitled to receive proceeds in the aforementioned liquidation event and b) the amount the investor actually receives in the liquidation event for each share of series B preferred stock.

After payment of the Liquidation Preference to the holders of preferred stock and the investor previously mentioned, the remaining assets of the Company shall be distributed ratably to the holders of common stock on a fully converted basis.

The liquidation preference provisions of the preferred stock are considered contingent redemption provisions as there are certain elements that are not solely within the control of the Company. These elements primarily relate to deemed liquidation events such as a change in control. As a result, the Company considers the preferred stock as redeemable and has classified the preferred stock outside of stockholders’ equity (deficit) in the mezzanine section of the Condensed Consolidated Balance Sheets.

Conversion

Each share of preferred stock is convertible at the option of the holder, at any time after the date of issuance of such share, into shares of common stock as is determined by dividing the original purchase price of preferred stock by the conversion price in effect at the time of conversion for such series of preferred stock. The conversion price per share of Series Seed (before April 29, 2019), Series Seed (after April 29, 2015) Series A, Series A-1, Series B, Series B-1, and Series B-2, preferred stock shall be $0.60, $0.63, $0.75, $1.18, $3.13, $2.82, $3.74, and $3.37 per share, respectively, as defined by the Company’s certificate of incorporation, as amended. As of March 31, 2021, the conversion ratio for preferred stock was one-to-one.

Each share of preferred stock will automatically be converted into shares of common stock at the then-effective conversion rate of such shares upon either (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock of the Company to the public with offering proceeds to the Company in excess of $150,000 (net of underwriters’ discounts, concessions, commissions, and expenses) or (ii) the consent of holders of at least a majority of the then-outstanding shares of preferred stock, voting together as a single class on an as-converted basis.

Common Stock Reserved for Future Issuance

The Company had reserved shares of common stock for future issuance as of March 31, 2021 and December 31, 2020, respectively, as follows (in thousands):

	March 31, 2021	December 31, 2020
Conversion of outstanding redeemable convertible preferred stock	71,069	71,069
Stock options issued and outstanding	18,891	24,179
Warrants issued and outstanding	282	354
Remaining shares available for future issuance	845	1,003

Total	91,087	96,605

Warrants

In January 2021, warrants to purchase 72 shares of common stock were converted into common stock.

Fair Valuation Methodology

The Company has historically issued warrants which were classified and accounted for as either liabilities or equity instruments on the Condensed Consolidated Balance Sheets, depending on the nature of the issuance. The Company’s warrants are initially measured at fair market value. The Company employs the Black-Scholes pricing model to calculate the value of the warrants and record the value. The inputs utilized by management are highly subjective, changes in the inputs and estimates could result in a material change to the calculated value. One of the key inputs used by management in calculating the value of these awards is the common stock price. Management and the board of directors considered various objective and subjective factors to determine the fair value of the Company’s common stock price at various grant dates, including the value determined by a third-party valuation firm. These factors included, among other things, financial performance, capital structure, forecasted operating results and market performance analyses of similar companies in our industry. The assumptions used in calculating the fair value of warrants represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. These warrants are measured at fair value using significant unobservable inputs (Level 3) and amounts to $926 and $576 as of March 31, 2021 and December 31, 2020, respectively. The 2019 warrants and the 2020 warrants issued in connection with the Company’s sublease were recorded within equity and allocated between research and development, general and administrative and sales and marketing on the Condensed Consolidated Statements of Operations and Comprehensive Loss, depending on headcount as the issued warrants were in return for rental of office space. The 2020 warrants issued in connection with the term loan are recorded as derivative liabilities, within convertible notes, net on the Condensed Consolidated Balance Sheets. The debt discount is amortized over the life of the debt.

Key inputs to calculate the fair value of the warrants using the Black-Scholes pricing model were as follows:

	March 31, 2021	December 31, 2020
Expected term	10 -12 years	10 - 12 years
Volatility	61 -.61.2%	55.0 - 61.0%
Risk-free interest rate	0.93-1.74%	0.68 - 0.93%
Dividend yield	0%	0%

12.	EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted net income per share for common stock and preferred stock:

	Three months ended March 31,
	2021	2020
Numerator:
Numerator for basic and diluted net loss per share—net loss	$(38,101)	$(15,941)
Denominator:
Denominator for basic net loss per share-weighted-average common shares	11,636	7,883
Effect of dilutive securities	—	—

Denominator for diluted net loss—adjusted weighted-average common shares	11,636	7,883

Basic and diluted net loss per share	$(3.27)	$(2.02)

Potential common shares of 90,242 and 94,047 of preferred stock, common stock options, and common stock warrants were excluded from diluted EPS for the three months ended March 31, 2021 and 2020,

respectively, as the Company had net losses and their inclusion would be anti-dilutive (see Note 11, Convertible Preferred Stock and Equity and Note 13, Stock-Based Compensation).

13.	STOCK-BASED COMPENSATION

Stock Option Plan

In January 2016, the Company adopted the Latch, Inc. 2016 Stock Plan (the “Plan”) authorizing the grant of options up to 21,613. In May 2019, the Plan was modified and amended to authorize an aggregate of 24,413 shares. In January 2021, the Plan was modified and amended to authorize an aggregate of 25,413 shares. Stock options must be granted with an exercise price equal to the stock’s fair market value at the date of grant. Stock options generally have 10-year terms and vest over a four-year period starting from the date specified in each agreement. As of March 31, 2021, the Plan had 845 shares available for grant.

A summary of the status of the employee and nonemployee stock options as of March 31, 2021, and changes during the year then ended is presented below (the number of options represents ordinary shares exercisable in respect thereof):

	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Balance at December 31, 2020	24,179	$0.57
Options forfeited	(179)	$1.21
Options expired	(8)	$0.91
Options exercised	(5,979)	$0.49
Options granted	878	$3.52

Balance at March 31, 2021	18,891	$0.73	$52,780

Exercisable at March 31, 2021	9,853	$0.49	$29,888

The weighted-average grant-date fair value of options granted during the three months ended March 31, 2021 was $1.60.

The Company records stock-based compensation expense on a straight-line basis over the vesting period. As of March 31, 2021, total compensation cost not yet recognized related to unvested stock options was $4,061, which is expected to be recognized over a weighted-average period of 2.4 years. Additionally, the Company records forfeitures as they occur.

Stock-based compensation expense was $14,493 and $356, net of capitalized costs of $20 and $10 included within internally developed software for the three months ended March 31, 2021 and 2020, respectively. All stock-based compensation expense is included in cost of hardware revenue, sales and marketing, general and administrative, and research and development on the Condensed Consolidated Statements of Operations and Comprehensive Loss.

The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each stock option.

The assumptions used to estimate the fair value of stock options granted during the three months ended March 31, 2021 are as follows:

Expected term	6 years
Volatility	49.01% -49.29%
Risk-free interest rate	0.50% -0.63%
Dividend yield	0%

Since the Company’s stock is not publicly traded, the expected volatility is based on the historical and implied volatility of similar companies whose stock or option prices are publicly available, after considering the industry, stage of life cycle, size, market capitalization, and financial leverage of the other companies. The risk-free interest rate assumption is based on observed U.S. Treasury yield curve interest rates in effect at the time of grant appropriate for the expected term of the stock options granted. As permitted under authoritative guidance, due to the limited amount of option exercises, the Company used the simplified method to compute the expected term for options granted to nonexecutive employees in the three months ended March 31, 2021. The same methodology was applied to executives for the three months ended March 31, 2021.

Secondary Purchase

On January 19, 2021, one of the Company’s existing equity holders acquired an additional 3,132 shares of the Company’s common stock from certain employees and nonemployee service providers at a price per share of $8.90. This price was determined based on the pre-money equity valuation ascribed to the Company by TSIA and the estimated conversion ratio at the time of the sales. The foregoing sales were consummated directly among the equity holders to satisfy the acquiring equity holder’s demand for additional shares of the Company’s common stock without increasing the size of the PIPE transaction and causing incremental dilution to investors in the combined company. The Company determined that the price per share paid by the equity holder for the shares purchased from employees of the Company was in excess of fair value. The Company recorded $13,833 in stock-based compensation expense related to the transaction allocated to general and administrative, sales and marketing, and research and development in the Condensed Consolidated Statements of Operations and Comprehensive Loss.

14.	INCOME TAXES

There was no provision for income taxes for the three months ended March 31, 2021 and 2020.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted in the United States. The CARES Act contains several tax provisions, including modifications to the net operating loss (“NOL”) and business interest limitations as well as a technical correction to the recovery period for qualified improvement property. The Company has evaluated these provisions in the CARES Act and does not expect a material impact to the provision.

On the basis of this evaluation, as of March 31, 2021, a valuation allowance has been recorded to recognize only the portion of the deferred tax asset that is more likely than not to be realized. The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight is given to subjective evidence such as our projections for growth.

Because of the change of ownership provisions of the Tax Reform Act of 1986, use of a portion of our domestic NOL and tax credit carryforwards may be limited in future periods. Further, a portion of the carryforwards may expire before being applied to reduce future income tax liabilities.

For the three months ended March 31, 2021 and 2020, the Company’s effective tax rate was different from the US federal statutory rate. This difference is primarily attributable to the effect of state and local income taxes and permanent differences between expenses deductible for financial reporting purposes offset by the valuation allowances placed on the Company’s deferred tax assets.

As of March 31, 2021, no liability for unrecognized tax benefits was required to be recorded by the Company. Management does not expect any significant changes in its unrecognized tax benefits in the next 12 months.

15.	RELATED-PARTY TRANSACTIONS

Throughout the Company’s history, the Company has obtained equity funding from strategic partners whom the Company transacts with through the ordinary course of business. As such, the Company has customers who are also shareholders and directors in the Company. The Company charges market rates for products and services which are offered to these strategic partners customers. As of March 31, 2021 and December 31, 2020, the Company had $721 and $1,372, respectively, of receivables due from these customers, which are included within accounts receivable on the Condensed Consolidated Balance Sheets. For the three months ended March 31, 2021 and 2020, the Company had $220 and $233, respectively, of hardware revenue, and $170 and $114, respectively, of software revenue, which was included within the Condensed Consolidated Statements of Operations and Comprehensive Loss.

In addition to its related party customers, the Company also has shareholders who are considered related party vendors that the Company transacts with through the ordinary course of business, and the Company pays market rates for products and services with these vendors. As of March 31, 2021 and December 31, 2020, the Company had $504 and $145, respectively, of payables due to these vendors, which are included within accounts payable on the Condensed Consolidated Balance Sheets.

In January 2020, the Company signed a new one-year sublease agreement for their New York City office space where the landlord is a shareholder of the Company. For the three months ended March 31, 2021 and 2020, the Company had rental expense of zero and $575 related to the sublease, which is consistent with market rental rates for similar subleases. Refer to Note 10, Commitments and Contingencies, for additional information.

Additionally, in August 2020, the Company hired a chief product officer who is also the sole owner of one of the Company’s vendors. The Company currently engages with the vendor through the ordinary course of business, resulting in related party transactions. The Company pays market rates for products and services with this vendor. Total expense with this vendor for the three months ended March 31, 2021 was $107. As of March 31, 2021 and December 31, 2020, the Company had $14 and $43 of payables, respectively, which is included within accounts payable on the Condensed Consolidated Balance Sheets. The Company no longer engages with this vendor.

In January 2021, one of the Company’s existing equity holders acquired shares of the Company’s common stock from certain employees and nonemployee service providers. See Note 11 Convertible Preferred Stock and Equity for additional information.

16.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events and transactions that have occurred after March 31, 2021 up to June 9, 2021 and is not aware of any material events other than those described below.

As disclosed under the sections entitled “Proposal No. 1—The Business Combination Proposal,” “The Business Combination” and “The Merger Agreement” beginning on pages 90, 179 and 202, respectively, of the proxy statement/prospectus (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) by TSIA on May 12, 2021, TSIA entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated January 24, 2021, with Lionet Merger Sub Inc., a wholly-owned subsidiary of TSIA (“Merger Sub”), and Latch, Inc., now known as Latch Services, Inc. (“Legacy Latch”). Pursuant to the Merger Agreement, Merger Sub was merged with and into Legacy Latch, with Legacy Latch surviving the merger as a wholly owned subsidiary of the Post Combination Company (the “Business Combination” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

On June 3, 2021, TSIA held a special meeting of stockholders (the “Special Meeting”), at which the TSIA stockholders considered and adopted, among other matters, a proposal to approve the Business Combination, including (a) adopting the Merger Agreement and (b) approving the other Transactions contemplated by the Merger Agreement and related agreements described in the Proxy Statement/Prospectus.

On June 4, 2021, the Company consummated the Business Combination, Merger Agreement and other Transactions (the “Closing”).

The following occurred upon the Closing:

•

The mandatory conversion feature upon a business combination was triggered for the Convertible Notes described in Note 8 Debt, causing a conversion of the $50,000 outstanding principal amount of these Convertible Notes and any unpaid accrued interest into equity securities at a specified price. The noteholders received 6,925 shares of Class A common stock in the Post Combination Company. Also, the embedded derivative related to the Convertible Notes was extinguished as part of the Closing.

•

The 71,069 outstanding shares of redeemable convertible preferred stock described in Note 11 Convertible Preferred Stock and Equity were exchanged for 63,756 shares of the Post Combination Company Class A common stock.

•

Repayment in full of the outstanding principal and accrued interest on the term loan, described in Note 8 Debt in the total amount of $5,046. The embedded derivative on the warrants issued in connection with the term loan was extinguished as part of the Closing.

•

Certain transaction costs as described in Note 2 Summary of Significant Accounting Policies – Equity Issuance Costs were reclassified from prepaid expenses and other current assets to additional paid in capital.

As a result of the Business Combination, each share of Legacy Latch preferred stock and common stock was converted into the right to receive approximately 0.8971 shares of Post Combination Company Class A common stock.

Post Combination Company common stock and warrants commenced trading on the Nasdaq Global Market (“Nasdaq”) under the symbols “LTCH” and “LTCHW,” respectively, on June 7, 2021, subject to ongoing review of the satisfaction of all listing criteria following the Business Combination.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.

Amount
Securities and Exchange Commission registration fee		$128,940.64
FINRA filing fee		*
Accountants’ fees and expenses		*
Legal fees and expenses		*
Blue Sky fees and expenses		*
Transfer Agent’s fees and expenses		*
Printing and engraving expenses		*
Miscellaneous		*
Total expenses	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14.	Indemnification of Directors and Officers.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 15.	Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

(a)    Issuance of Capital Stock.

In September 2020, the Sponsor purchased an aggregate of 8,625,000 shares of TSIA Class B common stock for an aggregate offering price of $25,000. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

On June 4, 2021, the Registrant issued 19,255,030 shares of Common Stock to new and existing investors for aggregate gross proceeds of approximately $192.6 million. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

On June 4, 2021, the Registrant issued 7,500,000 shares of Common Stock to certain existing investors upon the automatic conversion of TSIA Class B common stock held by such investors. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

(b)    Warrants.

On November 9, 2020, the Registrant issued 5,333,334 Warrants to purchase shares of TSIA Class A common stock to TS Innovation Acquisitions Sponsor, L.L.C. for aggregate gross proceeds of $8,000,000. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.

(a)    Exhibits.

		Incorporated by Reference
Exhibit		Form	Exhibit	Filing Date

2.1*	Agreement and Plan of Merger, dated as of January 24, 2021, by and among TSIA, Lionet Merger Sub Inc. and Legacy Latch.	S-4	2.1	3/10/2021

3.1	Second Amended and Restated Certificate of Incorporation.	8-K	3.1	6/10/2021

3.2	Amended and Restated Bylaws.	8-K	3.2	6/10/2021

4.1	Specimen Common Stock Certificate.	S-1	4.2	10/30/2020

4.2	Specimen Warrant Certificate.	S-1	4.3	10/30/2020

4.3	Warrant Agreement, dated as of November 9, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as Warrant agent.	8-K	4.1	11/19/2020

5.1	Opinion of Latham & Watkins LLP.

10.1	Investment Management Trust Agreement, dated as of November 9, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as trustee.	8-K	10.2	11/13/2020

10.2	Securities Subscription Agreement, dated as of September 23, 2020, by and between the Company and the Sponsor.	S-1	10.7	10/23/2020

10.3	Amended and Restated Registration Rights Agreement, dated as of June 4, 2021, by and among the Company, certain equityholders of TSIA named therein and certain equityholders of Legacy Latch named therein.	8-K	10.1	6/10/2020

10.4	Letter Agreement, dated as of January 24, 2021, by and among the Company, certain equityholders of TSIA named therein and certain equityholders of Legacy Latch.	S-4	10.9	3/10/2021

10.5	Form of Subscription Agreement.	S-4	10.11	3/10/2021

10.6	Form of Indemnification Agreement.	S-4	10.15	3/31/2021

10.7	Latchable, Inc. 2014 Stock Incentive Plan.	S-4	10.12	3/10/2021

10.8	Latchable, Inc. 2016 Stock Plan.	S-4	10.13	3/10/2021

10.9	Latch, Inc. 2021 Incentive Award Plan.	8-K	10.7	6/10/2021

10.10	Form of Stock Option Grant Notice and Stock Option Agreement.	8-K	10.8	6/10/2021

10.11	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement.	8-K	10.9	6/10/2021

10.12	Employment Agreement, dated as of January 24, 2021, by and between Legacy Latch and Luke Schoenfelder.	S-4	10.16	3/10/2021

		Incorporated by Reference
Exhibit		Form	Exhibit	Filing Date

10.13	Employment Agreement, dated as of January 24, 2021, by and between Legacy Latch and Michael Brian Jones.	S-4	10.17	3/10/2021

10.14	Employment Agreement, dated as of January 24, 2021, by and between Legacy Latch and Garth Mitchell.	S-4	10.18	3/10/2021

10.15	Employment Agreement, dated as of January 24, 2021, by and between Legacy Latch and Ali Hussain.	S-4	10.19	3/10/2021

21.1	Subsidiaries of Latch, Inc.	8-K	21.1	6/10/2021

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of WithumSmith+Brown, PC

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of the initial filing of this Registration Statement)	S-1	Signature Page	6/25/2021

101.INS	XBRL Instance Document	S-1	101	6/25/2021

101.SCH	XBRL Taxonomy Extension Schema Document	S-1	101	6/25/2021

101.CAL	XBRL Taxonomy Calculation Linkbase Document	S-1	101	6/25/2021

101.DEF	XBRL Taxonomy Definition Linkbase Document	S-1	101	6/25/2021

101.LAB	XBRL Taxonomy Extension Label Linkbase Document	S-1	101	6/25/2021

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	S-1	101	6/25/2021

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request. Filed herewith.

(b)    Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i),

(ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 7th day of July, 2021.

LATCH, INC.

By:	/s/ Luke Schoenfelder
Name:	Luke Schoenfelder
Title:	Chief Executive Officer and Chairman
of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Luke Schoenfelder Luke Schoenfelder	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	July 7, 2021

* Garth Mitchell	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 7, 2021

* Robert J. Speyer	Director	July 7, 2021

* Peter Campbell	Director	July 7, 2021

* Patricia Han	Director	July 7, 2021

* Raju Rishi	Director	July 7, 2021

* J. Allen Smith	Director	July 7, 2021

* Andrew Sugrue	Director	July 7, 2021

*By:	/s/ Luke Schoenfelder
Luke Schoenfelder Attorney-in-fact